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As filed with the Securities and Exchange Commission on June 24, 2008

Registration No. 333-149140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Reader's Digest Association, Inc.
(Exact name of registrant issuer as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware
(State or other jurisdiction of
incorporation or organization)

1-10434
(Primary Standard Industrial
Classification Code Number)

13-1726769
(I.R.S. Employer
Identification Number)

Reader's Digest Road
Pleasantville, New York 10570
(914) 238-1000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Andrea Newborn, Esq.
Vice President, General Counsel and Secretary
The Reader's Digest Association, Inc.
Reader's Digest Road
Pleasantville, New York 10570-7000
(914) 238-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew J. Pitts, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9% Senior Subordinated Notes due 2017	$600,000,000(2)	100%	$600,000,000	$23,580(4)

Guarantees of 9% Senior Subordinated Notes due 2017	—	—	—	(3)

(1)
This estimate is made pursuant to Rule 457(a) of the Securities Act solely for the purpose of determining the registration fee. The above calculation is based on a bona fide estimate of the maximum offering price.
(2)
Represents the aggregate principal amount of the 9% Senior Subordinated Notes due 2017 issued by The Reader's Digest Association, Inc.
(3)
Pursuant to Rule 457(n), no additional registration fee is payable with respect to the note guarantees.
(4)
This amount has previously been paid.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Table of Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Alex Inc.	Delaware	511130	13-3765531
Allrecipes.com, Inc.	Washington	541519	91-1693797
Ardee Music Publishing, Inc.	Delaware	512200	13-2852291
Books Are Fun, Ltd.	Iowa	454390	42-1360501
Christmas Angel Productions, Inc.	Delaware	541990	13-4062729
CompassLearning, Inc.	Delaware	511210	13-4066535
Direct Holdings Americas Inc.	Delaware	511130	13-2861045
Direct Holdings Custom Publishing Inc.	Delaware	511130	13-3867452
Direct Holdings Customer Service, Inc.	Delaware	511190	13-3389015
Direct Holdings Education Inc.	Delaware	511130	13-3765535
Direct Holdings Libraries Inc.	New York	511130	13-2537299
Direct Holdings U.S. Corp.	Delaware	551112	32-0134998
Family Reading Program Corp.	Delaware	541990	58-2038239
Fundraising.com, Inc.	Delaware	541990	06-1411934
Funk & Wagnalls Yearbook Corp.	Delaware	511130	13-3603787
Gareth Stevens, Inc.	Wisconsin	511130	39-1462742
Home Service Publications, Inc.	Delaware	511120	13-3439525
Lifetime Learning Systems, Inc.	Delaware	511190	13-3783276
Pegasus Asia Investments Inc.	Delaware	523900	13-3850077
Pegasus Finance Corp.	Delaware	541990	51-0395213
Pegasus Investment, Inc.	Delaware	523900	13-3864252
Pegasus Sales, Inc.	Delaware	541800	13-1883259
Pleasantville Music Publishing, Inc.	Delaware	512200	13-2852289
QSP Distribution Services, LLC	Delaware	541990	58-1876903
QSP Products and Programs, LLC	Delaware	541990	13-4100056
QSP Sales, LLC	Delaware	541990	13-4100059
QSP Services, LLC	Delaware	541990	55-0867913
QSP Ventures, LLC	Delaware	541990	51-0462443
QSP, Inc.	Delaware	541990	13-1996792
R.D. Manufacturing Corporation	Delaware	323100	13-6120230
RD Large Edition, Inc.	Delaware	511120	13-3941489
RD Magazine Value Partners, Inc.	Delaware	551112	55-0872879
RD Member Services Inc.	Delaware	541990	13-3734738
RD Publications, Inc.	Delaware	511120	13-3439115
RD Trade Shows, Inc.	Delaware	561490	13-4033632
RD Walking, Inc.	Delaware	511120	13-3936509
Reader's Digest Children's Publishing, Inc.	Delaware	511120	13-3616326
Reader's Digest Consumer Services, Inc.	Delaware	511120	43-2018469
Reader's Digest Entertainment, Inc.	Delaware	512100	13-3144742
Reader's Digest Financial Services, Inc.	Delaware	541990	13-4177291
Reader's Digest Latino America S.A.	Delaware	511120	52-1275836
Reader's Digest Sales and Services, Inc.	Delaware	541990	13-1952377
Reader's Digest Sub Nine, Inc.	Delaware	541990	13-4062727
Reader's Digest Young Families, Inc.	Delaware	511120	06-1396158
Reiman Media Group, Inc.	Delaware	511120	47-0861192
Retirement Living Publishing Company, Inc.	Delaware	511120	13-3439118
SMDDMS, Inc.	Delaware	493100	13-3122751
Taste of Home Entertaining, Inc.	Delaware	454390	86-1135910
Taste of Home Media Group, Inc.	Delaware	541800	47-0861190

Taste of Home Productions, Inc.	Delaware	722300	47-0861193
The Reader's Digest Association (Russia) Incorporated	Delaware	511120	13-3534963
Travel Publications, Inc.	Delaware	511120	11-2832927
Videovation, Inc.	Delaware	512100	13-3534961
W.A. Publications, LLC	Delaware	541990	13-6120229
Wapla, LLC	Delaware	551112	13-4199272
Weekly Reader Corporation	Delaware	511130	13-3603780
World Almanac Education Group, Inc.	Delaware	511130	13-3603781
World Wide Country Tours, Inc.	Delaware	561500	47-0861189
WRC Media Inc.	Delaware	551112	13-4066536

(1)
The address of each Registrant Guarantor is c/o The Reader's Digest Association, Inc., Reader's Digest Road, Pleasantville, NY 10570, and the telephone number is (914) 238-1000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2008

PROSPECTUS

The Reader's Digest Association, Inc.

Offer to Exchange
Up to $600,000,000 Principal Amount Outstanding of
9% Senior Subordinated Notes due 2017
for
a Like Principal Amount of
9% Senior Subordinated Notes due 2017
which have been registered under the Securities Act of 1933

        We are offering to exchange registered 9% Senior Subordinated Notes due 2017, or the "Exchange Notes", for our outstanding unregistered 9% Senior Subordinated Notes due 2017, or the "Original Notes". We sometimes refer to the Original Notes and the Exchange Notes in this prospectus together as the "Notes". The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended, or the "Securities Act", and the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. This offer will expire at 5:00 p.m., New York City time, on                                    , 2008, unless we extend it. The Exchange Notes will not trade on any established exchange. The Original Notes are, and the Exchange Notes will be, guaranteed on a senior subordinated basis by all of our subsidiaries that guarantee our senior secured credit facility. All references to the Notes include reference to the related guarantees.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

        Please see "Risk Factors" beginning on page 12 for a discussion of certain factors you should consider in connection with this exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2008.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy the Notes in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to this Exchange Offer. This prospectus incorporates important business and financial information about us that is not contained in the registration statement and the exhibits to the registration statement. This information is available from us without charge to holders of Original Notes as specified below. You may read and copy any materials that we file with the SEC at the SEC's public reference room at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. SEC filings by us are also available at the SEC's Internet website at www.sec.gov. Reader's Digest maintains a website at www.rda.com. The information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

        This prospectus contains summaries, believed to be accurate in all material respects, with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. You can request a copy of the Indenture and other agreements referred to in this prospectus and the documents incorporated by reference by requesting them in writing at the following address or by telephone from us at the following telephone number:

Investor Relations
The Reader's Digest Association, Inc.
Reader's Digest Road
Pleasantville, New York 10570-7000
Telephone: (914) 244-7446

        To obtain timely delivery of any copies of any of our filings, agreements or other documents, you must make your request to us no later than                                    , 2008.

FORWARD-LOOKING STATEMENTS

        Portions of the information in this prospectus, including, but not limited to, those set forth under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", may be considered "forward-looking statements." Forward-looking statements can be identified by the use of forward-looking terminology, including words such as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties. These forward-looking statements include all matters that are not historical facts. They relate to, without limitation, our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, plans, objectives and the industry in which we operate.

        Forward-looking statements are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate, because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

        Important factors that may cause actual results to differ materially from forward-looking statements include, but are not limited to, the risks and uncertainties set forth in this prospectus in "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

        Any forward-looking statements that we make in this prospectus speak only as of the dates of such statements. We assume no obligation to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

PROSPECTUS SUMMARY

        The following is a summary of some of the information contained in this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including the section entitled "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this prospectus and the notes thereto. For the purposes of this prospectus, references to "Reader's Digest," "Company," "we," "us," and "our" refer to The Reader's Digest Association, Inc., and unless the context otherwise requires, its subsidiaries and their respective predecessors in interest.

The Acquisition Transactions

        On January 23, 2007, RDA Holding Co. (a Ripplewood Holdings L.L.C. ("Ripplewood") controlled entity), WRC Acquisition Co. (a subsidiary of RDA Holding Co.) and WRC Media Inc. ("WRC Media") entered into a merger agreement that provided for WRC Acquisition Co. to merge with and into WRC Media, with WRC Media being the surviving corporation (the "WRC Media Merger"). An investment fund affiliated with Ripplewood acquired its original interest in WRC Media in 1999 and had at the time of the WRC Media Merger approximately a 46% economic interest and a majority voting interest in WRC Media. The merger consideration of $100.7 million paid to WRC Media's existing stockholders to acquire all the common stock of WRC Media at the closing of the WRC Merger on March 2, 2007 included a combination of RDA Holding Co. common stock ($80.6 million), RDA Holding Co. junior pay-in-kind preferred stock ($20.0 million) and cash ($100,000).

        On January 23, 2007, RDA Holding Co. entered into a stock acquisition agreement to acquire all the common stock of Direct Holdings U.S. Corp. ("Direct Holdings") in exchange for shares of common stock of RDA Holding Co. and net cash totaling $56.7 million (the "Direct Holdings Stock Acquisition"). An investment fund affiliated with Ripplewood acquired its original interest in Direct Holdings in December 2003 and had at the time of the Direct Holdings Stock Acquisition approximately an 84% voting and economic interest in Direct Holdings. The net consideration of $56.7 million paid at the closing of the Direct Holdings Stock Acquisition on March 2, 2007 included a combination of RDA Holding Co. common stock ($50.1 million) and net cash ($6.6 million).

        On March 2, 2007, RDA Holding Co. acquired us pursuant to a Merger Agreement dated November 16, 2006 among us, RDA Holding Co. and Doctor Acquisition Co. (a wholly owned subsidiary of RDA Holding Co.) (the "RDA Merger Agreement"). Pursuant to the RDA Merger Agreement, Doctor Acquisition Co. was merged with and into us, with The Reader's Digest Association, Inc. being the surviving corporation (the "Acquisition Transaction"). In the Acquisition Transaction, each outstanding share of our common stock (except those held in treasury) was converted into the right to receive $17.00 in cash and each outstanding share of Doctor Acquisition Co. was converted into one share of our common stock, as the surviving corporation. Upon the closing of the Acquisition Transaction, RDA Holding Co. became the owner of all of our issued and outstanding common stock.

        Prior to the consummation of the Acquisition Transaction, we were a publicly traded company listed on the New York Stock Exchange. As a result of the Acquisition Transaction, our shares ceased to be listed on the New York Stock Exchange, and we operate as a privately held company.

        Concurrently with the closing of Acquisition Transaction on March 2, 2007, RDA Holding Co. contributed all of the outstanding shares of WRC Media and Direct Holdings to us.

        For a description of the accounting methods used to account for the Acquisition Transaction, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Basis of Presentation."

        We report on a fiscal year that begins July 1. The year ended June 30, 2007 is our fiscal 2007. WRC Media and Direct Holdings previously reported on a fiscal year that ended on December 31 and on a fiscal year that ended on the last Saturday in June, respectively. Subsequent to March 2, 2007, both WRC Media and Direct Holdings changed their respective fiscal year ends to June 30.

Business

        We are a diverse multimedia publisher and a leading provider of information, entertainment, and education through our published magazines, books, educational products, recorded music collections and home video products. We also sell products through QSP, Inc. ("QSP"), our schools and youth fundraising company, and Books Are Fun, Ltd. ("Books Are Fun"), our display marketing business. Our business is organized and reports across three primary business segments: Reader's Digest United States (formerly known as Reader's Digest North America), Reader's Digest International and School & Educational Services (formerly known as Consumer Business Services).

        We believe that our principal publications enjoy strong brand awareness. According to the 2006 Young & Rubicam Brand Asset Valuator study, Reader's Digest is one of the strongest publishing brands in the United States. Additionally, we have a customer database of over 100 million names worldwide to which we market our products.

        As of June 30, 2007, the end of our fiscal year, we published 90 magazines consisting of 50 distinct editions of our flagship Reader's Digest magazine and 40 other specialty magazines worldwide, including Every Day with Rachael Ray, Taste of Home, The Family Handyman, Birds and Blooms, Our Canada and Weekly Reader. Reader's Digest magazine is sold in approximately 70 countries and published in 50 editions and 21 languages. As of June 30, 2007, total global circulation for our magazines was approximately 41 million with estimated global readership of over 100 million.

        Our diverse line of books and home entertainment products, both in the United States and internationally, include Reader's Digest Select Editions (formerly known as Condensed Books), general books, series books, recorded music collections and series, and home video products. Bestselling non-series books include Taste of Home Cookbook (approximately 835,000 copies sold in fiscal 2007), Extraordinary Uses for Ordinary Things (approximately 397,000 copies sold in fiscal 2007), Atlas of the World (approximately 391,000 copies sold in fiscal 2007), Discovering the Wonders of the World (approximately 232,000 copies sold in fiscal 2007), and 30 Minutes a Day to a Healthy Heart (approximately 216,000 copies sold in fiscal 2007). Our books and home entertainment products are primarily marketed and sold through direct mail, as well as through the Internet, direct response television ("DRTV"), telemarketing, package inserts, freestanding inserts, catalogs and Books Are Fun. For the fiscal year ended June 30, 2007, we sold more than 68 million books, music products and video products worldwide. We have a music collection of more than 11,000 original titles that are packaged and sold in 43 countries, and our video products are marketed in 34 countries. Our Direct Holdings subsidiary is a direct marketing business that sells recorded music compilations and video products primarily through DRTV under the Time Life brand, which Direct Holdings licenses from Time Warner.

        We publish education materials for the pre-K through grade 12 market in the United States through Weekly Reader magazines, books, World Almanac, and CompassLearning, businesses that were combined with RDA following the March 2, 2007 transaction. We also sell products through multiple channels including QSP, our schools and youth fundraising company, and Books Are Fun, our display marketing business. Our Internet food websites, Allrecipes.com, Tasteofhome.com and rachelraymag.com have approximately 90,000 combined recipes. Allrecipes.com, a food lifestyle community is an online cooking community where home cooks from around the world come to share, rate and download recipes and meal ideas with approximately eight million unique visitors per month.

Company Information

        We are a Delaware corporation, originally incorporated in New York in 1926, then reincorporated in Delaware in 1951. Our corporate headquarters are located at Reader's Digest Road, Pleasantville, New York 10570 and our telephone number is (914) 244-1000. Our website is located at www.rda.com. Information contained on our website is not part of this prospectus.

Summary of the Terms of the Exchange Offer

Background
On March 2, 2007, we completed a private placement of $600,000,000 aggregate principal amount of the Original Notes. In connection with that private placement, we entered into a registration rights agreement in which we agreed to, among other things, complete an exchange offer (the "Exchange Offer").
The Exchange Offer
We are offering to exchange our Exchange Notes which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of our outstanding, unregistered Original Notes. Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See "The Exchange Offer—Terms of the Exchange."
Resale of Exchange Notes
Based upon the position of the staff of the SEC as described in previous no-action letters, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you are acquiring the Exchange Notes in the ordinary course of your business;
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and
• you are not our "affiliate" as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the Exchange Offer or, if developed, that such market will be sustained or as to the liquidity of any market. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes during the 180 days after the expiration of this Exchange Offer. See "Plan of Distribution."

Consequences If You Do Not Exchange Your Original Notes
Original Notes that are not tendered in the Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:
• you are able to rely on an exemption from the requirements of the Securities Act; or
• the Original Notes are registered under the Securities Act.

After the Exchange Offer is closed, we will no longer have an obligation to register the Original Notes, except under some limited circumstances. See "Risk Factors—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid."
Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2008, unless we extend the Exchange Offer. See "The Exchange Offer—Expiration Date; Extensions; Amendments."
Issuance of Exchange Notes	We will issue Exchange Notes in exchange for Original Notes tendered and accepted in the Exchange Offer promptly following the Expiration Date. See "The Exchange Offer—Terms of the Exchange."
Certain Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may amend or waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Special Procedures for Beneficial Holders
If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable time. See "The Exchange Offer—Procedures for Tendering."
Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the Exchange Offer expires. See "The Exchange Offer—Withdrawal of Tenders."

Accounting Treatment
We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See "The Exchange Offer—Accounting Treatment."
Federal Income Tax Consequences	The exchange pursuant to the Exchange Offer generally will not be a taxable event for U.S. Federal income tax purposes. See "Material United States Federal Income Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of Exchange Notes in connection with the Exchange Offer.
Exchange Agent	The Bank of New York is serving as exchange agent in connection with the Exchange Offer.

Summary of the Terms of the Exchange Notes

        The following summary contains basic information about the Notes, and is not intended to be complete. For a more complete understanding of the Notes, please refer to the section entitled "Description of Notes" in this prospectus. Other than the restrictions on transfer and registration rights, the Exchange Notes will have the same financial terms and covenants as the Original Notes, which are as follows:

Issuer	The Reader's Digest Association, Inc.
Securities	$600.0 million aggregate principal amount of 9% Senior Subordinated Notes due February 15, 2017.
Maturity	The Notes will mature on February 15, 2017.
Interest Rate	The Notes will bear interest at an annual rate of 9%, and interest began to accrue on March 2, 2007.
Interest Payment Dates	February 15 and August 15, commencing August 15, 2007.
Guarantees
The Notes are guaranteed on a senior subordinated basis by all of our subsidiaries that guarantee our senior secured credit facility. Any domestic subsidiaries that in the future guarantee our indebtedness, including indebtedness under our senior secured credit facility, or indebtedness of any subsidiary guarantor, will also guarantee the Notes. The guarantees will be released when the guarantees of our indebtedness, including indebtedness under our senior secured credit facility, and the guarantees of indebtedness of our subsidiary guarantors are released. The guarantees of the Notes are unsecured senior subordinated obligations of our subsidiary guarantors and have the same ranking with respect to indebtedness of our subsidiary guarantors as the Notes have with respect to our indebtedness. For the twelve months ended June 30, 2007 and the nine months ended March 31, 2008, the non-guarantor subsidiaries of Reader's Digest represented approximately 40.9% and 51.7% of Reader's Digest revenues, respectively, and contributed $43.2 million and $64.6 million to Reader's Digest operating results, respectively. As of March 31, 2008, the non-guarantor subsidiaries of Reader's Digest represented approximately 44.5% of Reader's Digest's total assets, and approximately 16.4% of Reader's Digest's total liabilities, including trade payables, but excluding intercompany liabilities. All of the liabilities of Reader's Digest's non-guarantor subsidiaries are structurally senior to the Notes.
Optional Redemption
We may redeem some or all of the Notes at any time prior to February 15, 2012 at a price equal to 100% of the principal amount plus accrued and unpaid interest plus a "make-whole" premium. The Notes will also be redeemable at our option, in whole or in part, at any time on or after February 15, 2012, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

Optional Redemption After Certain Equity Offerings
At any time prior to February 15, 2010, we may redeem up to 35% of the original principal amount of the Notes with the proceeds of one or more equity offerings by us at a redemption price of 109% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption.
Change of Control
Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a portion of your Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest.
We may not be able to pay you the required price for Notes you present to us at the time of a change of control because:
	•	we may not have enough funds at that time; or
	•	the terms of our senior debt may prevent us from making such payment.
Ranking	The Notes:
	•	are our general unsecured obligations;
	•	are subordinated in right of payment to all of our existing and future senior debt, including our obligations under our senior secured credit facility;
	•	are effectively junior in right of payment to our secured debt to the extent of the value of the assets securing such debt;
	•	rank equally in right of payment with all of our existing and future senior subordinated debt;
	•	are senior in right of payment to all of our existing and future subordinated debt; and
	•	are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the Notes.
As of March 31, 2008:
	•	we had $2.1 billion of total indebtedness, including the Notes and amounts outstanding under our senior secured credit facility;
	•	of the $2.1 billion of total indebtedness, $1.5 billion was ranked senior to the Notes, $600 million consisted entirely of the Notes and none was subordinated to the Notes;

•
we had $187 million of secured indebtedness outstanding under our $300 million senior secured credit facility, and, of our $1.3 billion secured term loan, $1.2 billion was outstanding under our term loan in the United States, and €75 million was outstanding under the term loan made available to one of our German subsidiaries; and
	•	our non-guarantor subsidiaries had $629.5 million of total liabilities (including trade payables, but excluding intercompany liabilities), all of which was structurally senior to the Notes.
Covenants
The Original Notes were and the Exchange Notes will be issued under the Indenture among the Issuer, the guarantors and The Bank of New York, as Trustee. The Indenture, among other things, limits our ability and the ability of our restricted subsidiaries (as defined under the heading "Description of Notes") to:
	•	incur, assume or guarantee additional indebtedness;
	•	issue redeemable stock and preferred stock;
	•	repurchase common stock;
	•	make other restricted payments, including, without limitation, paying dividends and making investments;
	•	create liens;
	•	redeem debt that is junior in right of payment to the Notes;
	•	sell or otherwise dispose of assets, including common stock of subsidiaries;
	•	enter into agreements that restrict dividends from subsidiaries;
	•	enter into mergers or consolidations;
	•	enter into transactions with affiliates; and
	•	incur debt that is junior to senior indebtedness but senior to the Notes.
These covenants are subject to a number of important exceptions and qualifications. For more details, see "Description of Notes—Certain Covenants".
Absence of Public Market for the Notes
The Exchange Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes.

RISK FACTORS

        Before you decide to participate in this Exchange Offer, you should carefully consider these risk factors together with all of the other information included in this prospectus, including the information contained in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this prospectus and the notes thereto. If any of the following risks actually occurs, our business, financial condition, operating results and prospects could be adversely affected, which in turn could adversely affect our ability to service or repay the Notes.

Risks Related to our Business

If we are unable to anticipate, respond to, influence or adapt to trends in what the public finds appealing in our industry, our business will be adversely affected.

        We operate in highly competitive markets that are subject to rapid change, including changes in customer preferences. Our continued success depends on our ability to provide creative, useful and attractive ideas, information, concepts, trade publishing, music, entertainment, educational and software products and services, which appeal to a large number of consumers. In order to accomplish this, we must be able to respond quickly and effectively to changes in consumer tastes for ideas, information, concepts and products. The strength of our brand name and our business units depends in part on our ability to influence these tastes. We cannot be sure that our new ideas and content will have the appeal and garner the acceptance that they have in the past, or that we will be able to respond quickly to changes in the tastes of consumers. There are substantial uncertainties associated with our efforts to develop successful new products and services for our customers, as well as to adapt our print materials and music and video products to new technologies, including the internet and digitization. In addition, we cannot be sure that our existing ideas and content will continue to appeal to the public.

We operate in highly competitive industries and must design and price our products properly and competitively and launch new products to attract new and younger customers to augment and replenish our maturing customer base while maintaining the quality of existing products.

        We operate in highly competitive industries both in the United States and in our foreign markets. Our magazines, books, educational materials and related products compete with other mass media and many other types of leisure-time activities. In addition, each of our products faces significant competition within its particular field of product offerings. Some of our competitors have more prominent brand names, are more established in our industries in terms of larger market shares, and have greater financial and other resources than we do in some markets. In addition, other companies may enter our markets in the future. We compete on the basis of the following, among other things:

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  the variety, quality and attractiveness of our products and services;

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  the pricing of our products and services;

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  the manner in which we market and promote our products and services; and

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  the effectiveness of the distribution of our products and services and our customer service.

        Numerous well-established and smaller entrepreneurial companies produce, market and sell products that compete with the products that our businesses offer. Competition for advertising dollars in magazine operations is primarily based on advertising rates as well as editorial and aesthetic quality, the desirability of the magazine's demographic, reader response to advertisers' products and services and the effectiveness of the advertising sales staff. Our magazines compete with other magazines for subscribers and with all media, including television, radio, newspapers and the Internet, for advertising. Our Books and Home Entertainment and Books Are Fun businesses compete with companies selling similar products at retail outlets, through direct and display marketing and on the Internet. QSP competes with companies selling similar products through fundraising services, direct marketing, the Internet and retail outlets.

        Our success in attracting and retaining new consumers to augment and replenish our customer base depends in large part on our ability to:

  •
  identify customer trends and preferences;

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  develop new products across our business lines;

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  acquire and effectively manage the inventory of new products in our display marketing businesses in response to those trends and preferences; and

  •
  expand into new distribution channels, such as retail and Internet channels.

        The launch of new products could increase our expenses, such as paper and printing expenses, as well as distribution and editorial expenses. If we fail to launch a broadly appealing mix of new products and channels, we may not be able to attract new customers and therefore may not be able to recoup the expenses associated with the launching of such products. In addition, should our new products fail to appeal to our existing customer base, it is possible that our existing customers will seek product offerings from our competitors, which could materially and adversely affect our results of operations and financial condition.

        In addition, certain of our new products typically do not earn a profit when they are first introduced and require a period of investment thereafter. We invest significant resources to develop and market our new initiatives, but we cannot predict whether they will become profitable during the period we have projected, or at all.

        If we do not compete effectively in our markets, if customers and advertising sales do not increase as we expect, or if our advertising sales or customer base declines, our business and results of operations could be materially adversely affected.

If we fail to effectively implement our operational and strategic initiatives, our business could be materially adversely affected.

        Our future performance depends in large part upon our management team's ability to execute our strategy to position us for the future.

        There can be no assurance that we will be able to successfully implement our operational and strategic initiatives that are intended to position us for future growth or that the products we design will be accepted or adopted in the time periods assumed. We also make no assurance that investments in these initiatives will recoup their costs and/or be profitable in the future. Failure to implement this strategy may result in a material adverse effect on our financial position, results of operations and cash flows.

Our failure to meet the challenges associated with maintaining circulation levels in a cost-efficient manner could adversely affect us.

        Circulation is a significant source of our revenues, representing about 90% of total U.S. fiscal 2007 revenues for Reader's Digest and our special interest magazines. Circulation is also the principal driver of performance for our Reiman magazines, which have limited advertising revenues. Circulation revenues for our print products are affected by:

  •
  competition from other publications and alternative forms of media and entertainment, including network, cable and satellite television, the Internet and radio;

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  declining consumer spending on discretionary items like magazines;

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  our ability to efficiently retain and acquire subscribers via the mail, as acquisition and postage costs increase;

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  a declining number of regular magazine buyers;

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  renewal rates; and

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  the aging demographics of the customer base for certain of our magazines.

        Sales of our magazines through subscriptions and at the newsstand may decline. As publishers compete for subscribers, subscription prices could decrease and marketing expenditures may increase. If we fail to maintain satisfactory circulation levels at satisfactory subscription rates, our business may be materially and adversely affected, which would materially and adversely affect our results of operations and financial condition.

We may not be able to achieve a proper balance between circulation rate base and advertising revenues.

        We must balance our circulation rate base goals, in particular those for the U.S. Reader's Digest magazine, with our advertising revenue objectives. This balancing is a continuous effort that varies by product and requires both effective management of the circulation rate base and the acquisition of new subscribers through cost-effective marketing methods. Because magazine subscriptions are of relatively short duration, maintaining or increasing a circulation rate base requires significant promotional expense. Historically, we have relied primarily on direct mail for our promotional efforts. Higher postage costs, including the recent increases in the United States, adversely affect our ability to retain and acquire customers. Many of our competitors rely more heavily on advertising revenues than on circulation revenues. Accordingly, it may be more cost-effective for those companies to offer discounted subscription prices in order to maintain circulation levels that permit them to generate more advertising revenues. Because we rely more heavily on circulation revenues, our ability to utilize this strategy has been limited. We cannot assure you that we will be able to retain and acquire a sufficient number of magazine subscribers in an economically efficient manner. Failure to do so could require further reductions of our circulation rate base, which could negatively affect our advertising revenues and materially and adversely affect our results of operations and financial condition.

A decline in advertising revenues could adversely affect our profitability.

        Advertising is an important source of magazine revenues. In fiscal 2007, total magazine advertising revenues constituted approximately 7% of our total revenues. A reduction in demand for advertising could result from:

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  a general decline in economic conditions;

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  a decline in the circulation of our magazines;

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  a decline in popularity of our editorial content;

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  a change in the demographic makeup of the population where our magazines are sold;

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  the activities of our competitors, including increased competition from other forms of advertising-based media, (e.g., newspapers, radio and television broadcasters, cable television, direct mail and electronic media); and

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  a decline in the amount spent on advertising in general or in particular industries such as the automotive or pharmaceutical industries.

        In addition, as the Internet continues to grow as a global medium for information, communication and commerce, advertisers are increasingly shifting advertising dollars from offline media to online media. We cannot assure you that we will be able to attract the same or a growing number of advertisers, which may materially and adversely affect our advertising revenues and materially and adversely affect our results of operations and financial condition.

Failure to efficiently manage our direct marketing initiatives or to protect the integrity of our customer databases could negatively affect our business.

        We use various direct marketing strategies to market our products, including direct mailings, catalogs, online marketing and telemarketing. In each case, we rely on our customer list, which is a database containing information about our current and prospective customers. We use this database to develop and implement our direct marketing campaigns. Managing the frequency of our direct marketing campaigns and delivering appropriately tailored products in such campaigns is crucial to maintaining and increasing our customer base and achieving adequate results from our direct marketing efforts. We also face the risk of unauthorized access to our database or the corruption of our database as a result of technology failure or otherwise. Enhancing and refreshing the database, maintaining the ability to utilize the information available from the database, and properly utilizing the available information are vital to the success of our business, and our failure to do so could lead to decreased sales, and could materially and adversely affect our results of operations and financial condition.

Any failure by us to manage our growing operations or to successfully integrate acquisitions and other significant transactions could harm our financial results, business and prospects.

        As part of our business strategy, we have in the past and may in the future engage in discussions with third parties regarding possible investments, acquisitions, strategic alliances, and joint ventures, and may enter into agreements relating to such transactions that will enhance our business objectives. In order to pursue this strategy successfully, we must identify suitable candidates for, and successfully complete, transactions as well as effectively integrate any such acquired companies into our operations or transition services to outsourced vendors. If we fail to identify and successfully complete transactions that further our strategic objectives, or such transactions do not result in anticipated synergies, we may be required to expend resources to develop products and technology internally, we may be unable to sustain our historical growth rates, we may be put at a competitive disadvantage or we may be adversely affected by negative market perceptions, any of which may have a material adverse effect on our results of operations, financial position or cash flows.

  Acquisition risk

        Acquisitions involve numerous challenges, risks and difficulties, including:

  •
  difficulties in the integration of operations, technologies, products, systems and personnel of the acquired company;

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  diversion of financial and management resources from existing operations;

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  inability to generate sufficient revenue to offset acquisition costs;

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  loss of key contracts with vendors and/or contractors or renegotiation of existing contracts on less favorable terms;

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  difficulties in attracting and retaining key personnel;

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  negative impacts on employee morale and performance as a result of job changes, job eliminations and reassignments;

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  the disruption of our respective ongoing businesses;

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  possible inconsistencies in standards, controls, procedures and policies;

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  loss of customers and failure to maintain important business relationships;

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  unanticipated incompatibility of purchasing, logistics, marketing, sales and administration methods;

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  unanticipated costs of terminating or relocating facilities and operations;

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  difficulty in determinations related to accounting policies, including those that require a high degree of judgment or complex estimation processes, including valuation and accounting for goodwill and intangible assets, stock-based compensation, and income tax matters;

  •
  unanticipated expenses related to such integration; and

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  the potential unknown liabilities associated with acquired businesses.

        Even if we identify suitable acquisition targets, we may be unable to complete acquisitions or obtain the necessary financing for these acquisitions on terms favorable to us, or at all. To the extent we complete an acquisition, we may be unable to realize the anticipated benefits from it because of operational factors or difficulties in integrating the acquisitions with our existing businesses.

        For all of the above reasons, we may not be able to successfully implement our acquisition strategy. Furthermore, in the event of an acquisition or investment, we may issue stock that would dilute stock ownership, incur debt that would restrict our cash flow, assume liabilities, incur large and immediate write-offs, incur unanticipated costs, divert management's attention from our existing business, experience risks associated with entering new markets, or lose key employees from the acquired entities.

        A prolonged diversion of management's attention and any delays or difficulties encountered in connection with the integration of any business that we may acquire could prevent us from realizing the expected benefits of an acquisition and could have a material and adverse effect on our results of operations and financial condition.

  Internal growth and expansion risk

        Additionally, we are likely to incur additional costs if we develop new products or enter new markets where we do not currently operate, which may limit our ability to expand to, or further expand in, those areas. Our rate of expansion into new geographic areas may also be limited by:

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  our inability to raise sufficient capital;

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  competition, which could increase the costs of attracting and maintaining our customers;

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  the cost of implementation and on-going administration of newly developed products and services;

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  our inability to achieve sufficient scale of operations to cover the administration and marketing costs associated with entering new markets, and

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  demographics and population density.

        Our ability to manage our growth and compete effectively will depend, in part, on our success in addressing these demands and risks. Any failure by us to manage our growth effectively could have a material adverse effect on our business, financial condition or results of operations.

We may not be able to obtain at favorable prices the third-party products that we sell.

        Our gross margins in our Books Are Fun and QSP businesses are highly dependent on the costs to obtain the books, gifts and magazines that they sell. Although these products have been available to us on competitive terms in the past, we may not have access to these products at comparable prices in the future. Failure to continue to have access to products at competitive prices could adversely affect our operating margins in these businesses.

Our future new products and marketing initiatives, including channel diversification, may not be successful, which could have a material adverse effect on our financial condition and results of operations.

        Our business depends, in part, on the steady flow of new products and new marketing initiatives (such as new offers) to stimulate continued marketplace demand. Our business also depends on reducing our reliance on direct marketing, and diversifying into alternative distribution channels. We license certain of our products from third parties. The acquisition of the rights to market specific products or to use specific product names can involve a significant financial commitment. Such commitments typically take the form of license fees, prepaid royalties, and future minimum royalty and advertising payments. We rely on our licensors to provide access to content at prices that enable us to achieve adequate gross margins. We do not have long-term or exclusive relationships with all sources of content, and obtaining these licenses is dependent upon relationships with licensors that may change in the future. An inability to license content at competitive prices could materially adversely affect our ability to create new products and harm our business prospects and results of operations. While our strategy is to develop products that will contribute positively to earnings, there is no guarantee that all or any of our efforts will be successful. Sales of new products may not meet expectations, which could have a material adverse effect on our financial condition and results of operations.

        In addition, a significant portion of Direct Holdings' revenue is derived from sales of products marketed under the Time Life trademark and tradename, which are licensed from Time Warner Inc. and Time Inc. The Time Life license agreement will expire in 2013 with an automatic renewal to 2023 subject to implementation at the time of renewal of a transition plan under which Direct Holdings must convert to a new mark that makes changes to the design of the name and mark for the Time Life business, including noticeably different or varied letter font or typestyle and noticeably different colors. Although Direct Holdings primarily focuses on the direct marketing of its products, it also offers products through a retail presence in large music and video retail outlets. Direct Holdings believes that consumer awareness of the Time Life brand is an important factor in its retail sales. If Direct Holdings is unable to develop and sell products under one or more new and equally effective brand names when the Time Life license expires, or if the value of the existing trademarks is diminished in the interim, Direct Holdings' business, financial condition and results of operations could be materially adversely affected.

We may not realize our anticipated cost savings from our significant cost savings initiatives; any failure to manage costs could hamper profitability.

        The level of our expenses impacts our profitability. While we proactively attempt to manage such expenses effectively, increases in the cost of sales and marketing, staff-related expenses, investment in new products, acquisitions, and implementation of regulatory requirements, among others, may occur from time to time.

        We have identified potential annual cost savings from our becoming a private company by implementing headcount reductions and certain other expense reductions. Additionally, we have been working with a leading supply chain consulting firm to analyze our infrastructure and to identify additional cost reduction opportunities within our supply chain and maintenance, repair and operations functions. However, estimates of cost savings are inherently uncertain, and we may not be able to achieve these cost savings within the period we have projected, or at all. Our ability to successfully realize cost savings and the timing of any realization may be affected by factors such as the need to ensure continuity in our operations, contracts, regulations and/or statutes governing employee-employer relationships, our ability to renegotiate supply contracts or find alternative suppliers and other factors.

Implementing additional supply chain and maintenance, repair and operations cost savings is also expected to require one-time costs.

        There can be no assurance that we will be able to successfully contain our expenses. Our estimates of the expenses necessary to achieve the cost savings we have identified may not prove accurate, and any increase in such expenses may affect our ability to achieve our anticipated cost savings within the period we have projected, or at all. This may result in a material adverse effect on our financial position, results of operations and cash flows.

Increases in postage and paper and other operating costs could negatively affect our results.

        Paper and postage represent significant components of our total cost to produce, distribute, and market our printed products.

        We use the U.S. Postal Service for distribution of substantially all of our magazines and many of our marketing materials. Historically, we also have relied on direct mail for a significant portion of our customer acquisition activities. As such, the continued rise in postal rates has increased our costs. In addition, in those product lines where the customer pays shipping directly, higher postal rates or other delivery charges increase the total cost of our products to our customers, which may have a negative effect on sales.

        We expect to incur postage and delivery service costs of approximately $410 million in fiscal 2008. Postal rates are dependent on the operating efficiency of the U.S. Postal Service and on legislative mandates imposed upon the U.S. Postal Service. Although we work with others in the industry and through trade organizations to encourage the U.S. Postal Service to implement efficiencies that will limit rate increases, we cannot predict with certainty the magnitude of future price changes in postage. Higher postal rates or other delivery charges usually increase the total cost to our customers, which may have a negative impact on sales. Further, we may be unable to pass such increases on to our customers.

        Paper is the principal raw material used in our business for printed products and promotional materials. We expect to incur paper costs of approximately $210 million in fiscal 2008. Paper is a commodity and its price has been subject to significant volatility. Historically, we have been able to realize favorable paper pricing through volume discounts and multi-year contracts; however, all of our paper supply contracts provide for price adjustments based on prevailing market prices. The price of paper may fluctuate significantly in the future, and changes in the market supply of or demand for paper could affect delivery times and prices. We may need to find alternative sources for paper from time to time. We cannot assure you that we will continue to have access to paper in the necessary amounts or at reasonable prices or that any increases in the cost of paper will not have a material adverse effect on our business. We cannot predict with certainty the magnitude of future price changes in paper, and we may not be able to pass such increases on to our customers.

        Our inability to absorb the impact of increases in postage and paper costs or any strategic determination not to pass on all or a portion of these increases to customers could materially and adversely affect our results of operations and financial condition.

        We also have other significant operating costs, and unanticipated increases in these costs could adversely affect our operating margins.

Our business is seasonal, and seasonal fluctuations may adversely affect our results.

        Our operating results have varied and are expected to continue to vary from quarter to quarter as a result of seasonal patterns. The sales of certain of our products in our School & Educational Services segment are significantly affected by the school year, as sales in August through December are typically the strongest, as products are shipped in connection with the start of the school year. Seasonal and quarterly fluctuation may have a material adverse effect on our business, financial condition or results of operations in the future.

If we fail to maintain our relationships with our authors, illustrators, salespeople, and creative talent, as well as to develop relationships with new creative talent, our business could be adversely affected.

        Our business, in particular the trade publishing, media and technology-based portions of our business, is highly dependent on maintaining strong relationships with the authors, illustrators and other creative talent responsible for the products and services that are sold to our customers. Any overall weakening of these relationships, or the failure to develop successful new relationships, could have an adverse impact on our business and financial performance.

        We also have relationships with independent salespeople and educational consultants who acquire and provide marketing and customer service functions for some of our customers, particularly in our School & Educational Services segment. These independent salespeople and educational consultants receive compensation for introducing customers to our products. The failure to maintain relationships with these independent salespeople and educational consultants would result in a loss of our revenues, which could adversely affect our business.

Our School & Educational Services segment has not performed well in recent years, and there is no assurance that our turnaround strategy will be successful.

        The revenues and operating profit generated by our School & Educational Services (formerly Consumer Business Services) segment for the last few years have been declining. This decline has been principally driven by Books Are Fun and, to a lesser extent, by QSP. Revenues and results at Books Are Fun decreased due to the launch of a direct competitor in 2004, the defection of a significant portion of the corporate sales force to that competitor, fewer corporate events, lower average sales per school event, escalating inventory and overhead and restructuring charges in 2006. In fiscal 2007, QSP revenues also declined primarily due to a decline in magazine volumes because of lower number of accounts, a decrease in same-school sales and lower gift volumes driven by challenges in participation in fundraising programs. Both Books Are Fun and QSP continued to experience competitive pressure for accounts, which adversely affected profit margins. Although we have devised strategies and have taken certain steps in an effort to improve the results of their businesses, we cannot assure you that our strategies will be successful, and a continued decline in this segment may adversely affect our results of operations and financial condition.

        In addition, a portion of our business in this segment is affected significantly by changes in purchasing patterns or trends in, as well as the underlying strength of, the educational, trade, entertainment and software markets. Many of our customers in these sectors purchase our products with monies received from sources of governmental funding, including federal, state and local governments. Thus, our business may be adversely affected by budgetary restraints and other reductions in educational funding at the federal or state level, as well as new legislative or regulatory actions. Our business also could be adversely affected by changes in the procurement process related to the expenditure of government funds, to which we may be unable to adapt successfully.

We are subject to government regulation; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenues and profitability and otherwise adversely affect our operating results.

        The marketing and sale of our products are subject to various laws, regulations and policies administered by U.S. federal, state and local and foreign governments in markets in which we operate our businesses. Several laws and regulations adopted by the Federal government have created additional administrative and compliance requirements on us. The cost of compliance may have an adverse effect on our profitability. In addition, if we do not comply adequately, we may be faced with civil, criminal and administrative penalties. Changes in these laws, regulations and policies, or in their interpretation or in enforcement priorities or activity, could increase our costs and limit the manner in which we market our products and conduct our other business operations.

        We collect information from our customers in the various markets in which we operate and we utilize that information principally for marketing and promotional purposes. Our collection, transfer and use of this information are limited by privacy and data protection laws and regulations in those jurisdictions, including the National Do Not Call Registry operated by the U.S. Federal Trade Commission, the U.S. Federal CAN-SPAM Act of 2003 and the European Data Protection Directive. Our compliance with these laws and regulations increases our operating costs, and additional laws and regulations in these areas may further increase our operating costs and adversely affect our ability to market our products effectively.

        We rely on sweepstakes as an important component of our direct marketing efforts. Legislative and regulatory developments and our agreements with state attorneys general in the United States have significantly reduced the effectiveness of sweepstakes as a marketing technique. The Deceptive Mail Prevention and Enforcement Act, enacted in 1999, mandates specific disclosures, their placement and prominence. The Multi-State Attorneys General Agreement that we signed in 2001 restricts certain promotion techniques and the use of promotional devices and requires specific disclosure language. As a result, we have increasingly tested other direct marketing techniques in an effort to diversify our overall marketing strategy in our Books and Home Entertainment business and to attract and retain new customers of this business. We cannot assure you that marketing techniques other than sweepstakes will be as effective as sweepstakes were. In our single-sales books business, we have been able to effectively bring in new customers with promotions other than sweepstakes. These names, however, currently have a lower value to us than sweepstakes-generated names. We have had limited success in using promotions, other than sweepstakes, targeting our series or music customers. If we fail to effectively utilize alternative marketing techniques in our Books and Home Entertainment business, our business may be materially and adversely affected, which could materially and adversely affect our results of operations and financial condition.

        In addition, if additional significant legislative or regulatory restrictions on direct-marketing techniques develop in our markets, we will be forced to revise our marketing practices in those markets. We cannot assure you that alternative practices would yield similar results, and the failure to do so could materially and adversely affect our results of operations and financial condition.

        Our television direct marketing programs also are significantly affected by government regulation of television advertising, particularly those regulations adopted by the Federal Communications Commission (and comparable foreign regulators). These regulations impose restrictions on, among other things, the content and format of our DRTV programs. If we are required to remove or alter the format or content of our television or telemarketing programs, our business could be harmed.

        Our failure to comply with applicable laws and regulations could result in fines, sanctions and other penalties and additional restrictions on our collection, transfer or use of personal data. These developments could materially and adversely affect our results of operations and financial condition.

Changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability.

        Consumer, publishing and advertising laws and regulations are subject to change and differing interpretations. Changes in the political climate or in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations could adversely affect our business by, among other things:

  •
  increasing our administrative and other costs;

  •
  forcing us to undergo a corporate restructuring;

  •
  limiting our ability to engage in inter-company transactions with our affiliates and subsidiaries;

  •
  affecting our ability to continue to serve our customers and to attract new customers;

  •
  forcing us to alter or restructure our relationships with vendors and contractors;

  •
  restricting our ability to market our products; or

  •
  requiring us to implement additional or different programs and systems.

        While it is not possible to predict when and whether fundamental policy changes would occur, these could include policy changes on the local, state and federal level that could fundamentally change the dynamics of our industry. Changes in public policy could materially affect our profitability, our ability to retain or grow business, or in the event of extreme circumstances, our financial condition. There can be no assurance that legislative or regulatory change will not have a material adverse effect on our business.

We face additional risks associated with significant non-U.S. operations, and we continue to expand into foreign markets.

        We currently operate in more than 70 countries. For the fiscal year ended June 30, 2007, our international segment contributed $648 million to our revenues and $51 million to our operating profit. In recent years, we have entered into new countries, mostly in central and eastern Europe and we expect to continue to seek to expand our business internationally. There are many risks associated with our goals relating to our overseas operations and future expansion plans, including:

  •
  limitations on our resources with which to manage growth in new markets;

  •
  difficulties in maintaining the proper balance between a profitable pace of growth and a measure of control over the expansion of our operations that will enable us to maintain the quality of our customer lists;

  •
  reduced protection for intellectual property rights in some countries;

  •
  change in tariffs, significant unexpected duties or taxes or other adverse tax consequences;

  •
  economic slowdown or downturn in foreign markets;

  •
  transportation and supply chain disruptions and increased expenses as a result of epidemics, terrorist activity, acts of war or hostility, increased security and less-developed infrastructure;

  •
  political instability and civil unrest;

  •
  the regulatory environment, including privacy regulation, database protection and limitations on direct marketing techniques (e.g., sweepstakes);

  •
  unexpected unfavorable legislative or regulatory developments and inconsistent government policies; and

  •
  international currency fluctuations or sudden currency revaluations.

        If we do not effectively manage the risks associated with our international operations and sales, our expansion opportunities could be limited, and our results of operations and financial condition could be materially and adversely affected.

Because we operate, and sell our products and services, in foreign countries, changes in currency exchange rates, as well as other risks and uncertainties, could adversely affect our operations and financial results.

        We operate globally through operations in various locations around the world. In fiscal 2007, we generated 42% of our revenues in markets outside of the United States. The functional currency for most of our foreign operations is the applicable local currency. In preparing our financial statements, we translate revenues and expenses in foreign countries from their local currencies into U.S. dollars using weighted average exchange rates. Accordingly, we could be adversely affected by changes in currency exchange rates. Given our inability to predict the degree of exchange rate fluctuations, we cannot estimate the effect these fluctuations may have upon future reported results or our overall financial condition, but they could materially and adversely affect our results of operations and financial condition. In addition, our business could be adversely affected by the political and economic risks attendant to conducting business in foreign countries.

Economic weakness in the United States and abroad could negatively affect our business.

        Most of our products involve discretionary spending on the part of consumers. This makes our products particularly sensitive to general economic conditions and economic cycles and trends in advertising placements. Also, we derive a portion of our revenues from the sale of advertising in our publications. Our advertising revenues are susceptible to fluctuations in economic cycles. Advertising weakness can come from any segment of the U.S. economy. For example, if pharmaceutical companies come under pressure or automotive companies have significant economic weakness, advertising sales in our magazines and websites could be affected. Sustained economic weakness in the United States or in Europe and in other markets where we generate a significant amount of our revenues could reduce consumer spending in our markets and negatively affect our business, which could materially and adversely affect our results of operations and financial condition.

We have placed emphasis on building our Internet community. Failure to fulfill this strategy could adversely affect our business prospects.

        The competitive environment in which we operate demands, and our future growth strategies incorporate, the development of our Internet and digital businesses. We believe there is a trend towards offering supplemental materials to our published products and educational materials, as well as the opportunity to renew subscriptions, increasingly in an electronic format and, in particular, over the Internet. We believe that this trend will accelerate as younger, technically savvy consumers make up a greater portion of our consumer base. In order for our Internet business to succeed, we must, among other things:

  •
  significantly invest time and resources in our Internet business;

  •
  significantly increase our online traffic and revenue;

  •
  attract and retain a base of frequent visitors to our websites;

  •
  expand the content and products we offer over our websites;

  •
  attract and retain talent for critical positions;

  •
  maintain and form relationships with strategic partners to attract more consumers;

  •
  continue to develop and upgrade our technologies; and

  •
  bring new product features to market in a timely manner.

        We cannot assure you that we will be successful in achieving these and other necessary objectives or that our Internet business will be profitable or successful. Our failure to adapt to new technology or delivery methods, or our choice of one technological innovation over another, may have an adverse impact on our ability to compete for new customers or to meet demands of our existing customers. If we are not successful in achieving these objectives, our business, financial condition and prospects could be materially adversely affected.

The occurrence of natural or man-made disasters could disrupt the marketing and promotion and delivery of our products and services, and adversely affect our financial condition and results of operation.

        The success of our businesses is largely contingent on the availability of direct access to consumers. For example, the School & Educational Services business requires direct personal access to consumers through offices and schools for display marketing and access to schools and youth groups for fundraising activities and sales of supplemental education products. In addition, a significant portion of our business relies on postal services for delivery of products and for promotional marketing activity. As a result, any event that disrupts or limits our direct access to consumers or disrupts our ability to rely on postal services or other delivery services could materially and adversely affect our business.

        We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, floods and tornadoes, and pandemic health events such as avian influenza, as well as man-made disasters, including acts of terrorism and military actions. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business from those areas. Disasters also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations.

        In addition, increased energy costs, strikes and other labor-related supply chain disruptions, poor postal service or disruptions to service from postal strikes could adversely affect our business. Because our business experiences high seasonal sales concentrations, the risk of a disruption from factors beyond our control is particularly acute during our peak sales periods.

        A natural or man-made disaster also could disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us.

Our business may suffer if we are not able to retain or attract sufficient qualified personnel, including key managerial, creative, editorial, marketing and sales personnel globally.

        We operate in a business where there is intense competition for experienced personnel in all of our global markets. We depend on our ability to identify, recruit, hire, train, develop and retain qualified and effective personnel. Our future success depends in large part upon the continued contribution of our senior management and other key employees. A loss of a significant number of skilled managerial, creative and editorial personnel could have a negative effect on the quality of our products. Similarly, a loss of a significant number of experienced and effective sales personnel would likely result in fewer sales of our products and could materially and adversely affect our results of operations and financial condition. Our ability to identify, recruit, hire, train, develop and retain qualified and effective personnel depends on numerous factors, including factors that we cannot control, such as competition and conditions in the local employment markets in which we operate. The loss of the services of any of our senior management or other key employees could harm our business and adversely affect our ability to compete in our markets.

Increases in sales or other taxes could reduce our revenues.

        In some markets, both domestic and international, some or all of our products are subject to local and national sales taxes and other taxes such as value-added taxes. Taxes, like delivery costs, are generally stated separately on bills, where permitted by applicable law. Higher taxes increase the total cost of our products to our customers, which may have a negative effect on the sales of our products. Higher taxes also may reduce profit margins on these products if we do not pass on the increase to our customers. In jurisdictions where applicable tax must be included in the purchase price, we may be unable to fully recover from customers the amount of any tax increase or new tax. This could materially and adversely affect our results of operations and financial condition.

We may not be able to adequately protect our intellectual property, our brand and our reputation.

        Our intellectual property, including our copyrights, trademarks, service marks, patents, and trade secrets, and all of our other intellectual property rights, are important assets. We are susceptible to unauthorized parties imitating and/or reproducing our products and infringing on our intellectual property rights. Although we rely on copyright, patent, trademark and other laws in the United States and other jurisdictions to protect our intellectual property rights, we may be unable to successfully protect them. In addition, the laws of many foreign countries do not protect intellectual property to the same extent as do the laws of the United States. Therefore, it may be more difficult to protect our intellectual property rights in some foreign jurisdictions, including new markets into which we want to expand our business. We may not be able to successfully preserve these rights in the future, and our significant proprietary rights could be challenged, circumvented, infringed or invalidated. Imitation of our products or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues. Policing unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of such intellectual property rights. In addition, our business activities have in the past been alleged, and could in the future be alleged or determined to have infringed upon the intellectual property rights of another party. We could incur significant costs to protect our intellectual property rights or to defend against infringement and other claims by third parties. There can be no assurance that we would prevail in any litigation relating to our intellectual property. Litigation diverts the time and resources of management, regardless of the merits of the claim. Whether or not we are successful, we could incur significant costs by engaging in litigation, and our results of operations, financial condition and reputation could be materially and adversely affected.

        Our brand and our reputation are also important assets, as our ability to attract and retain customers is in part dependent upon the external perceptions of our company, the quality of our products and services, and our integrity. Damage to our reputation or negative publicity or perceptions about us, including by association with adverse developments in the industries in which we conduct our businesses, could cause a loss of consumer confidence in our company, as well as unfavorable regulatory scrutiny.

Significant changes in pension fund investment performance or assumptions relating to pension costs may have a material effect on the valuation of pension obligations, the funded status of pension plans and our pension cost.

        Some of our foreign pension plans are under funded. In addition, even with respect to plans that are currently over funded, our pension cost is materially affected by the discount rate used to measure pension obligations, the level of plan assets available to fund those obligations at the measurement date and the expected long-term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets can result in corresponding increases and decreases in the valuation of plan assets, particularly equity securities, or in a change to the expected rate of return on plan assets. A change in the discount rate would result in a significant increase or decrease in the valuation of pension obligations, affecting the reported funded status of our pension plans as well as the net periodic pension cost in subsequent fiscal years. Similarly, changes in the expected return on plan assets can result in significant changes in the net periodic pension cost of subsequent fiscal years. Significant variations in pension performance could produce volatility in our reported results, and significant under funding in our pension plans could necessitate higher company contributions to those plans.

Difficulties associated with our outsourced fulfillment operations could harm our business and operating results.

        A portion of our fulfillment activities are outsourced to service providers. These activities include taking customer orders, product manufacturing, product fulfillment and product delivery. The failure of any of these service parties to perform competently may harm our business. We also rely on hardware and software systems provided by third-party vendors to perform vital functions and processes in our operations. Our inability to operate and integrate these technologies properly may negatively impact our product supply chain and may harm our business and operating results. In addition, the failure of a vendor to continue to provide services or upgrades to us may negatively impact our business and operating results.

The investors that acquired us (the "Sponsors") control us and may have conflicts of interests with us in the future.

        Investment funds associated with or designated by the Sponsors indirectly own, through their ownership in our parent company, RDA Holding Co., a substantial portion of our capital stock. As a result, the Sponsors have control over all matters requiring the approval of our stockholders, and our decisions to enter into any corporate transaction, regardless of whether outstanding creditors believe that any such transactions are in their own best interests. For example, the Sponsors could cause us to make acquisitions that increase the amount of indebtedness that is secured or that is senior to our outstanding indebtedness, or to pay dividends or sell assets, which may impair our ability to repay outstanding indebtedness. In addition, subject to applicable law, the Sponsors will be able to elect all the members of our board of directors and to control actions to be taken by us, including amendments to our organizational documents and approval of significant corporate transactions, including mergers.

        Additionally, our Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to our business and as a result, those acquisition opportunities may not be available to us. So long as our Sponsors continue to indirectly own, or affiliates of Ripplewood hold proxies with respect to, a significant amount of our common stock, even if such amount is less than 50%, our Sponsors will continue to be able to strongly influence or effectively control our decisions.

Risks Related to our Indebtedness

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or in our industry, and prevent us from meeting our debt obligations.

        As a result of our acquisition on March 2, 2007, we are highly leveraged and have significant debt service obligations. At March 31, 2008, our total indebtedness was approximately $2.1 billion.

        Our high degree of leverage could have important consequences, including the following:

  •
  making it more difficult for us to make payments on our debt obligations;

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and business opportunities;

  •
  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, acquisitions, debt service requirements under our outstanding debt and the Notes and general corporate or other purposes;

  •
  limiting our ability to plan for, or react to, changes in our business and future business opportunities and changing market conditions;

  •
  placing us at a competitive disadvantage compared to our competitors who are less highly leveraged;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest, which could increase our interest payment obligations and which could have an adverse effect on us;

  •
  exposing us to the risk of being unable to effectively repatriate foreign cash to service our indebtedness due to local country restrictions;

  •
  increasing our vulnerability to general economic and industry conditions; and

  •
  materially adversely affecting our business, results of operations and financial condition if we are unable to service our indebtedness.

Our subsidiaries and we may be able to incur substantial additional indebtedness in the future, which could exacerbate the risks associated with our substantial leverage.

        Our subsidiaries and we may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the Indenture relating to the Notes, including up to $200.0 million of incremental term loans. Although the agreements governing our debt instruments contain restrictions regarding our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and we could incur substantial indebtedness in compliance with these restrictions. If we add new indebtedness to our current debt levels, the related risks that we now face, including those described in this document, could intensify.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

        Our senior secured credit facilities and the Indenture governing the Notes contain covenants that may limit our ability to engage in specified types of transactions. These covenants limit our and our subsidiaries' ability to, among other things:

  •
  incur additional indebtedness;

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  issue preferred stock;

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  create liens;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  sell certain assets, including common stock of our subsidiaries;

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  pay dividends on, repurchase, or make distributions in respect of our capital stock or make certain other restricted payments;

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  make certain types of investments, loans, guarantees or acquisitions;

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  enter into transactions with our affiliates;

  •
  agree to payment restrictions affecting our subsidiaries; and

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  make capital expenditures.

Our ability to generate the funds required to service our indebtedness depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness depends, in large part, upon our ability to generate cash from our operations and to manage our working capital. This can be affected by events beyond our control, including general economic, financial, competitive, legislative, regulatory and other factors, and we cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

        To the extent that our operating cash flow is insufficient to meet our current debt obligations, and to the extent that we are unable to access the capital markets on terms acceptable to us, we may, among other things, decrease our business expenditures and/or increase our indebtedness under our existing credit facilities or through additional financings. In order to obtain additional financing, we may be required to refinance our existing credit facilities. Our failure to obtain any necessary refinancing or additional financing on terms and conditions that are comparably favorable or acceptable to us could materially and adversely affect our results of operations and financial condition. If we cannot service our indebtedness, we also may have to take actions such as selling assets, seeking additional equity or forgoing, reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms, or at all.

A decline in our operating results or available cash could cause us to experience difficulties in complying with covenants contained in our financing agreements, which could result in our bankruptcy or liquidation.

        If we were to sustain a decline in our operating results or available cash, we could experience difficulties in complying with the covenants contained in the indenture governing the Notes or our senior secured credit facilities. In addition, under our senior secured credit facilities, we are required to achieve specified financial and operating results and to satisfy and maintain specified financial ratios and other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those ratios and tests.

        A breach of any of these or other covenants in the Notes or senior secured credit facilities could result in a default under either of these agreements and by reason of cross-acceleration or cross-default provisions, our senior secured credit facilities, the Notes and any other indebtedness may then become immediately due and payable. Upon such a default, our creditors could declare all amounts outstanding to be immediately due and payable and the lenders under our senior secured credit facilities could terminate all commitments to extend further credit, which could have a material adverse effect on our results of operations and financial condition.

        If we were unable to repay amounts due under our senior secured credit facilities, the lenders under our senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness and institute foreclosure proceedings against our assets. We have pledged a significant portion of our assets as collateral under the senior secured credit agreement. If the lenders under the senior secured credit agreement accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the senior secured credit facilities, as well as our unsecured indebtedness. We could be forced into bankruptcy or liquidation.

        If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit agreement to avoid an event of default. We may be unable to obtain any such waiver which could result in our default under our senior secured credit agreement, and the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Variable rate indebtedness subjects us to the risk of higher interest rates, which could cause our debt service obligations to increase significantly.

        Certain of our borrowings, including borrowings under our senior secured credit facility, are at variable rates of interest, and, therefore, expose us to the risk of increased interest rates. If interest rates increase, our debt service obligations on our variable rate indebtedness would increase even if our outstanding indebtedness remained the same, thereby causing our net income to decrease.

        Initially, the applicable margin with respect to revolving loans under our senior secured credit facility is an annual percentage equal to (1) 1.25% for base rate loans and (2) 2.25% for Eurocurrency rate loans. The applicable margin with respect to term loans under our senior secured credit facility is an annual percentage equal to (1) 1.00% for base rate loans and (2) 2.00% for Eurocurrency rate loans. In addition, the interest rates under our senior secured credit facilities are based in part on our leverage ratio. Applicable margins with respect to revolving loans will be subject to reduction by up to 75 basis points based on our consolidated leverage ratio for base rate and Eurocurrency rate loans. In April 2007, we entered into interest rate swaps with a notional value of $750 million, involving the exchange of floating for fixed rate interest payments, to reduce interest rate volatility. In the future, we may enter into additional interest rate swaps. Each quarter point change in interest rates would result in a $1.4 million change in our annual interest expense on our term loans. Similarly, assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in a $0.8 million change in annual interest expense on our revolving credit facility.

Risks Related to the Notes and the Exchange Offer

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

        Original Notes which you do not tender or we do not accept will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer—Procedures for Tendering." These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent's message from The Depository Trust Company).

        Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

Your right to receive payments on the Notes is junior to the borrowings under our senior secured credit facilities and will be junior to all of our future senior indebtedness. In addition, the guarantees of the Notes are junior to the guarantors' senior indebtedness.

        The Notes rank behind all of our existing indebtedness, including borrowings under our new senior secured credit facilities and will rank behind our future senior indebtedness, and the guarantees of the Notes rank behind each guarantor's existing senior indebtedness, including guarantees of borrowings under our senior secured credit facilities and will rank behind each guarantor's future senior indebtedness except, in each case, any indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the Notes or the guarantees of the Notes, as applicable. As a result, upon any distribution to our creditors or the creditors of any guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any guarantors or their respective property, the holders of our senior indebtedness and the senior indebtedness of any guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the Notes or any guarantees of the Notes.

        In addition, all payments on the Notes and any guarantees of the Notes will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on senior indebtedness.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any guarantors, holders of the Notes will participate with trade creditors and any guarantor's senior subordinated indebtedness in the assets remaining after we and any guarantors have paid all of their respective senior indebtedness. However, because the indenture governing the Notes requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of Notes may receive less, ratably, than the holders of senior indebtedness.

        At March 31, 2008, the Notes were subordinated to $1.5 billion of senior indebtedness, and approximately $110 million (after giving effect to $3 million of outstanding letters of credit) was available for borrowing as additional senior indebtedness under our senior secured revolving credit facility. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture governing the Notes.

Your right to receive payments on the Notes is effectively subordinated to the rights of our existing and future secured creditors. In addition, the guarantees of the Notes are effectively subordinated to the guarantors' secured indebtedness.

        Holders of our secured indebtedness and the secured indebtedness of any guarantors will have claims that are prior to your claims as holders of the Notes to the extent of the value of the assets securing that other indebtedness. Notably, our senior secured credit facility is secured by, subject to certain exceptions, liens on substantially all of our material assets and the assets of our existing and future domestic subsidiaries. The Notes and the guarantees are effectively subordinated to all such secured indebtedness to the extent of the value of the collateral securing such indebtedness. In the event of any distribution or payment of our assets or guarantors in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to the assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than holders of secured indebtedness.

        At March 31, 2008, the aggregate amount of our secured indebtedness was $2.1 billion, and $110 million (after giving effect to $3 million of outstanding letters of credit) was available for additional borrowing under our senior secured revolving credit facility. We and the guarantors will be permitted to borrow significant additional indebtedness, including secured indebtedness, in the future under the terms of the indenture governing the Notes and our senior secured credit facilities.

The lenders under our senior secured credit facilities will have the discretion to release the guarantors under the senior secured credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the Notes.

        While any obligations under the senior secured credit facilities remain outstanding, the lenders under the senior secured credit facilities may release, subject to certain exceptions, any of the guarantors from its guarantee of the senior secured credit facilities. If a guarantor is released under the senior secured credit facilities, the guarantor will automatically be released from its guarantee of the Notes without action by, or consent of, any holder of the Notes or the trustee under the indenture governing the Notes. See "Description of Notes." You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

U.S. federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantees, subordinate claims in respect of the Notes and the guarantees and require noteholders to return payments received from the issuer or the guarantors.

        The issuance of the Notes by us and the guarantees by the guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of either the issuer or a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce the Notes or a guarantor's guarantee, or subordinate the Notes or such guarantee to the applicable issuer's or guarantor's existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the issuer issued the Notes or the applicable guarantor entered into its guarantee or, in some states, when payments became due under the Notes or such guarantee, the issuer or guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the issuer's or guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that the issuer or such guarantor would incur, debts beyond the issuer's or guarantor's ability to pay such debts as they mature.

        The court might also void the Notes or a guarantee, without regard to the above factors, if the court found that the issuer issued the Notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by the issuer or by a guarantor pursuant to the guarantees could be voided and required to be returned to the issuer or such guarantor or to a fund for the benefit of the issuer's or such guarantor's creditors.

        A court would likely find that the issuer or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or such guarantee if the issuer or such guarantor did not substantially benefit directly or indirectly from the issuance of the Notes. The use of proceeds from the issuance of the Original Notes, which included the distribution of a substantial portion of the proceeds to our then existing stockholders, could increase the risk of such a finding. If a court were to void the Notes or a guarantee, you would no longer have a claim against the issuer or the applicable guarantor. Sufficient funds to repay the Notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the issuer or any guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the issuer or a guarantor would be considered insolvent if:

  •
  the sum of such entity's debts, including contingent liabilities, was greater than the fair saleable value of such entity's assets;

  •
  if the present fair saleable value of such entity's assets were less than the amount that would be required to pay such entity's probable liability on such entity's existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  such entity could not pay such entity's debts as they become due.

        To the extent a court voids any of the Notes or guarantees as fraudulent transfers or holds any of the Notes or guarantees unenforceable for any other reason, holders of Notes would cease to have any direct claim against the issuer or the applicable guarantor. If a court were to take this action, the issuer or the applicable guarantor's assets would be applied first to satisfy our or the applicable guarantor's liabilities, if any, before any portion of the assets could be applied to the payment of the Notes.

        Each guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce the guarantor's obligation to an amount that effectively makes the guarantee worthless.

An active trading market for the Exchange Notes may not develop.

        The Exchange Notes are a new issue of securities for which there is currently no trading market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the Exchange Offer or, if it develops, that such market will be sustained or as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market in the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in interest rates in the market for high yield securities and by changes in our financial performance or prospects, or the prospects for companies in our industry.

Future liquidity and cash flow difficulties could prevent us from repaying the Notes when due or repurchasing the Notes when we are required to do so pursuant to a change of control or otherwise.

        At final maturity of the Notes or in the event of acceleration of the Notes following an event of default, the entire outstanding principal amount of the Notes will become due and payable. In addition, if a change of control occurs, holders of the Notes may require us to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued but unpaid interest to the purchase date. We may not have sufficient funds or may be unable to arrange for additional financing to pay these amounts when they become due. Our senior secured credit facilities restrict our ability to repurchase Notes, including the repurchase of Notes under a change of control offer. Our failure to repay holders tendering Notes upon a change of control would result in an event of default under the Notes. A change of control, or an event of default under the Notes, may also result in an event of default under our senior secured credit facilities, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under the senior secured credit facilities or any other securities which we would be required to offer to purchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indenture governing the Notes. See "Description of Notes—Repurchase at the option of holders—Change of control."

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes, if any, could cause the liquidity or market value of the Notes to decline.

        The Notes have been rated by several nationally recognized statistical ratings organizations. The Notes may in the future be rated by additional rating agencies. We cannot assure you that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Notes.

Not all of our subsidiaries guarantee the Notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the Notes.

        The guarantors of the Notes do not include all of our subsidiaries. The historical consolidated financial data included in this prospectus, however, are presented on a combined basis, including both our guarantor and non-guarantor subsidiaries. At March 31, 2008, the total liabilities of our non-guarantor subsidiaries were $629.5 million, including trade payables but excluding intercompany liabilities. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the Notes will be structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables, and the claims (if any) of any third party holders of preferred equity interests in our non-guarantor subsidiaries.

A substantial portion of our assets is held by, and a substantial portion of our income is derived from, our subsidiaries, and the senior debt of our subsidiary guarantors may restrict payment on the Notes.

        We hold a substantial portion of assets through our subsidiaries and derive a substantial portion of our operating income from our subsidiaries. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to the Notes. We cannot assure you that our subsidiaries will be able to, or be permitted to, pay to us amounts necessary to service the Notes. In certain circumstances, the indenture governing the Notes permits our subsidiary guarantors to enter into agreements that can limit our ability to receive distributions from our subsidiaries. In the event we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items. Fixed charges represent interest expense, including amortization of deferred financing costs, and imputed interest on our lease commitments.

	Nine-Month Period Ended March 31,			Year Ended June 30,
	2008	2007		2007	2006		2005	2004		2003
Ratio of Earnings to Fixed Charges	A	0.4	x	A	1.0	x	A	0.2	x	0.4	x

(A)
Due to losses in the nine-month period ended March 31, 2008, fiscal 2007 and fiscal 2005, the coverage ratio was less than 1:1. We would have needed to generate additional earnings of $183.2 million, $95.4 million and $144.6 million, respectively, in each of these periods in order to achieve a ratio of 1:1.

  On a pro forma basis after giving effect to the Acquisition Transaction and the related financing transactions entered into as if such events occurred on July 1, 2006, the ratio of earnings to fixed charges would have been less than 1:1 for fiscal 2007 due to our pro forma loss in that period. We would have needed to generate additional earnings of $307.1 million on a pro forma basis in this period in order to achieve a ratio of 1:1.

SELECTED CONSOLIDATED AND COMBINED FINANCIAL DATA

        The following table presents our selected historical consolidated and combined financial data. The acquisition date of The Reader's Digest Association, Inc. by RDA Holding Co. was March 2, 2007. As a result, the consolidated results of The Reader's Digest Association, Inc. and its majority owned subsidiaries are included in the historical consolidated financial data only for the periods subsequent to March 2, 2007. Accordingly, our historical combined consolidated statement operation data for fiscal 2007 only includes the historical consolidated operating results for The Reader's Digest Association, Inc. for the period from March 3, 2007 to June 30, 2007.

        Prior to the acquisition of The Reader's Digest Association, Inc., investment funds affiliated with Ripplewood controlled a majority of the voting rights in both WRC Media and Direct Holdings. As a result, WRC Media is treated as the predecessor company since Ripplewood acquired its controlling ownership position in WRC Media in 1999, prior to its ownership in Direct Holdings (December 31, 2003) and The Reader's Digest Association, Inc. (March 2, 2007). Accordingly, the combined financial data prior to March 2, 2007, consist exclusively of the combined results of WRC Media and Direct Holdings for the period from January 1, 2004 to March 2, 2007. The 2003 historical financial data consist exclusively of the results of WRC Media.

	Nine-Month Period Ended March 31,
				Year Ended June 30,
In millions
	2008	2007		2007		2006		2005		2004	2003
	(unaudited)	(unaudited)
Statement of Operation Data
Revenues	$2,105.8	$448.1		$1,076.4		$394.1		$442.5		$337.1	$176.1
Operating (loss) profit	(54.5)	(4.7)		(35.5)		(13.1)		(86.0	)(1)	7.7	12.8
Loss before discontinued operations and extraordinary items	(159.3)	(25.4)	(3)	(90.7	)(7)	(3.0	)(3)	(92.7)		(40.6)	(21.4)
Net (loss) income	$(159.3)	$(25.4)	(4)	$(90.7	)(7)	$59.4	(4)(5)	$(75.8	)(2)	$(41.5)	$(21.4)
Balance Sheet Data
Cash and cash equivalents	$82.5	$50.4		$50.2		$7.5		$9.6		$10.1	$12.5
Total assets	4,389.0 (6)	4,306.6		4,398.6	(6)	199.2		436.6		489.8	433.8
Senior preferred stock	—	—		—		—		141.8		141.8	195.4
Long-term debt	2,089.9	1,962.2		1,981.4		17.9		316.6		306.1	285.7
Stockholders' equity (deficit)	$553.8	$690.5		$686.5		$(115.1)		$(211.1)		$(136.5)	$(160.4)

(1)
Includes WRC Media goodwill and intangible asset impairment of $50.8 and $19.3, respectively, recorded in 2005.

(2)
Includes income from discontinued operations of $8.4 related to the sale of a WRC Media subsidiary (see footnote (4) to this table) and $8.5 related to the sale of Direct Holdings' Asia business.

(3)
Includes $54.2 net gain on redemption of 15% senior preferred stock and $(16.2) loss on extinguishment of debt in connection with the July 2005 recapitalization of WRC Media. Transaction were undertaken to reduce WRC Media's financial leverage by redeeming debt securities and extinguishment of debt.

(4)
Includes gain on sale of subsidiary of $92.2 net of taxes of $(39.2) related to the WRC Media sale of its American Guidance Service, Inc. subsidiary in July 2005.

(5)
Includes extraordinary gain of $7.3 from the release of purchase contingency at Direct Holdings.

(6)
Includes goodwill and other intangibles of $2,935 related to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007.

(7)
Includes $18.5 million gain on extinguishment of debt related to recapitalization in 2006.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

        The following analysis of our combined consolidated results of operations and financial condition provides information that we believe is relevant to an assessment and understanding of our combined consolidated or combined results of operations and financial condition. This discussion should be read in conjunction with the Combined Consolidated and Combined Financial Statements and related notes beginning on page F-1. This discussion contains forward-looking statements about our markets, the demand for our products and services and our future results. Actual results may differ materially from those suggested by our forward-looking statements for various reasons, including those discussed in the "Risk Factors" and "Disclosure Regarding Forward Looking Statements" sections of this prospectus. We do not have any intention or obligation to update forward-looking statements included in this prospectus. Certain amounts and percentages do not recalculate due to rounding. All references to dollars in this management's discussion and analysis are in millions, except per share data.

        Subsequent to March 2, 2007, unless indicated otherwise, references in this Management's Discussion and Analysis section to "we," "us" and "our" are to The Reader's Digest Association, Inc. and its subsidiaries, including WRC Media Inc. and Direct Holdings U.S. Corp. Prior to March 2, 2007, these references are to the combined operations of WRC Media Inc. and Direct Holdings U.S. Corp. All references to 2007, 2006, and 2005, unless otherwise indicated, are to fiscal 2007, fiscal 2006 and fiscal 2005, respectively. Our fiscal year is the period from July 1 through June 30.

Basis of Presentation

        We are a diverse multimedia publisher and a provider of information, entertainment and education through published magazines, books, educational products, recorded music collections and home video products. We sell these and other products worldwide through direct marketing and direct sales channels. Our best known trademark is our flagship brand, Reader's Digest. We also sell products through QSP, our schools and youth fundraising company, and Books Are Fun, our display marketing business.

        WRC Media Inc. is a publisher of supplemental education materials for the pre-K through 12th grade market in the United States. WRC Media's product portfolio includes a broad array of print and digital format supplemental educational materials. These include the Weekly Reader, a classroom periodical and CompassLearning's Odyssey educational software.

        Direct Holdings is a direct marketing business that sells recorded music compilations, video products and books primarily through direct response television under the Time Life brand. Music products, which account for approximately 80% of Direct Holdings' revenues, cover a wide variety of genres including Rock, Country, Christian, Classical, Easy Listening, Jazz, Blues, Soul and Christmas, while the video business offers a broad range of product categories including Comedy, Christian, Nature and Children's programming.

        On January 23, 2007, RDA Holding Co. (a Ripplewood controlled entity), WRC Acquisition Co. (a subsidiary of RDA Holding Co.) and WRC Media entered into a merger agreement that provided for WRC Acquisition Co. to merge with and into WRC Media, with WRC Media being the surviving corporation (the "WRC Media Merger"). An investment fund affiliated with Ripplewood acquired its original interest in WRC Media in 1999 and had at the time of the WRC Media Merger approximately a 46% economic interest and a majority voting interest in WRC Media. The merger consideration of $101 paid to WRC Media's existing stockholders to acquire all the common stock of WRC Media at the closing of the WRC Merger on March 2, 2007 included a combination of RDA Holding Co. common stock ($81), RDA Holding Co. junior pay-in-kind preferred stock ($20) and cash ($0.1).

        On January 23, 2007, RDA Holding Co. entered into a stock acquisition agreement to acquire all the common stock of Direct Holdings in exchange for shares of common stock of RDA Holding Co. and net cash totaling $57 (the "Direct Holdings Stock Acquisition"). An investment fund affiliated with Ripplewood acquired its original interest in Direct Holdings in December 2003 and had at the time of the Direct Holdings Stock Acquisition approximately an 84% voting and economic interest in Direct Holdings. The net consideration of $57 paid at the closing of the Direct Holdings Stock Acquisition included a combination of RDA Holding Co. common stock ($50) and net cash ($7).

        On March 2, 2007, RDA Holding Co. acquired The Reader's Digest Association, Inc. pursuant to a Merger Agreement dated November 16, 2006 among The Reader's Digest Association, Inc., RDA Holding Co. and Doctor Acquisition Co. (a wholly owned subsidiary of RDA Holding Co.) (the "RDA Merger Agreement"). Pursuant to the RDA Merger Agreement, Doctor Acquisition Co. was merged with and into The Reader's Digest Association, Inc., with The Reader's Digest Association, Inc. being the surviving corporation (the "Acquisition Transaction"). In the Acquisition Transaction, each outstanding share of common stock of The Reader's Digest Association, Inc. (except those held in treasury) was converted into the right to receive $17.00 in cash and each outstanding share of Doctor Acquisition Co. was converted into one share of common stock of The Reader's Digest Association, Inc., as the surviving corporation. Prior to the Acquisition Transaction, The Reader's Digest Association, Inc. was a publicly traded company listed on the New York Stock Exchange. Upon the closing of the Acquisition Transaction, RDA Holding Co. became the owner of all the issued and outstanding common stock of The Reader's Digest Association, Inc., the surviving corporation of the Acquisition Transaction. Concurrently with the closing of The Reader's Digest Association, Inc. acquisition on March 2, 2007, RDA Holding Co. contributed all of the outstanding shares of WRC Media and Direct Holdings to The Reader's Digest Association, Inc.

        Prior to the acquisition of The Reader's Digest Association, Inc., investment funds affiliated with Ripplewood controlled a majority of the voting rights in both WRC Media and Direct Holdings. Because Reader's Digest was acquired by an investor group led by Ripplewood, and because Ripplewood acquired its controlling ownership position in WRC Media in 1999, prior to its ownership position in Direct Holdings and the Reader's Digest Association, Inc., WRC Media is considered the predecessor company for purposes of preparing the financial statements of the combined company following the Acquisition Transaction. Accordingly, our historical financial statements reflect only the businesses of WRC Media and Direct Holdings, which will affect the comparability of our future financial statements. The combination of WRC Media and Direct Holdings for the periods prior to March 2, 2007 was accounted for using the historical cost method prescribed in Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," for a combination of entities under common control.

        The Reader's Digest Association, Inc. reports on a fiscal year that begins on July 1. The years ended June 30, 2007 and 2006 are fiscal 2007 and 2006, respectively. WRC Media and Direct holdings previously reported on a fiscal year that ended on December 31 and on a fiscal year that ended on the last Saturday in June, respectively. Subsequent to March 2, 2007, both WRC Media and Direct Holdings changed their respective fiscal year ends to June 30, which was retroactively applied to the 2006 and 2005 combined financial statements. Direct Holdings' 2006 fiscal year began on June 26, 2005 and ended on June 24, 2006 and its 2005 fiscal year began on June 24, 2004 and ended on June 25, 2005. The period from June 25, 2006 to June 30, 2006 and June 26, 2005 to June 30, 2005 is not material to the combined financial statements for 2006 and 2005, respectively.

Our Reportable Segments

        Our business is organized and reports across three business segments: Reader's Digest United States (formerly Reader's Digest North America), Reader's Digest International and School & Educational Services. During the second quarter of fiscal 2008, WRC Media and Direct Holdings were integrated into our School & Educational Services and Reader's Digest International business segments, respectively. In addition, commencing with the second quarter of fiscal 2008, our Canadian operating results are included within our International segment, which would have previously been included in our Reader's Digest United States segment. We have recast our reporting segment results for previous periods to conform to the above-stated changes to our new reporting segments.

        As discussed above, WRC Media and Direct Holdings results of operations are included within our School & Educational Services and Reader's Digest International reporting segments, respectively. The 2006 and 2005 results of operations of our School & Educational Services and Reader's Digest International reporting segments only include the results of WRC Media and Direct Holdings, respectively. Therefore the following management discussion and analysis does not discuss the year-over-year changes in the results of operations for our School & Educational Services and Reader's Digest International reporting segments, as we believe a more meaningful analysis on the results of their operations would be to discuss the year-over-year changes in the results of operations for WRC Media and Direct Holdings on a stand-alone basis.

        Information regarding each segment's revenue, income or loss before taxes for each of the last three fiscal years and total assets as of the end of each of the last two fiscal years is included in "Note 15—Segments" in our combined consolidated financial statements included in this prospectus, which is incorporated by reference herein.

Effect of the Acquisition Transaction

        The acquisition of The Reader's Digest Association, Inc. by RDA Holding Co. was accounted for using the purchase method of accounting prescribed in SFAS No. 141. Accordingly, the consolidated results of The Reader's Digest Association, Inc. are included in the combined consolidated financial statements from the acquisition date on March 2, 2007 and include the pushdown of purchase consideration from RDA Holding Co. As a result, the accompanying combined financial statements of The Reader's Digest Association, Inc. and subsidiaries consist exclusively of the combined results of WRC Media and Direct Holdings for all periods prior to March 2, 2007. Accordingly, comparability of the fiscal 2007 and fiscal 2006 year ended periods is limited.

        Our significant accounting policies are more fully described under "Critical Accounting Policies" below, and in "Note 1, Organization and Summary of Significant Accounting Policies," in our Notes to Combined Consolidated Financial Statements.

Trends

  Industry trends

        Our business is affected by a number of important trends in the publishing and media industries, including, but not limited to, the following:

  Popularity of reader-generated content

        We are a pioneer of reader-generated content, which, along with celebrity themes, is a growing trend in the publishing industry, particularly online publishing, both internationally and in the United States. Our Reader's Digest magazine has for many years relied on readers' contributions for a portion of its content. In addition, almost all the content in our Reiman publications and Allrecipes.com, our social networking food website, comes from readers. We believe that, in addition to reducing editorial costs, our ability to utilize a significant amount of reader-generated, community-oriented content creates a bond with our customers, generates strong renewal rates, and is a unique differentiator in the print world.

  International demand for consumer products and printed media

        We believe that the expansion of our international business will continue to be a significant driver of our growth. The magazine publishing market outside the United States has grown, and we continue to increase the number of countries in which we offer magazines. In the past two years, for example, we launched new businesses in Bulgaria, Kazakhstan, Serbia, Bosnia and Herzegovina, and Lithuania, while launching new editions of Reader's Digest in Romania, Slovenia and Croatia. As of June 30, 2007, we published 50 editions of Reader's Digest. The demand for magazines and other consumer products has grown more quickly in emerging markets than in more mature North American and Western European markets. Our BHE business is also important to our international strategy. As of June 30, 2007, we market our book products in 44 countries, music products in 41 countries and video products in 32 countries outside the United States and Canada. We believe our product-testing process and new-country selection criteria have allowed us to identify markets in which we can successfully market and sell our products.

  Growth of the Internet

        The growth of the Internet is a significant trend in our businesses. The increased use of the Internet among people of all ages around the world represents an opportunity for publishers to attract subscribers, offer free content and build relationships with subscribers. The Internet is a channel for acquiring new customers that may allow us to reduce our traditional reliance on direct mail. A growing percentage of advertising expenditures in consumer magazines has migrated toward Internet editions of print media, Internet search engines and other electronic media. We have been growing our online advertising capabilities since acquiring Allrecipes.com, which is an ad-driven model, and establishing independent sales teams at each of the major online brands, such as www.rd.com. Our online focus is to extend brands of sale and to enhance customer relationships by more powerfully connecting to consumers online.

  Principal Revenue factors

        We pay close attention to a number of performance and revenue measures, which vary according to the business segment and product, including:

  •
  Magazine metrics.  The performance of our flagship Reader's Digest magazine, our Reiman magazines and our other magazines is partly a function of:

  •
  circulation, which we measure against either our rate base (which is the guaranteed average circulation upon which our advertising rates are based) or, historically in the case of our Reiman magazines, the number of paid subscribers and newsstand buyers;

  •
  renewal rates for our magazines among existing subscribers;

  •
  prices of our magazines, which are partly a function of our costs;

  •
  the number of countries in which we offer products;

  •
  the number of advertising pages sold per fiscal year and the rate paid per page; and

  •
  advertising revenue, net of agency fees.

  •
  BHE metrics.  The performance of our Reader's Digest Select Editions books, our general books and music, our Young Families products and other similar products is partly a function of:

  •
  our active customer base;

  •
  the number of countries in which we offer products;

  •
  our response rates to direct marketing;

  •
  the number of new customers;

    •
    customer payment rates; and

    •
    series membership for products that are sold as series.

  •
  School & Educational Services metrics.  The performance of our School & Educational Services products is partly a function of:

  •
  for our Books Are Fun business, the products, the number of events, the average sales per event, the size of our sales force, our product margins and inventory turns; and

  •
  for our QSP youth fundraising support business, the number of magazine subscriptions sold; food products and other gift products sold; average prices, same-school sales, the size of the sales force; the number of retained accounts; the number of new accounts and the level of student participation.

  Cost factors

        Our business is also affected by a number of significant cost factors, some of which affect specific types of products and others that affect our business as a whole.

  •
  Production costs.  Production costs for our products include the cost of the physical production of our books and magazines, the cost of paper and the costs of merchandise purchased from third parties. See "Business—Production and Fulfillment."

  •
  Postage costs.  Historically, we have relied on direct mail for a significant portion of our customer acquisition activities. The rise in postal rates in the various markets we operate has increased our customer acquisition costs as we depend on postal services and private delivery services for the delivery of our products. Paper is the principal raw material used in our business for printed products and promotional materials. We expect to incur paper costs of approximately $210 in fiscal 2008.

  •
  Promotion costs.  Promotion costs are a significant cost factor in our business. We believe that our sales are directly affected by the levels of our promotional spending, including: (1) the cost of the direct mail solicitations, (2) package inserts, (3) cross-promotional activities, (4) renting and purchasing customer lists, (5) special promotions (including sweepstakes) and (6) DRTV and telemarketing.

  •
  Outsourced fulfillment costs.  Our costs also include the costs of fulfillment, warehousing, customer service and payment and order processing, which are generally handled by independent contractors.

  •
  Editorial costs.  Editorial costs include amounts we pay to our own writers and other editorial staff and third-party sources of editorial content. We maintain a central editorial repository, which permits the editors of our magazines to utilize content prepared for other magazines or regions efficiently and favorably affects our editorial costs.

  •
  Sales force costs.  The important costs for QSP, Books Are Fun and Taste of Home Entertaining include salaries, commissions and other related costs.

  •
  Restructuring costs.  In connection with the Acquisition Transaction, we have implemented several restructuring programs to strategically reposition our businesses and streamline operations. These restructuring activities principally involve reductions in headcount, contract terminations, asset dispositions or write-downs and facilities closures. These restructuring charges, as well as reversals in future periods based on changes in estimates, are summarized in the notes to our combined consolidated and combined financial statements contained elsewhere in this prospectus. See Note 4 to the combined consolidated and combined financial statements.

  •
  Interest Expense.  We have increased our aggregate borrowing in connection with the Acquisition Transaction. Our increased indebtedness and deferred financing costs will significantly increase our interest expense.

  Other factors

        In addition to the revenue and cost factors described above, our financial condition and results of operations are affected by a number of other factors on an ongoing basis, including the following:

  •
  Seasonality.  We typically experience our strongest revenue in our second fiscal quarter (the three month period ending December 31) due to purchases during the holidays. Summer and fall are the most active promotion periods in our United States segment for both our magazine and BHE businesses, in part due to the significant percentage of our sales that result from holiday gifts. In addition, as fundraising frequently is done at the beginning of the school year, the QSP business is strongest in the second fiscal quarter. We experience less pronounced seasonality for our Books Are Fun business, which is strongest in the second fiscal quarter, and weakest in the first fiscal quarter as schools are closed and corporate employees often take vacations during that quarter. Our International segment is also less seasonal, although profits do fluctuate as a function of when we time our customer acquisition mailings (generally in July and January, depressing first fiscal quarter and third fiscal quarter profits as a result), and revenue tends to be strongest in our second fiscal quarter. Weekly Reader's and CompassLearning's sales are significantly affected by the school year. For example,

  Weekly Reader's sales in its first, and to a lesser extent its second, fiscal quarters are typically the strongest as products are shipped in connection with the start of the school year. CompassLearning's net revenue is historically strongest in its fourth quarter. The historical strength of CompassLearning is generally attributed to the end of the school fiscal year (June 30) and the need for the schools to spend budget money prior to year-end.

  •
  We have identified annual cost savings from becoming a private company following the Acquisition Transaction, implementing headcount reductions and the absence of certain other expenses. We also believe there are significant cost and revenue synergies among our product affinities, including infrastructure and distribution channel synergies. Additionally, we have been working with a leading supply chain consulting firm to analyze our infrastructure in order to identify additional cost reduction opportunities within our supply chain and maintenance, repair and operations functions. On October 17, 2007, we entered into a contract with Williams Lea, a global corporate information solutions provider, which is expected to reduce our print procurement cash expenditures by an aggregate of approximately $130 over the first three years. See "Business—Production and Fulfillment" for more information.

  •
  Changes in working capital.  Our working capital fluctuates to enable us to manage the seasonality of our business, reflecting the timing of our peak selling period in the fall and early winter, our second fiscal quarter. During the first fiscal quarter, selling activity is seasonally low and we purchase inventory and promotion material for use in the second fiscal quarter. As a result, working capital increases and free cash flow historically has been negative. During the second fiscal quarter, selling activity typically increases and working capital typically decreases as promotional material is mailed and inventory is sold. As a result, working capital decreases and free cash flow historically has been positive. During the third and fourth fiscal quarters, working capital changes are less dramatic and free cash flow historically has been generally positive.

  •
  Foreign exchange rates.  Because we conduct a significant portion of our business outside the United States, our revenue and costs are affected by fluctuations in the exchange rates between the U.S. dollar and the local currencies in the foreign markets in which we operate. We cannot predict the effect of foreign currency fluctuations on our revenue and costs from period to period.

Debt

        On March 2, 2007, we entered into a senior secured credit facility providing for a six-year senior secured $300.0 revolving credit facility and a seven-year $1,310.0 term loan. The senior secured credit facility term loan includes within the above-mentioned facilities a US $100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries. Additionally, on March 2, 2007, we entered into an Indenture among us, the Guarantors (as defined therein) and The Bank of New York, as Trustee, pursuant to which we issued the Original Notes in a private offering. In connection with this offering, the entire outstanding principal amount of $390.0 under our previously existing $500.0 Five-Year Revolving Credit Agreement dated April 14, 2005 and amended April 19, 2006 (the "2005 Credit Agreement") was repaid and we also repurchased $299.95 of the $300.0 aggregate outstanding principal amount of our 6 1/2% senior unsecured notes due in 2011. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for additional information. On March 31, 2008, we redeemed the remaining $.05 aggregate outstanding principal amount of our 6 1/2% Senior Notes Due 2011, at a redemption price of 103.25% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

Results of Operations—Fiscal Year Ended June 30, 2007

  2007 vs. 2006

  Revenues

        Revenues in 2007 increased $682 to $1,076, compared with $394 in 2006. The increase in revenues is due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007. Subsequent to the acquisition, Reader's Digest Association, Inc. revenues were $687 for the period from March 3, 2007 to June 30, 2007. In connection with the purchase method of accounting prescribed in SFAS No. 141, the fair value of our unearned revenue was reduced by $196 to establish a new accounting basis as of March 2, 2007, which reduced Reader's Digest Association, Inc. revenues for the period from March 3, 2007 to June 30, 2007, by $54.

        WRC Media's revenues in 2007 increased $3 to $137, compared with $134 in 2006. The increase in revenues is mainly due to an increase in third party software sales at CompassLearning, which was partially offset by a decrease in publishing revenues. Publishing revenues decreased due to a reduction in orders for library services, a decline in the book preview program at Gareth Stevens and the discontinuance of an insert program at Weekly Reader.

        Direct Holdings' revenues in 2007 decreased $8 to $252, compared with $260 in 2006. The decrease in Direct Holdings' revenues was primarily attributable to planned reductions in unprofitable customer promotion activity in its European operations, offset by favorable results of TV, Internet and customer service promotions in the United States.

  Operating Loss

        Operating loss in 2007 was $(35), an increase of $22, as compared with the 2006 operating loss of $(13). The increase in operating loss during 2007 is due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007.

        The Reader's Digest Association, Inc. operating loss was $(28) for the period from March 3, 2007 to June 30, 2007. The operating loss is impacted by: certain purchase accounting fair value adjustments of $(63) including $(54) in reduced revenue due to fair value adjustment to unearned revenue as described above; other operating charges of $(36) mainly for restructuring and corporate unallocated expenses of $(14). Reducing the loss was a one time inventory cost reduction of $7 in the School & Education Services segment, at QSP, related to certain performance and delivery issues with their chocolate supplier. The inventory cost reduction was recognized as a credit to product, distribution and editorial expenses during 2007.

        Other operating charges of $(36) mainly consist of restructuring charges $(15) related to the integration of WRC Media's and Direct Holdings' operations; $(15) related to the restructuring of our agreement with World's Finest Chocolate ("WFC") to reduce the term of the agreement, reduce the annual minimum tonnage purchase requirements, phase out the fundraising exclusivity rights previously granted to QSP and eliminate certain employment restrictions; and $(4) related to our contract with a supply chain consulting firm engaged to analyze cost reduction opportunities.

        WRC Media reported a $0 operating profit (loss) in 2007 as compared with a 2006 operating profit of $3. The decrease in operating profit is attributed to an increase in software amortization at CompassLearning's Odyssey software educational software and lower revenues discussed above. Additionally, promotion, marketing and administrative expenses increased mainly due to deal related costs incurred in connection with the Acquisition Transaction. Such increases were offset by lower intangibles amortization due to the impairment and write-off of certain definite-lived intangibles in 2005.

        Direct Holdings' operating loss in 2007 was $(8), an improvement of $7, as compared with the 2006 operating loss of $(15). The decrease in operating loss at Direct Holdings was principally attributable to the sale of Lillian Vernon Corporation ("LVC") to an unrelated third party in May 2006. Since the third party purchaser of LVC did not assume certain LVC outstanding balances owed to Direct Holdings for prepaid fulfillment and distribution services, the then outstanding LVC net receivable of $13 was determined to be fully impaired and was written off in 2006. Additionally, in 2006, Direct Holdings also reversed a $3 accrual due to the settlement of estimated royalty payments.

  Interest Expense

        Interest expense, net increased $(54) to $(79) in 2007, compared with $(25) in 2006. The increase is principally attributable to an increase in interest expense of $(53) related to the senior secured credit facility and the Notes. As of June 30, 2007, we had outstanding debt of $1,309 under the senior secured credit facility, which includes $85 outstanding under our $300.0 revolving credit facility, and $600 of the Original Notes. The increase in interest expense is also attributable to the March 2, 2007 repayment of WRC Media's previously existing debt, in which WRC Media incurred prepayment and forbearance fees of $(5) and wrote off unamortized deferred financing fees of $(3). The weighted average interest rates were 8.7% and 13.4% in 2007 and 2006, respectively.

  Gain on Recapitalization at WRC Media

        In connection with the repayment of WRC Media's second-lien term loan credit agreement, WRC Media recognized a gain of $19 as accrued interest of $19 on the second-lien term loan originally recorded in connection with a troubled debt restructuring in 2006 was not required to be paid. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for additional information.

  Income Taxes

        The 2007 income tax benefit of $5 reflects a foreign income tax provision of $13 and a domestic tax benefit of ($18). The domestic tax benefit primarily relates to the decrease in certain deferred tax liabilities for which neither a corresponding current tax payable nor a decrease in net deferred tax assets resulted. Additionally, the domestic tax provision also reflects the establishment of $13 valuation allowance on net operating loss and foreign tax credit carry forwards. The foreign income tax provision reflects the establishment of $6 of valuation allowance on certain net operating loss carry forwards since it is was more likely than not that the deferred tax assets will not be realized. The 2007 income tax benefit also includes a $3 charge of foreign withholding tax and U.S. income tax on certain unremitted foreign earnings that previously had been considered permanently reinvested.

  2006 vs. 2005

        As discussed above, our accompanying combined financial statements consist exclusively of the combined results of our predecessor entities WRC Media and Direct Holdings for all periods prior to March 2, 2007. Accordingly, our 2006 and 2005 accompanying combined financial statements only report the combined historical operating results of WRC Media and Direct Holdings.

  Revenues

        Revenues in 2006 decreased $(48) to $394 compared with $442 in 2006. Direct Holdings' revenues decreased $(43) to $260 in 2006, compared with $304 in 2005. WRC Media revenues decreased $(5) to $134 in 2006, compared with $139 in 2005.

        The decrease in Direct Holdings' revenues results from volume declines in U.S. and European operations. The decrease in U.S. revenues was due to volume declines across its TV and telemarketing sales channels, which were partially offset by increased prices. European revenues decreased primarily as a result of decreased promotion activity in order to eliminate unprofitable products and sales channels.

        The decrease in WRC Media's revenues is attributable to a decrease in software and publishing revenues.

  Operating Loss

        Operating loss in 2006 was $(13) a decrease in the loss of $73 as compared with the 2005 operating loss of $(86). WRC Media operating income was $2, an increase of $73 as compared to a 2005 operating loss of $(71). Direct Holdings 2006 operating loss of $(15) was flat when compared with 2005.

        The decrease in operating loss at WRC is principally driven by the $70 impairment of goodwill and intangibles at WRC Media in 2005. In 2006, there was no impairment of goodwill or intangibles at WRC Media.

        As of June 30, 2006, Direct Holdings wrote off of its LVC prepaid fulfillment and distribution services receivable of $13, $5 lower than LVC write off in 2005 of $18, and reversed a $3 accrual due to the settlement of estimated royalty payments, which were primarily offset by revenue declines as discussed above and related decreases in expenses.

  Interest Expense

        Interest expense, net decreased $34 to $(25) in 2006, compared with $(59) in 2005 due to the recapitalization of debt at WRC Media in 2005. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for additional information. The weighted average interest rates were 13.4% and 9.8% in 2006 and 2005, respectively.

  Extraordinary Gain at Direct Holdings

        In connection with its acquisition of the Time Life business in 2003, Direct Holdings agreed to pay additional contingent consideration if certain specified performance criteria, as defined, were met. Since the fair value of the liabilities acquired exceeded the fair value of the assets acquired at the acquisition date, Direct Holdings recorded an acquisition contingency of approximately $8. As of June 24, 2006, Direct Holdings did not meet the defined criteria requiring payment of additional consideration.

Accordingly, Direct Holdings released the acquisition contingency of $8 by writing off the remaining net book value of fixed assets and intangible assets of $1. The remaining balance that represented negative goodwill of approximately $7 was recognized as an extraordinary gain in the 2006 combined statement of operations.

  Discontinued Operations

        On July 22, 2005, WRC Media completed the sale of its American Guidance Service, Inc. ("AGS") subsidiary. As a result, the 2006 and 2005 combined statements of operations have been presented to reflect the operation of AGS as a discontinued operation. AGS is a publisher of testing and assessment products and supplemental instructional materials. The sale of AGS resulted in a net gain on sale of $53 after related income taxes of $39. AGS income from operations before income taxes for the period from July 1, 2005 to July 22, 2005 was $4 and $28 for 2005.

        The 2005 combined financial statement of operations also includes a discontinued operations gain from the sale of Direct Holding's Asia business of $9.

  Income Taxes—Continuing Operations

        The income tax provision of $(3) recorded in 2006 primarily reflects the recording of deferred tax liabilities related to book versus tax differences on goodwill and intangibles.

        In 2005, we concluded that the deferred tax assets for both WRC Media and Direct Holdings were not realizable and required a valuation allowance except for the portion of deferred tax assets that would be utilized to reduce the gain on sale of AGS in 2006. The tax benefit recorded in 2005 of $52 primarily relates to the reversal of the valuation allowances attributable to the gain on sale of AGS.

  Income Taxes—Discontinued Operations

        The income tax provision of $(41) in 2006 primarily reflects the use of net operating loss carryforwards to offset the gain recognized on the sale of AGS in 2006.

        The income tax provision of $(19) in 2005 reflects the tax on the operating results of AGS that was subsequently sold in 2006. The valuation allowance on these carryforwards had been reversed in the 2005 tax provision because it was more likely than not that the carryforwards would be realized.

Results of Operations—Three and Nine-Month Period Ended March 31, 2008

  Three-Month Period Ended March 31, 2008, Compared With Three-Month Period Ended March 31, 2007

  Revenues

        Revenues during the third quarter of fiscal 2008 increased $397 to $640, compared with $243 in the third quarter of fiscal 2007, due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007. As a result of the Acquisition Transaction, revenues increased $401 during the third quarter of fiscal 2008, as compared to the third quarter of fiscal 2007. This increase in revenues was partly offset by revenue declines at Direct Holdings during the third quarter of fiscal 2008. In accordance with the purchase method of accounting prescribed in SFAS No. 141, the fair value of our unearned revenue was reduced by $196 to establish a new accounting basis as of March 2, 2007, which subsequently reduced revenues during the third quarter of fiscal 2008 by $(20).

        Weekly Reader Publishing Group (included within the operating results of the School & Educational Services segment) revenues increased $1 during the third quarter of 2008 as compared to the third quarter of 2007. This increase was attributable to timing of periodical revenues, primarily offset by lower revenues due to the sale of Facts On File, during August 2007. Direct Holdings'

revenues (included within the operating results of the Reader's Digest International segment) for the third quarter of 2008 decreased $4 compared to the third quarter of 2007, due to volume related declines in the U.S. and Europe, partially offset by revenue gains in the South Pacific. The volume related decline in the U.S. was primarily driven by the elimination of the publishing and outbound telemarketing divisions, while declines in Europe were driven by planned decreases in promotional activities.

  Operating Profit

        Operating loss increased $(20) during the third quarter of fiscal 2008 to $(27), as compared with the operating loss of $(7) during the third quarter of fiscal 2007. The increase in the operating loss was due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007. As a result of the Acquisition Transaction, operating profit decreased $49 during the third quarter of fiscal 2008 as compared to the third quarter of fiscal 2007. Operating profit during the third quarter of fiscal 2008 was impacted by: purchase accounting fair value adjustment to unearned revenues of $(20) described above and corporate unallocated expenses of $(30), which includes the amortization of intangibles of $(15); slightly offset by profit improvements at WRC Media and Direct Holdings.

        Weekly Reader Publishing Group and CompassLearning's operating results during the third quarter of 2008 increased $5 to an operating loss of $(1), compared with the third quarter of fiscal 2007. The improvement in operating results was due to the increase in revenues described above and lower production and overhead costs as a result of the integration into Reader's Digest. Direct Holdings' operating results increased $6 during the third quarter of fiscal 2008 to $5, compared to an operating loss of $(1) during the third quarter of fiscal 2007. This increase in profit can be attributed to improved profits in the U.S. and South Pacific regions due to lower overhead costs as a result of the integration into Reader's Digest, offset by lower operating results in Europe.

  Interest Expense

        Interest expense, net increased $(16) to $(41) during the third quarter of 2008, compared with $(25) during the third quarter of 2007. The increase is principally attributable to interest expense during the third quarter of 2008 of $(43), including the amortization of deferred financing fees of $(2), as compared to interest expense of $(26), including the amortization of deferred financing fees during the third quarter of 2007. The increase is related to the increase in debt associated with the Acquisition Transaction dated March 2, 2007. Three months of interest expense on this debt was incurred during the three-month period ended March 31, 2008, while only one month of this debt's interest expense was incurred in the prior year period. The three month period ended March 31, 2007 also included $(11) of combined WRC Media and Direct Holdings' interest expense prior to March 2, 2007.            As of March 31, 2008, $187 was outstanding under the revolving credit facility, $1,201 was outstanding under the term loan in the United States, €75 was outstanding under the term loan made available to one of our German subsidiaries, and $600 was outstanding under the Senior Subordinated Notes. WRC Media and Direct Holdings debt was repaid as part of the aforementioned Acquisition Transaction.

  Income Taxes

        During the three-month periods ended March 31, 2008 and 2007, we recorded an income tax benefit (provision) of $15 and $(2), respectively. The tax benefit recorded in the three-month period ended March 31, 2008 primarily relates to the true-up of the deferred tax accounts due to the filing of the company's tax returns and reversal of deferred tax liabilities, offset by taxes on foreign operations.

  Nine-Month Period Ended March 31, 2008, Compared With Nine-Month Period Ended March 31, 2007

  Revenues

        Revenues during the nine-month period ended March 31, 2008 increased $1,658 to $2,106, compared with $448 during the nine-month period ended March 31, 2007, due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007. As a result of the Acquisition Transaction, revenues increased $1,690 during the nine-month period ended March 31, 2008, as compared to the nine-month period ended March 31, 2007. The increase in revenues was partly offset by revenue declines at WRC Media and Direct Holdings, over the same periods. In accordance with the purchase method of accounting prescribed in SFAS No. 141, the fair value of our unearned revenue was reduced by $196 to establish a new accounting basis as of March 2, 2007, which subsequently reduced revenues during the nine-month period ended March 31, 2008 by $(101).

        Weekly Reader Publishing Group (included within the operating results of the School & Educational Services segment) revenues decreased $17 during the nine-month period ended March 31, 2008 as compared to the nine-month period ended March 31, 2007, due to lower periodical and custom publishing sales and lower revenues due to the sale of Facts On File, during August 2007. This decrease was partly offset by higher sales at CompassLearning. Direct Holdings' (included within the operating results of the Reader's Digest International segment) revenues during the nine-month period ended March 31, 2008 decreased $15 compared with the nine-month period ended March 31, 2007, due to volume related declines in the U.S. of $11 and Europe of $7, partially offset by revenue gains of $3 in the South Pacific. The volume related decline in the U.S. operations was primarily driven by the elimination of the publishing and outbound telemarketing divisions, while declines in Europe were driven by planned decreases in promotional activities.

  Operating Profit (Loss)

        Operating loss during the nine-month period ended March 31, 2008 was $(55); an increase in operating loss of $50 as compared with the operating loss of $(5) during the nine-month period ended March 31, 2007. The increase in operating loss was due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007. As a result of the Acquisition Transaction, operating loss increased $74 during the nine-month period ended March 31, 2008 as compared to the nine-month period ended March 31, 2007. Operating results during the nine-month period ended March 31, 2008 were impacted by: purchase accounting fair value adjustment to unearned revenues of $(101) and corporate unallocated expenses of $(83), which includes the amortization of intangibles of $(45).

        Weekly Reader Publishing Group and CompassLearning's operating profit declined $1 to $3 during the nine-month period ended March 31, 2008, as compared with the nine-month period ended March 31, 2007. The decline in operating results was due to lower periodical and custom publishing revenues mentioned above, offset by lower production and overhead costs. Direct Holdings' operating loss during the nine-month period ended March 31, 2008 was $(3), an improvement of $4 as compared to the operating loss of $(7) for the nine-month period ended March 31, 2007. This increase in profit can be attributed to improved profits in the U.S. region due to lower overhead costs as a result of the integration into the Reader's Digest, offset by lower operating results in the Europe and South Pacific regions.

  Interest Expense

        Interest expense, net increased $(93) to $(128) during the nine-month period ended March 31, 2008, compared with $(35) during the nine-month period ended March 31, 2007. The increase is principally attributable to interest expense during the third quarter of 2008 of $(135), including the amortization of deferred financing fees of $(6), as compared to interest expense of $(35), including the amortization of deferred financing fees during the third quarter of 2007. The increase is related to the increase in debt associated with the Acquisition Transaction dated March 2, 2007. Nine months of interest expense on this debt was incurred during the nine-month period ended March 31, 2008, while only one month of this debt's interest expense was incurred in the prior year period. The nine month period ended March 31, 2007 also included $(21) of combined WRC Media and Direct Holdings' interest expense prior to March 2, 2007. As of March 31, 2008, $187 was outstanding under the revolving credit facility, $1,201 was outstanding under the term loan in the United States, €75 was outstanding under the term loan made available to one of our German subsidiaries, and $600 was outstanding under the Senior Subordinated Notes. WRC Media and Direct Holdings debt was repaid as part of the aforementioned Acquisition Transaction.

  Income Taxes

        During the nine-month periods ended March 31, 2008 and 2007, we recorded an income tax benefit (provision) of $24 and $(3), respectively. A discrete income tax benefit of $24 was recorded primarily related to a change in estimate resulting from the completion and filing of our federal income tax returns in March 2008 for the periods ended March 2, 2007 and June 30, 2007. The primary result was an increase in the amount of goodwill at March 2, 2007. This was slightly offset by a discrete tax expense of $(1) primarily related to a change in certain international deferred tax rates, which was also recorded during the nine-month period ended March 31, 2008.

Liquidity and Capital Resources
(includes forward-looking information)

        The consolidated statement of cash flows for the year ended June 30, 2007 is summarized below:

Cash and cash equivalents at June 30, 2006	$7
Net change in cash due to:
Operating activities	(176)
Investing activities	—
Financing activities	217
Effect of exchange rate fluctuations on cash and cash equivalents	2

Net change in cash and cash equivalents	43

Cash and cash equivalents at June 30, 2007	$50

        Cash and cash equivalents increased to $50 as of June 30, 2007, compared with $7 as of June 30, 2006. The increase in cash is attributed to the proceeds of new borrowings offset by the net cash distribution to RDA Holding Co. in connection with the Acquisition Transaction. Cash flow from operations decreased to $(176) as of June 30, 2007, compared with $1 for the year ended June 30, 2006. This is primarily due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007.

        The consolidated statement of cash flows for the nine-month period ended March 31, 2008 is summarized below:

Nine-month period ended March 31, 2008
Cash and cash equivalents at June 30, 2007	$50
Net change in cash due to:
Operating activities	(43)
Investing activities	(3)
Financing activities	74
Effect of exchange rate changes on cash and cash equivalents	4

Net change in cash and cash equivalents	32

Cash and cash equivalents at March 31, 2008	$82

        Cash and cash equivalents increased to $82 as of March 31, 2008, compared with $50 as of June 30, 2007. The increase in cash and cash equivalents as of March 31, 2008 was principally driven by proceeds from borrowings, the Williams Lea outsourcing contract, and from the sales of certain non-strategic assets, partly offset by cash used for operations, the repurchase of preferred stock, and capital expenditures.

  Borrowings—The Reader's Digest Association, Inc.

  Senior Secured Credit Facility

        On March 2, 2007, we entered into a senior secured credit facility providing for a six-year senior secured $300.0 revolving credit facility and a seven-year $1,310.0 term loan. The senior secured credit facility term loan includes within the above-mentioned facilities a US$100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries. Financing fees of $40.4 related to the senior secured credit facility were deferred and are amortized on a straight-line basis over the life of the agreement.

        At June 30, 2007, $85.2 was outstanding under the revolving credit facility and $1,309.3 under the term loan. At March 31, 2008, $187 was outstanding under the revolving credit facility, $1,198 was outstanding under the term loan in the United States, €75 was outstanding under the term loan made available to one of our German subsidiaries, and $600 was outstanding under the Notes. Interest expense for the three and nine-month periods ended March 31, 2008 was $(43) and $(135), respectively, which includes the amortization of deferred financing fees of $(2) and $(6), respectively. The weighted average interest rate on our borrowings for the three and nine-month periods ended March 31, 2008 was 7.4% and 7.6%, respectively.

        Borrowings under the term loan bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate ("Base Rate") determined by reference to the higher of (1) the prime rate and (2) the federal funds rate plus 0.50% or (b) a Eurocurrency rate ("Eurocurrency Rate") determined by reference to the rate for Eurocurrency deposits for a period of one, two, three or six months or, subject to availability to the lenders, nine or twelve months, as selected by us. For Base Rate loans and Eurocurrency Rate loans, the applicable margin is 1.00% and 2.00%, respectively.

        Borrowings under the revolving credit facility bear interest at a percentage per annum equal to, at our option, either (1) the Base Rate plus 1.25% for Base Rate loans or (2) the Eurocurrency Rate plus 2.25% for Eurocurrency Rate loans. Applicable margins with respect to revolving loans will be subject to reduction by up to 0.75% based on our consolidated leverage ratio from time to time.

        We are required to pay a commitment fee for the revolving credit facility for the average daily unutilized commitments. The initial commitment fee rate is 0.375% per annum and may be reduced to 0.25% subject to our attaining certain leverage ratios.

        The senior secured credit facility generally requires us to prepay outstanding term loans upon the occurrence of certain defined events, including net cash proceeds of any incurrence of new debt (as defined), certain assets sales or dispositions (as defined) and 50% (which percentage will be reduced if our total leverage ratio is less than certain ratios) of our annual excess cash flow (as defined).

        In addition, we are required to repay the term loan in equal quarterly installments beginning June 30, 2007 (with any remainder expected to be due on March 2, 2014) in aggregate annual amounts equal to 1.0% of the initial aggregate principal amount. The principal amount outstanding under the revolving credit facility is due and payable in full at maturity, on March 2, 2013.

        All obligations under the senior secured credit facility are unconditionally guaranteed by RDA Holding Co., us and, subject to certain exceptions, each of RDA Holding Co.'s direct and indirect domestic wholly-owned subsidiaries (collectively referred to as the "Guarantors"). The loans made to our German subsidiary are also unconditionally guaranteed by its subsidiaries as well as secured by all of the stock and assets of those subsidiaries (subject to certain exceptions).

        All obligations under the senior secured credit facility, and the guarantees of those obligations, are generally secured by the following assets of the Guarantors: (i) 100% of our common stock and each of our direct and indirect domestic subsidiaries and 65% of the voting common stock and 100% of the non-voting common stock of our direct and indirect foreign subsidiaries and (ii) a security interest in substantially all our tangible and intangible assets. Subject to certain exceptions, all obligations of each non-U.S. borrower are unconditionally guaranteed by each restricted subsidiary of such borrower.

        The senior secured credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to: (i) incur additional indebtedness or issue shares by subsidiaries, (ii) create liens on assets, (iii) engage in mergers or consolidations, (iv) sell assets, (v) pay dividends and distributions, (vi) make investments, loans or advances, (vii) repay subordinated indebtedness (including the Notes described below), (viii) make certain acquisitions, (ix) engage in certain transactions with affiliates, (x) enter into certain burdensome agreements, (xi) amend material agreements governing our subordinated indebtedness (including the Notes), and (xii) change our lines of business and (xiii) make capital expenditures.

        In addition, the senior secured credit facility includes a financial covenant requiring us to comply with a maximum leverage ratio, as defined. The senior secured credit facility also contains certain defined customary affirmative covenants and events of default.

  Derivative Instruments

        We entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating-rate for fixed-rate interest payments, to reduce interest rate volatility and to comply with the interest rate provisions of our senior secured credit facility. See Note 8, Financial Instruments, to the combined consolidated financial statements included in our Annual Report for the fiscal year ended June 30, 2007 for further information. As described in Note 8, on April 19, 2007, we entered into interest rate swap agreements with a notional value totaling $750, involving the exchange of floating for fixed-rate interest payments, to reduce interest rate volatility and to comply with the interest rate hedging provisions of our senior secured credit facility. The transactions included $450 of 3-year interest rate swaps and $300 of 5-year interest rate swaps. In each case, we will receive floating-rate interest payments that offset the LIBOR component of the interest due on some of our floating-rate debt and make fixed-rate interest payments over the life of the respective interest rate swaps. The fixed interest rate under the 3-year swaps is 4.89% and the fixed interest rate under the 5-year swaps is 4.94%.

        Additionally, we evaluate whether the creditworthiness of each swap counterparty is such that default on its obligations under the swap is not probable. We also assess whether the LIBOR-based interest payments are probable of being paid under the loans at the inception and, on an ongoing basis (no less than once each quarter), during the life of each hedging relationship.

        During the nine-month period ended March 31, 2008 the fair market value of our interest rate swaps decreased, resulting in a loss of $(36), net of deferred taxes of $21. This change is reported in accumulated other comprehensive loss, which is included in stockholders' equity on the March 31, 2008 balance sheet.

  Notes and Indenture

        On March 2, 2007, we entered into an Indenture among us, the Guarantors (as defined therein) and The Bank of New York, as Trustee, pursuant to which we issued the Original Notes in a private offering. Financing fees of $24.8 related to the Original Notes were deferred and are amortized on a straight-line basis over the life of the agreement.

        The Notes mature on February 15, 2017. Interest on the Notes accrues at the rate of 9% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2007, to the holders of Notes of record on the immediately preceding February 1 and August 1. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Notes are guaranteed on a senior subordinated basis by all of our subsidiaries that guarantee our obligations under the senior secured credit facility. Any domestic subsidiaries that in the future guarantee our indebtedness will also guarantee the Notes. The guarantees of the Notes will be released when the guarantees of our senior secured credit facility indebtedness are released.

        The guarantees of the Notes are unsecured senior subordinated obligations of our subsidiary guarantors and have the same ranking with respect to indebtedness of our subsidiary guarantors as the Notes have with respect to our indebtedness.

        We may redeem some or all of the Notes at any time prior to February 15, 2012 at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest plus a defined "make-whole" premium. The Notes are also redeemable at our option, as defined, in whole or in part, at any time on or after February 15, 2012.

        At any time prior to February 15, 2010, we may redeem, at our option, up to 35% of the original principal amount of the Notes with the proceeds of one or more equity offerings at a redemption price of 109% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption.

        Upon the occurrence of a change of control (as defined) of The Reader's Digest Association, Inc., holders of the Notes have the right to require us to repurchase all or a portion of the Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest.

        The Indenture, among other things, limits our ability and the ability of our subsidiaries to: (i) incur, assume or guarantee additional indebtedness, (ii) issue redeemable stock and preferred stock, (iii) repurchase common stock, (iv) make other restricted payments, including, without limitation, paying dividends and making investments, (v) create liens, (vi) redeem debt that is junior in right of payment to the Notes, (vii) sell or otherwise dispose of assets, including common stock of subsidiaries, (viii) enter into agreements that restrict dividends from subsidiaries or (ix) enter into mergers or consolidations.

  Registration Rights Agreement

        In connection with the issuance of the Original Notes, we entered into a Registration Rights Agreement, dated as of March 2, 2007. The Registration Rights Agreement provides that we and each of the Guarantors will, at our expense and for the benefit of the holders of the Original Notes, (i) file a registration statement on an appropriate registration form (an "Exchange Offer Registration Statement") with respect to a registered offer (an "Exchange Offer") to exchange the Original Notes for new notes guaranteed by the Guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the Original Notes (the notes so exchanged, the "Exchange Notes") (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (ii) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933.

        Upon an Exchange Offer Registration Statement being declared effective, we will offer the Exchange Notes (and the related guarantees) in exchange for surrender of the Original Notes.

        If the Exchange Offer is not consummated, in certain circumstances we will be required to file a shelf registration statement covering resale of the Original Notes. In addition, in certain circumstances if the Exchange Offer is not consummated on or prior to the 360th day after March 2, 2007, up to an additional 1.0% of penalty interest may accrue on the principal amount of the Original Notes outstanding.

        The Exchange Offer is being made pursuant to the provisions of the registration rights agreement with the Initial Purchasers.

  2005 Credit Agreement and Senior Unsecured Notes

        On March 2, 2007, the entire outstanding principal amount of $390.0 under our $500.0 Five-Year Revolving Credit Agreement dated April 14, 2005 and amended April 19, 2006 (the "2005 Credit Agreement") was repaid and we also repurchased $299.95 of the $300.0 aggregate outstanding principal amount of our 6 1/2% senior unsecured notes due in 2011. On March 31, 2008, we redeemed the remaining $.05 aggregate outstanding principal amount of our 6 1/2% senior unsecured notes due 2011, at a redemption price of 103.25% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

  Borrowings—Direct Holdings

        On May 31, 2005, Direct Holdings entered into an amended asset-backed revolving credit agreement (the "Amended CIT Credit Facility") with The CIT Group/Business Credit, Inc. ("CIT"). The Amended CIT Credit Facility provided for a maximum available credit line totaling $20. The credit line was collateralized by substantially all of the assets of Direct Holdings, including accounts receivable, inventory and equipment. The Amended CIT Credit Facility also provided for two Term Loans ("Term Loan A" and "Term Loan B") in the amount of $2.5 each and a $5 sub limit for standby letters of credit within the $20 credit line.

        In February 2006, CIT assigned Term Loan B to Citicorp North America. In March 2006, the maximum revolving credit line decreased from $20 to $15 pursuant to an Extension Agreement. New financial covenants as well as other restrictions were set forth. The Extension Agreement also waived a default associated with delivery of audited financial statements for the year ended June 30, 2005.

        On May 26, 2006, Direct Holdings entered into an Assumption and Amendment Agreement which provided for several changes to the Amended CIT Credit Facility and Extension Agreements. The Assumption and Amendment Agreement was necessary to remove consolidated covenants and provisions that were in place prior to the sale of Direct Holdings' previous sister company, Lillian Vernon Corporation. Term Loan A increased to $4 and Term Loan B increased to $12.5.

        On December 27, 2006, CIT entered into an Amendment and Waiver (the "Waiver Amendment") with Direct Holdings and certain other parties, amending the Amended CIT Credit Facility. Among other things, the Waiver Amendment provided for a waiver through December 31, 2006 relating to delivery of annual audited financial statements for the year ended June 30, 2006. It also amended certain EBITDA calculations and trailing EBITDA minimums required to be maintained by Direct Holdings.

        In connection with the Acquisition Transaction and the contribution of Direct Holdings to The Reader's Digest Association, Inc., on March 2, 2007, Direct Holdings repaid the outstanding principal and accrued interest of $30 under the Amended CIT Credit Facility (including its revolver, Term Loan A and Term Loan B).

  Borrowings—WRC Media

  Credit and Guaranty Agreement

        In connection with the July 2005 sale of a subsidiary and related recapitalization transactions, two of WRC Media's subsidiaries entered into the Credit and Guaranty Agreement ("First-Lien Facility"). The agreement provided for a facility consisting of a Senior Term Loan with a Tranche A and Tranche B, and a Revolving Credit Facility ("WRC Revolver"), to be secured by liens on substantially all of WRC Media's assets. The agreement also provided for a final maturity of the First-Lien Facility of July 22, 2009.

        Beginning November 20, 2006, in connection with the delivery of WRC Media's financial statements as of and for the nine-month period ended September 30, 2006, WRC Media was in default of the Credit and Guaranty Agreement because its borrowings were in excess of the permitted borrowings. At December 31, 2006, WRC Media was not in compliance with certain defined covenants, including leverage and coverage ratios. On January 23, 2007, WRC Media entered into the Forbearance and First Amendment Agreement whereby, among other provisions, WRC Media was, subject to certain terms and conditions, provided $23 in permitted borrowings. Under the terms of the Forbearance and First Amendment Agreement, subject to certain conditions including the avoidance of additional defaults, the lenders agreed not to exercise certain rights until March 31, 2007. In consideration of the execution and delivery of the Forbearance and First Amendment Agreement, WRC Media was required to pay a forbearance fee of up to $4 on the maturity date of the term loans. As noted above, WRC Media was also in default of certain financial covenants which were not waived. By virtue of these defaults, the lenders were entitled to certain remedies, including the repayment of all borrowings.

        In connection with the Acquisition Transaction and the contribution of WRC Media to The Reader's Digest Association, Inc., on March 2, 2007, WRC Media repaid all borrowings and forbearance fees, under the First-Lien Facility and the Forbearance and First Amendment agreements, totaling $113.

  Term Loan Credit Facility

        In connection with the July 22, 2005 redemption and repurchase by WRC Media of all of the shares of WRC Media's 15% Senior Preferred Stock due 2011 ("Senior Preferred Stock) and the warrants to purchase common stock of two of WRC Media's subsidiaries, WRC Media entered into a $30 Term Loan and Guaranty Agreement ("Second-Lien Term Loan Credit Agreement"), in addition to the payment of $55 and the issuance of 92,754,145 shares of WRC Media common stock to the holders of Senior Preferred Stock.

        The Second-Lien Term Loan Credit Agreement provided for similar but less restrictive covenants to those of the Credit and Guaranty Agreement. The Second-Lien Term Loan Credit Agreement was a priority loan to the Credit and Guaranty Agreement.

        SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," prescribes the accounting when debt is restructured by a company. Additional guidance on the application of SFAS No. 15 is provided by EITF Issue 02-07, "Determining Whether a Debtor's Modification or Exchange of Debt Instruments is within the Scope of FASB Statement No. 15." The consensus of these pronouncements is that unless there is evidence to the contrary, when debt is restructured with consideration materially less than the carrying value of the retired debt, the provisions of SFAS No. 15 apply. Therefore, although WRC Media was in compliance with its loan covenants when the recapitalization transactions occurred in 2005, because the consideration issued to the Senior Preferred shareholders was significantly less than the Senior Preferred Stock's carrying value, the provisions of SFAS No. 15 applied. Accordingly, the difference between the carrying value of the Senior Preferred Stock and the consideration received by the Senior Preferred shareholders of $83 was reduced by the $29 of interest expected to be earned by the Second-Lien Term Loan Credit Agreement loan holders over the term of the loan. Therefore, WRC Media recognized a gain of $54 and increased the carrying value of the Second-Lien Term Loan Credit Agreement loan by $29. The net gain on recapitalization of $38 was not reduced by income taxes.

        Beginning November 20, 2006, WRC Media was in default of the Second-Lien Term Loan Credit Agreement due to the excess borrowings discussed above and the cross default provisions of the Credit and Guaranty Agreement and Second-Lien Term Loan Credit Agreement. As of December 31, 2006, WRC Media was also in default of certain financial covenants which had not been waived. By virtue of these defaults, the lenders were entitled to certain remedies, including the repayment of all borrowings.

        In connection with the Acquisition Transaction and the contribution of WRC Media to The Reader's Digest Association, Inc., on March 2, 2007, WRC Media repaid all borrowings under the Second-Lien Term Loan Credit Agreement, totaling $40.1. In connection with the repayment of the Second-Lien Term Loan Credit Agreement, WRC Media recognized a gain in other income and (expense), net on the extinguishment since accrued interest of $18.5 expected to be earned by the Second-Lien Term Loan Credit Agreement was not required to be paid.

  Other Liquidity Matters

        International lines of credit and overdraft facilities totaled $55.1 at March 31, 2008, of which $0.0 was outstanding. These lines of credit are subject to renewal annually.

        As of March 31, 2008, our $2.9 stand-by letters of credit serves as security for a real estate lease entered into by WRC Media.

Contractual Obligations and Commitments
(includes forward-looking information)

        For information regarding debt and other obligations, including lease commitments and contingencies, see Note 7, Goodwill and Other Intangible Assets, Net; Note 12, Debt; and Note 14, Commitments and Contingencies, in our Notes to Combined Consolidated Financial Statements.

        In the normal course of business, we enter into long-term arrangements with suppliers for raw materials and merchandise and with other parties whose recordings or works we use in our products. These arrangements may contain minimum purchase requirements. We enter into these agreements to facilitate an adequate supply of materials and to enable us to develop better products for sale to our customers. The table below details our significant contractual obligations and the timing of payments due for those contracts with minimum purchase requirements as of June 30, 2007.

Contractual Obligations	Less than one year	One to three years	Three to five years	More than five years
Debt obligations(1):
Senior Secured Credit Facility	$13	$26	$26	$1,330
Senior Notes				600
Lease commitments:
Operating leases	31	53	43	87
Purchase commitments:
World's Finest Chocolate(2)	49	65	—	—
Royalty contracts	5	1	1	—
Pension and postretirement obligations(3)	65	129	130	336
Service and outsource contracts(4)	17	17	4	—

Total	$180	$291	$204	$2,353

    (1)
    See Note 12, Debt, in our Notes to Combined Consolidated Financial Statements for the Year Ended June 30, 2007 and Combined Statements for the Years Ended June 30, 2006 and 2005 for additional information.

    (2)
    In May 2007, QSP, Inc. restructured its agreement with World's Finest Chocolate to reduce the term of the agreement from December 31, 2020 to December 31, 2009, reduce our annual minimum tonnage purchase requirements for the remaining term of the agreement, phase out the fundraising exclusivity rights previously granted to QSP, Inc. (effective January 1, 2008), and eliminate certain employment restrictions. The commitments detailed above represent our minimum purchase requirements of chocolate products from fiscal 2007 until the agreement terminates at the end of calendar 2009. If the tonnage purchase requirements are not met, QSP, Inc. is subject to certain penalties as defined in the restructured agreement.

    (3)
    This item includes payments that are expected to be made for pension and postretirement benefits. Amounts in the "More than five years" category only include projected payments from fiscal 2013 through fiscal 2017. See Note 9, Pension Plans and Other Postretirement Benefits, in our Notes to Combined Consolidated Financial Statements for the Year Ended June 30, 2007 and Combined Statements for the Years Ended June 30, 2006 and 2005 for additional information.

    (4)
    This item includes a number of service contracts, such as product fulfillment agreements and information technology license and maintenance agreements. These contracts terminate at varying dates ranging from fiscal 2008 through 2011.

        On October 17, 2007, we entered into a seven year contract with Williams Lea, a global corporate information solutions provider. Under the contract, Williams Lea will deliver outsourced print procurement and marketing solutions to our operations in 19 countries across the United States and Canada, Europe, Middle East, Asia Pacific and Latin America. Williams Lea will assume the promotional printing operations of our direct-mail business, providing us with increased leverage and purchasing power by virtue of Williams Lea's expertise and global scale. The contract with Williams Lea is expected to reduce our print procurement cash expenditures by an aggregate of approximately $130 million over the first three years.

Critical Accounting Policies
(includes forward-looking information)

        Our significant accounting policies are more fully described in Note 1, Organization and Summary of Significant Accounting Policies, in our Notes to Combined Consolidated Financial Statements. The

accounting policies described below are those that we believe are critical to an understanding of our financial statements and require management to make significant judgments. These judgments entail estimates and assumptions that are essential to determining the recorded amounts and their impact on our operating results. Due to the uncertainty inherent in these estimates and assumptions, actual results may differ. The determination of the accounting policies that are critical and the assumptions and estimates that we have made have been reviewed and discussed with the Audit Committee of our Board of Directors.

  Allocation of Purchase Consideration to Goodwill

        Included in the financial statements are the purchase method of accounting adjustments related to the Acquisition Transaction, the WRC Media Merger and Direct Holdings Stock Acquisition. See Notes 2, Entities under Common Control, and Note 3, Acquisitions and Divestitures, for additional information. The cost of the Acquisition Transaction was used to establish a new accounting basis at The Reader's Digest Association, Inc. and subsidiaries, by allocating the cost of the assets acquired, including identified intangible assets totaling $1,078 and liabilities assumed at estimated fair values. The excess of the cost of the acquisition, including transactions costs, over the amounts assigned to the net liabilities assumed of $1,765 was recorded to goodwill and pushed down to the reporting units using the enterprise value.

        The purchase price paid to the holders of the common stock of WRC Media and Direct Holdings not owned by investment funds affiliated with Ripplewood (38.5% in the case of WRC Media and 15.6% in the case of Direct Holdings) in the WRC Media Merger and the Direct Holdings Stock Acquisition was also accounted for using the purchase method of accounting. Accordingly, only 38.5%, in the case of WRC Media, and 15.6%, in the case of Direct Holdings, of assets acquired and liabilities assumed have been adjusted to their fair market value, with the remaining percentage recorded at historical carrying amounts.

        The estimated fair values was determined using a number of factors, including the use of certain valuation methodologies (i.e. discounted cash flow projections, cost to reproduce or replace and market data where appropriate) and certain operational assumptions and estimates (i.e. revenue and operational growth rates). The principal factors used in the discounted cash flow analysis requiring judgment are the weighted average cost of capital and growth rate assumptions. Due to the many variables inherent in the estimation of fair value, differences in assumptions and estimates may have a material effect on the results of our future goodwill and intangible impairment tests. See Long-Lived Assets discussion below for additional information.

  Revenue Recognition

        Our primary revenue recognition policies for our key products are described below.

        Magazines—Sales of our magazine subscriptions, less bad debt and return reserves are deferred and recognized as revenues proportionately, on the first day of each month, over the subscription period. Revenues from sales of magazines through the newsstand are recognized at the issue date, net of an allowance for returns. Advertising revenues are recorded as revenues at the time the advertisements are published, net of discounts and advertising agency commissions.

        Sponsor Fundraising Programs—Our sponsor fundraising program business, which operates principally through QSP receives its revenues net of amounts due to its sponsors. Accordingly, we present revenues net of sponsors' earnings. Sales of subscriptions to magazines published by other companies and sales of music products are recorded as revenues at the time orders are submitted to the publisher, net of bad debts and remittances to magazine and music publishers.

        Books, Display Marketing and Other Products—Revenues are recorded when title passes, net of provisions for estimated returns and bad debts. Title passes upon time of shipment or upon delivery. For our display marketing products, title passes either at the point of sale or at the time of shipment. In certain circumstances, our promotion entitles the customer to a preview period. Revenue generated by these promotions is recognized after the preview period lapses. The most significant element in our revenue recognition policy is the estimate of returns and bad debts.

        Software Products—We recognize revenue for software sales upon shipment of the product, provided collection of the receivable is probable, payment is due within one year and the fee is fixed or determinable. If an acceptance period is required, revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period. If significant post-delivery obligations exist, revenues are deferred until no significant obligations remain. Revenue from service contracts, installation and user training is recognized as the services are performed. Software hosting services and post-contract support is recognized ratably over the term of the related contract. Included in unearned revenues is our obligation to perform under signed contracts for which payment has been made.

        Software revenues are recognized based on the residual method. We allocate the aggregate revenue from multiple element arrangements to each element based on vendor specific objective evidence. We have established vendor-specific objective evidence for installation, training and post-contract support, as we sell installation, training and post-contract customer support independent of multiple element agreements. Customers are charged standard prices for the installation, training and post-contract customer support, and these prices do not vary significantly from customer to customer.

        If we enter into a multiple element agreement where vendor-specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until all elements of the arrangement are delivered.

  Estimates of Returns and Bad Debt

        Our ability to accurately estimate returns and bad debt is critical in determining the amount of revenue to recognize. We present our revenues net of an allowance for returns and bad debts.

        We estimate returns for all products, as well as cancellations of magazine subscriptions, based on historical data, method of promotion and results of market testing for the products. Reserve levels are adjusted as actual return data is received. On a consolidated basis, our estimates of returns have not differed significantly from actual results.

        Estimates of bad debts are prepared using historical data based on the type of product and promotion and the source of customer. We review our bad debt reserves periodically to ensure they are appropriately stated. If actual results differ from our estimates, the reserve is adjusted as actual bad debt data is received. On a consolidated basis, our estimates of bad debts have not differed significantly from actual results.

        Revenues for our books and home entertainment and magazine businesses are principally driven by direct mail and, therefore, are the most sensitive to changes in payment rates and returns. Our School and Education Services businesses are much less susceptible to changes in payment rates and returns because the businesses in this segment collect most of their cash at the point of sale.

  Inventory Valuation

        We periodically assess our inventory for obsolescence and to ensure it is recorded at the lower of cost or market value. In estimating the necessary inventory reserve, we forecast demand for products on hand and assess market conditions, including potential usage in future promotions. We also consider the shelf-life of our perishable inventory. Adjustments to inventory reserves are recorded in product, distribution and editorial expenses on the statements of operations. On a consolidated basis, our estimates of bad debts have not differed significantly from actual results. As of June 30, 2007, we have established an inventory reserve of $(64) or 25% of our gross inventory. A 10% increase in our inventory reserve at June 30, 2007 would have affected our net loss by approximately $19 in 2007.

  Deferred Promotion Costs and Related Amortization

        Promotion costs for our books and home entertaining advertising costs are deferred only if certain criteria are met, including whether the future profit expected to be generated by a promotional campaign is greater than the costs deferred. Estimates of revenues and profits to be generated and of returns are made using historical data based on the type of product, method of promotion and customer targeted. As actual results for a specific promotional campaign are received, the campaign is reassessed. To the extent that capitalized costs of the campaign exceed the profit expected to be generated, the difference is expensed immediately. Amortization related to deferred promotion expenses is included in promotion, marketing and administrative expenses on the statements of operations. On a consolidated basis, our estimates have not differed significantly from actual results.

  Pension Assumptions

        The calculation of pension income (expense) is based on various actuarial assumptions. We review these assumptions annually, together with actuarial consultants, to determine reasonable rates.

        During our periodic review of assumptions used in determining the net pension income (expense) to be recorded in 2007, we examined the assumed long-term rate of return on pension assets and the discount rate. Currently, the long-term rate of return on pension assets is the most significant factor in determining our net pension income (expense). The assumed long-term rate of return on pension assets represents the rate of return we expect our pension assets to earn over an extended time horizon. Accordingly, significant changes in this rate due to short-term fluctuations in market conditions are not appropriate.

        In 2007, our assumed long-term rate of return on pension assets, used to determine net pension income for our over-funded U.S. plan, was 8.5%. Based on our projections and expectations of future performance, we have not changed our long-term rate of return on pension assets for 2007. A 25 basis point decrease in the long-term rate of return on pension assets used for 2007 would have decreased net pension income by $(0.6). Because our U.S. Retirement Plan is over-funded, this would not have affected our funding strategy.

        In 2007, our assumed long-term rate of return on our international pension assets, used to determine the net pension expense, was 7.05%. Based on our projections and expectations of future performance, our long-term rate of return on international pension assets for fiscal 2008 was adjusted to 7.11%. A 25 basis point decrease in the weighted average long-term rate of return on pension assets used for 2007 would have increased net pension expense by approximately $0.3.

        The discount rate is currently not as significant an assumption in calculating the net pension income or benefit obligation for our U.S. plan because our plan is mature and includes a significant number of retirees who are currently receiving benefits. Accordingly, the period over which the obligation is discounted is much smaller than it would be for other employers' plans. In 2007, the discount rate used to determine the pension income for our U.S. plans was 5.50%. Our discount rate for the 2008 pension income will increase to 6.25%. A 25 basis point decrease in the discount rate used for 2007 would have decreased net pension income by $(0.1). The discount rate is matched to yield curves reflective of the cash flows of our plan and also compared to indices of high-quality long-term corporate bonds of the appropriate duration.

        For the international plans, the weighted average discount rate used to determine the pension expense was 5.07% in 2007, respectively. The weighted average discount rate projected for pension expense in 2008 is expected to increase to 5.57%. This is primarily driven by the increase in rates of high-quality long-term corporate bonds in the United Kingdom. A 25 basis point decrease in the discount rate used for 2007 would have increased net pension expense by approximately $0.1. The discount rates are generally set by reference to yields of high-quality long-term corporate bonds of the appropriate duration.

        Income and expenses associated with our pension plans are included in promotion, marketing and administrative expenses on the statements of operations. Impacts on respective countries vary depending on the nature of each individual plan.

  Restructuring Charges

        Restructuring charges are recorded in accordance with SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" or SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Under SFAS No. 146, costs associated with restructuring actions, including one-time severance benefits, are only recorded once a liability has been incurred. However, the severance programs at Reader's Digest Association, Inc. generally do not qualify as one time benefits; therefore, we recognize severance amounts pursuant to SFAS No. 112 and SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (the impact of pension curtailments and settlements that are directly attributable to our restructuring actions are recorded in accordance with SFAS No. 88). Severance incurred in connection with the Acquisition Transaction are recognized in connection with purchase accounting and in accordance with EITF Issue No. 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination." Severance charges represent the cost to separate employees from our operations to streamline the organization. The separation is accomplished through a combination of voluntary and involuntary severance programs. As such, severance amounts are recorded when a termination plan is developed and approved, including the identification of positions to be separated, and when payment is probable and estimable. Other amounts related to restructuring actions, including charges to terminate contractual obligations in connection with streamlining activities, are estimated and recorded in accordance with SFAS No. 146.

        The impact of restructuring charges is recorded in other operating items, net on the statements of operations. See Note 4, Other Operating Items, Net, in our Notes to Combined Consolidated Financial Statements for further information.

  Long-Lived Assets

        Goodwill and intangible assets with indefinite lives are assessed for impairment annually, or on an interim basis if indicators of impairment are present. These assessments, which require a significant level of judgment, involve management's estimates of future cash flows, market trends and other factors. If goodwill and intangibles with indefinite lives are determined to be impaired, a loss is recorded.

        Management's estimates of future cash flows take into consideration market trends and our internal projections of performance relative to other constraints, including the efficiency and effectiveness of sales channels and potential changes in market penetration. External factors, such as competition and the health of regional economies, must also be considered. Although these factors are critical to assessing impairment, estimates of fair value are also sensitive to small changes in profit margins and discount rates.

        Intangible assets with finite lives must be assessed for impairment whenever changes in circumstances indicate that the assets may be impaired. We assess recoverability by comparing the asset's carrying amount to the undiscounted future net cash flows expected to be generated by the asset. To the extent the carrying value of the asset exceeds its future cash flows, an impairment loss is recorded based on the fair value of the asset. See Note 7, Goodwill and Other Intangible Assets, Net, in our Notes to Combined Consolidated Financial Statements for further information.

        In addition to the above, property, plant and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of that asset may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We assess recoverability by comparing the asset's carrying amount to the undiscounted future net cash flows expected to be generated by the asset. If we determine that the asset is impaired, the impairment recognized is the amount by which the carrying amount of the asset exceeds the fair value of the asset. Impairments are recorded in other operating items, net on the statements of operations. See Note 4, Other Operating Items, Net, in our Notes to Combined Consolidated Financial Statements for further information.

  Income Taxes

        Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires that deferred tax assets and liabilities be recognized, using enacted tax rates, for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Deferred tax assets, including net operating losses, are reduced by a valuation allowance if it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

        We are subject to tax in a number of locations, including many state and foreign jurisdictions. As might be expected, significant judgment is required when calculating our world-wide provision for income taxes. Because of this uncertainty, we establish consolidated tax liabilities based on an estimate of whether it is likely that additional taxes and interest will be due. In some cases, many years may elapse before an audit is completed with respect to items for which a reserve has been established. As settlements are reached, we adjust the corresponding accruals, if required, in the period in which the final determination is made. The establishment of valuation allowances is dependent on and requires significant judgment as to expected future operating results of both foreign and domestic operations.

Quantitative and Qualitative Disclosures About Market Risk
(includes forward-looking information)

        The functional currency for our foreign operations is the local currency. In the normal course of business, significantly all of the transactions of our foreign operations occur in the local currency. We purchase forward contracts to minimize the effect of fluctuating currencies on specifically identifiable transactions. These transactions were minimal in 2007 and during the first three quarters of 2008. Based on our historical experience, we expect the foreign exchange gains and losses over the next year to be minimal.

        Interest expense related to our senior secured credit facility is sensitive to changes in the general level of U.S. interest rates. The senior secured credit facility includes within the above-mentioned facilities a US$100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries. Borrowings under the term loan bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate ("Base Rate") determined by reference to the higher of (1) the prime rate and (2) the federal funds rate plus 0.50% or (b) a Eurocurrency rate ("Eurocurrency Rate") determined by reference to the rate for Eurocurrency deposits for a period of one, two, three or six months or, subject to availability to the lenders, nine or twelve months, as selected by us. For Base Rate loans and Eurocurrency Rate loans, the applicable margin is 1.00% and 2.00%, respectively.

        Based on our average debt outstanding under this agreement over the prior fiscal year, a 1% change in the interest rate charged on these borrowings would have affected our 2007 interest expense by $4.4. Based on our average debt outstanding under this agreement over the third quarter of 2008, a 1% change in the interest rate charged on these borrowings would have affected our interest expense during the three and nine-month periods ended March 31, 2008 by $(1.9) and $(5.6), respectively.

        We entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating- for fixed rate interest payments, to reduce interest rate volatility and to comply with the interest rate provisions of our senior secured credit facility.

        Additional information is available in Note 8, Financial Instruments, in our Notes to Combined Consolidated Financial Statements.

Recent Accounting Standards
(includes forward-looking information)

        In June 2006, the FASB issued FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of SFAS 109" (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition and measurement of tax positions. Disclosure requirements under this guidance will include a rollforward of the beginning and ending unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within a year. FIN 48 is effective for fiscal years beginning after December 15, 2006 for public companies and for fiscal years beginning after December 15, 2007 for non-public companies. We adopted FIN 48 effective October 1, 2007. See "Note 11—Income Taxes" in our Notes to Consolidated and Combined Condensed Financial Statements for the period ended March 31, 2008 for additional information.

        In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements" (SFAS No. 157). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are evaluating the impact of this standard on our consolidated financial statements and the impact is not expected to be material.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to voluntarily choose to measure many financial assets and financial liabilities at fair value. The election is made on an instrument-by-instrument basis and is irrevocable. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on our consolidated financial statements.

BUSINESS

The Acquisition Transactions

        On January 23, 2007, RDA Holding Co. (a Ripplewood Holdings L.L.C. ("Ripplewood") controlled entity), WRC Acquisition Co. (a subsidiary of RDA Holding Co.) and WRC Media Inc. ("WRC Media") entered into a merger agreement that provided for WRC Acquisition Co. to merge with and into WRC Media, with WRC Media being the surviving corporation (the "WRC Media Merger"). An investment fund affiliated with Ripplewood acquired its original interest in WRC Media in 1999 and had at the time of the WRC Media Merger approximately a 46% economic interest and a majority voting interest in WRC Media. The merger consideration of $100.7 million paid to WRC Media's existing stockholders to acquire all the common stock of WRC Media at the closing of the WRC Merger on March 2, 2007 included a combination of RDA Holding Co. common stock ($80.6 million), RDA Holding Co. junior pay-in-kind preferred stock ($20.0 million) and cash ($100,000).

        On January 23, 2007, RDA Holding Co. entered into a stock acquisition agreement to acquire all the common stock of Direct Holdings U.S. Corp. ("Direct Holdings") in exchange for shares of common stock of RDA Holding Co. and net cash totaling $56.7 million (the "Direct Holdings Stock Acquisition"). An investment fund affiliated with Ripplewood acquired its original interest in Direct Holdings in December 2003 and had at the time of the Direct Holdings Stock Acquisition approximately a 84% voting and economic interest in Direct Holdings. The net consideration of $56.7 million paid at the closing of the Direct Holdings Stock Acquisition on March 2, 2007 included a combination of RDA Holding Co. common stock ($50.1 million) and net cash ($6.6 million).

        On March 2, 2007, RDA Holding Co. acquired us pursuant to a Merger Agreement dated November 16, 2006 among us, RDA Holding Co. and Doctor Acquisition Co. (a wholly owned subsidiary of RDA Holding Co.) (the "RDA Merger Agreement"). Pursuant to the RDA Merger Agreement, Doctor Acquisition Co. was merged with and into us, with The Reader's Digest Association, Inc. being the surviving corporation (the "Acquisition Transaction"). In the Acquisition Transaction, each outstanding share of our common stock (except those held in treasury) was converted into the right to receive $17.00 in cash and each outstanding share of Doctor Acquisition Co. was converted into one share of our common stock, as the surviving corporation. Upon the closing of the Acquisition Transaction, RDA Holding Co. became the owner of all of our issued and outstanding common stock.

        Prior to the consummation of the Acquisition Transaction, we were a publicly traded company listed on the New York Stock Exchange. As a result of the Acquisition Transaction, our shares ceased to be listed on the New York Stock Exchange, and we operate as a privately held company.

        Concurrently with the closing of Acquisition Transaction on March 2, 2007, RDA Holding Co. contributed all of the outstanding shares of WRC Media and Direct Holdings to us.

        For a description of the accounting methods used to account for the Acquisition Transaction, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Basis of Presentation."

        We report on a fiscal year that begins July 1. The year ended June 30, 2007 is our fiscal 2007. WRC Media and Direct Holdings previously reported on a fiscal year that ended on December 31 and on a fiscal year that ended on the last Saturday in June, respectively. Subsequent to March 2, 2007, both WRC Media and Direct Holdings changed their respective fiscal year ends to June 30.

Overview

        We are a diverse multimedia publisher and a leading provider of information, entertainment, and education through our published magazines, books, educational products, recorded music collections and home video products. We also sell products through QSP, Inc. ("QSP"), our schools and youth fundraising company, Books Are Fun, Ltd. ("Books Are Fun"), our display marketing business. Our business is organized and reports across three primary business segments: Reader's Digest United States (formerly Reader's Digest North America), Reader's Digest International and School & Educational Services (formerly known as Consumer Business Services), as discussed in more detail below under "Our Business Segments."

        We believe that our principal publications enjoy strong brand awareness. According to the 2006 Young & Rubicam Brand Asset Valuator study, Reader's Digest is one of the strongest publishing brands in the United States. Additionally, we have a customer database of over 100 million names worldwide to which we market our products.

        As of June 30, 2007, the end of our fiscal year, we published 90 magazines consisting of 50 distinct editions of our flagship Reader's Digest magazine and 40 other specialty magazines worldwide, including Every Day with Rachael Ray, Taste of Home, The Family Handyman, Birds and Blooms, Our Canada and Weekly Reader. Reader's Digest magazine is sold in approximately 70 countries and published in 50 editions and 21 languages. As of June 30, 2007, total global circulation for our magazines was approximately 41 million with estimated global readership of over 100 million.

        Our diverse line of books and home entertainment products, both in the United States and internationally, include Reader's Digest Select Editions (formerly known as Condensed Books), general books, series books, recorded music collections and series, and home video products. Bestselling non-series books include Taste of Home Cookbook (approximately 835,000 copies sold in fiscal 2007), Extraordinary Uses for Ordinary Things (approximately 397,000 copies sold in fiscal 2007), Atlas of the World (approximately 391,000 copies sold in fiscal 2007), Discovering the Wonders of the World (approximately 232,000 copies sold in fiscal 2007), and 30 Minutes a Day to a Healthy Heart (approximately 216,000 copies sold in fiscal 2007). Our books and home entertainment products are primarily marketed and sold through direct mail, as well as through the Internet, direct response television ("DRTV"), telemarketing, package inserts, freestanding inserts, catalogs and Books Are Fun. For the fiscal year ended June 30, 2007, we sold more than 68 million books, music products and video products worldwide. We have a music collection of more than 11,000 original titles that are packaged and sold in 43 countries, and our video products are marketed in 34 countries. Our Direct Holdings subsidiary is a direct marketing business that sells recorded music compilations and video products primarily through DRTV under the Time Life brand, which Direct Holdings licenses from Time Warner.

        We publish education materials for the pre-K through grade 12 market in the United States through Weekly Reader magazines, books, World Almanac, and CompassLearning, businesses that were combined with RDA following the March 2, 2007 transaction. We also sell products through multiple channels including QSP, our schools and youth fundraising company, and Books Are Fun, our display marketing business. Our Internet food websites, Allrecipes.com, Tasteofhome.com and rachelraymag.com have approximately 90,000 combined recipes. Allrecipes.com, a food lifestyle community is an online cooking community where home cooks from around the world come to share, rate and download recipes and meal ideas with approximately eight million unique visitors per month.

        We are a Delaware corporation, originally incorporated in New York in 1926, then reincorporated in Delaware in 1951. Our corporate headquarters are located at Reader's Digest Road, Pleasantville, New York 10570 and our telephone number is (914) 244-1000.

Our Strengths

        Leading global brand and unparalleled footprint.    Reader's Digest magazine is one of the worlds most widely subscribed and read magazine franchises, with a circulation of over 18 million worldwide and almost 70 million readers. According to the 2006 Young & Rubicam Brand Asset Valuator study, Reader's Digest is one of the strongest publishing brands in the United States. The magazine is published in 50 editions and in 21 languages. We have developed a diversified product portfolio that includes 90 magazines, series and single-sales books and a music collection with more than 11,000 titles. We sell books and magazines in over 70 countries around the world and have a global database of more than 100 million households. We sell music products in 43 countries and video products in 34 countries.

        Extensive channels of distribution and diversified customer base.    We have multiple channels of distribution through which we serve our highly diversified customer base. We market and sell our products through direct mail (including catalogs), the Internet, DRTV, telemarketing, package inserts, freestanding inserts, display marketing and direct selling. Furthermore, our QSP division is a leading schools and youth fundraising support organization in the United States, while our Books Are Fun division is one of the largest display marketers in the United States. Our extensive customer database provides us with the ability to cross-sell by marketing our full portfolio of products to existing customers. We believe that our diversified revenue streams reduce the risk of product, marketing channel, customer and geographic revenue concentration.

        Strong operating performance in our core businesses.    During the past three years, excluding costs and amortization related to the Acquisition Transaction, our core businesses reported in our United States and International segments have experienced strong operating profit growth and margin expansion. For the three-year period ended June 30, 2007, the operating margins in our Reader's Digest United States segment have improved by 1.9%, with operating profit growing 13.4% on a compounded annual basis. Over the same period, Reader's Digest International's operating margins have expanded 0.1%, with operating profits increasing 5.6% on a compounded annual basis.

        Well-developed product portfolio targeting high-interest consumer and advertising affinities.    Our content and products target four high-interest consumer and advertising affinities: Food & Entertaining, Home & Garden, Health & Wellness, and RD Community. We believe these affinities have high consumer engagement and are, therefore, attractive to advertisers. We have the leading market share in the popular food affinity magazine publishing market through our Taste of Home and Every Day with Rachael Ray titles. Our Internet food site Allrecipes.com is among the top three food lifestyle websites, and the leading social networking food site on the Internet.

        Experienced and committed leadership team.    Our current senior management team provides us with a combination of both deep-rooted and recent experience at our company, and averages over 20 years of experience in the publishing industry. Our leadership team is led by Harvey Golub, the Chairman of our Board of Directors, and Mary Berner, our President and Chief Executive Officer. Mr. Golub and Ms. Berner are among the most accomplished executives in their respective industries.

        Leading financial sponsor with publishing and direct mail experience.    Ripplewood Holdings L.L.C. ("Ripplewood") is a leading private equity firm that specializes in sponsoring companies and providing operational oversight. Ripplewood was founded in 1995 and has invested over $10 billion in a number of industries, including publishing, direct marketing, consumer products, chemicals, financial services, telecommunications and technology. Prior transactions in the direct marketing and publishing sectors include the acquisitions of Direct Holdings, WRC Media and Shaklee.

Our Business Strategy

        We are focused on expanding our position as a leading provider of information, entertainment, and education through our magazines, books, recorded music collections, home video products and educational materials. Our business strategy concentrates on three key areas:

        (1)   Financial flexibility;

        (2)   Growth engines and value creation; and

        (3)   People and culture.

  Financial Flexibility

        We are engaged in a Company-wide effort to deliver cost savings. We believe that this initiative is critical to both our short- and long-term health, as it will drive improved margins, reduce costs to strengthen the financial health of the Company, and create financial flexibility by saving funds that can be directed into other corporate needs. The goals of our expense reduction are:

  •
  To improve the way we do business;

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  To reduce the costs of purchased products and service; and

  •
  To thereby improve our return on capital.

        We currently have a high standalone cost structure. Our selling, general and administrative expense (defined as promotion, marketing and administrative expense) was approximately 53% of sales in fiscal 2007, which we believe is higher than that of many other publishers. We have identified annual cost savings from our becoming a private company, implementing headcount reductions and the absence of certain other expenses. We also believe there are significant cost and revenue synergies among our product affinities, including infrastructure and distribution channel synergies. Additionally, we have been working with a leading supply chain consulting firm to analyze our infrastructure in order to identify additional cost reduction opportunities within our supply chain and maintenance, repair and operations functions. On October 17, 2007, we entered into a seven year contract with Williams Lea, a global corporate information solutions provider, which is expected to reduce our print procurement cash expenditures by an aggregate of approximately $130 million over the first three years. See "Business—Production and Fulfillment" for more information.

  Growth Engines and Value Creation

        We aim to increase our value by organizing our Company to leverage our leading businesses and brands into opportunities for growth by creating product affinities, continuing to expand internationally, and developing our channels and digital products. We anticipate that these efforts will strengthen our portfolio of companies and improve our business performance.

        In March 2007, we began to shift to an affinity-based focus in the United States, which allows us to market our portfolio of content assets around business divisions based on consumer affinity interests. By organizing around the following four affinities, we believe that we will be able to more effectively leverage our platform to both customers and advertisers in the United States:

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  Food & Entertaining—We are the largest food publisher in the United States, based on magazine circulation of more than 7 million as of June 30, 2007, with several popular food magazines, cookbooks, websites and cooking events that engage consumers across a variety of media. Our key products within this affinity are the award-winning magazine Every Day with Rachael Ray; Taste of Home, the largest-circulation U.S. food magazine; related Taste of Home food magazines, cookbooks and cooking schools; Taste of Home Entertaining, our home party plan business; and Allrecipes.com.

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  Home & Garden—We have several leading magazines in the Home and Garden space with total circulation of approximately 7.5 million as of June 30, 2007. Our key magazines in this affinity include The Family Handyman, the largest U.S. do-it-yourself publication with a circulation of approximately 1.1 million, Birds & Blooms, with a circulation of approximately 1.7 million, and Backyard Living, with a circulation of approximately 0.9 million. This affinity also sells home and garden-related books and merchandise.

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  Health & Wellness—We are a publisher of health content, and our key products within this affinity are global health-related books such as Magic Foods for Better Blood Sugar. In addition, we have an extensive ailment database to which we periodically promote products and services.

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  RD Community—We publish products that inspire by celebrating the power of the individual, including our flagship title, Reader's Digest and its brand extensions, Selecciones and Reader's Digest Large Print for Easier Reading, plus trade publishing, reading series (including Select Editions) and music. Total circulation in this affinity was approximately 11 million as of June 30, 2007.

        We believe that our shift to a focus based upon consumer interest affinities within the United States allows our customers to more effectively engage with our content and products, enabling us to offer cross-platform content and advertising packages to both consumers and advertisers, to promote advertising growth across our flagship Reader's Digest magazine and special interest titles including Every Day with Rachael Ray and Taste of Home, and to build and grow our digital assets. While we believe many publishers generate more than 50% of magazine revenue from advertising, advertising represented a significantly smaller percentage of our total magazine revenue in fiscal 2007. Please see "Circulation and Advertising" below.

        In the past two years, we launched or acquired three new business concepts: Every Day with Rachael Ray magazine, Taste of Home Entertaining and Allrecipes.com. Every Day with Rachael Ray was named Advertising Age's 2006 "Launch of the Year" and, as of June 30, 2007, had increased its rate base from an initial 350,000 to approximately 1.3 million. Taste of Home Entertaining, a home party plan business, leverages the Taste of Home brand and has approximately 8,400 consultants who have held approximately 38,000 parties and sold approximately 1.0 million products in fiscal 2007. Allrecipes.com currently has 2.4 million registered members who post recipes and reviews to the website, which has approximately eight million monthly unique visitors. Allrecipes.com generates revenue from advertising sponsorship and business-to-business software licensing. In addition, in March 2007, we added Direct Holdings and WRC Media to our family of businesses.

        We anticipate investing in global expansion within our International segment by entering new countries, launching new editions of Reader's Digest magazine, and rolling out new products. After launching businesses in ten new markets in the past four fiscal years, we expect to expand into additional markets such as Turkey, Saudi Arabia and The People's Republic of China in fiscal 2008. There is a rigorous selection process to identify potential new markets that includes selecting areas for expansion that have a high literacy rate, a reliable postal system, a favorable regulatory environment and strong market test results. For the fiscal year ended June 30, 2007, the ten new markets generated approximately $47 million in revenue and $12 million in operating profit. We believe there is a significant opportunity to expand further globally.

        Our School & Educational Services segment brings together QSP, Books Are Fun, Weekly Reader Publishing Group, which publishes Weekly Reader, a learning-based classroom periodical with approximately 5.3 million U.S. subscribers throughout the United States, and CompassLearning, provider of a leading computer-based school curriculum that allows students to develop their math and English skills. We expect to expand this segment by leveraging our relationships with teachers, school administrators, parents and students. We believe that revenue synergies can be achieved by integrating product sales with fundraising; databases and direct marketing with field sales forces; and product-rich entities with distribution.

        We expect to expand our marketing channels worldwide, particularly expanding our digital efforts. Our digital strategy is to build online brands to amass large audiences, leveraging our brand equity and content to profitably sell advertising and magazine subscriptions and to aggressively acquire and retain customers online along all points of contact to sell more products, and do so more cost-effectively. We also expect to leverage other non-direct mail channels such as retail, display marketing and DRTV.

  People and Culture

        We seek to transform our Company to create more consistent and sustainable performance that will enhance profitability and cash flow while positioning the Company for sustained long-term growth. We are committed to fostering a rapid and innovative environment, and evolving our corporate culture into a high-performance organization. To this end, we have launched a globally consistent platform to drive accountability and to enhance our performance-based culture. This platform was designed with the following objectives in mind:

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  Drive accountability to all employees;

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  Raise the bar on performance;

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  Ensure expectations are communicated; and

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  Increase the probability of our success.

We also have a significant effort underway to upgrade talent across our entire company.

Our Business Segments

        Our business currently is organized and reports across three business segments: Reader's Digest United States (formerly Reader's Digest North America), Reader's Digest International and School & Educational Services. However, for fiscal 2007 we had not yet fully integrated the March 2007 additions of WRC Media and Direct Holdings into our three business segments. Therefore, these companies were operated and monitored separately for fiscal 2007. During the second quarter of fiscal 2008, WRC Media and Direct Holdings were integrated into our School & Educational Services and Reader's Digest International business segments, respectively. In addition, commencing with the second quarter of fiscal 2008, our Canadian operating results are included within our International segment, which was previously included in our Reader's Digest United States segment.

        We have recast our reporting segment results of operations and related disclosure for previous periods to conform to the above-stated changes to our new reporting segments. Information regarding each segment's revenue, income or loss before taxes for each of the last three fiscal years and total assets as of the end of each of the last two fiscal years is included in "Note 15—Segments" in our combined consolidated financial statements included in this prospectus, which is incorporated by reference herein.

  Reader's Digest United States (formerly Reader's Digest North America)

        As recast, during fiscal 2007, our United States (then North American) segment comprised our operations in the United States that primarily publish and market magazines, books and home entertainment products, including

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  U.S. Magazines—Three editions of Reader's Digest magazine and special interest magazines such as The Family Handyman and Every Day with Rachael Ray.

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  Reiman Books and Magazines—Books and 13 special interest magazines, such as Taste of Home, Country and Birds & Blooms, focusing on food, home and garden and other lifestyle topics, as well as cooking schools, catalogs and travel tours.

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  U.S. Books and Home Entertainment—Select Editions books, Young Families products, series and general books, children's and trade publishing, and music and video products.

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  Other—Taste of Home Entertaining, a home party plan business, and Allrecipes.com, an online recipe and cooking business.

        The performance of Reader's Digest magazine and special interest magazines is driven primarily by circulation revenue and advertising sales. Reader's Digest United States uses various direct marketing techniques to acquire new customers in a cost-efficient manner. Many of our publications possess an innovative editorial model that makes extensive use of reader-generated content. Historically, these reader-generated magazines have not included significant advertising, and, accordingly, circulation has been the principal driver of performance in this business. However, we expect to promote advertising in these magazines in the future. The results of the U.S. books and home entertainment businesses are driven by their new customer acquisition programs, response rates to their promotional mailings, customer payment rates and membership in their continuity series businesses. The performance of our Taste of Home Entertaining business is driven by the number of consultants, number of parties and average sales per party. The performance of our Allrecipes.com site is driven by monthly visitors, advertising, and licensing.

  U.S. Magazines

        Reader's Digest Magazine.    Reader's Digest is a reader-driven, general interest family magazine with an editorial mission to inform, entertain and inspire. The articles, book section and features included in Reader's Digest cover a broad range of contemporary issues and reflect a focus on the power of the individual to make a difference in their own lives and the lives of others. Commencing with its January 2008 issue, the look of Reader's Digest was redesigned to give it a more contemporary feel and to introduce the magazine's "Life Well Shared" tagline. In addition to original articles, the United States English-language edition of Reader's Digest also contains reader-generated monthly humor columns, such as "Laugh! It's the Best Medicine" "Life in These United States" and "@Work—All In A Day's Work," and other regular features, including "Quotes," "Word Power," "Only in America," "Heroes," "Outrageous!" and "Guide."

        Reader's Digest is published in several editions in the United States, including the flagship English-language edition, a Spanish-language edition titled Selecciones, and Reader's Digest Large Print for Easier Reading, as well as Braille and recorded editions.

        Selecciones.    Selecciones is the Spanish-language edition of Reader's Digest that is published in the United States. It is the world's most popular magazine in a Spanish-language edition, with a circulation of approximately 375,000 as of June 30, 2007. In every issue there is a broad range of topics including useful advice, entertainment, inspiration, ways to cope with stress, the latest medical discoveries, and tips to manage time and investments.

        The Family Handyman.    We publish The Family Handyman, which provides inspiration, instructions and guidance for do-it-yourself home improvement projects. The Family Handyman has a circulation of approximately 1.1 million as of June 30, 2007. Under The Family Handyman brand, we also publish special homeowner custom publications that are used by real estate brokers.

        Every Day with Rachael Ray.    Every Day with Rachael Ray is a full-size glossy magazine that features the popular author, TV food personality and talk show host Rachael Ray. The magazine offers smart and easy recipes, as well as practical advice on food destinations and entertaining. Every Day with

Rachael Ray has a circulation of approximately 1.3 million as of June 30, 2007. The magazine featured nine issues in fiscal 2007, and has a companion website at www.rachaelraymag.com, which contains additional recipes in addition to the ones published in the magazine.

        rd.com.    The rd.com website extends the experience of reading Reader's Digest through audio, graphic, text and video enhancements, interactive discussions and reader involvement, and additional content relating to Reader's Digest. We also utilize rd.com to market our products through e-mail and the Internet, as well as to communicate with, and provide service to, our customers online.

  Reiman Books and Magazines

        We publish 13 special interest magazines on food, home and garden and other lifestyle topics in our Reiman division, in addition to offering books, cooking schools, catalogs and travel tours. Reiman has an innovative editorial model that makes extensive use of reader-generated content. Historically, almost all of Reiman's publications have not accepted on-page advertising, making circulation the principal driver of performance. However, we expect to promote advertising in these magazines beginning in fiscal 2008.

        The editorial philosophy for our Reiman products includes the following core principles: (1) concentration on positive aspects of people and their lifestyles, (2) encouragement of reader involvement, (3) maintenance of low editorial costs, and (4) emphasis on product quality. Approximately 80% of the editorial content of Reiman magazines is contributed by readers.

        As of June 30, 2007, we believe that six of Reiman's magazines would have ranked in the top 100 in national circulation in the United States, with Taste of Home being the largest food magazine in the United States, based upon the most recent Audit Bureau of Circulation statistics. Reiman's strategy has included launching a number of new book annuals and magazines, as well as repurposing content for retail and trade sales through Books Are Fun, magazines and newsstand sales. Reiman has also focused on initiatives such as the re-launch of Quick Cooking as Taste of Home Simple & Delicious and is collaborating with Allrecipes.com to include content from Reiman's food publications.

        Reiman magazines.    Reiman publishes 12 bi-monthly magazines and one quarterly magazine in the United States and Canada, including Taste of Home, which is the largest-selling food magazine in the United States. Taste of Home is published six times a year and includes 68 full-color pages with more than 75 recipes in each issue. Taste of Home caters to readers who are looking for simple everyday recipes that can be created without exotic ingredients. The magazine was launched in 1993 and had approximately 3.5 million subscribers as of June 30, 2007. In addition to receiving recipes from its readers, Taste of Home also has approximately 1,000 field editors across the United States and Canada who regularly collect and send recipes to the magazine. The interactive aspect of the business model allows Taste of Home to cater to the needs of its loyal reader base and allows for a strong web presence at www.tasteofhome.com.

        Other notable Reiman magazine titles include three Taste of Home extension brand food magazines, as well as Birds & Blooms, Reminisce and Backyard Living.

        Reiman books.    Reiman also publishes books based on editorial content derived from material contributed to Reiman magazines by its readers. Reiman books are created to complement Reiman magazines and to leverage the magazines' brand equity, reader loyalty and editorial capability. Reiman principally markets annual editions of books that are mostly created from prior-year magazine content and markets single-sales products. Reiman has 13 annual book programs and two calendar programs (including one book program that was launched in fiscal 2007) that are marketed on an advanced consent basis, with customers agreeing to receive future editions of the books unless they respond to an annual prepublication notice. Reiman also publishes several popular cookbooks under the Taste of

Home franchise. Reiman recently launched The Taste of Home Cookbook, which already has sold more than 800,000 copies.

  U.S. Books and Home Entertainment

        We grouped as books and home entertainment ("BHE") products in our United States segment in fiscal 2007 Reader's Digest Select Editions, Reader's Digest Young Families, Reading Series Books, General Books, Recorded Music Collections and Series, and Adult Trade and Children's Publishing. These products are marketed and sold through direct mail and retail and also through the Internet, DRTV, telemarketing, package inserts and catalogs. Results in this business are driven by the size of the active customer base, response rates to promotional mailings and offerings, and membership in the continuity series business.

        Reader's Digest Select Editions.    Reader's Digest Select Editions is a continuity series of condensed versions of current popular fiction. A condensed work reduces the length of an existing text while seeking to retain the author's style, integrity and purpose. BHE first published the Select Editions books in 1950 and currently publishes six volumes of Select Editions each year. Each Select Editions volume contains edited and condensed versions of today's bestsellers. Some popular authors who have appeared in recent Select Editions include James Patterson, Mary Higgins Clark, Nicholas Sparks, Nelson DeMille and Sue Grafton.

        Select Editions are marketed primarily through direct mail to our existing customers and also promoted through offerings in Reader's Digest magazine, as well as e-mail and Internet offers.

        Reader's Digest Young Families.    Reader's Digest Young Families sells products for children up to age eight, primarily through direct mail and Internet promotions targeting new mothers and grandparents. The division's products include interactive books, such as Classics for Beginning Readers, Little Animal Adventures, Sesame Street ABCs and Read with Pooh, and videos, such as The Country Mouse and The City Mouse. Young Families sells its products principally in the United States and Canada.

        Reading Series books.    Our U.S. BHE markets open-ended reading series books. Notable titles include The World's Best Reading, Today's Best Non-Fiction, and Best Mysteries of All Time.

        General books.    General books include books that span our consumer affinity interests including cookbooks, health books, how-to and do-it-yourself books, and reference books, some of which we publish in series. BHE also publishes books on subjects such as history, travel, religion, nature, home, computers and puzzles.

        New general books are usually BHE original books, but also may be books acquired from other publishers. During the development period for an original RDA book, extensive research is conducted to prepare an appropriate marketing strategy for the book. BHE continues to examine its current marketing strategy and to identify new opportunities for growth.

        Music.    BHE releases music collections on compact discs in the United States. These releases span a broad range of musical styles, ranging from classical to pop and from local folk to relaxation music.

        BHE licenses existing recordings from major record companies and sponsors its own recordings with renowned orchestras and international and local artists, while continuing to acquire rights to master recordings. As of June 30, 2007, BHE owns a music collection of more than 11,000 original titles. BHE has digitized a major portion of these selections and now offers an increasing number of tracks through various online providers. BHE also licenses its selections to third parties for retail sales or for movie synchronization.

        We are a member of the Recording Industry Association of America in the United States and have been recognized with 51 gold, platinum and multi-platinum certificates.

        Video.    BHE home video products reflect the interests of its global customers—travel, history, natural history and children's animated programs.

        BHE's high editorial and production standards differentiate its programs in a competitive marketplace. BHE original special interest documentaries are produced with award-winning production companies in Europe, Australia and the United States. To create programs cost effectively, BHE is developing partnerships with international broadcasters and prestigious moving-image archives.

        When original programs are filmed, the footage is archived for potential use in future productions. Additionally, BHE is responding to technological innovation by filming in high definition and by offering video products in multiple formats, including DVD.

        Reader's Digest Trade Publishing.    Trade Publishing sells books and products for both children and adults and comprises two divisions: Reader's Digest Children's Publishing and Adult Trade Publishing. Our Trade Publishing products are sold both within the United States and internationally, having been translated into 39 localized editions, and marketed in 41 other countries outside the United States.

        Reader's Digest Children's Publishing produces books, games and other products for children up to age 12 under the Reader's Digest Children's Publishing imprint. Its products are sold through retail channels as well as through its other businesses (including display marketing and catalogs) and other channels, including the Internet. The products represent such popular brands as Barbie, Disney (classic Disney and Pixar characters), Nickelodeon, Sesame Street, Fisher-Price, Marvel, Hasbro, Little Tikes and NASCAR.

        Reader's Digest Adult Trade Publishing originates books in many illustrated reference categories, including gardening, crafts, travel, do-it-yourself, history and family reference, including World Almanac Education Group, Inc. ("World Almanac"). These books are sold through retail channels, catalogs, book clubs, Books Are Fun, QSP and television. Through the adult Trade Publishing division, many illustrated reference categories, including gardening, crafts, travel, do-it-yourself, history and family reference, are sold to Reader's Digest International divisions.

  Other initiatives

        Taste of Home Entertaining is a start-up home party plan business that markets merchandise directly to consumers. Taste of Home Entertaining was launched in May 2006 and has approximately 8,400 independent sales consultants who, in fiscal 2007, conducted approximately 38,000 home parties and sold approximately 1.0 million products that relate to entertaining in the kitchen, dining room and backyard. Other products include cookware, kitchen gadgets, cutlery, dinnerware, publications, decorations and celebrity chef Mario Batali's "The Signature Series" set of kitchen tools.

        Allrecipes.com, acquired in April 2006, is America's second-largest home cooking website, and leading social networking food website, with approximately 40,000 recipes that are created, reviewed and rated by participating home cooks. In 2007, recipes on the website were viewed approximately 540 million times, with an average of approximately eight million unique monthly visitors who have collectively viewed an average of 100 million pages per month. Females represent approximately 77% of the people who visit the website, with 70% between the ages of 25 and 54. Allrecipes.com has strong relationships with retailers and packaged goods advertisers and generates revenue from advertising sponsorships and business-to-business software licensing.

        We believe Allrecipes.com has the potential domestically and internationally to become a significant aggregator of online food content. This growth would provide us with a larger audience for our cooking-related products without increasing direct mail promotion, and we believe would provide a springboard for replicating this online model in our other affinities.

  Reader's Digest International

        Our International segment during fiscal 2007 was organized across three primary regions: Western Europe, Central and Eastern Europe and Asia Pacific/Latin America. Commencing with fiscal 2008, we re-defined these regions to consist of Europe, Canada/Latin America and Asia Pacific. In addition, commencing with the second quarter of 2008, our Canadian operating results and the operations of Direct Holdings are included within our International segment. We have recast the results of operations and related disclosure in this segment for prior periods to reflect these changes. As recast, in fiscal 2007, our International segment comprised our operations that publish and market magazines and BHE products in more than 70 countries outside of the United States, including:

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  International Magazines;

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  International Books and Home Entertainment; and

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  New Products and Initiatives.

        Outside of the United States, BHE sells its books in 45 countries, music products in 42 countries and video products in 33 countries. Most products and promotions are developed in the United Kingdom, France, Germany, Canada, Australia and the United States and are then adapted to other markets. For most international editions of Reader's Digest, subscriptions comprise more than 90% of circulation. Globally, Reader's Digest is published in 50 editions, which include editions published by third parties under licenses in eight countries. As with BHE products, these titles are sold primarily through direct marketing. To varying degrees, editorial content is created in local markets and housed in a central repository, enabling smaller markets to use the content developed in other markets around the world.

  International Magazines

        The content of and editorial procedures for the international editions of Reader's Digest are similar to those of the U.S. editions. Reader's Digest International magazines are marketed primarily through direct mail just as they are in Reader's Digest United States. Each international edition has a local editorial staff responsible for the editorial content of the edition. The mix of locally generated editorial material, material taken from U.S. editions and material taken from other international editions varies greatly among editions. In general, our larger international editions, such as those in France, Germany, Australia and the United Kingdom, carry more original or locally adapted material than the smaller editions.

        Globally, Reader's Digest is published in 50 editions and 21 languages. Reader's Digest International licenses the right to publish Reader's Digest to licensees in India, Italy, South Korea, Norway, South Africa, Slovenia, Croatia and Indonesia. At the end of our 2007 fiscal year, we received formal approval to publish Reader's Digest in The People's Republic of China. For most international editions of Reader's Digest, subscriptions comprise more than 90% of circulation. The balance is attributable to newsstand and other retail sales. Our international magazines are sold primarily through direct marketing. In fiscal 2007, Reader's Digest International also published two new magazines, including HealthSmart, a health and lifestyle magazine in Australia, and Our Beautiful Poland, a general interest magazine in Poland, and several other local initiatives.

        Some of Reader's Digest International's special interest magazines include Receptar, a leading Czech do-it-yourself and gardening monthly magazine, Our Canada in Canada, Handyman in Australia, Joy in Mexico, Young Family in Russia, and Daheim in Deutschland in Germany and Meidan Suömi in Finland, both general interest magazines.

        Reader's Digest International intends to launch new magazines in the future, including more editions of Reader's Digest magazine, special interest magazines and other initiatives through a globally coordinated development process that is already in place.

  International Books and Home Entertainment

        The international element of the BHE business is similar to the U.S. business in that book, music and video products are sold using similar direct marketing techniques. Products sold within the United States, including those described in this prospectus under "Business—Our Business Segments—Reader's Digest United States—Books and Home Entertainment" also are marketed internationally.

        Books are published under a carefully orchestrated global publishing program. Product concepts are tested in a number of markets via direct mail, which leads to a publishing decision. Most titles are created in the United Kingdom, France, Germany, Australia and the United States and then adapted locally in other markets.

        BHE markets two types of series books internationally—reading series and illustrated series. These book series may be either open-ended and continuing or closed-ended, consisting of a limited number of volumes. BHE publishes reading series books in four languages and sells them in eleven countries outside of the United States. Illustrated series, which are generally closed-ended, are published in six languages and sold in 11 countries. General books are published in 24 languages and sold in 45 countries outside the United States.

        BHE publishes Select Editions, its largest open-ended reading series, in 14 languages and sells them in 28 countries outside of the United States. Reader's Digest International publishes between four and six Select Editions volumes per year depending on the market. Reader's Digest International editions of Select Editions generally include some material from the United States edition or from other Reader's Digest International editions, translated and edited as appropriate. Reader's Digest International editions also may include condensed versions of locally published works with each local editorial staff determining the appropriateness of existing Select Editions works for its own local market.

        BHE promotes music collections on compact discs and cassettes in 42 countries and markets a range of video products in 33 countries, outside of the United States. Reader's Digest International original special interest documentaries are produced with award-winning production companies in Europe, North America and Australia.

  New products and initiatives

        New country expansion.    In the last four years, we have launched businesses in ten new countries, and we expect to continue to expand into several new countries in fiscal 2008 and beyond. In the past two years, we launched new businesses in Bulgaria, Kazakhstan, United Arab Emirates, Serbia, Bosnia and Lithuania, while launching new editions of Reader's Digest in Romania, Slovenia and Croatia. New country selection criteria include literacy rates, reliability of the postal system, level of interest in Western culture, customer acquisition costs and the regulatory framework. Once a country is selected, we typically offer books and promotion packages that have achieved the most success in other markets around the world as the introductory products.

        We have utilized two distinct entry strategies in our international expansion: licensing arrangements with local partners and a "go alone" strategy where we form our own subsidiary. In markets with more moderate scale, we have negotiated licensing agreements with local partners who run the business while we provide products, promotion packages, best practices and other support. These arrangements are established with limited upfront investment and are structured with revenue and profit sharing agreements. Examples of successful licensing arrangements include launches in Croatia, Slovenia, Bosnia and Herzegovina, and Serbia with local partner Mladinska Knjiga, a regional publishing house; and in Lithuania with Alma Littera.

        Markets with greater scale where we have access to customer lists are better suited for a "go alone" entry strategy. Once a market test returns the desired level of attractiveness, we invest in a small local editorial and operating staff and establish limited local infrastructure. This entry strategy has been adopted successfully in Romania, Ukraine, Kazakhstan and Bulgaria.

        Under both strategies, significant management support is given from "hub" markets, such as the Czech Republic and Russia, as well as global and regional departments.

        English language learning.    Reader's Digest International is also focused on building a scalable global English language learning business. This product benefits from our brand, direct marketing, editorial expertise and existing international platform. The first product developed was "English in Twenty Minutes a Day," a print/CD-based product. "English in Twenty Minutes a Day" has been launched in over 18 markets.

  Direct Holdings

        Direct Holdings is a direct marketer and retailer of music, video and book products. Direct Holdings has an exclusive license to sell specified categories of products under the Time Life trademark pursuant to a license agreement with Time Warner Inc. and Time Inc. The ten year licensing agreement expires in 2013 with a provision for a further ten-year renewal term expiring in 2023. The license agreement is applicable to books, prerecorded music, video and audio products, educational and entertainment software, and certain related products. The Time Life brand is recognized around the world as a trusted source of high-quality music, video and book content. Direct Holdings uses the Time Life brand as a key selling point in direct response, retail and direct market channels. As of June 30, 2007, Direct Holdings' worldwide marketing database consisted of over 16 million names and included transactional, behavioral and demographic information for all Direct Holdings customers.

        Direct Holdings predominantly operates in the music genres of Rock, Country, Christian, Classical, Easy Listening, Jazz, Blues, R&B and Christmas. Time Life brand music product primarily consists of content licensed through the four major record companies (the "Majors"). Licenses are typically for a five-year term and in North America often require production volume guarantees of 25,000 units. In North America, the company generally engages one of the Majors for the production of each compilation through a "finished goods" deal that is inclusive of master-use royalties and manufacturing costs. Depending on the type of product and its intended distribution channel, CDs range from twelve to thirty tracks and are one- to ten-CD set configurations.

        The Time Life brand has a global footprint throughout Europe, Asia and the South Pacific. In Europe, Direct Holdings licenses the majority of its music product from major labels and some independents. Direct Holdings directly manages the payment process for manufacturing expenses, royalties and publishing copyright. The majority of the music products sold in Europe are direct adaptations of products created in the United States, while the remaining music content is sourced locally in Europe. Music products are sold through all distribution channels in which we operate.

        Direct Holdings' video product categories include Comedy, Drama, Christian, History, Nature and Children. Most video product sales are in the form of single-DVD units or multi-DVD sets. Video products are sold through all distribution channels. Direct Holdings licenses its video product from various licensors. The company typically seeks to test a concept with no further purchase commitment. If the test is successful, a national rollout is scheduled, and in some cases an advance payment is made. Products either are purchased as finished goods from licensors, or Direct Holdings duplicates the product through a low-cost, third-party relationship with a U.S. duplicator.

        For international distribution of video products, Direct Holdings almost exclusively sources content locally in Europe from various rights-holders, while for music products almost half of the content is repackaged content from the United States. In Australia, video products are licensed from a variety of sources, such as major studios, TV stations and other rights owners. Direct Holdings is a significant participant in the video market in Australia particularly for special interest series. Because there is little competition in the market, the division is able to obtain many programs that are not available in other geographies. As in Europe, most products are sourced and developed locally.

        Direct Holdings' product fulfillment is outsourced both domestically and internationally. Direct Holdings utilizes multiple channels to market its music, video and book products, including long-form

(typically 30 minute "infomercials") and short-form (two minutes or less) television advertising, outbound telemarketing, direct mail, the Internet and direct sales. DRTV is the engine that drives Direct Holdings' business in the U.S. market.

        By leveraging content across multiple distribution channels and across multiple geographic markets, Direct Holdings believes it is able to efficiently generate multiple revenue streams from a single product. In addition, once a new customer is acquired, the full breadth of product offerings is available for additional sales through a targeted contact strategy intended to extract maximum value from each customer on file. Direct Holdings has expanded the sources of customer acquisition beyond television advertising to include general Internet advertising. The new sources of customers include search engine marketing, affiliate relationships and traditional advertising. Additionally, Direct Holdings is redesigning many of the promotional pages on its website to increase their selling effectiveness and is actively building a database of email addresses for prospective and existing customers.

  School & Educational Services

        Our School & Educational Services segment comprises United States and Canadian operations that have unique relationships with schools, teachers and students, and provide educational resources to a variety of audiences. Commencing with the second quarter of 2008, the operations of WRC Media are included within our School & Educational Services segment. We have recast the results of operations and related disclosure in this segment for prior periods to reflect these changes. This segment primarily publishes and/or markets magazines, books, educational products and home entertainment products, through the following business units:

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  QSP, Inc. and Quality Service Programs, Inc. (QSP);

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  Books Are Fun, Ltd. (Books Are Fun);

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  Weekly Reader Publishing Group (Weekly Reader); and

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  CompassLearning, Inc. (CompassLearning)

        QSP is one of the leading school and youth fundraising support organizations in North America, helping schools and other youth groups launch, promote and organize fundraising campaigns that sell our magazines, other publishers' magazines and food and gift products. In addition, QSP has online fundraising capabilities targeted primarily at small, non-school accounts through a number of fundraising Internet websites, such as eFundraising.com and Fundraising.com. As of June 30, 2007, QSP had approximately 400 sales representatives who work directly with schools and youth groups on fundraising campaigns.

        Books Are Fun operates in the United States and Canada and uses independent sales representatives who sell books and gift items, including RDA books and home entertainment products, at discount prices by display marketing at schools, businesses, corporations and hospitals through book fairs and other displays. Book categories sold by Books Are Fun include bestselling novels, cookbooks, children's books and education, sports, hobbies, nature, travel and self-help titles. Non-book categories include bath and beauty products, music, videos and gift items.

        As discussed under "The Acquisition Transactions," on March 2, 2007, we combined with WRC Media, parent of Weekly Reader Publishing Group and CompassLearning and a leading publisher of supplemental education materials for the pre-K through grade 12 market in the United States. Weekly Reader's product portfolio includes a broad array of print and electronic / Internet supplemental instructional and educational materials.

        Over the past several years School & Educational Services has experienced declining revenue and operating profits which, were mainly driven by fewer corporate events held by Books Are Fun and lower magazine volumes at QSP. These results were associated with the competitive pressures and costs associated with recruiting and retaining members of both divisions' sales forces. During the past few years both divisions have suffered the loss of sales force personnel or independent sales representatives due to aggressive hiring tactics by a key competitor. We are working to reverse adverse business trends in our School & Educational Services segment. Over the past year, we have restructured these operations, installed new senior management, and recently begun to see some sales representatives return to Books Are Fun, as well as begun to integrate and leverage Weekly Reader and CompassLearning.

  QSP

        QSP operates in the United States and is one of the largest participants in youth fundraising support. As part of these activities, QSP markets and sells subscriptions to Reader's Digest magazine, the Reiman magazines, RDA's other special interest magazines and other publishers' magazines, as well as food, gift, music and book products. QSP works directly with schools and youth groups on fundraising campaigns in which participants sell those products and the schools and youth fundraising organizations retain a significant amount of the proceeds. QSP derives its revenue through services rendered in connection with fundraising events. A substantial majority of QSP's sales occur during the first half of its fiscal year, coinciding with the fall school semester. QSP currently employs approximately 400 sales representatives.

        Our Canadian subsidiary, Quality Service Programs, Inc., conducts operations in Canada substantially similar to those conducted by QSP in the United States.

        Operations at QSP are supplemented by several proprietary electronic fundraising websites that provide turnkey fundraising services and significant lead generation. QSP.com uses proprietary software that enables e-mail messages to be sent on behalf of students about their school or youth group's fundraising activities to family and friends. The e-mail directs the recipients to the school or youth group's website, where they may purchase magazine subscriptions and a variety of gift and food products. Other QSP websites, eFundraising.com and fundraising.com, provide fundraising products, mainly food products, to organizations conducting fundraisers.

        Several hundred other publishers make magazine subscriptions available to QSP at competitive discounted prices, while QSP obtains music products from a large music publisher. Many of QSP's chocolate food products are obtained from World's Finest Chocolate, a leading manufacturer of chocolate products for fundraising. In May 2007, we restructured our agreement with World's Finest Chocolate, Inc. to, among other things, reduce the term of the agreement from December 31, 2020 to December 31, 2009, reduce our annual minimum tonnage purchase requirements for the remaining term of the agreement, phase out the fundraising exclusivity rights previously granted to QSP (effective January 1, 2008), and eliminate certain employment restrictions. QSP engages independent contractors to process and fulfill gift, food, magazine, music and book orders.

        The fundraising business is characterized by a high proportion of variable costs (remittance to fundraising sponsors and publishers, sales commission and cost of goods sold), low working capital requirements and virtually no capital expenditures.

  Books Are Fun

        Books Are Fun, through its independent sales representatives, sells premium-quality books and gift items, including BHE products, at discount prices. Books Are Fun display-markets its products on-site at schools and businesses throughout the United States and Canada through book fairs and other displays. Book categories sold by Books Are Fun include bestselling novels, cookbooks, children's books and education, sports, hobby, nature, travel and self-help titles. Non-book categories include bath and beauty products, music, videos and gift items. Books Are Fun's products are sold by approximately 800 independent sales representatives, who service approximately 70,000 schools, 12,000 large corporations and institutions, 13,000 daycare centers and 50,000 small businesses. Since many individuals purchase these products for gift giving, Books Are Fun's sales cycle is largely seasonal and typically experiences substantial volume in the second quarter of our fiscal year.

        Books Are Fun purchases book titles, gifts and other products from approximately 300 publishers and vendors worldwide. Books Are Fun uses an extensive network of independent public warehousing facilities and carriers to store and transport products.

        Success at Books Are Fun ultimately depends on the following: (1) quality of the product line-up, (2) average sales per event, (3) the number of events held, and (4) the number and quality of the sales representatives. Consumer acceptance of Books Are Fun's product line-up is essential and a key factor in average sales per event. Therefore, Books Are Fun focuses on the product selection and development process and inventory management to maintain a fresh product offering. We are also committed to attracting and retaining talented sales representatives.

  Weekly Reader Publishing Group

        Weekly Reader Publishing Group's revenue consists primarily of subscription revenue from periodicals and revenue from sales of books including workbooks, teacher resource materials and non-fiction reference books. Weekly Reader Publishing Group's customers are primarily within the United States.

        Weekly Reader operates in six areas: periodicals, curriculum publishing, library publishing (Gareth Stevens), library wholesaling (World Almanac Education Library Services, or WAELS), licensing and custom publishing. Weekly Reader's periodicals division targets separate age groups with two segments, elementary magazines (Weekly Reader's pre-K to grade six editions with an optional science supplement Science Spin) and secondary magazines (grades six to ten), offering Current Events, READ, Writing, Current Science, Current Health 1, Current Health 2, Know Your World Extra and Career World. The curriculum publishing division publishes grade-specific workbooks, teacher reproducibles and curriculum kits. Workbooks are sold mostly through direct response channels, including catalogs and sample mailings, while teacher reproducibles are sold mostly through teacher dealers such as educational cataloguers and retail teacher stores, and curriculum kits are sold through independent sales representatives.

        Gareth Stevens's library books are sold to wholesalers and to school and public libraries through independent sales representatives, and WAELS's products are sold to libraries through direct mail, telesales and the Internet.

        The Licensing division pursues branding opportunities by licensing content to textbook publishers, database providers and other publishers, and through distribution partnerships, such as the Weekly Reader Editor's Choice featured on QVC. The Custom Publishing division publishes instructional materials paid for by corporate sponsors and not-for-profits, which are distributed to K through grade 12 students free of cost.

  CompassLearning

        CompassLearning's revenue consists primarily of license revenues from software sales and consulting/teacher training services to educators on curriculum development and technology integration in the classroom, utilizing CompassLearning's software products. CompassLearning's customers are primarily within the United States.

        CompassLearning, a research-based, technology learning solutions company, produces comprehensive educational assessment, curriculum, reporting and management tools for pre-K through grade 12 students, all of which are aligned to local, state and national standards. Through CompassLearning Odyssey, CompassLearning offers over 6,500 hours of standards based instruction in reading, writing, language arts, mathematics, science, social studies and project-based learning. Some of CompassLearning's products and services include online/offline formative assessment products, interactive state and national standards-based electronic curriculum, a management and reporting system for teachers, administrators and parents, professional services for teachers (integrating technology in the classroom), and technical support of CompassLearning product offerings.

        The interactive, standards-based managed assessment and curriculum help educators individualize learning on a per-student basis. Over the past 15 years, more than 16,000 schools, in over 3,000 districts, representing approximately 14% of the 114,000 schools in the United States, purchased products from CompassLearning. In addition, CompassLearning provides onsite and group seminar consulting/teacher training services to educators to facilitate curriculum development and technology integration in the classrooms using CompassLearning Odyssey products.

Our Circulation and Advertising

        The following table shows June 30, 2007 circulation and advertising information for our portfolio of magazines:

Magazines	Paid Circulation	Advertising pages carried for the twelve months ended June 30, 2007
Reader's Digest magazine(1)	18,503,000	10,807
Reiman magazines(2)	13,825,000	29
Special interest magazines	8,531,000	2,408

(1)
In Canada and international markets, Reader's Digest magazine is published in multiple editions and languages, such as Selecciones.

(2)
Reiman magazines do not have a guaranteed circulation rate base and, in fiscal year 2007, were not audited by the Audit Bureau of Circulations, a not-for-profit organization that audits circulation in the United States and Canada. The amount indicated in the table above represents their average circulation for the year for all of Reiman's magazines.

        We currently publish eight magazines in the United States that have circulation of more than one million. Circulation generated 62% of total United States fiscal 2007 revenue for Reader's Digest and special interest magazines, and advertising generated 38% of total revenue. Circulation levels for all Reiman titles fluctuate throughout the year. The overall circulation level for Reiman titles is managed in total to maximize the profitability of the entire portfolio, which may cause year-over-year increases or decreases in the average circulation for individual titles. Substantially all of the Reiman magazines have not accepted on-page advertising and rely on subscriptions for approximately 70% of their revenue, with newsstand sales supplying the balance. However, we expect to promote advertising in these magazines beginning in fiscal 2008.

        According to the Audit Bureau of Circulations, the U.S. edition of Reader's Digest has the largest paid circulation of any U.S. magazine, other than those automatically distributed to all members of the American Association of Retired Persons. Such determination is based on the 2006 audit report issued by the Audit Bureau of Circulations. Subscriptions account for approximately 94% of the U.S. paid circulation of Reader's Digest, while single-copy sales—via newsstands, supermarkets and similar retail establishments—account for the remainder. We also sell our special interest magazines by subscription and at newsstands.

        We maintain the circulation rate base for Reader's Digest through annual subscription renewals and new subscriptions. Subscriptions are sold through a variety of direct response marketing techniques. The majority of subscriptions is typically sold between July and December of each fiscal year. Subscribers to Reader's Digest may cancel their subscriptions at any time and may request a refund for any unused balance of the subscription price. We have announced that we intend to reduce our rate base in the United States from 10 million to 8 million effective as of January 1, 2008.

        We believe that many international editions of Reader's Digest have among the largest paid circulation for monthly magazines both in the individual countries and in the regions in which they are published. For most international editions of Reader's Digest, subscriptions comprise more than 90% of circulation. The balance is attributable to newsstand and other retail sales. Approximately 79% of total international fiscal 2007 revenue for Reader's Digest was generated by circulation revenue and 21% by advertising revenue.

        The U.S. editions and the larger international editions of Reader's Digest offer advertisers different regional editions, major market editions and demographic editions. These editions, which usually contain the same editorial material, permit advertisers to concentrate their advertising in specific markets or to target specific audiences. We sell advertising in multiple Reader's Digest editions worldwide principally through an internal advertising sales force and offer discounts for placing advertisements in more than one edition.

Production and Fulfillment

        On October 17, 2007, we entered into a seven year contract with Williams Lea, a global corporate information solutions provider. Under the contract, Williams Lea will deliver outsourced print procurement and marketing solutions to our operations in 19 countries across the United States and Canada, Europe, Middle East, Asia Pacific and Latin America. Williams Lea has assumed the promotional printing operations of our direct-mail business, providing us with increased leverage and purchasing power by virtue of Williams Lea's expertise and global scale. The contract with Williams Lea is expected to reduce our print procurement cash expenditures by an aggregate of approximately $130 million over the first three years.

  Magazines

        We utilize independent contractors and vendors to print all editions of Reader's Digest and our special interest magazines. An exclusive contract that we have with a U.S. printer to print the U.S. editions of Reader's Digest is scheduled to expire in October 2011. Two printers print Reiman magazines under contracts expiring in 2008.

        Lightweight coated and uncoated papers are the principal raw materials used in the production of Reader's Digest, Reiman and special interest magazines. We believe that market purchases will continue to provide an adequate supply of paper for future needs and that, in any event, alternative sources are available at competitive prices. A variety of factors affect paper prices, including demand, capacity, pulp supply and general economic conditions.

        We have agreements with a single independent contractor to handle order and payment processing for Reader's Digest, Reiman magazines and our U.S. special interest magazines. These agreements expire in December 2012. The same contractor also handles these matters for most of our BHE operations.

        Subscription copies of the U.S. edition of Reader's Digest, the special interest magazines and the Reiman magazines are delivered through the United States Postal Service as "periodicals" class mail. Subscription copies of international editions of Reader's Digest are delivered through the postal service in each country of publication.

        In the United States, a distribution network handles newsstand and other retail distribution. We also have contracted in each country with a newsstand magazine distributor for the distribution of Reader's Digest.

        In Europe, we have several multi-country agreements with independent contractors as well as in-country independent contractors to handle fulfillment, warehousing, customer service and payment and order processing, while two primary printing companies assist with the printing of Reader's Digest magazine.

        We believe that, generally, there is an adequate supply of alternative production and fulfillment services available at competitive prices should the need arise. We have contingency plans to minimize recovery time should our current contractors be unable to meet our production and fulfillment requirements. Nevertheless, significant short-term disruption could occur.

  Book and Home Entertainment products

        We utilize independent contractors and vendors to print and bind the various editions of Select Editions and have an agreement through December 2007, and currently being re-negotiated, with a printing company to print the English-language Select Editions distributed in the United States and Canada. All other direct mail books in North America are printed through an agreement with one printing company that expires in February 2009. We have a U.S.-based manufacturing contract for entertainment products that expires in December 2007 pending the completion of negotiations regarding a global contract for this business. The European operations use several manufacturing companies for the production of books. The majority of home entertainment products are produced throughout Europe by three major manufacturers. On a global basis, we have contracts through April 2008 with three printers for conventional books printed in China.

        Paper is the principal raw material necessary for production of Select Editions, series books and general books. We have a non-exclusive annual purchasing agreement with one of the major paper companies to provide paper for all editions of Select Editions. We purchase paper for series books and general books for each printing, and we believe that our existing contractual arrangements and other available sources of paper provide an adequate supply of paper at competitive prices. Independent contractors are used to acquire some of the necessary raw materials to manufacture music and video products.

        Independent contractors are hired to handle our fulfillment, warehousing, customer service and payment processing. We have an agreement with a single independent contractor expiring in December 2012 to handle order and payment processing for most of the U.S. BHE business. In addition, in July 2006, we entered into a four-year contract with a single fulfillment company to handle warehousing and fulfillment for the United States direct mail business units. Our printers or suppliers generally package and deliver our products directly to the postal service.

        We believe that, generally, there is an adequate supply of alternative production and fulfillment services available at competitive prices should the need arise. Nevertheless, significant short-term disruption could occur, and contingency plans are in place to minimize recovery time should current contractors be unable to meet production and fulfillment requirements.

  Educational Products

        Our printed educational products are printed and bound by third parties with whom we have contracts or to whom we issue purchase orders on a project-by-project basis. We believe that outside printing and binding services at competitive prices are available. Currently, due to product idiosyncrasies and printing industry specialization, different vendors are used as necessary to maximize printing efficiency. Most pre-press production, typesetting, layout and design functions are conducted in-house. Non-print products, such as CD-ROMs produced by Weekly Reader Custom Publishing or CompassLearning are replicated by third parties. Most of WAELS's products are acquired as finished goods from third parties and re-sold to end users. Weekly Reader's Gareth Stevens's and WAELS's book products are distributed to customers from a company-owned warehouse.

        The principal raw materials used in our educational products are paper and ink. We purchase paper from both suppliers and printers directly based on pricing and, to a lesser extent, availability, and Gareth Stevens and Weekly Reader purchase finished goods including paper components from the printers of their publications. Ink used by publications is provided by their respective printers and included in the cost of print production. Both the paper and ink used are commodity products that are affected by demand, capacity and economic conditions. We believe that adequate sources of supply are, and will continue to be, available to fulfill our requirements.

        Order processing, customer service, cash application and collection, and fulfillment functions are currently performed at separate locations for each of Weekly Reader's educational operations.

Marketing

        We sell magazine subscriptions, Select Editions, series books, general books, music and video products and certain other products principally through direct mail solicitations to households on our customer lists, as well as to customer lists that we rent or purchase from third parties. BHE product offers and many international magazine subscription offers are often accompanied by sweepstakes entries and, in some cases, premium merchandise offers. Our direct marketing policy allows customers to return any book or home entertainment product, either before or after payment, and to receive a refund of the amount paid. We believe that our returned goods policy is essential to our reputation, and that it elicits a greater number of orders. Sales of BHE products are seasonal, as more consumers respond in the fall and winter months (particularly before Christmas) than during the rest of the year.

        While most copies of general books are sold through initial promotional single-offer mailings, additional copies are also sold through other channels including catalog, package inserts and the Internet. General books are distributed for retail sale in stores through independent distributors and Books Are Fun.

        Reiman markets most of its books through direct mail and cross-promotion on its magazines. Reiman sells its books by offering a free preview period during which customers agree to examine the book before purchasing it. If they do not wish to purchase the book, they can return it without further obligation. In addition, Reiman markets magazines principally through direct mail, package inserts, the Internet and cross-promotion of titles within its magazine group. It markets products to its customer database, which as of June 30, 2007, includes approximately 47 million current and former customers, combined with selective rental of outside customer lists. Reiman test markets new magazine ideas and titles, which rely on reader-submitted editorial content, with current subscribers of its own magazines and with selected readers from outside lists.

        As part of our growth strategy and efforts to better manage our distribution and customer acquisition costs, we are increasing sales of our products through direct sales channels other than direct mail. These other distribution channels include QSP, Books Are Fun, DRTV, package inserts, freestanding inserts, telemarketing, the Internet, display marketing and other direct sales. Reader's Digest magazine and other magazine publications, including Reiman, obtain and renew the vast majority of their subscribers in the United States through non-sweepstakes promotions.

        We rely on strong promotion packages to maximize response rates and drive product sales. These promotion packages are created and tested primarily in five countries (the United Kingdom, France, Germany, the United States and Canada) and then adapted to other countries around the world. Promotion flow has strengthened considerably over the past five years. In recent years, we have become considerably more efficient in developing promotion packages, and now conduct fewer tests to design an effective package. As a result, our Reader's Digest International segment has improved response rates by using more new promotions and fewer old promotion packages.

        We offer sweepstakes in our promotional mailings to promote the sale of BHE products in the United States. Prizes totaled about $2.6 million for the 2007 edition of the sweepstakes. Generally, each international subsidiary sponsors its own sweepstakes. The mechanics of the sweepstakes vary from jurisdiction to jurisdiction, depending upon local law.

        From time to time, we are involved in legal, regulatory and investigative proceedings concerning sweepstakes and other direct marketing practices. Also, from time to time, jurisdictions in which we do business enact more restrictive laws or regulations governing direct marketing and data protection and privacy. Although some of these proceedings have negatively affected our direct marketing business, we do not believe that any current proceedings or currently proposed laws and regulations will have a material adverse effect on our direct marketing business.

        In 2001, we entered into a voluntary comprehensive agreement with attorneys general for 32 U.S. states (and subsequently with four additional states) and the District of Columbia regarding standards for direct mail sweepstakes promotions. Pursuant to the agreement, we are promoting consumer education and have adopted standards for promotions in the United States similar to those agreed to by other direct marketing and publishing companies.

        We are subject to postal rate increases, which affect our product deliveries, promotional mailings and billings. Postage is one of the largest expenses in our promotional and billing activities, and increases in the postal rate are factored into our pricing strategies and operating plans. Higher postal rates or other delivery charges usually increase the total cost to our customers, which may have a negative effect on sales. As a result, we may strategically determine the extent, if any, to which we will pass these cost increases on to our customers. In many countries, we actively develop and maintain good working relationships with the postal authorities in an effort to obtain better rates and services.

        We rely on postal delivery service for timely delivery of most products and promotional mailings. In the United States and most international markets, delivery service is generally satisfactory. Some international jurisdictions, however, experience periodic work stoppages in postal delivery service or less than adequate postal efficiency.

        In some states in the United States and in some international jurisdictions, some or all of our products are subject to sales tax or value-added tax. Taxes, like delivery costs, are generally stated separately on bills, where permitted by applicable law. Higher taxes increase the total cost to our customers, which may have a negative effect on sales. In jurisdictions where applicable tax must be included in the purchase price, we may be unable to fully recover from customers the amount of any tax increase or new tax.

Information Technology and Customer Database Enhancement

        The size and quality of our databases of current and prospective customers in the countries where we operate contribute significantly to our business. We constantly strive to improve our customer databases. Our U.S. databases of more than 75 million households as of June 30, 2007, represent over half the total number of households in the country. As of June 30, 2007, our international databases included a total of almost 55 million households. We continue to make significant investments in our database management and related information technology to improve operating efficiencies, to increase the level of service provided to customers and to facilitate globalization of operations.

        The United States and some international jurisdictions, particularly in Europe, have data protection laws or regulations that prohibit or limit exchanging the type of information that we maintain. Some jurisdictions also prohibit the retention of information, other than certain basic facts, about non-current customers. Although these regulations may hinder the ability to collect, retain and use customer information, we believe that current laws and regulations do not prevent us from engaging in activities necessary to operate our current businesses.

Competition and Trademarks

        We own or have rights to trademarks, service marks and tradenames that we use in conjunction with the operation of our business worldwide, including, without limitation, the following: "Reader's Digest," the "Pegasus" logo, "QSP," "Books Are Fun," "Taste of Home," "Allrecipes," "Weekly Reader," "World Almanac," "Reader's Digest Select Editions" and the names of many of our magazines, websites, features and other products. We also own or have the rights to copyrights that protect the content of our products. Direct Holdings IP L.L.C., a wholly owned subsidiary of Direct

Holdings U.S. Corp., licenses the "Time Life" trademark and tradename from Time Warner Inc. and Time Inc. We also license intellectual property from third parties for use in our products, including several entities in the Disney group.

        We believe that the name recognition, reputation and image that we have developed in our markets significantly enhance customer response to our direct marketing sales promotions. For these reasons, trademarks are important to our business, and we aggressively defend our trademarks. Solely for convenience, the trademarks, service marks and tradenames referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

        Although Reader's Digest magazine is a well-established institution in the publishing industry, it competes with other magazines for subscribers and with magazines and all other media, including television, radio and the Internet, for advertising. Reader's Digest, Reiman magazines and the special interest magazines compete with other magazines of similar respective genres for readers and advertising.

        We believe that our company names, image and reputation, as well as the quality of our customer databases, provide a significant competitive advantage over many other direct markets. However, BHE, QSP and Books Are Fun compete with companies selling similar products at retail as well as by direct marketing through various channels, including fundraising services, direct marketing, display marketing, retail and the Internet. Because tests show that consumer responses to direct marketing promotions can be adversely affected by the overall volume of direct marketing promotions, we also compete with all other direct marketers, regardless of whether their products are similar to our products. Our BHE businesses compete principally on the basis of direct marketing customer service, product popularity and price.

Employees

        As of June 30, 2007, we employed approximately 5,000 people worldwide (approximately 3,100 in the United States and 1,900 in our international subsidiaries). We believe that our employee relations are generally satisfactory.

PROPERTIES

        The table below shows our headquarters and other properties that we own or lease. These locations house our executive, administrative, editorial, advertising sales and operational offices and warehouse and other facilities.

Location	Area (sq. ft.)
Westchester County, NY	269,209 leased
Greendale, WI	153,000 owned
Fairfield, IA	103,570 owned
New York, NY	151,937 leased
Various U.S. Cities	557,514 leased
International	203,072 owned; 754,501 leased

        We believe that our current facilities, together with expansions and upgrades of facilities presently underway or planned, are adequate to meet our present and reasonably foreseeable needs. We also believe that adequate space will be available to replace any leases that expire in the near future.

LEGAL PROCEEDINGS

        We are defendants in various lawsuits and claims arising in the regular course of business. Based on the opinions of management and counsel for these matters, we believe that recoveries, if any, by plaintiffs and claimants would not materially affect our financial position or results of operations.

MANAGEMENT

Information Concerning Our Directors

        The following is information about our directors as of June 30, 2007.

Name	Age	Position with Company	Director of Company Since
Mary G. Berner	48	CEO and Director	2007
Timothy C. Collins	50	Director	2007
Harvey Golub	68	Chairman of the Board	2007
Andrew S. B. Knight	67	Director	2007
Andrew R. Lack	60	Director	2007
Eric Schrier	55	Director	2006
Stephen T. Shapiro	39	Director	2007
Harris Williams	37	Director	2007

        Biographical information concerning the director nominees is set forth below.

        Mary G. Berner has served as our Chief Executive Officer and Director since the consummation of the Acquisition Transaction in March 2007. From November 1999 until January 2006, Ms. Berner led Fairchild Publications, Inc., first as President and CEO and then as President of Fairchild and an officer of Condé Nast when Fairchild became a division of Condé Nast Publications, Inc. in September 2005.

        Timothy C. Collins has served as our Director since the consummation of the Acquisition Transaction in March 2007. Mr. Collins founded Ripplewood, in 1995 and has been CEO and Senior Managing Director since its inception. Prior to founding Ripplewood, Mr. Collins managed the New York office of Onex Corporation, a Toronto-based investment company, from 1990 to 1995. Prior to Onex Corporation, Mr. Collins was a Vice President at Lazard Frères & Company from 1984 to 1990. Previously, he worked from 1981 to 1984 with the management consulting firm of Booz, Allen & Hamilton, specializing in strategic and operational issues of major industrial and financial firms. Mr. Collins is also the Chief Executive Officer of RHJ International SA. Mr. Collins currently also serves as a director of Commercial International Bank, RSC Equipment Rental and RHJ International, each of which is publicly traded.

        Harvey Golub has served as the Chairman of our Board of Directors since the consummation of the Acquisition Transaction in March 2007. Mr. Golub joined American Express in 1984 as President and CEO of IDS Financial Services (now known as Ameriprise Financial). In 1990, he was named Vice Chairman of American Express and elected a member of the company's Board of Directors. He was named President of American Express in July 1991 and elected CEO of American Express in January 1993 and Chairman of the Board in August 1993. Mr. Golub retired as CEO and Chairman of American Express in January 2001. Prior to joining IDS Financial Services, Mr. Golub was a senior partner with McKinsey & Co. Currently, Mr. Golub is the Executive Chairman of Ripplewood, as well as the Non-Executive Chairman of the Board of Campbell Soup Company. He also serves on the boards of Lincoln Center for the Performing Arts, the New York Presbyterian Hospital and the American Enterprise Institute, and as a member of the Advisory Board of Miller Buckfire & Co., LLC.

        Andrew S. B. Knight has served as our Director since the consummation of the Acquisition Transaction in March 2007. Mr. Knight has served as a non-executive Director of RIT Capital Partners, a U.K.-based private investment firm, since 1996. Mr. Knight is also a director of News Corporation and Templeton Emerging Markets Investment Trust PLC. He is a former editor of The Economist and served as Chief Executive of the Telegraph group, Chairman of News International and Deputy Chairman of Home Counties Newspapers Holdings PLC until its acquisition by Eastern Counties

Newspapers. He is a past Chairman of the Shipston Home Nursing and Jerwood charities, and founder of the SMA Trust to further research into spinal muscular atrophy.

        Andrew R. Lack has served as our Director since the consummation of the Acquisition Transaction in March 2007. Mr. Lack is the Chairman of the Board of Sony BMG Music Entertainment. Mr. Lack also serves on the Board of Directors for MGM Holdings, Inc. From August 2004 to February 2006, Mr. Lack served as CEO of Sony BMG Music Entertainment, where he oversaw all operations of the global recorded music company. From January 2003 to August 2004, he served as Chairman and Chief Executive Officer of Sony Music Entertainment. Previously, Mr. Lack served as President and Chief Operating Officer of NBC. During his tenure with NBC, he oversaw Entertainment, News, including MSNBC and CNBC, NBC Stations, Sales, and Broadcast & Network Operations. From 1993 to 2001, Mr. Lack was the president of NBC News, where he transformed the News division into one of the most-watched news organizations. Before joining NBC, Mr. Lack spent much of his television career at CBS News, where his broadcasts earned numerous honors, including 16 Emmy Awards and 4 Alfred I. DuPont-Columbia University Journalism Awards.

        Eric Schrier has served as our Director since January 2006. He served as our President and Chief Executive Officer from January 2006 to March 2007, and the President for our United States (then North America) segment from February 2003 to January 2006. Mr. Schrier served as our Senior Vice President and Global Editor-in-Chief from January 2000, when he joined Reader's Digest, until January 2006.

        Stephen T. Shapiro has served as our Director since the consummation of the Acquisition Transaction in March 2007. Mr. Shapiro is a founding partner of GoldenTree Asset Management and a member of its Investment Committee. Prior to joining GoldenTree, Mr. Shapiro was a Managing Director in the High Yield Group at CIBC World Markets, where he was most recently Head of Media and Telecommunications Research. Prior to its acquisition by CIBC World Markets in 1995, Mr. Shapiro was a research analyst with The Argosy Group L.P. Before joining The Argosy Group L.P., Mr. Shapiro was a bankruptcy attorney with Stroock & Stroock & Lavan. Mr. Shapiro is a graduate of The University of Pennsylvania Law School and graduated with Honors from the University of Pennsylvania College of Arts & Sciences with a major in modern diplomatic history.

        Harris Williams has served as our Director since the consummation of the Acquisition Transaction in March 2007. Mr. Williams is a Managing Director at Ripplewood focused on the Media and Healthcare sectors. Prior to joining Ripplewood, Mr. Williams was in the investment banking division of Credit Suisse primarily focused on mergers and acquisitions and leveraged buyouts. While at Credit Suisse, Mr. Williams executed transactions across a range of industries including Aerospace, Automotive, Healthcare, Media, Oil & Gas, Real Estate and Technology. Mr. Williams also serves on the boards of the New York Children's Museum of the Arts and the Reader's Digest Foundation. Mr. Williams has an MBA from the Wharton School at the University of Pennsylvania and graduated as the top scholar from the Boston University School of Management with a BS in Business Administration. Effective February 11, 2008, upon the resignation of Jean Clifton, our Chief Financial Officer, Mr. Williams was appointed as our Acting Chief Financial Officer until his successor is appointed.

        The stockholders' agreement dated January 23, 2007, among RDA Holding Co. and RDA Investors I, LLC ("Ripplewood Fund I"), RDA Investors II, LLC ("Ripplewood Fund II") and RDA Investors III, LLC ("Ripplewood Fund III" and, together with Ripplewood Fund I and Ripplewood Fund II, the "Ripplewood Funds"), J. Rothschild Group (Guernsey) Ltd., GoldenTree Asset Management, LP. and the other stockholders of RDA Holding Co. (the "Stockholders' Agreement") contains agreement among the parties with respect to the election of our Directors. Under the terms of the Stockholders' Agreement, the Ripplewood Funds set the size of our Board as they deem appropriate, and are entitled to propose the appointment of all our Directors, including the Chairman of the Board and independent Directors. Ripplewood has agreed that one director shall be designated by J. Rothschild Group (Guernsey) Ltd. and one director shall be designated by Golden Tree Asset Management, LP, subject to continuing stock ownership requirements. The Stockholders' Agreement requires that at least one Director be "independent" for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. Each party to the Stockholders' Agreement agrees to take all action necessary to effect the appointment to the Board of each Director appointee of Ripplewood.

Information Concerning Our Executive Officers

        Biographical information concerning Mary A. Berner, our Chief Executive Officer, who also serves as a director, is set forth above under the caption "Information Concerning Our Directors." Biographical information concerning our remaining executive officers as of June 30, 2007 is set forth below.

        William Adler, 55, has served as our Vice President, Global Communications since 2003. Prior to that, he served as our Senior Director, Global Communications since 2002. Mr. Adler joined Reader's Digest in July 1999 as Director, Corporate Communications.

        Alyce Alston, 43, has served as our President, Home & Garden and Health & Wellness since March 2007. Prior to that, she was Chief Executive Officer of De Beers North America since March 2005. Ms. Alston joined De Beers after serving for five years with Fairchild Publications / Condé Nast Publications, where she was Group Publisher and Vice President of W, W Jewelry and Vitals magazines.

        Michael Brennan, 60, has served as our President, RD Europe and Chief Executive Officer of Direct Holdings U.S. Corp. since July 2007. Prior to that, he served as President, Latin America/Asia-Pacific, a position he held since 1998.

        Jean Clifton, 46, has served as our Senior Vice President and Chief Financial Officer since September 2007. From July 2006 until August 2007 she acted as a management consultant/owner of Platinum Strategic Partners, L.L.C., an advisory services and investment company. Ms. Clifton spent 20 years with Journal Register Company in Trenton, N.J., most recently serving as President and Chief Operating Officer, from June 2005 until July 2006. She served as Executive Vice President, Chief Financial Officer and Treasurer of Journal Register Company from October 1989 through May 2005, and as a member of its Board of Directors since 1989. Ms. Clifton stepped down as our Chief Financial Officer on February 11, 2008 and as our Senior Vice President on March 14, 2008, for personal reasons. Ms. Clifton continues to work with us as a consultant focused on strategic initiatives.

        Eva Dillon, 50, has served as our President and Group Publisher, Reader's Digest, Selecciones and RD Large Print since April 2007. Prior to joining us, she served with Condé Nast as Vice President and Publisher of Cookie magazine from 2005 to April 2007. Prior to that, she worked for Fairchild Publications as its Vice President and Publisher of Jane magazine from 1995 to 2005.

        Michael Geltzeiler, 48, has served as our President, School & Educational Services since March 2007. Mr. Geltzeiler joined us as Senior Vice President and Chief Financial Officer in September 2001. In August 2004, Mr. Geltzeiler's responsibilities were expanded to include oversight of Global Operations and Information Technology. On May 13, 2008, Mr. Geltzeiler, our President, School & Educational Services, announced his resignation effective June 2, 2008 to pursue another opportunity.

        Suzanne Grimes, 48, has served as our President, Food and Entertaining since March 2007. Prior to joining us, she worked for Condé Nast Media Group as its Senior Vice President, Corporate Sales from August 2004 to March 2007. She was Vice President and Publisher of Glamour magazine from April 2001 to April 2004.

        Paul Heath, 47, has served as our President, RD Asia-Pacific since July 2007. He joined Reader's Digest in December 2001 as Managing Director of Australia and New Zealand. Prior to that he was with Gateway Computers where he was Vice President and Managing Director for the U.K. and Ireland, and previously Australia and New Zealand.

        Jodi Kahn, 44, has served as our President, Digital Business since she joined us in July 2006. From 1991 to 2006, she worked for Time Warner, Inc., serving as its Vice President, Business Strategy for Time Inc. Interactive from 1999 to 2003. From 2004 to 2006, Ms. Kahn served as Publisher of TIME for Kids.

        Emma Lawson, 46, has served as our Senior Vice, President, Global Marketing and Publishing since July 2007. Prior to that, she was our Vice President, Global Marketing and Publishing from June 2003 to June 2007. Ms. Lawson served as our Vice President, Global Publisher—General Books and Illustrated Series from August 1999 to June 2003.

        Andrea C. Martin, 47, has served as our President, RD Canada & Latin America since July 2007. Prior to that, she held various positions with our Canadian subsidiary including President and CEO from 2004 to 2007, Vice President Marketing and Home & Entertainment Publishing from 2003-2004 and Vice President Marketing Product Lines from 2001 to 2003.

        Andrea Newborn, 44, has served as our Vice President and General Counsel since March 2007, and as our Secretary since July 2007. Ms. Newborn joined us in 1991, and served as our Vice President and Associate General Counsel since 2000. Ms. Newborn also is a member of the Board and Secretary of Reader's Digest Partners for Sight Foundation.

        Albert Perruzza, 60, has served as our Senior Vice President Global Operations & Business Redesign since 1999. He joined our company in 1972.

        Jeffrey Spar, 42, has served as our Senior Vice President and Chief Information Officer since July 2002. He joined us in November 1998, where he served as our Vice President and Chief Information Officer until July 2002.

        Dawn Zier, 42, has served as our President, North American Consumer Marketing since August 2005. From December 2005 to March 2007, she oversaw our Canadian subsidiary. Ms. Zier was Vice President, Consumer Marketing, U.S. Magazines from February 2001 to August 2005. In July 2003, General Manager, Reading Series was added to her duties and in August 2005, she was given responsibility for our Books and Home Entertainment division. Ms. Zier joined Reader's Digest in February 1992. She is active in the industry and currently serves as co-chair of the Magazine Director's Advisory Committee for the Audit Bureau of Circulations.

Code of Ethics

        We have adopted a code of ethics, called The Reader's Digest Association, Inc. Ethical, Legal and Business Conduct Policies, which applies to all our employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller. A copy of our code of ethics is available on our corporate website at www.rda.com under the title "Code of Conduct" in the "Company Information" section. A free copy of our code of ethics may be requested from:

The Reader's Digest Association, Inc.
Corporate Secretary
Reader's Digest Road
Pleasantville, NY 10570

        If we make any substantive amendments to, or a waiver from, a provision of The Reader's Digest Association, Inc. Ethical, Legal and Business Conduct Policies that applies to our Chief Executive

Officer, Chief Financial Officer, principal accounting officer or controller, we will disclose the nature of the amendment or waiver on our website at www.rda.com or in a report on Form 8-K.

The Audit Committee

        The current members of our Audit Committee are Harvey Golub, Andrew S. B. Knight, Andrew R. Lack and Steven T. Shapiro. In connection with our appointment of Mr. Williams as our Acting Chief Financial Officer as a result of Ms. Clifton stepping down as our Chief Financial Officer effective February 11, 2008, during Mr. Williams' term as our Acting Chief Financial Officer, Harvey Golub has replaced Mr. Williams as a member of our Audit Committee. We currently anticipate that upon the appointment of a Chief Financial Officer, Mr. Williams will return as a member of the Audit Committee, replacing Mr. Golub. The Audit Committee operates pursuant to a charter approved by the Audit Committee and the Board.

        The Board of Directors is satisfied that each member of our Audit Committee has sufficient expertise and business and financial experience necessary to perform his duties on our Audit Committee effectively. No one member of our Audit Committee has been determined by our Board of Directors to qualify as an "audit committee financial expert" within the meaning of regulations adopted by the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        On March 2, 2007, we entered into a definitive merger agreement under which the Sponsors acquired all our outstanding common shares (the "Acquisition Transaction"). In connection with the Acquisition Transaction, the composition of our executive management and Board of Directors experienced significant change.

        The analysis discussed below relates to pre-Acquisition Transaction compensation philosophy and programs and to post-Acquisition Transaction compensation philosophy and programs where changes have occurred. Prior to the Acquisition Transaction, we were a publicly held company with an independent Compensation Committee. Post-Acquisition Transaction, we are a privately held company. For the balance of fiscal 2007, our executive compensation programs remained in place with the exception of equity and equity-based programs which were terminated as a result of the Acquisition Transaction.

        Upon the consummation of the Acquisition Transaction, our new Board of Directors terminated our Chief Executive Officer, Eric Schrier, and appointed a new Chief Executive Officer, Mary Berner. Following her appointment, Ms. Berner made senior management changes. Also, effective as of December 31, 2006, our former Chairman, Thomas Ryder, retired as our director and as Chairman of the Board and from all remaining officer and fiduciary positions with us and continued as a full-time employee and Special Advisor to the Chief Executive Officer. Effective upon the Acquisition Transaction, Mr. Ryder retired from Reader's Digest. In accordance with the SEC disclosure requirements, this analysis covers both our current and former CEO, our Principal Financial Officer and the next three highest paid executive officers with us as of the fiscal year-end (collectively, the "Named Executive Officers"), and two additional individuals who would have been Named Executive Officers if it were not for the fact that they were not executive officers at the end of the fiscal year (Mr. Ryder and our former Senior Vice President and General Counsel, Michael Brizel).

Our Executive Compensation Philosophy

        Our executive compensation program is designed to offer market competitive compensation opportunities, which are tied to individual and corporate performance. Our compensation philosophy is designed to provide a total compensation package that will enable us to:

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  Attract, motivate and retain high caliber executive talent critical to our success;

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  Reward our executive officers for attaining desired levels of company financial performance; and

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  Promote stock ownership to foster commonality of interests between executives and shareholders (both our public shareholders pre-Acquisition Transaction and our private shareholders post-Acquisition Transaction).

        We are committed to placing a majority of total executive compensation at risk by linking incentives to achievement of financial, operational and strategic goals that will ultimately create shareholder value. In addition, the program recognizes and rewards exceptional individual contributions. Our Compensation Committee monitors our compensation programs and, from time to time, as necessary, the Committee may modify our programs to ensure alignment with our business strategy.

Program Oversight

        Our Compensation Committee is responsible for overseeing our executive compensation philosophy, structure, policies, programs and practices.

        Prior to the Acquisition Transaction, the Compensation Committee had responsibility for administering employee benefit plans; recommending the amount and form of any contribution to The Employee Ownership Plan and the 401(k) Partnership of The Reader's Digest Association, Inc.; reviewing and approving the compensation levels and programs for officers and key personnel and determining their incentive compensation; approving annual and long-term incentive plan design, performance goals, aggregate costs, certification of the achievement of performance goals and funding (i.e. aggregate payout) of major incentive programs; establishing corporate goals relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance and recommending the appropriate level of CEO compensation to the Governance Committee. Following the Acquisition Transaction, the Compensation Committee retained the majority of these responsibilities, including responsibility for reviewing and approving all aspects of compensation and benefits arrangements for the Chief Executive Officer as well as all aspects of compensation and benefits arrangements intended primarily for our executive officers. They are also responsible for approving annual and long-term incentive plan design, performance goals, aggregate costs, certification of achievement of performance goals and funding (i.e. aggregate payout) of major incentive programs.

Role of the Compensation Consultant

        The Compensation Committee has the authority to engage consultants or other such advisors as the committee deems necessary to carry out its duties. In 2007, Mercer Human Resource Consulting continued to serve as the independent consultants to our Compensation Committee prior to the Acquisition Transaction. Mercer's role was to keep the Committee abreast of market trends and opportunities as well as to benchmark company performance and pay levels versus the competitive group of companies to which we compare ourselves as well as from which we recruit our top talent. Mercer advised the Compensation Committee on compensation matters including the selection of our peer companies for performance and pay purposes, the individual components of the executive compensation program that will drive our objectives, and the determination of the appropriate levels of pay for both fixed and variable components within the program. Following the Acquisition Transaction, Mercer Human Resource Consulting provided independent advice and counsel to both the new Compensation Committee and our new Chief Executive Officer, Mary Berner, on the design of the long-term incentive program introduced in fiscal 2008.

Role of Management

        In addition to outside consultants, the Committee relies on CEO and management input and expertise to help determine compensation program design as well as target and payout recommendations for executive officers. The CEO makes compensation recommendations for executive officers based on market and other data points provided by internal executive compensation experts in the human resources department as well as performance against established goals for each of our executive compensation plans (see below for additional details). The CEO also helps define business strategy upon which compensation plans are designed.

Setting Executive Compensation

  Competitive Data

        The Compensation Committee annually determines the appropriate combination of cash and equity-based compensation for our Named Executive Officers, by reviewing the competitiveness of our executive compensation program in relation to selected comparable companies, or our "peer group."

        The group used to benchmark our executive level compensation is composed of eight publicly traded companies in the media/publishing industry. The companies range in size from $286 million to $6.3 billion in revenue. Although these companies may not include the same portfolio of businesses as

Reader's Digest, in general, they do represent the publicly traded companies that have one or more businesses for which we compete for talent. The peer group of companies includes the following: McGraw-Hill Companies; Scholastic Corporation; Dow Jones & Company; American Greetings Corporation; Meredith Corporation; Primedia Inc.; Gemstar TV Guide International; and Martha Stewart Living.

        While we utilize this peer group to provide us with competitive data points for pay and performance purposes, we do not rely solely on this information. Following the Acquisition Transaction, several of our executives have come from privately held media/publishing companies, many of which place more emphasis on shorter term compensation (i.e. base and annual bonus) rather than on longer term compensation (e.g. equity). Other executives come from outside the media/publishing industry. As a result, we supplement the above peer group data with a broader comparator group that includes our eight peer companies described above as well as seven additional companies that operate in the media/publishing industry, including R.R. Donnelley and Sons, Co., Gannett Co., Tribune Co., New York Times Co., E. W. Scripps Co., Knight Ridder (recently acquired by McClatchy Co.), and Belo Corp. We also consider other survey data from other sources, including the Towers Perrin Media Executive Compensation survey (which includes many of the companies listed above) and other general industry survey data sources.

        We strive to compensate our executives at the median for total annual cash compensation (i.e. base pay and annual bonus) and at the 65th percentile or higher for long-term pay when corporate performance is at or above targeted performance levels. However, it is possible that an individual executive officer's target compensation opportunity may fall outside of the target competitive position, because we also take into consideration the size and scope of the role, level of responsibility, experience, leadership capabilities, success in achieving business objectives of each executive officer, as well as internal pay equity.

Executive Compensation Program Components

        The principal components of our executive compensation program are:

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  Base salary

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  Annual bonus

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  Long-term incentives, and

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  Other compensation and benefits, including retirement and other benefits, deferred compensation, perquisites, severance and change-in-control plans

        For our Named Executive Officers in fiscal 2007:

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  Pay at risk ranged from 63% to 85% of target total direct compensation;

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  Short-term incentives ranged from 20% to 28% of target total direct compensation; and

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  Long-term incentives ranged from 44% to 66% of target total direct compensation.

        Together, these components reinforce both shorter and longer term business objectives and are reviewed at least annually with the Compensation Committee.

  Base Salary

        Competitive salaries are essential to recruiting and retaining key executive talent. Base salaries for our executive officers are generally targeted at the 50th percentile of the market and take into account the scope and responsibility of the position relative to other positions outside and within the company as well as the individual executive officer's performance and experience. Salaries are reviewed annually by the Committee to ensure that they remain competitive and that any increases continue to be in line with the scope and impact of the position. Base salaries are intended to comprise less weight than the variable component of the executive officers' total compensation and are not intended to be the driver of compensation growth for the executive.

        Our CEO makes recommendations to the Compensation Committee for subsequent year base salary levels for executive officers, other than himself or herself, taking into consideration company and unit (i.e. business unit or corporate staff function) performance in the previous year, the performance of each executive officer in achieving his or her annual objectives, changes in responsibilities, and competitive data from the peer group and other survey sources on pay levels and salary increase budgets.

        Based on this data, at a meeting held in the first quarter of each fiscal year, the Compensation Committee considers and approves subsequent year salary levels (through the next first fiscal quarter) for all executive officers, including our CEO. In August 2006 (fiscal 2007), the Compensation Committee reviewed and approved the base salary increase recommendations put forth by our pre-Acquisition Transaction CEO, Eric Schrier, for the executive officers in place at that time. Our U.S. salary increase budget for fiscal 2007 was 3% of all base salaries (as of June 1, 2006). This was determined using salary increase budget survey data for our geographical region and for the media/publishing industry, taking into consideration the increased cost to the company. Overall, the salary increases for the executive officers, including the Named Executive Officers, did not exceed our salary increase budget of 3.0%. Mr. Schrier did not receive a salary increase for fiscal 2007 because he was promoted to the CEO position in January 2006. Our pre-Acquisition Transaction Chairman, Thomas Ryder, did not receive a salary increase because of his impending retirement.

Named Executive Officer	Fiscal 2006 Salary	Percent Increase	Fiscal 2007 Salary
T. Ryder	$820,000	0%	$820,000
E. Schrier	$700,000	0%	$700,000
T. Gardner	$550,000	1.8%	$560,000
M. Geltzeiler	$450,000	2.2%	$460,000
M. Brizel	$325,000	4.6%	$340,000
D. Zier	$330,000	3.0%	$340,000
A. Perruzza	$350,000	3.0%	$360,500

        Ms. Berner was hired as our CEO upon the consummation of the Acquisition Transaction. Ms. Berner's fiscal 2007 salary is $500,000 (prorated), in accordance with the terms of her Employment Agreement, dated March 1, 2007.

  Annual Bonus

        In line with our strategy of rewarding performance, a meaningful part of our executive compensation philosophy is the payment of cash bonuses to our executive officers based on an annual evaluation of company, unit and individual performance. Generally, annual incentive bonuses for our executive officers are awarded under our Management Incentive Compensation Plan and Senior Management Incentive Plan (collectively referred to as the "MIP"). Annual incentives are designed to reinforce our risk/reward orientation, and to focus participants on achieving key performance objectives that support our business strategy. For pool funding purposes, the upside potential—up to 200% of aggregate incentive targets—can be attained if performance goals are substantially outperformed. The downside risk is that no bonuses will be funded if threshold goals are not achieved. Individual awards are discretionary, can range from 0%—200% of targeted levels and are determined based upon a review of individual performance against annual goals, which include financial, operational and strategic management objectives. The sum of all awards must be within the limitations of the pool.

        In July or August each year the Compensation Committee approves the MIP design for the current fiscal year and establishes the performance goal and pool funding scale(s), as applicable. The Compensation Committee also approves each executive officer's target bonus under the MIP or other annual incentive plan, which is the amount each executive may receive if performance goals and objectives are met. The target bonuses are intended to create an incentive for our executive officers to achieve the objectives established by the Compensation Committee. After the completion of the fiscal year, generally in August, the Compensation Committee approves the funding of the bonus pool(s) under the MIP, thereby approving the total amount paid out under the MIP. Also in August, the Compensation Committee approves the actual awards for the executive officers.

        Each Named Executive Officer has a target annual cash bonus amount that is deemed commensurate with his or her position and level of responsibility with us. Based on these criteria, the Named Executive Officers' (other than our current and former CEO and the former Chairman) target annual bonuses ranged from 57% to 80% of base salary, and the target annual bonuses for the former CEO (Mr. Schrier) and former Chairman (Mr. Ryder) were 120% and 122% of salary, respectively, for fiscal 2007. The former CEO's and Chairman's targets were a higher percentage of salary because the majority of their total direct compensation was at risk and based on company performance. For Ms. Berner, our current CEO, her bonus opportunity of up to 400% of base salary was set in accordance with the terms of her Employment Agreement. Prorated changes to an executive's annual target bonus level can occur during the year if there are changes in the executive's salary grade level that warrant a target change.

        To incentivize and reward results within the direct control of the executives managing business units, for fiscal 2007, the vast majority of each business unit's bonus pool funding was based on business unit performance. Although we want to incentivize and reward results within the direct control of executives, we are ultimately one company with businesses that are interlinked, and therefore, we believe it is important to tie a portion of funding to overall company performance. Each business unit's bonus pool funding was determined using a formulaic approach that took into account a combination of company operating income results and business unit operating income results versus budgeted goals, with the remainder of each business unit's pool determined based on the CEO's assessment of business unit performance against relevant strategic goals. Business unit strategic goals included quantitative revenue and cash flow goals and other measurable strategic imperatives that we believe are indicative of the future success of the business. The strategic goals were agreed to by the CEO and the business unit leader in the first quarter of the fiscal year.

        For corporate staff functions, the vast majority of each staff function's fiscal 2007 bonus pool was based on company operating income results versus the budgeted goal (and applying the formula), with the remainder of each staff function's pool determined based on the CEO's assessment of each function's overall performance and results against strategic goals. Corporate staff function strategic goals were defined as measurable strategic priorities for the function that were agreed to by the CEO and the functional leader in the first quarter of the fiscal year.

        Actual pool funding for business unit executive officers was based 40% on achievement of the company operating profit goal and 60% on business unit performance. For corporate staff function executive officers, 60% of the pool was funded based on company operating profit achievement and 40% on the function's strategic goal achievement.

        In August of 2006, the Compensation Committee approved the company's fiscal 2007 operating profit goal of $179 million and pool funding scale, and each business unit's operating profit goal and pool funding scale. The threshold varied by unit, but was generally in the range of 80%-90% of goal with a corresponding funding of approximately 30% of the pool. Business unit operating profit goals were set based on difficult yet achievable goals. Each business unit's operating profit goal was above the prior year's actual operating profit achievement. The increase in each unit's goal varied depending on the life stage of the business. Over the prior five fiscal years, achievement of the company operating income goal ranged from 75% to 100% and the corresponding company pool funding ranged from 46% to 100%, with an average pool funding of 71%.

        Under the MIP for fiscal 2007, "Operating Income" was defined as reported operating income excluding foreign exchange variations between actual and budget (currency neutral), special charges or any other extraordinary items approved by the Committee, non-cash impairment of goodwill or intangibles not contemplated in the budget and acquisitions and divestitures not contemplated at the time of budget.

        At the end of the fiscal year, after reviewing performance for fiscal 2007 against the established objectives, the post-Acquisition Compensation Committee approved the funding of each business unit's and corporate staff function's bonus pool between the threshold and target levels provided for under the MIP. Unit funding varied depending on actual unit performance. Overall, we paid out 47% of the total MIP bonus pool at target. The below target funding is due to the shortfalls in a number of our businesses.

        In August 2007, Ms. Berner recommended an award for each executive officer consistent with the pool funding of his or her unit, and the Compensation Committee approved the CEO's recommended awards for each executive officer. These awards varied significantly by individual due to the different levels of performance across businesses and functions.

        For fiscal 2007, the post-transaction Compensation Committee authorized additional money totaling approximately $900,000 to be paid to specified individuals to recognize outstanding work on key corporate priorities on top of regular job responsibilities. Only one Named Executive Officer, Mr. Perruzza, received an additional bonus in the amount of $69,300 for his contribution in fiscal 2007.

        For fiscal 2008, our MIP has been modified to more closely align it with our new corporate strategy and direction. Under the new plan, a single bonus pool for the company will be funded based on actual company EBITDA results considering qualitative factors related to how those EBITDA results were achieved. This corporate bonus pool will be allocated to business units based on an assessment of business unit actual EBIT results and the quality of those results, and for corporate staff functions, based on how each function contributed to the corporate EBITDA results.

        Following the Acquisition Transaction, Mary Berner was appointed CEO. In accordance with her Employment Agreement, she is eligible for an annual guaranteed bonus in the amount of $500,000, which for fiscal 2007 was prorated (for the period from November 1, 2006 through June 30, 2007). She is also eligible for an annual performance bonus in an amount of up to 400% of base salary based on overall company EBITDA performance. For fiscal 2007, actual company EBITDA performance was below the $287 million target. As a result, Ms. Berner was paid $666,667, the minimum amount guaranteed for fiscal 2007 under her Employment Agreement.

  Long-Term Incentives

        Our long-term incentive program is designed to drive company performance in the long-term and to provide a vital link between the long-term results achieved for our shareholders and the rewards provided to our executive officers. Those members of our management whom we deem to be instrumental for effectuating the vision for our future and implementing our strategy are eligible to participate in our long-term incentive program.

        The principal vehicles that we used to distribute long-term incentive compensation to our officers prior to the Acquisition Transaction consisted of stock options and performance-based restricted stock units (PBRSUs). For executive officers, the long-term incentive award opportunity was targeted at approximately the 65th percentile of competitive levels discussed below. The program supported aligning executives' interests with shareholders by delivering potential value to the executive through stock options while the PBRSUs delivered cash to executives to reward multi-year earnings per share performance. Executive officers only realized value through stock options if there was stock price appreciation, and through PBRSUs based on the extent to which the company achieved its earnings per share targets. Generally, we grant our long-term incentives in August of each year, following the release of our full-year financial results for the previous year.

        In April 2006, prior to the start of fiscal 2007, incentive target guidelines for stock options and PBRSUs, based on level or position, were established for each executive officer using a blend of salary band data from two survey sources, the Towers Perrin Media Executive Compensation Survey and the Mercer Long-Term Incentive and Equity Survey. Prior to the Acquisition Transaction, the targeted incentive value awarded through the long-term incentive program was delivered 50% in stock options and 50% in PBRSUs.

        Stock options had always been a core element of the long-term incentive program as they align executive interests with shareholder interests. The options were scheduled to vest 25% per year over four years and had a ten-year term. If an executive voluntarily left the company, all unexercised options were forfeited, except in the case of retirement where options outstanding more than one year became vested and the individual had three years from retirement to exercise his or her options. In the case of involuntary termination, the individual had three months from the date of termination to exercise his or her vested options.

        The PBRSUs were a multi-year incentive tied to the achievement of our earnings per share goal and the value of our Common Stock. Each PBRSU represented the right to receive the cash value of one share of our common stock at the end of a pre-determined performance cycle. The number of PBRSUs delivered to an executive was equal to the incentive target divided by the average closing stock price of our common stock for the 20 trading days prior to the beginning of such performance cycle.

        In fiscal 2007, we began the 2007-2009 cycle. One half of the PBRSUs granted for the 2007-2009 cycle were scheduled to be earned based upon our performance against a two-year cumulative earnings per share goal of $1.99 based on a 9.5% compound annual growth rate, and one half of the PBRSUs were scheduled to be earned based on our performance against a three-year cumulative earnings per share goal of $3.13 based on a 9.3% CAGR. The number of PBRSUs earned by participants could range from 0% - 175% of target, depending on actual earnings per share results versus the two-and three-year cumulative earnings per share goals. Actual awards were scheduled to be paid in cash based on the average closing price of a share of our Common Stock on the New York Stock Exchange over the last year of the performance period and amounts could not exceed 200% of the grant date value of the PBRSUs. In the event an individual was terminated, all outstanding PBRSUs were forfeited and cancelled.

        For purposes of the PBRSUs, "earnings per share" was defined as reported earnings per share excluding special charges or any extraordinary items approved by the Committee, non-cash impairment of goodwill or intangibles not contemplated in the budget, and acquisitions and divestitures not completed at the time of budget.

        Eric Schrier, our CEO prior to the consummation of the Acquisition Transaction, recommended the actual 2007 stock option and 2007-2009 PBRSU target awards for each executive officer (other than for himself and Chairman Ryder). Using the target guideline for each executive officer, a stock option pool and a PBRSU pool were created for Mr. Schrier to allocate to the executive officers. Generally the Named Executive Officers received an award in line with their guideline. For stock options, the awards ranged from 98% to 117% of target guideline, and for the PBRSUs, the awards ranged from 93% to 106% of target guideline. Mr. Schrier also recommended a special one-time time-based restricted stock unit award for six executive officers to retain and motivate his new senior management team.

        On August 11, 2006, the Compensation Committee approved Mr. Schrier's recommended awards for the executive officers, determined the stock option and PBRSU awards for Chairman Ryder and CEO Schrier and in addition approved a 70% increase to each participant's 2007-2009 PBRSU target to address retention concerns related to the fact that there was no probability of a payout under the outstanding 2006-2008 PBRSU cycle and the 2005-2007 PBRSU cycle was projected to payout significantly below target. The Compensation Committee also granted time-based restricted stock units to CEO Schrier to motivate, retain and align his interests with those of his senior management team. The strike price for the stock options granted was the Fair Market Value (defined as the average of the high and low stock price) of the stock price on August 11, 2006, the date of grant.

Equity Awards—Terms and Conditions

        The terms and conditions of outstanding awards of stock options and restricted stock granted to Named Executive Officers prior to August 2006 provide generally that those awards become immediately vested upon a change-in-control. In August 2006, the Compensation Committee approved terms and conditions for the fiscal 2007 awards whereby such awards would no longer immediately vest upon a change-in-control, but a second event would need to occur in order for vesting to accelerate. The following summarizes the terms and conditions of the awards granted in fiscal 2007.

        The terms and conditions of the stock options and time-based restricted stock units granted to Named Executive Officers in August 2006 provide generally that those awards vest following both a change-in-control of Reader's Digest and the occurrence of any of the applicable triggering events within two years after the change-in-control.

        The terms and conditions of outstanding PBRSUs granted in August 2006 to Named Executive Officers provide generally that, following a change-in-control of Reader's Digest and upon the occurrence of any of the applicable triggering events within two years after a change-in-control, those awards will vest (100% of the units will vest in the case of the 2005-2007 and 2006-2008 cycles and 59% of units for the 2007-2009 cycle) as follows: (a) as if the applicable performance goals had been achieved at target (100%), with the payment prorated for the number of months completed in the performance period at the time of the triggering event or (b) in such greater amount as the Compensation and Nominating Committee shall determine if at least half of the performance period will have been completed at the time of the triggering event.

        The applicable triggering events are (a) a termination of employment by Reader's Digest, a designated subsidiary of Reader's Digest or the surviving entity without cause, (b) a termination of employment by the participant with good reason or (c) any failure by Reader's Digest (or the surviving entity) to replace the outstanding award with an award of substantially the same type that also has equivalent value and terms and conditions (except for certain equitable adjustments to reflect changes in the underlying Reader's Digest Common Stock) where the shares of Reader's Digest (or the surviving entity) underlying the replacement award are shares of common stock traded on a national securities exchange or on the over-the-counter market as reported on NASDAQ.

        The Acquisition Transaction was considered a change-in-control under the terms of all outstanding equity awards and, for the August 2006 grants, also constituted a triggering event, which resulted in the accelerated vesting of all stock options, restricted stock, time-based restricted stock units and PBRSUs in accordance with the terms and conditions of each award. Generally, individuals received cash for their stock options with an exercise price below $17.015 (all other stock options were cancelled), for each restricted share and time-based restricted stock unit at $17.00 and for each PBRSU at $17.00 with the payment prorated for the number of months completed in the cycle. See the Option Exercises and Stock Vested table for detail of the payouts received by each named Executive Officer as a result of the change-in-control.

        Grants of long-term incentive awards delivered in the form of stock options, restricted stock and a multi-year cash incentive plan were made in fiscal 2008. These grants will be reported in the fiscal 2008 Compensation Discussion and Analysis.

Other Compensation and Benefits

        The following briefly describes the principal compensation and benefits, other than salary and annual and long-term incentive compensation that the executive officers are entitled to receive.

  Retirement Benefits

        In addition to being eligible to participate in Reader's Digest's 401(k) plan, the Executive officers participate in the Qualified Retirement Plan, the Excess Benefit Retirement Plan (which provides benefits in excess of the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")) and, where eligible, the retiree health care program. These plans are available to executive officers on the same terms that are offered to all other eligible company employees in the U.S.

        Effective July 1, 1992, Reader's Digest adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Mr. Ryder was the last remaining active participant in the 1992 Executive Retirement Plan. Mr. Ryder will commence receiving the benefits that he is eligible for in accordance with this plan in October of 2007 as a result of his retirement from the company on March 2, 2007.

        Effective October 1, 1999, Reader's Digest adopted The Reader's Digest Association, Inc. Executive Cash Balance Retirement Plan (the "1999 Executive Retirement Plan"). Mr. Geltzeiler is the last remaining active participant in the 1999 Executive Retirement Plan. Mr. Schrier and Mr. Gardner ceased employment with the company during fiscal 2007 and will commence receiving the benefits that they are eligible for in accordance with the terms of the 1999 Executive Retirement Plan in January of 2008.

        Both plans were established to help the company recruit and retain key talent. Benefit levels for the 1999 Executive Retirement Plan were set based on benchmark data from specific media/publishing industry companies, general industry data from the William M. Mercer Survey on Non-Qualified Executive Retirement Plans as well as a survey prepared by Buck Consultants indicating prevalence and income replacement levels of benefit of non-qualified executive pension arrangements. No new participants have entered the plans since the Acquisition Transaction on March 2, 2007.

        Mr. Perruzza has a supplemental executive retirement plan agreement ("SERP") that was entered into in the 1980s. Under this arrangement, Mr. Perruzza agreed to defer a portion of his annual bonuses for up to 5 years in exchange for specified retirement benefits for a guaranteed 15 year period.

        Additional details on the retirement plans are found in the footnotes to the Pension Benefits and Deferred Compensation tables.

  Other Employee Benefits

        Executive officers are eligible for our medical, dental, life insurance and disability plans on the same terms as all other employees.

  Deferred Compensation

        The company offers certain U.S. executives the opportunity to defer all or a portion of their bonus under the Reader's Digest Deferred Compensation Plan. The company does not contribute to the deferred compensation plan, which was established to enable executives to defer receipt of payment and thus taxes on bonuses earned.

        Under the deferred compensation plan, executive officers are eligible to defer receipt of any annual incentive bonus payment under the MIP and the payment of any PBRSU award. Under the deferred compensation plan, executive officers can defer payments until January of a designated year not later than attainment of age 50, or until the January following the year of retirement or other termination of employment. Awards deferred under the deferred compensation plan remain part of the general assets of Reader's Digest and are not segregated into separate accounts or trusts. Interest is accrued at the prime rate of leading banks, as reported in The Wall Street Journal for the last day of each calendar quarter and is compounded each September 30.

        Eligible individuals were allowed to make deferral elections for the 2007 annual bonus and the 2007-2009 PBRSU cycle that would only take effect if the merger was not completed.

        Each participant in the deferred compensation plan had, to the extent permitted under Code Section 409A, the option to elect prior to December 31, 2006 to receive his or her account balance in a lump sum payment upon the later of June 30, 2007 or completion of the merger, in either case, provided that the merger was completed. Five of the current (and past) executive officers elected to receive such lump sum payment. Only one Named Executive Officer, Mr. Perruzza, elected to receive such payment. These payments were made on July 13, 2007.

  Perquisites

        The executive officers are eligible for financial planning benefits and services provided by an outside service provider, and a flexible perquisite account under Reader's Digest's "FlexNet Program." These benefits are designed to support senior executives in the areas of financial fitness, health and personal fitness, family life and education. The calendar year financial planning benefits range in annual value from $5,650 to $17,500, and the value of the annual, calendar year, flexible perquisite accounts range from $12,500 to $33,500, depending on the executive's level of responsibility. The FlexNet Program allows for reimbursement of various types of expenses, examples of which include, but are not limited to, health club membership, personal computer, will and estate planning services. Amounts associated with perquisites are footnoted in the Summary Compensation Table.

        Ms. Berner is also entitled to the use of a car service when traveling between New York, NY and our Pleasantville, NY office.

  Severance Arrangements

        We provide severance benefits to our executive officers because we believe that such benefits are essential to recruiting and retaining qualified executive officers. We believe the right to severance benefits provides our executive officers the assurance of security if their employment is terminated for reasons beyond their control. Most of our executive officers are entitled to severance benefits in the event of termination of employment under specified circumstances.

        Certain executive officers participate in our Income Continuation Plans. These plans provide financial and other benefits to executives who are terminated as a result of a change-in-control. When a change-in-control is contemplated, executive officers may face an uncertain future with us after the change-in-control. We believe that change-in-control severance benefits alleviate the anxiety created by this uncertainty and allow our executive officers to provide the most effective management during a period when a change-in-control is contemplated without being distracted by these attendant anxieties. No new participants have become participants in the Plans since the Acquisition Transaction on March 2, 2007.

        The material terms of our severance benefits for our named executive officers are described in the narrative section under the caption "Potential Payments upon Termination or Change-in-Control" in this prospectus.

Employment and Related Agreements

  Mary Berner—Employment Agreement

        In order to induce her to accept the position of CEO and in connection with the consummation of the Acquisition Transaction, we entered into an employment agreement with Ms. Berner dated as of March 1, 2007. This agreement details the terms of Ms. Berner's employment with us, including compensation-related matters and termination payments. The agreement is in effect for a five-year period beginning March 1, 2007, and automatically renews for successive one-year terms unless either Ms. Berner or we provide 60 days advance notice of her or our intention not to renew.

        The agreement provides that Ms. Berner is eligible for a $500,000 initial base salary which is subject to review by the Board for increases. She is also eligible for an annual guaranteed bonus of $500,000 and an annual performance bonus in an amount up to 400% of her base salary, based on performance against specified objective performance criteria. These bonuses are paid at the time that bonuses are paid to our other senior executives.

        Pursuant to the agreement, in fiscal 2008, Ms. Berner was granted three percent of the outstanding shares of common stock of RDA Holding Company at an exercise price equal to the fair market value on the date of grant and restricted stock units with an initial value of $2,000,000.

        Ms. Berner is entitled to participate in our benefit plans and programs available to senior management and to the use of a car service when traveling between New York, NY and our Pleasantville, NY office. In addition, we are obligated to pay legal fees in conjunction with the negotiation and any revisions of Ms. Berner's employment agreement.

        The employment agreement also provides for severance in the event Ms. Berner's employment is terminated prior to the expiration of the agreement by her for "good reason" or by us except for "cause". The severance benefits are detailed in the Termination Table footnotes.

        Payment of the severance benefits are contingent upon a one-year non-competition and non-solicitation agreement during the one-year period following termination and nondisclosure of confidential information. In the event Ms Berner's employment terminates due to the expiration of the term, we must pay Ms. Berner $1,000,000 for the one year non-competition and non-solicitation agreement.

  Mr. Geltzeiler—Waiver and Non-Competition Agreement

        Following the Acquisition Transaction, we entered into an agreement with Michael Geltzeiler dated March 20, 2007, in order to induce him to remain with our company in the role of President of our School & Educational Services segment. In accordance with the terms of the agreement, Mr. Geltzeiler received a $1,200,000 payment in consideration for his waiver of participation in the 2001 and 2006 Income Continuation Plans and any other company severance plans, and cancellation of his Termination Agreement.

        In addition, Mr. Geltzeiler received a $240,000 credit to his Executive Retirement Plan account along with nine years of additional service credit for purposes of determining vesting, and a $1,300,000 payment in exchange for his entering into a non-competition and non-solicitation agreement.

        Management and the Compensation Committee believe it was in our best interest to enter into the 24-month (following termination) non-competition agreement which protects us against Mr. Geltzeiler working for any one of 14 companies which are deemed to be competitors of at least one of our major business segments. We believe that as our former CFO, Mr. Geltzeiler's knowledge of the intricacies of each of our businesses, if used to compete, could be detrimental to us during this crucial time. The amounts that Mr. Geltzeiler received are reflected in the applicable compensation tables herein.

Stock Ownership / Retention Guidelines

        Prior to the Acquisition Transaction, our Board of Directors believed that our executive officers should have a significant financial stake in the company so that their interests would be aligned with those of our stockholders. To that end, the Board adopted stock ownership guidelines that stated the Board's expectation that each executive officer should own, within five years of becoming an executive officer, shares of our common stock having an aggregate value that meets or exceeds a specified multiple of the executive's base salary. The guidelines provided for an ownership multiple of five times base salary for the CEO; one and one half or two times base salary for the other Named Executive Officers depending on grade level; and similar or lower ownership multiples for other executive officers.

        All but three executive officers employed prior to the Acquisition Transaction owned stock having the aggregate value required under the stock ownership guidelines. Two Named Executive Officers, Mr. Schrier and Ms. Zier, and one other executive officer did not meet the stock ownership requirements. Each of these executive officers had until 2011 to comply with the stock ownership requirement. Following the Acquisition Transaction, these stock ownership guidelines no longer apply.

Tax and Accounting Implications

        The pre-Acquisition Transaction Compensation Committee believed that it was desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility was practicable, consistent with Reader's Digest's overall compensation objectives, and in the best interests of Reader's Digest and its shareholders. Accordingly, the Compensation Committee retained the discretion to provide non-deductible compensation. Following the Acquisition Transaction, we are no longer subject to Internal Revenue Code Section 162(m), since it applies only to publicly traded companies.

        Beginning on July 1, 2006, we began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

        To satisfy Regulation 409A of the Internal Revenue Code, all affected plans, agreements and policies will be modified in order to comply with the new regulation by December 31, 2008. We have been acting in good faith and administering our plans, agreements and policies to comply with the regulation.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this prospectus.

Submitted by
The Compensation Committee of The Reader's Digest Association, Inc.
Harvey Golub, Chairperson
Timothy C. Collins
Andrew R. Lack

Summary Compensation

        The following Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to our Chief Executive Officer and the Named Executive Officers for the fiscal year ended June 30, 2007.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)		Stock Awards ($)(8)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Deferred Compensation ($)(11)	All Other Compensation ($)		Total ($)
Mary Berner President & CEO(1)	2007	$173,076	$333,333	(6)	—	—	$666,667	(9)	—	$92,559	(12)	$1,265,635
Michael Geltzeiler SVP, CFO & President School & Educational Services(2)	2007	$458,846			$1,507,904	$559,733	$262,000	(10)	$64,712	$2,927,640	(13)	$5,780,835
Thomas Gardner(3) EVP, President International	2007	$548,077			$1,778,397	$740,753			$149,100	$5,996,446	(14)	$9,212,773
Dawn Zier President, NA Consumer Marketing	2007	$338,846			$627,859	$245,099	$92,600	(10)	$51,652	$20,934	(15)	$1,376,990
Albert Perruzza SVP, Global Operations & Business Redesign	2007	$359,288	$69,300	(7)	$560,827	$138,698	$161,700	(10)	$235,490	$32,516	(16)	$1,557,819
Eric Schrier Former President & CEO(4)	2007	$484,615			$3,282,162	$1,527,171			$114,530	$9,334,690	(17)	$14,743,169
Thomas Ryder Former Chairman	2007	$404,615			$2,710,795	$99,897	$255,000	(10)	$188,004	$4,101,473	(18)	$7,759,784
Michael Brizel Former SVP, General Counsel	2007	$240,192			$849,383	$250,591			$105,730	$2,879,277	(19)	$4,325,173

(1)
Appointed President & CEO of the Company on March 2, 2007.

(2)
Appointed President of our School & Educational Services segment on March 30, 2007.

(3)
Ceased employment with the Company effective July 1, 2007.

(4)
Served as President & CEO of the Company through March 1, 2007.

(5)
Compensation is reviewed in the first quarter of each fiscal year and salary increases, if any, are subject to approval by our Compensation Committee. Salary amounts in this table reflect the actual base salary payments made in fiscal 2007.

(6)
Reflects guaranteed bonus (prorated for November 2006 through June 2007).

(7)
Reflects additional bonus awarded to Mr. Perruzza to recognize the work done on key corporate priorities in addition to his regular job responsibilities.

(8)
Stock, Stock-Based and Option Awards reflect PBRSUs, time-based restricted stock units, restricted stock and stock option grants, for which Reader's Digest recorded compensation expense in 2007. In accordance with SFAS No. 123R, "Share-Based Payment", the compensation expense reflected is for stock, stock-based or option grants made in fiscal 2007 and prior. The 2007 compensation expense for stock, stock-based and option awards also includes expense associated with the acceleration of these awards in connection with change-in-control provisions of our compensation plans on March 2, 2007.

(9)
Reflects annual performance bonus earned for 2007 performance in accordance with Ms. Berner's Employment Agreement with the Company dated as of March 1, 2007.

(10)
Reflects compensation earned for 2007 performance under the annual Management Incentive Plan (discussed in the annual bonus portion of this Compensation Discussion and Analysis section).

(11)
Represents the annual increase in the actuarial present value of accumulated pension benefits and above-market earnings on non-qualified deferred compensation.

(12)
The following is included in All Other Compensation for Ms. Berner:

(a)
401(k) company matching contribution.

(b)
Reimbursement for car service between home and office.

  (c)
  Payment of Ms. Berner's legal fees in connection the negotiation of her Employment Agreement, in accordance with the terms of her Employment Agreement, of $82,511.

(13)
The following is included in All Other Compensation for Mr. Geltzeiler:

(a)
Flexible perquisite account ("FlexNet") reimbursement of $25,804 (the FlexNet Program allows for reimbursement of various types of expenses, examples of which include, but are not limited to, health club membership, personal computer, and will and estate planning services).

(b)
Payment of $1,200,000, in consideration and exchange for waiving all rights to any future severance payments or other benefits under any severance agreement (including the 2001 and 2006 Income Continuation Plan and Termination Agreement) or policy.

(c)
Payment of $1,300,000, in exchange for a 24-month non-compete agreement and a 12-month non-solicitation agreement following termination of employment.

(d)
401(k) company matching contribution.

(e)
Executive Cash Balance Plan company contribution of $395,236.

(14)
The following is included in All Other Compensation for Mr. Gardner:

(a)
FlexNet reimbursement of $21,315.

(b)
Financial planning benefit of $10,242.

(c)
General Insurance credit.

(d)
Payments made in accordance with his termination under the 2001 Income Continuation Plan (made in July 2007): Lump sum severance payment in the amount of $3,783,000, lump sum payment in lieu of medical and dental benefits of $38,712 and gross-up payment in the amount of $2,006,364.

(e)
401(k) company matching contribution.

(f)
Executive Cash Balance Plan company contribution of $128,200.

(15)
The following is included in All Other Compensation for Ms. Zier:

(a)
FlexNet reimbursement of $16,232.

(b)
401(k) company matching contribution.

(16)
The following is included in All Other Compensation for Mr. Perruzza:

(a)
FlexNet reimbursement of $25,403.

(b)
401(k) company matching contribution.

(c)
Company paid expense for executive physical.

(17)
The following is included in All Other Compensation for Mr. Schrier:

(a)
FlexNet reimbursement of $37,278.

(b)
Financial planning benefit of $10,297.

(c)
Payments made in accordance with his termination under the 2001 Income Continuation Plan (made in July 2007): Lump sum severance payment in the amount of $5,678,055, lump sum payment in lieu of medical and dental benefits of $38,712 and gross-up payment in the amount of $3,408,217.01.

(d)
401(k) company matching contribution.

(e)
Executive Cash Balance Plan company contribution of $155,532.

(18)
The following is included in All Other Compensation for Mr. Ryder:

(a)
FlexNet reimbursement of $67,000.

(b)
Financial planning benefit of $17,780.

(c)
Severance payments made in accordance with the third amendment to his Employment Agreement in the amount of $4,000,000 (actual payment made September 4, 2007 in accordance with IRS Section 409A).

(d)
401(k) company matching contribution.

(e)
Company paid expense for executive physical.

(f)
General insurance credit of $8,593.

(19)
The following is included in All Other Compensation for Mr. Brizel:

(a)
FlexNet reimbursement of $21,759.

(b)
Financial planning benefit.

  (c)
  Payments made in accordance with his termination under the 2001 Income Continuation Plan (made in July 2007): Lump sum severance payment in the amount of $1,835,397, lump sum payment in lieu of medical and dental benefits of $37,731 and gross-up payment in the amount of $969,360.

  (d)
  401(k) company matching contribution.

Grants of Plan-Based Awards

        The following table provides information about the equity and non-equity awards granted to our Named Executive Officers in 2007. The non-equity awards section depicts the annual bonus plan (SMIP); the equity awards section outlines the performance-based RSUs (PBRSUs), the time-based restricted stock units and the stock options granted in 2007.

        As described in the Option Exercises and Stock Vested Table, all of the awards detailed below were cashed out upon the consummation of the Acquisition Transaction.

Grants of Plan-Based Awards Table

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Great Date Fair Value of Stock and Option Awards ($)
										Exercise or Base Price of Option Awards ($/Sh)
Name		Threshold ($)			Threshold (#)
	Grant Date		Target ($)	Maximum ($)		Target (#)	Maximum (#)
Mary Berner		666,667	—	1,400,000	—	—	—	—	—	—	—
Michael Geltzeiler	8/11/2006 8/11/2006 8/11/2006	0	350,000	700,000	34,325	68,649	120,136	33,000	65,000	12.045	$826,877 397,485 221,994
Thomas Gardner	8/11/2006 8/11/2006 8/11/2006	0	450,000	900,000	37,445	74,890	131,058	40,000	80,000	12.045	902,050 481,800 273,223
Dawn Zier	8/11/2006 8/11/2006 8/11/2006	0	193,000	386,000	14,666	29,332	51,331	24,000	25,000	12.045	353,304 289,080 85,382
Albert Pernuzza	8/11/2006 8/11/2006	0	231,000	462,000	18,723	37,445	65,529		35,000	12.045	451,025 119,525
Eric Schrier	8/11/2006 8/11/2006 8/11/2006	0	840,000	1,680,000	106,094	212,188	371,329	60,000	230,000	12.045	2,555,804 722,700 785,517
Thomas Ryder	8/11/2006	0	500,000	1,000,000	18,723	37,445	65,529				451,025
Michael Brizel	8/11/2006 8/11/2006 8/11/2006	0	205,000	410,000	15,602	31,204	54,607	24,000	30,000	12.045	375,852 289,080 102,459

(1)
With the exception of Ms. Berner, these columns reflect the possible value of the payout for each named executive officer under the 2007 Senior Management Incentive Program ("SMIP") if threshold, target or maximum goals are achieved. The SMIP performance goals are comprised of a combination of corporate and operating unit goals. These awards are 100% performance driven and are completely at-risk. As shown in the Summary Compensation Table, the awards ranged from 48% of target to 75% of target. Ms. Berner's 2007 bonus was determined in accordance with her employment agreement (See "Compensation Discussion and Analysis—Employment and Related Agreements—Mary Berner—Employment Agreement" for additional information regarding Ms. Berner's employment agreement.) Her bonus was based on EBITDA performance for 2007 versus established goals.

(2)
These columns show the PBRSUs granted to each named executive officer under the 2005 Key Employee Long-Term Incentive Plan. The number of units earned is based 50% on cumulative EPS over the fiscal 2007-2008 period and 50% based on cumulative EPS over the fiscal 2007-2009 period. Payout is then determined by the average closing stock price over the last year of the performance period (2009). Payout can range from 0–175% of target.

(3)
This column represents the number of time-based restricted stock units (RSUs) granted to each Named Executive Officer. The vesting schedule for these RSUs was 50% after 2 years and 50% after 3 years.

(4)
This column depicts the number of non performance-based stock options granted to each Named Executive Officer. The vesting schedule is 25% per year and the exercise price is the Fair Market Value on the grant date defined as the average of high and low stock price on the grant date (which was higher than the closing price on that date). The grant date was the date the Compensation Committee approved the option grants.

Outstanding Equity Awards at Fiscal Year-End

        As a result of the automatic vesting and tender of all equity awards in connection with the consummation of the Acquisition Transaction, there were no equity awards outstanding at the end of fiscal year 2007.

Option Exercises and Stock Vested

        The following table sets forth the number of shares acquired and value received upon option exercises during fiscal year 2007 and the value of other stock awards that vested during fiscal year 2007. Upon the consummation of the Acquisition Transaction, which was deemed a change-in-control and constituted a triggering event under the terms and conditions of our equity plans, the following occurred: (1) all outstanding stock options vested, and those with an exercise price above $17.015 were cashed out (an individual received the difference between the strike price of his option and $17.015); (2) all restricted shares vested and were cashed out at $17.00 per share; (3) all PBRSUs granted for the 2005-2007 and 2006-2008 cycles vested as if the applicable performance goals had been achieved at target (100%), with the payment prorated for the number of months completed in the performance period and based on a $17.00 stock price; and (4) 59% of the PBRSUs granted for the 2007-2009 cycles vested as if the applicable performance goals had been achieved at target (100%), with the payment prorated for the number of months completed in the performance period and based on a $17.00 stock price.

Option Exercises and Stock Vesting Table

	Option Awards		Stock Awards(3)
Name	Number of Shares Acquired on Exercise (1)(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mary Berner	—	—	—	—
Michael Geltzeiler(2)	237,000	641,340	74,101 15,000 33,000 36,394	1,259,714 255,000 561,000 499,924
Thomas Gardner(3)	310,100	849,291	84,215 21,666 40,000 41,394	1,431,649 368,322 680,000 569,549
Dawn Zier(4)	106,500	271,855	11,989 9,666 24,000 13,593	203,811 164,322 408,000 187,395
Albert Perruzza(5)	170,000	429,150	43,106 11,666 34,728	732,799 198,322 476,725
Eric Schrier(6)	576,200	1,801,592	176,294 26,666 60,000 51,327	2,997,002 453,322 1,020,000 706,150
Thomas Ryder(7)	804,000	1,465,630	238,366 71,666 115,985	4,052,214 1,218,322 1,597,935
Michael Brizel(8)	120,000	318,988	34,074 8,667 24,000 25,962	579,258 147,339 408,000 356,374

(1)
Reflects the number of stock options that were cashed out upon the completion of the Acquisition Transaction in March 2007 and the cash value received. There were no other stock option exercises by executive officers.

(2)
Mr. Geltzeiler received cash upon the merger for his stock options with an exercise price below $17.015 (any options above this price were cancelled) for his outstanding 15,000 restricted shares and for his outstanding 33,000 RSUs. He received cash for his outstanding PBRSUs; for the 2005–2007 cycle, all 31,238 targets units vested (in accordance with the 2001 Income Continuation Plan) and were cashed out at $17.00 for a total of $531,046; for the 2006–2008 cycle, all 31,612 units vested (in accordance with the 2001 Income continuation Plan) and were cashed out at $17.00 for a total of $537,404; for the 2007-2009 cycle, 59% of the units vested and the payment was prorated for the number of months completed in the cycle (in accordance with the terms and conditions of the award) resulting in 11,251 units vested for a payment of $191,264. He also had 36,394 restricted shares vest in July of 2006 in accordance with their regular vesting schedule.

(3)
Mr. Gardner received cash upon the merger for his stock options with an exercise price below $17.015 (any options above this price were cancelled) for his outstanding 21,666 restricted shares and for his outstanding 40,000 RSUs. He received cash for his outstanding PBRSUs; for the 2005–2007 cycle, all 36,686 targets units vested (in accordance with the 2001 Income Continuation Plan) and were cashed out at $17.00 for a total of $623,662; for the 2006–2008 cycle, all 35,255 units vested (in accordance with the 2001 Income continuation Plan) and were cashed out at $17.00 for a total of $599,335; for the 2007–2009 cycle, 59% of the units vested and the payment was prorated for the number of months completed in the cycle (in accordance with the terms and conditions of the award) resulting in 12,274 units vested for a payment of $208,652. He also had 41,394 restricted shares vest in July of 2006 in accordance with their regular vesting schedule.

(4)
Ms. Zier received cash upon the merger for her stock options with an exercise price below $17.015 (any options above this price were cancelled) for her outstanding 9,666 restricted shares and for her outstanding 24,000 RSUs. She received cash for her outstanding PBRSUs; for the 2006–2008 cycle, the units vested and the payment was prorated for the number of months completed in the cycle (in accordance with the terms and conditions of the award) resulting in 7,182 units vested for a payment of $122,088; for the 2007–2009 cycle, 59% of the units vested and the payment was prorated for the number of months completed in the cycle (in accordance with the terms and conditions of the award) resulting in 4,807 units vested for a payment of $81,722. She also had 13,593 restricted shares vest in July of 2006 in accordance with their regular vesting schedule.

(5)
Mr. Perruzza received cash upon the merger for his stock options with an exercise price below $17.015 (any options above this price were cancelled) and for his outstanding 11,666 restricted shares. He received cash for his outstanding PBRSUs; for the 2005–2007 cycle, all 19,342 targets units vested (in accordance with the 2001 Income continuation Plan) and were cashed out at $17.00 for a total of $328,814; for the 2006–2008 cycle, all 17,627 units vested (in accordance with the 2001 Income Continuation Plan) and were cashed out at $17.00 for a total of $299,659; for the 2007–2009 cycle, 59% of the units vested and the payment was prorated for the number of months completed in the cycle (in accordance with the terms and conditions of the award) resulting in 6,137 units vested for a payment of $104,326. He also had 34,728 restricted shares vest in July of 2006 in accordance with their regular vesting schedule.

(6)
Mr. Schrier received cash upon the merger for his stock options with an exercise price below $17.015 (any options above this price were cancelled), for his outstanding 26,666 restricted shares and for his outstanding 60,000 RSUs. He received cash for his outstanding PBRSUs; for the 2005–2007 cycle, all 63,959 targets units vested (in accordance with the 2001 Income continuation Plan) and were cashed out at $17.00 for a total of $1,807,303; for the 2006–2008 cycle, all 77,560 units vested (in accordance with the 2001 Income Continuation Plan) and were cashed out at $17.00 for a total of $1,318,520; for the 2007–2009 cycle, 59% of the units vested and the payment was prorated for the number of months completed in the cycle (in accordance with the terms and conditions of the award) resulting in 34,775 units vested for a payment of $591,179. He also had 51,327 restricted shares vest in July of 2006 in accordance with their regular vesting schedule.

(7)
Mr. Ryder received cash upon the merger for his stock options with an exercise price below $17.015 (any options above this price were cancelled) and for his outstanding 71,666 restricted shares. He received cash for his outstanding PBRSUs; for the 2005–2007 cycle, all 113,153 targets units vested (in accordance with the 2001 Income Continuation Plan) and were cashed out at $17.00 for a total of $1,923,601; for the 2006–2008 cycle, all 103,120 units vested (in accordance with the 2001 Income continuation Plan) and were cashed out at $17.00 for a total of $1,753,040; for the 2007–2009 cycle, 59% of the units vested resulting in 22,093 units vested (in accordance with the terms and conditions of the award) for a payment of $375,573. He also had 115,985 restricted shares vest in July of 2006 in accordance with their regular vesting schedule.

(8)
Mr. Brizel received cash upon the merger for his stock options with an exercise price below $17.015 (any options above this price were cancelled), for his outstanding 8,667 restricted shares and for his outstanding 24,000 RSUs. He received cash for his outstanding PBRSUs; for the 2005–2007 cycle, all 15,152 targets units vested (in accordance with the 2001 Income Continuation Plan) and were cashed out at $17.00 for a total of $257,584; for the 2006–2008 cycle, all 13,808 units vested (in accordance with the 2001 Income continuation Plan) and were cashed out at $17.00 for a total of $234,736; for the 2007–2009 cycle, 59% of the units vested and the payment was prorated for the number of months completed in the cycle (in accordance with the terms and conditions of the award) resulting in 5,114 units vested for a payment of $86,938. He also had 25,962 restricted shares vest in July of 2006 in accordance with their regular vesting schedule.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service ($)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mary Berner
Michael Geltzeiler	Retirement Plan	5.75	$88,843
	Excess Plan	5.75	$83,681

	Total		$172,524
Thomas Gardner	Retirement Plan	15.33	232,486
	Excess Plan	15.33	217,358

	Total		449,844
Dawn Zier	Retirement Plan	15.33	121,489
	Excess Plan	15.33	21,506

	Total		142,995
Albert Perruzza	Retirement Plan	34.67	$972,479
	Excess Plan	34.67	499,836
	SERP	n/a	635,602

	Total		2,107,917
Eric Schrier	Retirement Plan	7.17	156,784
	Excess Plan	7.17	0	213,542

	Total		156,784	213,542
Thomas Ryder	Retirement Plan	8.92	0	251,270
	Excess Plan	8.67	792,569	0
	Executive Retention Plan	8.67	5,952,439	0

	Total		6,745,008	251,270
Michael Brizel	Retirement Plan	17.67	0	275,216
	Excess Plan	17.67	0	81,621

	Total		0	356,837

        Retirement Plan and Excess Plan.    The following describes our Retirement Plan and Excess Plan as the provisions relate to a majority of employees, including all of the Named Executive Officers. Different provisions may apply to employees of other locations of the Company.

        The Retirement Plan is a tax-qualified cash balance plan for our employees. The Excess Plan is a nonqualified cash balance plan that provides for the benefit that would have applied in the Retirement Plan if the IRS pay and benefit limitations for tax-qualified plans did not apply. The IRS pay limit for tax-qualified plans was $220,000 for 2006.

        The cash balance formula was established on July 1, 1999. Participants in the plans on July 1, 1999 were credited with an opening balance based on the present value of their prior plan accrued benefit, plus an enhancement for participants age 39 and older. Participants are credited monthly with a base credit equal to their monthly base pay times the following percentages for the majority of cash balance participants, including all of the Named Executive Officers:

Age	% of Base Pay
<30	3%
30–34	4%
35–39	5%
40–44	6%
45–49	8%
50–54	10%
55+	12%

        Accounts grow monthly with interest credits that are based on the yield for 1-year treasury securities plus 1%. Participants are vested in their entire account balance after 5 years of service. Participants as of June 30, 2003 are 100% vested in their June 30, 2003 accrued benefit.

        Upon termination, participants in the Retirement Plan can receive either their full account balance, or the balance can remain in the plan where it will continue to grow with interest credits until retirement. Participants may elect to receive their Retirement Plan as an annuity or lump sum payment. The lump sum payment is based on their account balance. At termination, if the participant is over age 55 and meets the Rule of 70 (age plus service is 70 or more), then the participant's annuity is increased by 30% at age 55, grading down 3% at age 64. Mr. Perruzza is the only Named Executive Officer with a Retirement Plan account balance on June 30, 2007 that is over age 55 and meets the Rule of 70.

        Participants in the Excess Plan receive a full lump sum distribution of their vested benefit following termination.

        SERP.    SERP agreements were made with certain executives in the 1980's to pay individually specified retirement benefits for a guaranteed 15 year period. In most agreements, the executives agreed to defer a portion of their annual bonuses for up to 5 years in exchange for the retirement benefits. Mr. Perruzza's agreement will provide him with $85,200 per year at age 65 for 15 years.

        The executive is vested in his benefits when he has deferred the agreed upon bonuses. Executives can retire as early as age 55. The benefits are reduced by 3% for each year by which retirement precedes age 65. Mr. Perruzza is eligible for early retirement. On death in service, the lump sum death benefit is $750,000.

        Executive Retirement Plan.    As of June 30, 2007, Mr. Ryder was the only Named Executive Officer eligible for the Executive Retirement Plan. No new executives are eligible for the plan.

        Under this plan, a participant retiring on or after his normal retirement date is entitled to an annual pension determined as:

  (1)
  3% of Retirement Salary for each of the first 15 years of credited service, plus 1% of Retirement Salary for each of the next 20 years of credited service less

  (2)
  (a)    Reader's Digest Retirement Plan Benefit;

    (b)
    Reader's Digest Excess Plan Benefit;

    (c)
    SERP Agreement Benefit to the extent provided by Employer Contributions; and

    (d)
    Annualized benefit from company's contribution to the qualified profit sharing plan in excess of 6% of Retirement Salary, accumulated at 8%.

        Retirement Salary is the average of the highest three consecutive years out of the last ten years of base salary and management incentive bonus.

        Credited Service is defined in the Retirement Plan. Participants at grade level 21 and higher earn an additional year of credited service for each year of service after 4 full years of credited service to the extent the participant's age at date of hire exceeds 45 and only to the extent credited service is less than 20 years.

        A participant is eligible for normal retirement after attainment of age 65. No benefits are provided upon termination prior to meeting the eligibility for early retirement. Early retirement is permitted if the participant has attained age 55, and the participant's age plus years of service equals at least 65. Early retirement benefits are reduced 5% for each year retirement precedes age 62. Mr. Ryder is eligible for early retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

        The table below outlines each Named Executive Officer's non-qualified deferred compensation.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)
Mary Berner	0	0		0		0		0
Michael Geltzeiler	0	395,236	(1)	52,220	(2)	0		450,456	(3)
Thomas Gardner	0	128,200	(1)	348,969	(4)	0		3,341,206	(5)
Dawn Zier	0	0		0		0		0
Albert Perruzza	0	0		49,970	(6)	0		655,130	(7)
Eric Schrier	0	155,532	(1)	136,747	(2)	0		845,051	(3)
Thomas Ryder	0	0		0		0		0
Michael Brizel	0	0		2,815	(6)	71,721	(8)	0

(1)
Reflects employer contributions to the Executive Cash Balance Plan.

(2)
Reflects Executive Cash Balance Plan earnings.

(3)
Reflects Executive Cash Balance Plan account balance at fiscal year end.

(4)
Reflects Executive Cash Balance Plan earnings and interest earned on account balance under the Deferred Compensation Plan. Under the Deferred Compensation Plan, interest is accrued at the prime rate of leading banks, as reported in The Wall Street Journal for the last day of each calendar quarter and is compounded each September 30.

(5)
Mr. Gardner ceased employment on July 1, 2007. He will begin to receive payments in January 2008 of his account balance under the Deferred Compensation Plan, in accordance with elections made under the plan, and under the Executive Cash Balance Plan.

(6)
Reflects interest earned on account balance under the Deferred Compensation Plan. Under the Deferred Compensation Plan, interest is accrued at the prime rate of leading banks, as reported in The Wall Street Journal for the last day of each calendar quarter and is compounded each September 30.

(7)
Mr. Perruzza received payment in July 2007 of his account balance under the Deferred Compensation Plan. Prior to December 31, 2006, he elected to receive his account balance in a lump sum payment upon the later of June 30, 2007 or completion of the merger, in either case, provided that the merger was completed.

(8)
Mr. Brizel received payment in January 2007, in accordance with elections made under the Deferred Compensation Plan.

Executive Cash Balance Plan

        The Executive Cash Balance Plan is a nonqualified defined contribution plan established on October 1, 1999 for executives at grade levels 21 and higher, subject to the approval by the CEO. An opening balance as of October 1, 1999 was credited to the participants who had been in the Executive Retirement Plan based on the present value of their Executive Retirement Plan benefits, enhanced if the participant was age 39 or older but younger than 55 as of October 1, 1999. Our Board of Directors may, at its discretion, provide a new participant with an opening balance.

        The plan will contribute to a participant's account an annual base credit equal to 20% of earnings less the annual credit they receive from the Retirement Plan and Excess Plan. Earnings for this plan include base pay and any Management Incentive Bonus earned for a year. Accounts grow based on the return of a hypothetical investment portfolio directed by the participant. Participants can allocate their investment portfolio among the mutual funds available under the Reader's Digest Association 401(k) plan. Prior to the sale of Reader's Digest, 50% of the participant's account balance was invested in Reader's Digest stock. Participants can change their allocation monthly to be effective as of the first day of the following month.

        Our common stock had a 24% return from July 1, 2006 until the Acquisition Transaction. The available mutual funds had rates of return from July 1, 2006 to June 30, 2007 as follows:

Explorer	17%
International Growth	29%
Prime Money Market	5%
PrimeCap	21%
Total Bond Market	6%
Vanguard S&P 500 Index	20%
Wellington	18%
Windsor II	24%

        Participants are vested in their account balance according to a graded schedule, where they are 50% vested after 5 years of service and are vested an additional 10% for each year of service until 10 years, when they are 100% vested. Upon termination, participants will receive their vested account balance payable over a 10-year period. Their balance will continue to grow with interest until it is fully distributed. The Plan does not permit employee deferrals.

Potential Payments upon Termination or Change-in-Control

        The tables below reflect the amount of compensation payable to each of the Named Executive Officers, excluding Messrs. Schrier, Gardner, Brizel, and Ryder, in the event of termination of such executive's employment under various termination scenarios. The amounts shown assume that such termination was effective as of June 30, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out, if any, can only be determined at the time of such executive's separation from the Company.

        For Messrs. Schrier, Gardner, Brizel, and Ryder, the amounts shown in each of their respective tables reflect the actual severance payment made by the Company in connection with their termination of employment.

Mary Berner, President and Chief Executive Officer

Termination Payment	Voluntary Resignation/ Retirement(1)	Death		Disability(8)		Termination for Cause(9)	Termination Without Cause or for Good Reason Not in Connection with a Change-in- Control(10)		Termination Without Cause or for Good Reason in Connection with a Change-in- Control(10)
Severance	$0	$0		$0		$0	$2,000,000	(4)	$2,000,000	(4)
Bonus	$0	$666,667	(3)	$666,667	(3)	$0	$666,667	(5)	$666,667	(5)
Qualified Retirement Plan(2)	$0	$0		$0		$0	$0		$0
Excess Plan(2)	$0	$0		$0		$0	$0		$0
Other Benefits	$0	$0		$0		$0	$12,905	(6)	$12,905	(6)
Gross-Up on Excise Taxes	n/a	n/a		n/a		$0	n/a		$544,893	(7)
Payment of Equity	$0	$0		$0		$0	$0		$0

Total Value of Payments	$0	$666,667		$666,667		$0	$2,679,572		$3,224,465

(1)
Ms. Berner is not currently eligible for retirement. The amounts shown reflect a voluntary resignation.

(2)
As of June 30, 2007, Ms. Berner was not a participant in the Qualified Retirement Plan or the Excess Plan. She will become a participant upon completion of one year's service.

(3)
Under the terms of her Employment Agreement, Ms. Berner is entitled to receive a pro-rata annual bonus for the year of termination based on the Company's actual results, paid when annual bonuses are ordinarily paid. As of June 30, 2007, Ms. Berner was eligible for an annual performance bonus of up to 400% of her salary. The amount shown reflects Ms. Berner's actual fiscal 2007 performance bonus.

(4)
Under the terms of her employment agreement, Ms. Berner is entitled to receive a severance payment equal to two times the sum of her (a) base salary and (b) guaranteed bonus, paid in a lump sum.

(5)
Under the terms of her employment agreement, Ms. Berner is entitled to receive a pro-rata bonus.

(6)
Reflects the value of additional benefits under the terms of Ms Berner's employment agreement. Ms. Berner would receive $12,905, equal to the Company-paid portion of medical, dental and life insurance benefits for one year following the date of termination, paid in a lump sum.

(7)
Ms. Berner's employment agreement provides that in the event it is determined that (a) any payment, benefit or distribution by us for the benefit of Ms. Berner would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (which relates to payments that are contingent on a change in ownership or effective control of, or the ownership of a substantial portion of the assets of, a corporation) or (b) any interest or penalties are incurred by Ms. Berner with respect to such excise tax, Ms. Berner shall be entitled to receive an additional gross-up payment in an amount equal to the sum of the excise tax on any payment and the gross-up payment. Ms. Berner's employment agreement also provides that in the event it is determined that any cash payment, benefit or distribution by us for the benefit of Ms. Berner would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the cash amounts payable upon termination will be reduced by the amount necessary so that the receipt of the cash payment would not give rise to any excise tax, so long as the reduced payment would not be less that 90% of the original cash payment. This provision would not result in any tax reimbursement payment to Ms. Berner. As of June 30, 2007, we were a privately held company and, therefore, in accordance with her employment agreement, Ms. Berner would be entitled to a limited gross-up on the excise tax only. This amount is reflected in the termination table.

(8)
Under the terms of Ms. Berner's employment agreement, "Disability" is defined as being physically or mentally incapable for six consecutive months to perform the material duties under the employment agreement. Any disagreement as to whether a Disability exists will be determined in writing by a qualified independent physician mutually acceptable to Ms. Berner and us.

(9)
Under the terms of Ms. Berner's employment agreement, "Cause" is defined as: (a) Ms. Berner's willful failure to substantially perform her duties under her employment agreement (other than due to physical or mental illness) after written notice of such failure; (b) her conviction of, or plea of guilty or nolo contendere to a felony (or the equivalent of a felony in a jurisdiction other than the United States) other than, in any case, vicarious liability or traffic violations; (c) her willful material breach of certain provisions of her employment agreement if uncured promptly following her receipt of written notice of such breach; (d) her willful material violation of our material written policies that has a detrimental impact on us and that, to the extent curable, is uncured by Ms. Berner promptly following her receipt of written notice of such breach; (e) her fraud or embezzlement with respect to us; (f) her misappropriation or misuse of funds or property belonging to us that is done in bad faith and is more than de minimis in nature; (g) her use of illegal drugs that interferes with the performance of her duties under her employment agreement; or (h) her gross misconduct, whether or not done in connection with employment, other than an act done in the good faith belief that it was in our best interests, that materially adversely affects our business or reputation, our subsidiaries or affiliates.

(10)
Under the terms of Ms. Berner's employment agreement, "Good Reason" is defined as (A) any diminution in Ms. Berner's title or position or a material diminution in her duties, authorities or responsibilities; (B) the assignment to Ms. Berner of duties inconsistent with her position; (C) our material and uncured breach of Ms. Berner's employment agreement; (D) any reduction of Ms. Berner's base salary, guaranteed bonus or annual bonus opportunity; (E) the transfer or relocation of Ms. Berner's principal place of employment to a location further in miles and/or travel time from New York, New York than is Pleasantville, New York; (F) any failure to re-elect Ms. Berner to our board of directors (if we are not public) or to nominate her for election to our board (if we are public), or (G) our failure to effectively assign Ms. Berner's employment agreement, as applicable, upon our sale or merger.

Michael Geltzeiler, Former Chief Financial Officer and
President, School & Educational Services

Termination Payment	Voluntary Resignation/ Retirement(1)	Death		Disability(7)		Termination for Cause	Termination Without Cause Not in Connection with a Change-in- Control		Termination Wihout Cause in Connection with a Change-in- Control
Severance	$0	$0		$0		$0	$0	(5)	$0	(5)
Bonus	$0	$262,500	(4)	$262,500	(4)	$0	$0	(5)	$0	(5)
Qualified Retirement Plan(2)	$96,186	$96,186		$96,186		$96,186	$96,186		$96,186
Excess Plan(2)	$88,261	$88,261		$88,261		$88,261	$88,261		$88,261
Executive Cash Balance Plan(3)	$447,249	$447,249		$447,249		$0	$447,249		$447,249
Other Benefits	$0	$0		$0		$0	$0	(5)	$0	(5)
Gross-Up on Excise Taxes	n/a	n/a		n/a		n/a	n/a		$0	(5)
Payment of Equity	$0	$0		$0		$0	$0		$0	(6)

Total Value of Payments	$631,696	$894,196		$894,196		$184,447	$631,696		$631,696

(1)
Mr. Geltzeiler is not currently eligible for retirement. The amounts shown reflect a voluntary resignation.

(2)
Reflects account balance as of June 30, 2007. Mr. Geltzeiler is fully vested.

(3)
Reflects account balance as of June 30, 2007. Pursuant to the terms of an agreement between Mr. Geltzeiler and us dated March 20, 2007, a contribution of $240,000 was made to his Executive Cash Balance Plan account as of March 31, 2007, and he became 100% vested in his March 31, 2007 Executive Cash Balance Plan account balance. Mr. Geltzeiler would forfeit his Executive Cash Balance Plan Account if he is terminated for Cause in the future.

(4)
Under the terms of our Management Incentive Plan ("MIP"), Mr. Geltzeiler would be eligible for a pro-rata bonus. The amount shown reflects Mr. Geltzeiler's actual fiscal 2007 MIP bonus award.

(5)
Mr. Geltzeiler waived all rights to any future severance and other benefits under the 2001 and 2006 Income Continuation Plans, his Termination Agreement and any of our other policies or plans in exchange for a $1,200,000 payment made in March 2007 in accordance with the terms of an agreement between Mr. Geltzeiler and us dated March 20, 2007.

(6)
Accelerated payments of $2,539,209 were made on March 13, 2007, in connection with the change-in-control resulting from the consummation of the Acquisition Transaction, of $463,495 for stock options, $255,000 for restricted stock, $1,259,714 for PBRSUs and $561,000 for time-based RSUs.

(7)
Disability generally is defined as an illness, injury or disease, including mental or emotional illness, that prevents the employee from performing his or her occupation, or any comparable occupation for which he or she is reasonably qualified, for a period of six months. Accrual of retirement benefits would continue, and retirement payments would be made, following 30 months of Disability.

Dawn Zier, President, North American Consumer Marketing

Termination Payment	Voluntary Resignation/ Retirement(1)	Death		Disability(12)		Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in- Control(13)		Termination Without Cause or Constructive Termination in Connection with a Change-in- Control(14)
Severance	$0	$0		$0		$0	$533,000	(4)	$1,066,000	(7)
Bonus	$0	$92,600	(3)	$92,600	(3)	$0	$193,000	(5)	$193,000	(8)
Qualified Retirement Plan(2)	$132,644	$132,644		$132,644		$132,644	$132,644		$132,644
Excess Plan(2)	$23,163	$23,163		$23,163		$23,163	$23,163		$23,163
Other Benefits	$0	$0		$0		$0	$47,568	(6)	$60,137	(9)
Gross-Up on Excise Taxes	n/a	n/a		n/a		n/a	n/a		$604,904	(10)
Payment of Equity	$0	$0		$0		$0	$0		$0	(11)

Total Value of Payments	$155,807	$248,407		$248,407		$155,807	$929,375		$2,079,848

(1)
Ms. Zier is not currently eligible for retirement. The amounts shown reflect a voluntary resignation.

(2)
Reflects account balance as of June 30, 2007. Ms. Zier is fully vested.

(3)
Under the terms of our MIP, Ms. Zier would be eligible for a pro-rata bonus. The amount shown reflects Ms. Zier's actual fiscal 2007 MIP bonus award.

(4)
Under the terms of Ms. Zier's Termination Agreement, she would receive the following payments for the one-year period following the date of termination: (a) her highest annual base salary in effect at any time during the 12-month period immediately prior to the date of termination, plus (b) the higher of (i) the highest amount paid to her under the Annual Incentive Plan during the three plan years most recently ended prior to the date of termination or (ii) her annual target bonus award, if any, under the Annual Incentive Plan for the fiscal year in which the date of termination occurs. These payments would be made in equal installments on a bi-weekly basis, commencing upon the date of termination.

(5)
Under the terms of Ms. Zier's Termination Agreement, she would receive a pro-rata target bonus paid in a lump sum following the date of termination.

(6)
Reflects the value of additional benefits under Ms. Zier's Termination Agreement. Ms. Zier would receive $12,568, equal to the Company-paid portion of medical, dental and life insurance benefits for the one-year severance period paid in a lump sum following the date of termination and the value of outplacement benefit of $35,000.

(7)
Under the terms of our 2006 Income Continuation Plan, Ms. Zier would receive severance in an amount equal to two times her annual base salary plus a Severance Bonus Amount, paid in a lump sum. The "Severance Bonus Amount" is defined as the higher of (A) Ms. Zier's annual target bonus under the Incentive Compensation Plan in the fiscal year in which her termination date occurs and (B) the average of the three (3) annual cash bonuses earned by Ms. Zier under the Incentive Compensation Plan during the five-year period immediately preceding the fiscal year in which her termination date occurs.

(8)
Under the terms of the 2006 Income Continuation Plan, Ms. Zier would receive a pro-rata Severance Bonus Amount which, on June 30, 2007, would equal her target bonus for fiscal 2007, paid in a lump sum.

(9)
Reflects the value of additional benefits under the 2006 Income Continuation Plan. Ms. Zier would receive $25,137, which equals the Company-paid portion of medical, dental and life insurance benefits for the two year severance period following the date of termination, paid in a lump sum, plus the value of outplacement benefit of $35,000.

(10)
Reflects estimated gross-up payment related to the Internal Revenue Code Section 280G excise tax that would be made to tax authorities on behalf of Ms. Zier under the terms of the 2006 Income Continuation Plan.

(11)
Accelerated payments of $969,953 were made on March 13, 2007 of $193,820 for stock options, $164,322 for restricted stock, $203,811 for PBRSUs and $408,000 for time-based RSUs in connection with the change-in-control resulting from the consummation of the Acquisition Transaction.

(12)
Disability is defined as set forth in footnote 7 to Mr. Geltzeiler's termination table.

(13)
With respect to Ms. Zier, "Good Reason" under the 2006 Income Continuation Plan is defined as the occurrence of either of the following without her express written consent: (a) our reduction of Ms. Zier's annual base salary or annual target bonus opportunity under our MIP or SMIP, as applicable (each, as applicable, the "Annual Incentive Plan"), unless such reduction is part of and consistent with a management-wide or Company-wide cost cutting program, and then only if the percentage of such reduction is no greater than that of the other management personnel; or (b) a relocation to an office located anywhere other than within seventy-five (75) miles of Ms. Zier's current primary office, except for required travel on Company business to an extent substantially consistent with her then current business travel obligations.

(14)
With respect to Ms. Zier, "Constructive Termination" under the 2006 Income Continuation Plan is defined as the occurrence of any of the following events, without the written consent of Ms. Zier: (a) the assignment of any duties inconsistent in any respect with her position, duties, responsibilities and authority immediately prior to the change-in-control, or an adverse and material change or a substantial diminution in her authority, reporting responsibilities, titles or offices as in effect immediately prior to the change-in-control, or the removal from or failure to re-elect Ms. Zier to any such position or office; provided that termination of her employment for Cause (as defined in note 13), death, Total Disability (as defined in our Long-term Disability Plan) or mandatory retirement pursuant to our retirement policy does not constitute a Constructive Termination event; (b) a reduction in Ms. Zier's base salary; (c) a reduction in Ms. Zier's target incentive opportunities under our MIP or SMIP, as applicable, or our 1994, 2002 and 2005 Key Employee Long-term Incentive Plans (the "KELTIPs"); (d) our relocation of Ms. Zier to an office located anywhere other than within seventy-five (75) miles of her primary office immediately prior to the change-in-control, except for required business travel to an extent substantially consistent with her business travel obligations immediately prior to the Change-in-control; (e) our failure to continue in effect any of our employee benefit plans or fringe benefit programs in which Ms. Zier participates that, by itself or in the aggregate, is material to a participant's total compensation and benefits, unless there shall have been instituted a replacement or substitute plan or fringe benefit program providing comparable benefits or compensation providing comparable value; (f) our failure to permit Ms. Zier to participate in any new or additional compensation, incentive, employee benefit or fringe benefit plan or program that is made generally available to our senior management, if such plan or program would be material to her total compensation and benefits.

Albert Perruzza, Senior Vice President, Global Operations & Business Redesign

Termination Payment	Voluntary Resignation/ Retirement(1)		Death		Disability(13)		Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in-Control(14)		Termination Without Cause or Constructive Termination in Connection with a Change-in-Control(15)
Severance	$0		$0		$0		$0	$1,183,000	(5)	$1,774,500	(8)
Bonus	$161,700	(4)	$161,700	(4)	$161,700	(4)	$0	$231,000	(6)	$231,000	(9)
Qualified Retirement Plan(2)	$1,014,918		$1,014,918		$1,014,918		$1,014,918	$1,014,918		$1,014,918
Excess Plan(2)	$508,193		$508,193		$508,193		$508,193	$508,193		$508,193
SERP(3)	$733,101		$750,000		$733,101		$733,101	$733,101		$733,101
Other Benefits	$0		$0		$0		$0	$60,154	(7)	$137,621	(10)
Gross-Up on Excise Taxes	n/a		n/a		n/a		n/a	n/a		$949,895	(11)
Payment of Equity	$0		$0		$0		$0	$0		$0	(12)

Total Value of Payments	$2,417,912		$2,434,811		$2,417,912		$2,256,212	$3,730,366		$5,349,228

(1)
Mr. Perruzza is currently eligible for retirement. The amounts shown reflect retirement.

(2)
Reflects account balance as of June 30, 2007. Mr. Perruzza is fully vested.

(3)
For termination other than death, the amount shown above is the present value of Mr. Perruzza's SERP benefit commencing July 1, 2007 and payable for 15 years. The SERP death benefit is a single sum payment of $750,000.

(4)
Under the terms of our MIP, Mr. Perruzza would be eligible for a pro-rata bonus. The amount shown is Mr. Perruzza's actual fiscal 2007 MIP bonus award.

(5)
Under the terms of Mr. Perruzza's Termination Agreement, he would receive for the two-year period following the date of termination, similar payments as those described for Ms. Zier.

(6)
Under the terms of Mr. Perruzza's Termination Agreement, he would receive a pro-rata target bonus paid in a lump sum following the date of termination.

(7)
Reflects the value of additional benefits under Mr. Perruzza's Termination Agreement. Mr. Perruzza would receive $25,154, equal to the Company-paid portion of medical, dental and life insurance benefits for the two year severance period paid in a lump sum following the date of termination and the value of outplacement benefit of $35,000.

(8)
Under the terms of our 2001 Income Continuation Plan, Mr. Perruzza would receive severance in an amount equal to three times his annual base salary plus a Severance Bonus Amount (as defined in footnote 7 to Ms. Zier's termination table), paid in a lump sum.

(9)
Under the terms of the 2001 Income Continuation Plan, Mr. Perruzza would receive a pro-rata Severance Bonus Amount which, on June 30, 2007 would equal his target bonus for fiscal 2007, paid in a lump sum.

(10)
Reflects the value of additional benefits under the 2001 Income Continuation Plan. Mr. Perruzza would receive a lump sum payment of $64,890 which represents 1.5 times the contribution credit that would have been made to Mr. Perruzza's Cash Balance account (assuming he would have remained an employee for one year and that his base salary and age were the same as of the date of termination), $37,731 equal to the Company-paid portion of medical, dental and life insurance benefits for the three year severance period, paid in a lump sum following the date of termination, and the value of outplacement benefit of $35,000.

(11)
Reflects estimated gross-up payment related to the Internal Revenue Code Section 280G excise tax that would be made to tax authorities on behalf of Mr. Perruzza under the terms of the 2001 Income Continuation Plan.

(12)
Accelerated payments of $931,121 were made on March 13, 2007, of $198,322 for restricted stock and $732,799 for PBRSUs in connection with the change-in-control resulting from the consummation of the Acquisition Transaction.

(13)
Disability is defined as set forth in footnote 7 to Mr. Geltzeiler's termination table.

(14)
With respect to Mr. Perruzza, "Good Reason" under the 2001 Income Continuation Plan has a definition similar to that defined in footnote 13 to Ms. Zier's termination table.

(15)
With respect to Mr. Perruzza, "Constructive Termination" under the 2001 Income Continuation Plan has a definition similar to that defined in footnote 14 to Ms. Zier's termination table.

Eric Schrier, Former President and Chief Executive Officer(1)

Termination Payment	Voluntary Resignation/ Retirement	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in-Control	Termination Without Cause or Constructive Termination in Connection with a Change-in-Control
Severance	n/a	n/a	n/a	n/a	n/a	$5,082,000	(2)
Bonus	n/a	n/a	n/a	n/a	n/a	$596,055	(3)
Qualified Retirement Plan	n/a	n/a	n/a	n/a	n/a	$156,784	(4)
Excess Plan	n/a	n/a	n/a	n/a	n/a	$213,542	(5)
Executive Cash Balance Plan	n/a	n/a	n/a	n/a	n/a	$845,051	(6)
Other Benefits	n/a	n/a	n/a	n/a	n/a	$535,712	(7)
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	n/a	$3,407,864	(8)
Payment of Equity	n/a	n/a	n/a	n/a	n/a	$5,956,506	(9)

Total Value of Payments	n/a	n/a	n/a	n/a	n/a	$16,793,514

(1)
Mr. Schrier's termination date was March 16, 2007, and he received benefits in accordance with the terms of our 2001 Income Continuation Plan.

(2)
Under the terms of the 2001 Income Continuation Plan, Mr. Schrier received severance in an amount equal to three times his annual base salary plus a Severance Bonus Amount (as defined in footnote 7 to Ms. Zier's termination table), paid in a lump sum.

(3)
Under the terms of the 2001 Income Continuation Plan, Mr. Schrier received a pro-rata Severance Bonus Amount which was equal to his pro-rata target bonus for fiscal 2007, paid in a lump sum on March 26, 2007.

(4)
Reflects the account balance as of June 30, 2007. Mr. Schrier received a lump sum payment in October 2007 based on his actual account balance at that time.

(5)
Reflects the Excess Plan payment that was paid to Mr. Schrier in April 2007 as a single lump sum payment.

(6)
The Executive Cash Balance Plan benefit shown above represents Mr. Schrier's account balance as of June 30, 2007. The balance will be paid out in 10 annual installments beginning in January 2008. Mr. Schrier became 100% vested in March 2007 under the terms of the 2001 Income Continuation Plan.

(7)
Reflects actual payments of additional benefits under the 2001 Income Continuation Plan. Mr. Schrier received a lump sum payment of $462,000 on March 26, 2007, which represents 1.5 times the contribution credits that would have been made to Mr. Schrier's Executive Cash Balance Plan account, a lump sum payment on March 26, 2007 of $38,712 equal to the Company-paid portion of medical, dental and life insurance benefits for the three year severance period; and the value of outplacement benefit of $35,000.

(8)
Reflects actual gross-up payment related to the Internal Revenue Code Section 280G excise tax made to tax authorities on behalf of Mr. Schrier under the terms of the 2001 Income Continuation Plan.

(9)
Reflects accelerated payments made on March 13, 2007 of $1,486,182 for stock options, $455,322 for restricted stock, $2,997,002 for PBRSUs and $1,020,000 for time-based RSUs, in connection with the change-in-control resulting from the consummation of the Acquisition Transaction.

Thomas Gardner, Former Executive Vice President and President, International(1)

Termination Payment	Voluntary Resignation/ Retirement	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in-Control	Termination Without Cause or Constructive Termination in Connection with a Change-in-Control
Severance	n/a	n/a	n/a	n/a	n/a	$3,030,000	(2)
Bonus	n/a	n/a	n/a	n/a	n/a	$450,000	(3)
Qualified Retirement Plan	n/a	n/a	n/a	n/a	n/a	$232,486	(4)
Excess Plan	n/a	n/a	n/a	n/a	n/a	$217,358	(5)
Executive Cash Balance Plan	n/a	n/a	n/a	n/a	n/a	$893,298	(6)
Other Benefits	n/a	n/a	n/a	n/a	n/a	$376,712	(7)
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	n/a	$2,006,364	(8)
Payment of Equity	n/a	n/a	n/a	n/a	n/a	$3,076,464	(9)

Total Value of Payments	n/a	n/a	n/a	n/a	n/a	$10,282,682

(1)
Mr. Gardner's termination date was June 30, 2007, and he received benefits in accordance with the 2001 Income Continuation Plan.

(2)
Under the terms of the 2001 Income Continuation Plan, Mr. Gardner received severance in an amount equal to three times his annual base salary plus a Severance Bonus Amount (as defined in footnote 7 to Ms. Zier's termination table), paid in a lump sum.

(3)
Under the terms of the 2001 Income Continuation Plan, Mr. Gardner received a pro-rata Severance Bonus Amount which was equal to his pro-rata target bonus for fiscal 2007, paid in a lump sum on July 10, 2007.

(4)
Reflects the account balance as of June 30, 2007. Mr. Gardner received a lump sum payment in September 2007 based on his actual account balance at that time.

(5)
Reflects the Excess Plan payment that was paid to Mr. Gardner in July 2007 as a single lump sum payment.

(6)
The Executive Cash Balance Plan benefit shown above represents Mr. Gardner's account balance as of June 30, 2007. The balance will be paid out in 10 annual installments beginning in January 2008. Mr. Gardner became 100% vested in this benefit upon his termination under the 2001 Income Continuation Plan.

(7)
Reflects actual payments of additional benefits under the 2001 Income Continuation Plan. Mr. Gardner received a lump sum payment of $303,000 on July 10, 2007, which represents 1.5 times the contribution credits that would have been made to Mr. Gardner's Executive Cash Balance Plan account, a lump sum payment on July 10, 2007 of $38,712 equal to the Company-paid portion of medical, dental and life insurance benefits for the three year severance, and the value of outplacement benefit of $35,000.

(8)
Reflects actual gross-up payment related to the Internal Revenue Code Section 280G excise tax made to tax authorities on behalf of Mr. Gardner under the terms of the 2001 Income Continuation Plan.

(9)
Reflects accelerated payments made on March 13, 2007 of $596,493 for stock options, $368,322 for restricted stock, $1,431,649 for PBRSUs and $680,000 for time-based RSUs, in connection with the change-in-control resulting from the consummation of the Acquisition Transaction.

Michael Brizel, Former Senior Vice President and General Counsel(1)

Termination Payment	Voluntary Resignation/ Retirement	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in-Control	Termination Without Cause or Constructive Termination in Connection with a Change-in-Control
Severance	n/a	n/a	n/a	n/a	n/a	$1,686,000	(2)
Bonus	n/a	n/a	n/a	n/a	n/a	$149,397	(3)
Qualified Retirement Plan	n/a	n/a	n/a	n/a	n/a	$275,216	(4)
Excess Plan	n/a	n/a	n/a	n/a	n/a	$81,621	(4)
Other Benefits	n/a	n/a	n/a	n/a	n/a	$123,731	(5)
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	n/a	$969,231	(6)
Payment of Equity	n/a	n/a	n/a	n/a	n/a	$1,348,609	(7)

Total Value of Payments	n/a	n/a	n/a	n/a	n/a	$4,633,805

(1)
Mr. Brizel's termination date was March 23, 2007, and he received benefits in accordance with the 2001 Income Continuation Plan.

(2)
Under the terms of the 2001 Income Continuation Plan, Mr. Brizel received severance in an amount equal to three times his annual base salary plus a Severance Bonus Amount (as defined in footnote 7 to Ms. Zier's termination table), paid in a lump sum.

(3)
Under the terms of the 2001 Income Continuation Plan, Mr. Brizel received a pro-rata Severance Bonus Amount which was equal to his pro-rata target bonus for the fiscal 2007, paid in a lump sum on April 2, 2007.

(4)
Reflects the Qualified Retirement Plan and Excess Plan payments that were paid to Mr. Brizel in June 2007 in separate lump sum payments.

(5)
Reflects actual payments of additional benefits under the 2001 Income Continuation Plan. Mr. Brizel received a lump sum payment of $51,000 on April 2, 2007, which represents 1.5 times the credit that would have been made to Mr. Brizel's Cash Balance account, a lump sum payment on April 2, 2007 of $37,731 equal to the Company-paid portion of medical, dental and life insurance benefits for the three year severance period, and the value of outplacement benefit of $35,000.

(6)
Reflects actual gross-up payment related to the Internal Revenue Code Section 280G excise tax made to tax authorities on behalf of Mr. Brizel under the terms of the 2001 Income Continuation Plan.

(7)
Reflects accelerated payments made on March 13, 2007 of $214,013 for stock options, $147,339 for restricted stock, $579, 258 for PBRSUs and $408,000 for time-based RSUs, in connection with the change-in-control resulting from the consummation of the Acquisition Transaction.

Thomas Ryder, Former Chairman(1)

Termination Payment	Voluntary Resignation/ Retirement	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in- Control	Termination Without Cause or Constructive Termination in Connection with a Change-in- Control
Severance	n/a	n/a	n/a	n/a	n/a	$4,000,000	(2)
Bonus	n/a	n/a	n/a	n/a	n/a	$255,000	(3)
Qualified Retirement Plan	n/a	n/a	n/a	n/a	n/a	$251,270	(4)
Excess Plan	n/a	n/a	n/a	n/a	n/a	$792,569	(5)
Executive Retirement Plan	n/a	n/a	n/a	n/a	n/a	$5,952,439	(6)
Other Benefits	n/a	n/a	n/a	n/a	n/a	$0
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	n/a	$0
Payment of Equity	n/a	n/a	n/a	n/a	n/a	$4,052,214	(7)

Total Value of Payments	n/a	n/a	n/a	n/a	n/a	$15,303,492

(1)
Mr. Ryder's termination date was March 2, 2007 and he received benefits in accordance with the Third Amendment to his Employment Agreement dated November 15, 2006. The Third Amendment provided that changes in the terms of Mr. Ryder's employment related to changes in employment status will not constitute "Good Reason" or termination without "Cause" under that Employment Agreement. The Third Amendment specified the following compensation and benefits for Mr. Ryder:

  •
  Base Salary—$5,000 per month;

  •
  Annual Incentive Compensation—Fiscal 2007 target opportunity of $500,000, (for the first six months of fiscal 2007, i.e. through December 31, 2006);

  •
  Other Incentive Compensation—Mr. Ryder is not eligible for new incentive awards, annual, long-term or otherwise, provided, however, that he will continue to vest in any outstanding awards during his employment term;

  •
  Severance Payment—$4,000,000 if a change-in-control of RDA occurs prior to June 30, 2007; conditioned upon Mr. Ryder's executing a release of claims against us;

  •
  Benefits—Continuation of current health and welfare benefits through the employment term. Mr. Ryder will be entitled to receive his retirement benefits, as provided in his employment agreement.

(2)
Under the terms of the Third Amendment to Mr. Ryder's Employment Agreement, he received a lump sum severance payment of $4,000,000 on September 4, 2007.

(3)
Under the terms of the Third Amendment to Mr. Ryder's Employment Agreement, he was eligible for an annual bonus payment under the MIP. Mr. Ryder received a lump sum payment of $255,000 on August 31, 2007 based on the overall corporate results for fiscal 2007.

(4)
Reflects the Qualified Retirement Plan benefit that was paid to Mr. Ryder in June 2007 as a single lump sum payment.

(5)
Reflects the Excess Plan benefit that was paid to Mr. Ryder in October 2007 as a lump sum payment.

(6)
Amount shown represents the present value of Mr. Ryder's retirement benefit, which was paid in October 2007 as a 50% Joint & Survivor annuity of $497,781 per year. Mr. Ryder also received a one-time payment of $252,335 representing annuity payments retroactive to April 2007.

(7)
Reflects accelerated payments made on March 13, 2007 of $4,052,214 for PBRSUs, in connection with the change-in-control resulting from the consummation of the Acquisition Transaction.

Director Compensation

        Upon consummation of the Acquisition Transaction, all of our directors then in office resigned from the Board and were replaced by seven directors who are appointed by the Sponsors. In March 2007, our new Chief Executive Officer, Mary G. Berner, joined the Board.

        The general policy of the Board prior to the consummation of the Acquisition Transaction was that compensation program for non-employee directors should be composed of a mix of cash and equity-based compensation. We do not pay employee directors for Board service in addition to their regular employee compensation. Our director compensation program is administered on a calendar year basis, and therefore fiscal 2007 director compensation represents one-half of calendar year 2006 compensation and one-half of calendar year 2007 compensation. The Compensation Committee has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the Compensation Committee's recommendations and determines the amount of director compensation.

        During calendar year 2006, the directors were compensated pursuant to the following schedule:

Annual Retainer	$18,000 (for Directors whose term began prior to April 1, 1998) $40,000 (for Directors whose term began on or after April 1, 1998)
Committee Chairman fee per year: 1. Audit Committee Chair 2. All other Committee Chairs	$20,000 $15,000
Audit Committee Member fee per year	$10,000
Other Committee Member fee per year (excluding Audit and Corporate Governance Committees)	$5,000
Common Stock per year	Equivalent to $20,000
Deferred Common Stock(1)	Equivalent to $50,000 (for Directors whose term began prior to April 1, 1998) Equivalent to $60,000 (for Directors whose term began on or after April 1, 1998)

(1)
Deferred Common Stock is the right to receive shares of our common stock on the first trading day of the calendar year after termination of the Director's service on the Board or in annual installments thereafter, as elected by the Director.

        In addition, each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000.

        Under our Deferred Compensation Plan for Non-Employee Directors, non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash, stock and deferred stock compensation for certain established deferral periods. Deferred cash compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee of Directors. Payment of the deferred cash amounts or deferred stock will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years. We expect to amend the plan as appropriate to comply with Section 409A of the Internal Revenue Code.

        Effective as of February 12, 2007, our director compensation program was amended to provide that, with respect to the first calendar quarter of 2007, (A) all non-employee directors whose term began prior to April 1, 1998, would receive a grant of shares of common stock valued at $17,500, and (B) all non-employee directors whose term began after April 1, 1998, would receive a grant of shares of common stock valued at $20,000. In addition, for the 2007 calendar year, we did not make grants of deferred stock to our non-employee directors.

        Effective upon the consummation of the Acquisition Transaction, all prior Director compensation arrangements were terminated. Commencing March 2, 2007, our Directors are no longer compensated for their services as members of our Board of Directors, except that each of Messrs. Knight and Lack (1) are entitled to an annual cash retainer of $100,000, payable quarterly in arrears, and (2) received an initial grant of options to acquire 50,000 shares of RDA Holding Co. common stock, at an exercise price of $10 per share, with such options to vest as to 12,500 shares on each of the first four anniversaries of March 2, 2007, subject to their continued services as our directors as of the vesting date. We do not pay director fees to our employee directors, who currently consist of Mary A. Berner.

        The following table shows the total compensation paid to our non-employee directors in fiscal 2007.

Director Summary Compensation

  Pre-Acquisition Transaction Directors

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)		Total ($)
Jonathan B. Bulkeley	45,000	59,577(2	)(3)	0	0	0		0		104,577
Herman Cain	33,750	59,577(2	)(3)	0	0	0		0		93,327
Lee Caudill	33,750	59,577(2	)(4)	0	0	0		0		93,327
Walter Isaacson	33,750	59,577(2	)(3)	0	0	0		0		93,327
William E. Mayer	37,500	59,577(2	)(3)	0	0	0		100,000	(6)	197,077
John T. Reid	37,500	59,577(2	)(3)	0	0	0		0		97,077
Lawrence R. Ricciardi	47,500	59,577(2	)(3)	0	0	0		100,000	(6)	207,077
William J. White	32,250	52,130(2	)(5)	0	0	0	(7)	8,000		92,380
Ed Zschau	43,750	59,577(2	)(3)	0	0	0		0		103,327

(1)
Represents the total cash delivered or earned by each Director in fiscal 2007. Since our director compensation program is administered on a calendar year basis, the fiscal 2007 fees earned represent one-half of the calendar year 2006 annual cash retainer and any other chairperson/committee member fees (paid quarterly), as well as the cash retainer and any other chairperson/committee member fees paid in calendar year 2007. Each of these individuals ceased to be a member of our Board of Directors in March 2007 following the consummation of the Acquisition Transaction.

(2)
Represents the total stock expense accrued in fiscal 2007. Since our director compensation program is administered on a calendar year basis, the fiscal 2007 expense consists of one half of the calendar year 2006 stock grant expense (granted on January 3, 2006) and one half of the calendar year deferred stock grant expense (granted on January 3, 2006) for each Director, as well as the accelerated expense accrued related to the calendar year 2007 stock grant (granted in February 2007).

(3)
Reflects expense recognized relating to 50% of the 2006 calendar year stock grant (1,300 shares granted on 1/3/2006), 50% of the 2006 calendar year deferred stock grant (3,900 shares granted on 1/3/2006), and 100% of the 2007 calendar year stock grant (1,200 shares granted on 2/13/2007).

(4)
Reflects expense recognized relating to 50% of the 2006 calendar year deferred stock grant (5,200 shares granted on 1/3/2006), and 100% of the 2007 calendar year stock grant (1,200 shares granted on 2/13/2007).

(5)
Reflects expense recognized relating to 50% of the 2006 calendar year stock grant (1,300 shares granted on 1/3/2006), 50% of the 2006 calendar year deferred stock grant (3,250 shares granted on 1/3/2006), and 100% of the 2007 calendar year stock grant (1,050 shares granted on 2/13/2007).

(6)
Reflects a cash award approved by our Board of Directors on November 15, 2006, as compensation for the devotion of significant time and the provision of significant services in connection with the evaluation of the Acquisition Transaction and other potential business combinations, and the negotiation of the RDA Merger Agreement and related documents.

(7)
The change in the present value of Mr. White's pension benefit is ($7,946).

  Post-Acquisition Transaction Directors

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Timothy C. Collins	0	0	0	0	0	0	0
Harvey Golub	0	0	0	0	0	0	0
Andrew S. B. Knight	33,333	0	0	0	0	0	33,333
Andrew R. Lack	33,333	0	0	0	0	0	33,333
Eric Schrier	0	0	0	0	0	0	0
Stephen T. Shapiro	0	0	0	0	0	0	0
Harris Williams	0	0	0	0	0	0	0

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is currently comprised of Messrs. Collins, Golub and Lack, who were each appointed to the Compensation Committee in May 2007 in connection with the Acquisition Transaction. None of these individuals has been at any time an officer or employee of our Company. During 2007, we had no compensation committee "interlocks"—meaning that it was not the case that an executive officer of ours served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of our Compensation Committee.

SECURITY OWNERSHIP

Equity Compensation Plan Information

        There are no compensation plans under which our common stock is authorized for issuance. The following table contains certain information as of June 30, 2007 with respect to our 2007 Management Incentive Plan under which shares of common stock in RDA Holding Co. are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	0	0	0

Total	0	0	0

Security Ownership of Certain Beneficial Owners and Management

        All of our outstanding common stock is directly owned by RDA Holding Co., and no other person has a direct beneficial ownership interest in our common stock The following table presents information regarding beneficial ownership of the equity securities of RDA Holding Co. as of June 30, 2007 by each person who is known by us to beneficially own more than 5% of the equity securities of RDA Holding Co., by each of our directors, by each of the Named Executive Officers, and by all of our directors and executive officers as a group. The percentage of beneficial ownership for these stockholders is calculated based on 59,640,620 shares of common stock of RDA Holding Co. outstanding as of June 30, 2007. Other than beneficial ownership information relating to our executive officers, the beneficial ownership information set forth below was provided by or on behalf of our directors and our Sponsors, and we have not independently verified the accuracy or completeness of the information so provided. Notwithstanding the beneficial ownership of the common stock of RDA Holding Co. presented below, the Stockholders' Agreement of RDA Holding Co. governs the exercise of our stockholders' voting and other rights. See "Certain Relationships and Related Transactions, and Director Independence—Stockholders' Agreement."

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Principal Stockholders
Affiliates of Ripplewood Holdings L.L.C.(2)	59,640,620	100
C.V. Starr & Co., Inc.(3)	4,000,000	6.7
Golden Tree Asset Management, LP and related funds(4)	7,000,000	11.7
J. Rothschild Group (Guernsey) Ltd.(5)	6,000,000	10.1
Current Directors
Mary G. Berner, Chief Executive Officer and Director	0	—
Timothy C. Collins, Director(6)	0	—
Harvey Golub, Chairman of the Board(7)	0	—
Andrew S. B. Knight, Director(5)	0	—
Andrew R. Lack, Director	0	—
Eric Schrier, Director	0	—
Stephen T. Shapiro, Director and Former Executive Officer(4)	0	—
Harris Williams, Director(8)	0	—
Named Executive Officers Who Are Not Directors(9)
Michael Geltzeiler, President, School of Educational Services	0	—
Thomas Gardner, Former Executive Officer	0	—
Dawn Zier, President, North American Consumer Marketing	0	—
Albert Perruzza, SVP Global Operations & Business Redesign	0	—
Thomas Ryder, Former Executive Officer	0	—
Michael Brizel, Former Executive Officer	0	—
All directors and executive officers as a group (24 persons)(6)(7)(8)(10)	0	—

(1)
Except as otherwise noted below, we believe that all shares are owned beneficially by the individual listed with sole voting and/or investment power. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. The percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of common stock owned as of June 30, 2007 by the person indicated. There are no outstanding rights to acquire securities or voting and/or investment power.

(2)
Includes (i) 10,827,681 shares of common stock of RDA Holding Co. held by RDA Investors I, LLC, whose sole member is Ripplewood Partners II, L.P.; (ii) 5,962,419 shares of common stock of RDA Holding Co. held by RDA Investors II, LLC, whose manager is Ripplewood Partners II GP, L.P.; (iii) 6,200,100 shares of common stock of RDA Holding Co. held by RDA Investors III, LLC, whose manager is Ripplewood Partners II GP, L.P.; (iv) 3,546,468 shares of common stock of RDA Holding Co. held by LVC Acquisition, L.L.C., whose sole member is Ripplewood Partners II, L.P.; (v) 1,464,946 shares of common stock of RDA Holding Co. held by LVC Acquisition II, L.L.C., whose members are Ripplewood Partners II Parallel Fund, L.P., Ripplewood Partners II Offshore Parallel Fund, L.P., and RP II RHJ Co-Investment Fund, L.P.; and (vi) 4,928,896 shares of common stock of RDA Holding Co. held by EAC III, L.L.C., whose managing member is EAC IV, L.L.C. The amounts listed above in this note represent in the aggregate 55.3% of the shares of common stock of RDA Holding Co. In addition, pursuant to the Stockholders' Agreement of RDA Holding Co., Ripplewood has the power to vote the common stock of all of the other stockholders of RDA Holding Co. under certain circumstances, including the remaining 44.7% of the shares of common stock of RDA Holding Co. not held by the affiliates of Ripplewood listed above. See "Certain Relationships and Related Transactions, and Director Independence—Stockholders' Agreement." Thus, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, Ripplewood may be deemed to beneficially own 100% of the common stock of RDA Holding Co. Messrs. Collins and Golub may be deemed to share beneficial ownership of any shares beneficially owned or deemed to be beneficially owned by Ripplewood, but expressly disclaim all such beneficial ownership. Mr. Williams is a Managing Director of Ripplewood, but does not have investment or voting control over the shares beneficially owned by Ripplewood. For a description of material relationships between Ripplewood and us over the last three years, see "Certain Relationships and Related Transactions, and Director Independence." The address of each of the Ripplewood investment funds is c/o Ripplewood Holdings, LLC, 1 Rockefeller Plaza, 32nd Floor, New York, NY 10020.

(3)
The address of C.V. Starr & Co., Inc. is 399 Park Avenue, New York, NY 10022.

(4)
Mr. Shapiro, our director, is a founding partner and a director of GoldenTree Asset Management, LP. The beneficial ownership of GoldenTree Asset Management, LP includes (i) 3,885,935 shares of common stock of RDA Holding Co. held by GoldenTree Master Fund, Ltd., for whom investment and voting decisions are made by GoldenTree Asset Management, LP; (ii) 949,360 shares of common stock of RDA Holding Co. held by GoldenTree Master Fund II, Ltd., for whom investment and voting decisions are made by GoldenTree Asset Management, LP; (iii) 203,940 shares of common stock of RDA Holding Co. held by Citi GoldenTree, Ltd., for whom investment and voting decisions are made by GoldenTree Asset Management, LP; (iv) 151,665 shares of common stock of RDA Holding Co. held by GPC LVII, LLC, for whom investment and voting decisions are made by GoldenTree Asset Management, LP; (v) 950,175 shares of common stock of RDA Holding Co. held by GoldenTree Credit Opportunities Financing I, Ltd., for whom investment and voting decisions are made by GoldenTree Asset Management, LP; (vi) 702,100 shares of common stock of RDA Holding Co. held by GoldenTree MultiStrategy Financing, Ltd., for whom investment and voting decisions are made by GoldenTree Asset Management, LP; and (vii) 156,825 shares of common stock of RDA Holding Co. held by GoldenTree European Select Opportunities Master, LP, for whom investment and voting decisions are made by GoldenTree Asset Management UK LLP. The address of each of the GoldenTree investment funds is c/o GoldenTree Asset Management, LP 300 Park Avenue, 21st Floor, New York, NY 10022.

(5)
Mr. Knight, our director, is a director of J. Rothschild Group (Guernsey) Ltd. The address of J. Rothschild Group (Guernsey) Ltd. is 15 St. James' Place, London, SW1A 1NP, England.

(6)
Mr. Collins, our director, is the Founder, CEO and Senior Managing Director of Ripplewood. Amounts disclosed for Mr. Collins do not include the amounts disclosed in the table next to "Affiliates of Ripplewood Holdings L.L.C." Mr. Collins expressly disclaims beneficial ownership of any shares of common stock owned directly or indirectly by the Ripplewood investment funds.

(7)
Mr. Golub, our Chairman of the Board, is the Executive Chairman of Ripplewood. Amounts disclosed for Mr. Golub do not include the amounts disclosed in the table next to "Affiliates of Ripplewood Holdings L.L.C." Mr. Golub expressly disclaims beneficial ownership of any shares of common stock owned directly or indirectly by the Ripplewood investment funds.

(8)
Mr. Williams, our director, is a Managing Director of Ripplewood. Amounts disclosed for Mr. Williams do not include the amounts disclosed in the table next to "Affiliates of Ripplewood

  Holdings L.L.C." Mr. Williams expressly disclaims beneficial ownership of any shares of common stock owned directly or indirectly by the Ripplewood investment funds.

(9)
Unless otherwise indicated, the beneficial ownership of any named person does not exceed, in the aggregate, one percent of the outstanding equity securities of RDA Holding Co. on June 30, 2007.

(10)
Excluding shares beneficially owned by Messrs. Collins, Golub and Williams, there were no shares of RDA Holding Co. common stock beneficially owned by all 24 directors and officers as a group. See notes (6), (7) and (8).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

        Pursuant to our Ethical, Legal and Business Conduct Policies, our employees (including our Named Executive Officers) who have any financial interests in other entities where such involvement is or may appear to cause a conflict of interest situation are required to report to us the conflict. If the conflict is considered material, the situation will be reviewed by the Audit Committee to determine whether a conflict exists or will exist, and if so, what action should be taken to resolve the conflict or potential conflict. We do not have any written standards for approving related party transactions.

Relationship with Ripplewood

        The Sponsors beneficially own 100% of our common equity. We entered into the following agreements with affiliates of Ripplewood:

  Stockholders' Agreement

        On January 23, 2007, RDA Holding Co. entered into a Stockholders' Agreement with RDA Investors I, LLC, RDA Investors II, LLC, RDA Investors III LLC (together with RDA Investors I, LLC and RDA Investors II, LLC, the "Ripplewood Funds" or "Ripplewood"), J. Rothschild Group (Guernsey) Ltd., GoldenTree Asset Management, LP. and the other stockholders of RDA Holding Co. The Stockholders' Agreement contains, among other items:

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  restrictions on the transfer of shares of common stock by any stockholder without Ripplewood's consent;

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  rights of first offer granted to Ripplewood to purchase our common stock, which any stockholder proposes to transfer, at the price and under all other material terms and conditions on which that stockholder first proposed to transfer its common stock;

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  preemptive rights granted to the stockholders to purchase equity securities issued by RDA Holding Co. or its affiliates in the amounts required to maintain their percentage ownership;

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  rights of the stockholders to participate in certain transfers of common stock by any stockholder;

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  rights of the stockholders to receive financial information; and

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  rights of Ripplewood to vote by irrevocable proxy all stockholder common stock (other than in connection with certain significant corporate actions or affiliate transactions).

        In addition, under the terms of the Stockholders' Agreement, Ripplewood sets the size of our board of directors as it deems appropriate, and is entitled to propose the appointment of all of our directors, including the Chairman of the Board and independent directors. Ripplewood has agreed that one director shall be designated by J. Rothschild Group (Guernsey) Ltd. and one director shall be designated by Golden Tree Asset Management, LP, subject to continuing stock ownership requirements. The Stockholders' Agreement requires that at least one director be "independent" for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. Each party to the Stockholders' Agreement agrees to take all action necessary to effect the appointment to the board of each director appointee of Ripplewood.

  Management Services Agreement

        On January 23, 2007, in connection with the Acquisition Transaction, we entered into a management services agreement (the "Management Services Agreement") with RDA Holding Co., and the Ripplewood Funds, J. Rothschild Group (Guernsey) Ltd., and GoldenTree Asset Management, LP, pursuant to which the Ripplewood Funds, J. Rothschild Group (Guernsey) Ltd., and GoldenTree Asset

Management, LP (together the "Service Providers"), will be entitled to receive a management fee of $7.5 million (the "Management Fee") paid quarterly each January 1, April 1, July 1 and October 1, commencing April 1, 2007, paid pro rata in accordance with the percentage listed for each Service Provider in the management services agreement.

        The Management Services Agreement has a term of seven years. Upon a public offering of RDA Holding Co. or a change of control of RDA Holding Co., the Management Services Agreement will terminate, and the Service Providers will be entitled to the net present value of the remaining payments under the Management Services Agreement. In addition to the Management Fee, RDA Holding Co. will pay (or cause us to pay) directly, or reimburse, the Service Providers for their out-of-pocket expenses, which include reasonable out-of-pocket costs and expenses incurred by the Service Providers in connection with the services rendered under the Management Services Agreement.

        The Management Services Agreement also provides that, to the extent that RDA Holding Co. requests services other than management services from a Service Provider, RDA Holding Co. and such Service Provider may negotiate mutually agreed upon fees and expenses to be paid by RDA Holding Co. for such other services, and such other services will be deemed to be provided under the Management Services Agreement. The Management Services Agreement will include customary exculpatory and indemnification provisions in favor of the Service Providers.

        During the fiscal year ended June 30, 2007, we incurred management fees of $2.5 million from the Service Providers under the Management Services Agreement.

  Transaction Fee Agreement

        Upon consummation of the Acquisition Transaction on March 2, 2007, RDA Holding Co. entered into a transaction fee agreement with Ripplewood pursuant to which Ripplewood received an aggregate transaction fee of $25.0 million in cash.

  PIK preferred stock

        In connection with the Acquisition Transaction, certain of the Sponsors also acquired preferred stock in our parent company, RDA Holding Co. RDA Holding Co. was the issuer of these securities.

The WRC Media and Direct Holdings Acquisitions

        As discussed under "Business—The Acquisition Transactions" above, concurrent with the closing of Acquisition Transaction on March 2, 2007, RDA Holding Co. contributed all of the outstanding shares of WRC Media and Direct Holdings to us.

Director Independence

        We are not a listed issuer, but have evaluated the independence of our Board of Directors and committee members using the independence standards of the New York Stock Exchange. Our Board has determined that Andrew Knight, Andrew Lack, and Steven T. Shapiro are independent directors within the meaning of the rules of the New York Stock Exchange.

        Messrs. Golub, Knight, Lack and Shapiro are members of our Audit Committee. Messrs. Shapiro and Golub are not independent for purposes of Audit Committee membership within the meaning of the rules of the New York Stock Exchange because of their affiliations with the Sponsors.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the sale of the Original Notes, we entered into a registration rights agreement with the Initial Purchasers (as defined in "Description of Notes—Certain Definitions"), under which we agreed to use our reasonable best efforts to file and have declared effective a registration statement under the Securities Act relating to the Exchange Offer.

        We are making the Exchange Offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act, who exchanges Original Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acquires the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

        Any holder of the Original Notes using the Exchange Offer to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of not less than 180 days after the expiration date for the Exchange Offer, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

        Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

        The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

        Upon the terms and subject to the conditions of the Exchange Offer, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York time, on the expiration date for the Exchange Offer. Promptly after the expiration date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $600.0 million of Exchange Notes and guarantees related thereto for a like principal amount of outstanding Original Notes and guarantees related thereto tendered and accepted in connection with the Exchange Offer. The Exchange Notes issued in connection with the Exchange Offer will be delivered on the earliest practicable date following the expiration date. Holders may tender some or all of their Original Notes in connection with the Exchange Offer, but only in an amount equal to $2,000 principal amount or in integral multiples of $1,000 in excess thereof. The terms of the Exchange Notes will be identical in all material respects to the terms of the Original Notes, except that the Exchange Notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of Additional Interest upon a failure to file or have declared effective an Exchange Offer registration statement or to complete the Exchange Offer by certain dates, except that, in certain limited circumstances, Additional Interest may accrue on the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $600.0 million in aggregate principal amount of the Original Notes is outstanding.

        In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as depositary. Except as described under "Description of the Notes—Book-Entry Settlement and Clearance—Certificated Notes," Exchange Notes will be issued in the form of a Global Note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of the Notes—Book-Entry Settlement and Clearance."

        Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but certain registration and other rights under the registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the registration rights agreement. See "—Consequences of Failures to Properly Tender Original Notes in the Exchange Offer."

        We shall be considered to have accepted validly tendered Original Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

        If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the Exchange Offer.

        Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date for the Exchange Offer is 5:00 p.m., New York City time, on                        , 2008, unless extended by us in our sole discretion, in which case the term "expiration date" shall mean the latest date and time to which the Exchange Offer is extended.

        We reserve the right, in our sole discretion:

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  to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

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  to amend the terms of the Exchange Offer in any manner.

        If we amend the Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offer for a period of five to ten business days.

        If we determine to extend, amend or terminate the Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

Interest on the Exchange Notes

        The Exchange Notes will bear interest at the rate of 9% per annum from the most recent date to which interest on the Original Notes has been paid. Interest will be payable semiannually in arrears on February 15 and August 15 of each year.

Conditions to the Exchange Offer

        Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:

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  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in our reasonable judgment, might materially impair the contemplated benefits of the Exchange Offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

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  any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us;

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  any law, statute, rule or regulation is proposed, adopted or enacted which in our reasonable judgment might materially impair our ability to proceed with the Exchange Offer; or

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  any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the Exchange Offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

        If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

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  refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

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  extend the Exchange Offer and retain all Original Notes tendered before the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw those Original Notes (See "—Withdrawal of Tenders" below); or

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  waive unsatisfied conditions relating to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn.

Procedures for Tendering

        Unless the tender is being made in book-entry form, to tender in the Exchange Offer, a holder must:

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  complete, sign and date the letter of transmittal, or a facsimile of it;

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  have the signatures guaranteed if required by the letter of transmittal; and

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  mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account. To validly tender Original Notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automated Tender Offer Program. DTC will then edit and verify the acceptance, execute a book-entry transfer of the tendered Original Notes into the applicable account of the exchange agent at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the participant. A tender of Original Notes through a book-entry transfer into the exchange agent's account will only be effective if an agent's message or the letter of transmittal (or facsimile) with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption "—Exchange Agent", prior to 5:00 p.m., New York City time, on the expiration date unless the guaranteed delivery procedures described below under the caption "—Guaranteed Delivery Procedures" are complied with. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

        Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owners' name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the Original Notes tendered pursuant thereto are tendered:

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  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an eligible guarantor institution.

        In the event that signatures on a letter or transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by:

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  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

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  a commercial bank or trust company having an office or correspondent in the United States; or

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  an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

        If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

        If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

        We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, as set forth above under the caption "—Conditions to the Exchange Offer," to terminate the Exchange Offer.

        By tendering, each holder represents to us, among other things, that:

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  it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

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  the Exchange Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

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  at the time of commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of such Exchange Notes;

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  it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Reader's Digest; and

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  if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Guaranteed Delivery Procedures

        A holder who wishes to tender its Original Notes and:

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  whose Original Notes are not immediately available;

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  who cannot deliver the holder's Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

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  who cannot complete the procedures for book-entry transfer before the expiration date;

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  may effect a tender if:

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  the tender is made through an eligible guarantor institution;

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  before the expiration date, the exchange agent receives from the eligible guarantor institution:

  (i)
  a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

  (ii)
  the name and address of the holder, and

  (iii)
  the certificate number(s) of the Original Notes, if any, and the principal amount of Original Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, (a) the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer) and (b) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal or, in lieu thereof, an agent's message from DTC, will be deposited by the eligible guarantor institution with the exchange agent; and

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  the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, (i) the certificate(s) representing all tendered Original Notes (or a confirmation of book-entry transfer) and (ii) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and all other documents required by the letter of transmittal or, in lieu thereof, an agent's message from DTC.

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To withdraw a tender of Original Notes in connection with the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

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  specify the name of the person who deposited the Original Notes to be withdrawn;

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  identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);

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  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

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  specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

        If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC's procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        The Bank of New York has been appointed as exchange agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its offices at The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street—Floor 7 East, New York, New York 10286. The exchange agent's telephone number is (212) 815-3738 and facsimile number is (212) 298-1915.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

        Holders who tender their Original Notes for exchange generally will not be obligated to pay transfer taxes. If, however:

  •
  Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

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  tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

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  a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offer

        Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent's message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the registration rights agreement will terminate.

        In the event the Exchange Offer is completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

  •
  the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

  •
  the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Notes could be adversely affected. See "Risk Factors—Risks Related to the Notes and the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid."

DESCRIPTION OF NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, the terms "we," "our", "us" and "Issuer" each refer to The Reader's Digest Association, Inc. and not to any of its Subsidiaries.

        We issued the Original Notes under an Indenture dated as of March 2, 2007, among ourselves, the Guarantors and The Bank of New York, as Trustee, in a private transaction not subject to the registration requirements of the Securities Act. The Exchange Notes will be issued under the Indenture and will be identical in all material respects to the Original Notes, except that the Exchange Notes will have been registered under the Securities Act and will be free of any obligation regarding registration, including the payment of Additional Interest upon failure to file or have declared effective an Exchange Offer registration statement or to consummate an Exchange Offer by certain dates, except that, in certain limited circumstances, Additional Interest may accrue on the Exchange Notes. Unless specifically stated to the contrary, the following description by reference to the term "Notes" applies equally to the Exchange Notes and the Original Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, will define your rights as Holders of the Notes. A copy of the Indenture is available as set forth under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

        The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

        References in this description to Additional Interest refer to rights which may accrue with respect to the Original Notes under the Registration Rights Agreement. The Exchange Notes will not be entitled to any Additional Interest (other than any Additional Interest which may have accrued with respect to the Original Notes prior to the consummation of this Exchange Offer, and, in certain limited circumstances, Additional Interest that may accrue on the Exchange Notes).

Brief description of Notes and the Guarantees

  The Notes

        The Notes:

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  are general unsecured senior subordinated obligations of Reader's Digest;

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  are initially guaranteed on an unsecured senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facility;

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  are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facility) of Reader's Digest;

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  are pari passu in right of payment with any existing and future senior subordinated indebtedness of Reader's Digest;

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  are effectively subordinated to all secured Indebtedness of Reader's Digest (including the Senior Credit Facility); and

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  are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of Reader's Digest.

  The Guarantees

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all of our obligations under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

        The Restricted Subsidiaries that guarantee the Senior Credit Facility guarantee the Notes. Each of the Guarantees of the Notes:

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  is a general unsecured senior subordinated obligation of each Guarantor;

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  is subordinated in right of payment to all existing and future Senior Indebtedness (including the guarantee of the Senior Credit Facility) of each such entity;

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  is pari passu in right of payment with any existing and future senior subordinated indebtedness of each such entity; and

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  is effectively subordinated to all Secured Indebtedness (including the guarantee of the Senior Credit Facility) of each such entity.

        The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not guarantee the Notes.

        Not all of our Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt, their preferred stockholders and their trade creditors before they will be able to distribute any of their assets to us. None of our Foreign Subsidiaries, Domestic Subsidiaries substantially all of whose assets consist of Voting Stock of one or more Foreign Subsidiaries, or non-Wholly-Owned Subsidiaries (subject to certain limited exceptions such as in the event that such non-Wholly-Owned Subsidiary guarantees debt issued in a capital markets transaction) guarantee the Notes. For the twelve months ended June 30, 2007 and the nine months ended March 31, 2008, the non-guarantor subsidiaries of Reader's Digest represented approximately 40.9% and 51.7% of Reader's Digest revenues, respectively, and contributed $43.2 million and $64.6 million to Reader's Digest operating results, respectively. As of March 31, 2008, the non-guarantor subsidiaries of Reader's Digest represented approximately 44.5% of Reader's Digest's total assets, and approximately 16.4% of Reader's Digest's total liabilities, including trade payables, but excluding intercompany liabilities. All of the liabilities of Reader's Digest's non-guarantor subsidiaries were structurally senior to the notes.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk factors—Risks related to the Notes and the Exchange Offer—U.S. federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received from the issuer or the guarantors."

        Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

            (b)   the release or discharge of such Guarantor from its guarantee of Indebtedness of the Issuer and the Guarantors under the Senior Credit Facility (including by reason of the termination of the Senior Credit Facility) or the guarantee that resulted in the obligation of such Guarantor to guarantee the Notes, if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to the Indenture (and treating any guarantees of such Guarantor that remain outstanding as incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such guarantee; provided, that if such Person has incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Guarantor under the covenant "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," such Guarantor's obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (c)   the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

            (d)   the Issuer exercising its legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

  Senior Indebtedness versus the Notes

        The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee is subordinate in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facility.

        The Notes are subordinated in right of payment to all of the Issuer's and the Guarantor's existing and future Senior Indebtedness and effectively subordinated to all of the Issuer's and the Guarantor's existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of March 31, 2008, we had $1.5 billion of Senior Indebtedness (all of which was Secured Indebtedness under the Senior Credit Facility). As of that same date, we also had an additional $110 million available for additional borrowings under the Senior Credit Facility (after giving effect to $3 million of outstanding letters of credit), all of which would be Secured Indebtedness if borrowed.

        Although the Indenture contains limitations on the amount of additional Indebtedness that we and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial, and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

  Other Senior Subordinated Indebtedness versus the Notes

        Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness ranks senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

        We have agreed in the Indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Subordination of the Notes

        Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "—Legal defeasance and covenant defeasance" or "—Satisfaction and discharge" below, and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities), if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

          (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period (including any missed payments). The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facility), a Representative of holders of Indebtedness under the Senior Credit Facility may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Indebtedness of the Issuer are entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment;

          (2)   until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities; and

          (3)   if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above do not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time. So long as there shall remain outstanding any Senior

Indebtedness under the Senior Credit Facility, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein.

        Each Guarantor's obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee are subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the Notes apply equally to the obligations of such Guarantor under its Guarantee.

        A Holder, by its acceptance of Notes, agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

        The terms of the subordination provisions described above do not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "—Legal defeasance and covenant defeasance" or "—Satisfaction and discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Paying Agent and Registrar for the Notes

        The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, The City of New York. The paying agent for the Notes is the Trustee.

        The Issuer must also maintain a registrar with offices in the Borough of Manhattan, The City of New York. The registrar is the Trustee. The registrar must maintain a register reflecting ownership of the Notes outstanding from time to time and must make payments on and facilitate transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        We issued $600,000,000 aggregate principal amount of Notes on March 2, 2007. The Notes will mature on February 15, 2017. Subject to compliance with the covenant described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified

Stock and Preferred Stock," the Issuer may issue additional Notes from time to time under the Indenture ("Additional Notes"). The Notes and any Additional Notes subsequently issued under the Indenture are treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued. We will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Interest on the Notes accrues at the rate of 9% per annum and is payable semi-annually in arrears on February 15 and August 15, having commenced on August 15, 2007, to the Holders of Notes of record on the immediately preceding February 1 and August 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the caption "—Repurchase at the option of holders." We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, we are not entitled to redeem the Notes at our option prior to February 15, 2012.

        At any time prior to February 15, 2012 we may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after February 15, 2012, we may redeem the Notes, in whole or in part, upon notice as described under the heading "—Selection and notice" at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2012	104.500%
2013	103.000%
2014	101.500%
2015 and thereafter	100.000%

        In addition, until February 15, 2010, we may, at our option, redeem up to 35% of the aggregate principal amount of Notes issued by us at a redemption price equal to 109% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original aggregate principal amount any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Any notice of redemption upon any Equity Offering may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

        If we redeem less than all of the outstanding Notes, the Trustee shall select the Notes to be purchased in the manner described under "—Selection and notice."

Repurchase at the Option of Holders

  Change of Control

        The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "Optional Redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility limits, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of Notes under certain circumstances. The Senior Credit Facility provides that certain change of control events with respect to the Issuer constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens". Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        The Issuer is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made, in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

  Asset Sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

          (1)   the Issuer or a Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as shown on the Issuer's or a Restricted Subsidiary's most recent balance sheet) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Guarantees, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any notes, securities or other obligations received by the Issuer or a Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or a Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 4.5% of Total Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 360 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under Senior Indebtedness and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto,

            (b)   Obligations under Senior Subordinated Indebtedness (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto), including Obligations under the Notes; provided that if the Issuer or a Restricted Subsidiary shall reduce Obligations under Senior Subordinated Indebtedness other than the Notes, the Issuer shall equally and ratably reduce Obligations under the Notes as provided under "—Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary,

          (2)   to make (a) an Investment in any one or more businesses that is a Similar Business; provided that if such Investment is in the form of the acquisition of Capital Stock, such acquisition results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures used or useful in a Similar Business or (c) acquisitions of other assets used or useful in a Similar Business, or

          (3)   to make an Investment in (a) any one or more businesses; provided that if such Investment is in the form of the acquisition of Capital Stock, such acquisition results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 360 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the

Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $20.0 million by mailing (or otherwise communicating in accordance with the procedures of DTC) the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $10 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Senior Credit Facility limits, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Notes under certain circumstances.

Selection and Notice

        If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate in accordance with the procedures of DTC.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture.

  Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (I)   declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

          (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (6) and (7) of the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (5),(6)(c), (9) and (13) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   the sum of (1) 100% of EBITDA of the Issuer (with Reader's Digest treated as the predecessor to the Issuer for all periods prior to the Issue Date) for the period (taken as one accounting period) from January 1, 2007 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such EBITDA for such period is a deficit, minus 100% of such deficit, minus (2) 140% of Consolidated Interest Expense of the Issuer for such period; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (11)(a) of the second paragraph of "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and other than cash proceeds and marketable securities received from Equity Offerings to the extent used to redeem Notes in compliance with the provisions set forth under the fourth paragraph of the caption "—Optional Redemption") from the issue or sale of:

              (i)    (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent entity of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and

              (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent entities (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

              (ii)   debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer (other than debt securities that have been converted or exchanged for Disqualified Stock or Designated Preferred Stock);

    provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Z) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (11)(a) of the second paragraph of "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," (ii) cash proceeds and marketable securities received from Equity Offerings to the extent used to redeem Notes in compliance with the provisions set forth under the fourth paragraph of the caption "Optional redemption," (iii) cash and the fair market value of marketable securities or property contributed in exchange for Disqualified Stock or Designated Preferred Stock, (iv) by a Restricted Subsidiary and (v) from any Excluded Contributions); plus

            (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

              (i)    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances and releases of guarantees that constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

              (ii)   the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $50.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

  The foregoing provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent entity of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of, Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent entity of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," so long as:

            (a)   the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable, as determined in good faith by the Issuer, premium (including reasonable, as determined in good faith by the Issuer, tender premiums), defeasance costs and any reasonable, as determined in good faith by the Issuer, fees and expenses incurred in connection with the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, exchanged, redeemed, repurchased, acquired or retired for value; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $15.0 million in any fiscal year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph and to the extent such contribution is not an Excluded Contribution; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture, provided, further, that the aggregate amount of Restricted Payments made pursuant to this clause (4) shall not exceed $50.0 million in the aggregate;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock;

            (b)   the declaration and payment of dividends to a direct or indirect parent entity of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent entity issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, that in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test in the first paragraph of the covenant described under "—Limitation on incurrence and issuance of disqualified stock and preferred stock";

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed $25.0 million (with the fair market value of each outstanding Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other rights to purchase Equity Interests if such Equity Interests represent a portion of the exercise price of such options, warrants or other rights to purchase Equity Interests;

          (9)   (a) the declaration and payment of regular quarterly dividends on the Existing Issuer Preferred Stock and (b) the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent entities after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's or any of its direct or indirect parent entities' common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments that are made with Excluded Contributions;

          (11) other Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (11) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)), not to exceed $50.0 million;

          (12) any Restricted Payment (i) used to fund the Transactions and the fees and expenses related thereto or (ii) owed to Affiliates but, in the case of clause (ii), only to the extent permitted by the covenant described under "Certain Covenants—Transactions with Affiliates";

          (13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions "Repurchase at the option of holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by Holders in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (14) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent entity of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent entity of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, insurance, administrative, legal and accounting services provided by third parties and other costs and expenses, including all costs and expenses with respect to filings with the SEC and any indemnification claims made by directors or officers of any direct or indirect parent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (e)   fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering or other financing transaction of such parent entity; and

          (15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); and

          (16) the payment by the Company or its Restricted Subsidiaries of any amounts required to be paid in connection with the exercise of appraisal rights by holders of the Existing Issuer Preferred Stock arising as a result of the Transactions;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Issuer. The Issuer's determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $50.0 million.

        As of the Issue Date, all of the Issuer's Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the

Consolidated Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued shall not be greater than 7.5 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of the greater of (x) $50.0 million and (y) 3.0% of Total Tangible Assets of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (11) and (17) below at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of (A) Indebtedness under Credit Facilities by the Issuer or any of the Guarantors and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) and (B) Indebtedness under Credit Facilities of Foreign Subsidiaries in an aggregate principal amount not to exceed $400.0 million; provided that the aggregate principal amount of Indebtedness Incurred under clauses (A) and (B) outstanding at any one time shall not exceed $1,710.0 million less the sum of all principal payments with respect to such Indebtedness made pursuant to clause (1)(a) of the second paragraph under "—Repurchase at the Option of Holders—Asset Sales" in satisfaction of the requirements of such covenant;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and any Exchange Notes (including any Guarantee thereof);

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

          (4)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers' acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

          (5)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (a)   such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (5)(a)); and

            (b)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

          (6)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

          (7)   Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary), directly or through the disposition of the Restricted Subsidiary holding such Indebtedness, shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

          (8)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

          (9)   Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of hedging interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

          (10) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (11) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary equal to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or Designated Preferred Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "Certain Covenants—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness,

  Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11)(b), does not at any one time outstanding exceed $100.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (11)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (11)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (11)(b));

          (12) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (11)(a) above, this clause (12) and clause (13) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable, as determined in good faith by the Issuer, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include:

              (i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

              (ii)   Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

            (d)   shall not be in a principal amount in excess of the principal amount of, premium (including reasonable, as determined in good faith by the Issuer, tender premium and defeasance costs), if any, accrued interest on, and related fees and expenses of the Indebtedness being refunded or refinanced; and

            (e)   shall not have a stated maturity date prior to the stated maturity of the Indebtedness being refunded or refinanced; and provided, further, that subclause  (a) of this clause (12) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

          (13) Indebtedness, Disqualified Stock or Preferred Stock of Persons (other than Indebtedness, Disqualified Stock or Preferred Stock incurred in anticipation of such acquisition or merger) that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first sentence of this covenant, or

            (b)   the Consolidated Leverage Ratio of the Issuer and the Restricted Subsidiaries is lower than immediately prior to such acquisition or merger;

          (14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (15) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

          (16) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

            (b)   any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under "Certain Covenants—Additional Subsidiary Guarantees";

          (17) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred to finance the purchase, lease or improvement of any property or equipment, whether through the direct purchase of such property or equipment or the purchase of Capital Stock of any Person owning such property or equipment (but no other material assets), and any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (17), in a principal amount not to exceed the greater of (x) $25.0 million and (y) 1.5% of Total Tangible Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (17) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (17) shall cease to be deemed incurred or outstanding for purposes of this clause (17) but shall be deemed incurred for the purpose of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (17));

          (18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

          (19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments"; and

          (20) Indebtedness of Foreign Subsidiaries of the Issuer in an aggregate principal amount not to exceed at any one time outstanding (and together with any other Indebtedness incurred under this clause (20)) of $50.0 million (it being understood that any Indebtedness incurred pursuant to this clause (20) shall cease to be deemed incurred or outstanding for purposes of this clause (20) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Foreign Subsidiary could have incurred such indebtedness under the first paragraph of this covenant without reliance on this clause (20)).

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph and such amounts outstanding under clause (1) on the Issue Date may not be later reclassified; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, in the case of any other Indebtedness. The principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

  Limitation on Layering

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

          (1)   equal in right of payment with the Notes or such Guarantor's Guarantee of the Notes, as the case may be; or

          (2)   expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee of the Notes, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes and the Guarantees are equally and ratably secured or are secured by a Lien on such property assets or proceeds that is senior in priority to such Liens.

        Any Lien created for the benefit of holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first sentence of the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

            (b)   the Consolidated Leverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable, except that in the case of a lease of all or substantially all of its assets, the predecessor will not be released from the obligation to pay principal of and interest on the Notes. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

          (2)   the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture; or

          (2)   if the transaction constitutes an Asset Sale, such transaction is made in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Guarantor in a State of the United States, the District of Columbia or any territory of the United States, as long as the amount of Indebtedness, Preferred Stock and Disqualified Stock of such Guarantor is not increased thereby.

        A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions (a) involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above and (b) involving aggregate payments or consideration in excess of $50.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "Certain Covenants—Limitation on Restricted Payments" (other than clause (7) of the second paragraph thereof) and the definition of "Permitted Investments" (other than pursuant to clause (3) thereof);

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to the Sponsor Management Agreement not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the board of directors of the Issuer when taken as a whole as compared to the Sponsor Management Agreement as in effect on the Issue Date);

          (4)   the payment of customary compensation, benefits and reimbursement of reasonable out-of-pocket costs to, and indemnities provided for the benefit of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect in the good faith judgment of the board of directors of the Issuer when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in the good faith judgment of the board of directors of the Issuer when taken as a whole;

          (8)   the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in this prospectus;

          (9)   any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided, that such agreement was not entered into contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the board of directors of the Issuer when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);

          (10) transactions with customers, clients, suppliers, joint venture partners, authors or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

          (11) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Affiliate;

          (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

          (14) investments by the Investors in securities of the Issuer so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facility and the related documentation;

            (b)   the Indenture and the Notes;

            (c)   purchase money obligations for property acquired in the ordinary course of business permitted by the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" that impose restrictions of the nature referred to in clause (3) above on the property so acquired;

            (d)   applicable law or any applicable rule, regulation or order;

            (e)   any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

            (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance

    of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (i)    other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is a Guarantor, Foreign Subsidiaries, or provided that such encumbrances or restrictions will not materially affect the Issuer's ability to make anticipated principal and interest payments on the Notes (as determined in good faith by the Board of Directors of the Issuer), other domestic Restricted Subsidiaries of the Issuer that are not Guarantors, in each case permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (j)    customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

            (k)   customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business; and

            (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  Additional Subsidiary Guarantees

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

            (a)   if the Notes or such Guarantor's Guarantee of the Notes is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes or the Guarantee of the Notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee of the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Guarantee of the Notes pursuant to the supplemental indenture substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantor's Guarantee of the Notes;

          (2)   such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

            (a)   such Guarantee has been duly executed and authorized; and

            (b)   such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to (x) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (y) a Guarantee by a Foreign Subsidiary of Indebtedness of a Foreign Subsidiary.

        Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Guarantee shall be released in accordance with the provisions of the Indenture described under "—Guarantees."

  Payments for Consent

        The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports and Other Information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and the Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC), from and after the Issue Date,

          (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein for a non-accelerated filer, or required in such successor or comparable form;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form; and

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, current reports on Form 8-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports that the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act,

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that (1) the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, which obligation to provide such information may be satisfied by posting such information on its website within the time periods specified by this covenant, and (2) that with respect to the periods ended March 31, 2007 and June 30, 2007, such reports (A) need only be filed within 90 days (in the case of the quarterly report for the period ended March 31, 2007) or 120 days (in the case of the annual report for the fiscal year ended June 30, 2007), (B) for any period prior to the Issue Date for which financial information is being disclosed need only contain financial information of the Issuer, WRC Media and Direct Holdings that is substantially consistent, as determined in good faith by the issuer, with the financial information contained in this prospectus and (C) need only be posted by the Issuer on its website within the time periods specified by this covenant and not filed with the SEC. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent entity of the Issuer becomes a Guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail, as determined in good faith by the Issuer, the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed, as determined in good faith by senior management of the Issuer, unaudited presentation, either on the face of the financial statements or in the footnotes to the financial statements or in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries of the Issuer separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

        Prior to the commencement of the Exchange Offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement, the foregoing requirements may be satisfied by (1) the filing with the SEC of the Exchange Offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X under the Securities Act or (2) posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer's website (or that of any of its parent entities), subject to exceptions consistent with the presentation of financial information in this prospectus.

Events of Default and Remedies

        The Indenture provides that each of the following is an "Event of Default":

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

          (3)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes (except that in the case of a default with respect to the "—Merger, Consolidation or Sale of All or Substantially All Assets" covenant, such default will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million (or its foreign currency equivalent) or more at any one time outstanding;

          (5)   failure by the Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (or its foreign currency equivalent), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary; or

          (7)   the Guarantee of any Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facility shall be outstanding, no such acceleration shall be effective until the earlier of:

          (1)   acceleration of any such Indebtedness under the Senior Credit Facility; or

          (2)   five Business Days after the giving of written notice of such acceleration to the Issuer and the administrative agent under the Senior Credit Facility.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5)   in the event of the cure or waiver of an Event of Default of the type described in clause (4) of the description above of Events of Default, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent entities (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer but not its Restricted Subsidiaries) described under "Events of default and remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes when either:

          (1)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default (except default in respect of the principal or interest on the Note) or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Note, reduce the premium payable upon redemption or repurchase of any Note or change the time at which any Note may be redeemed as described in "Optional redemption" (other than the notice periods relating to an optional redemption of the Notes, so long as such notice periods comply with DTC's procedures);

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes with respect to a non payment default and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change in the subordination provisions thereof that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary in any manner adverse to the Holders of the Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to its Guarantee or the Indenture) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to secure the Notes;

          (12) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

          (13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

          (14) to make any change that does not adversely affect the Holders in any material respect.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and each Guarantee are governed by and construed in accordance with the laws of the State of New York.

Book-Entry Settlement and Clearance

        The Exchange Notes will be issued in the form of several registered notes in global form, without interest coupons (collectively, the "Global Notes" and each individually, a "Global Note"). Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for The Depositary Trust company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants.

        We expect that under procedures established by DTC:

  •
  upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants; and

  •
  ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

        Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form expect in the limited circumstances described below.

  Book-Entry Procedures for the Global Notes

        All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each are controlled by and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York State Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

  •
  will not be entitled to have Notes represented by the Global Note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated Notes; and

  •
  will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

        As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC's nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

        DTC has agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in its settlement systems. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

  Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person at DTC identifies as a beneficial owner of the related Notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

Certain definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at February 15, 2012 (each such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on such Note through February 15, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back

  Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions; in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

            (d)   any transaction or series of related transactions for which an aggregate fair market value of less than $5.0 million is received; provided that the aggregate fair market value of such dispositions shall not exceed $15.0 million in the aggregate during any fiscal year;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, or assets of an Unrestricted Subsidiary;

            (i)    foreclosures on assets;

            (j)    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture;

            (k)   the issuance by a Restricted Subsidiary of Preferred Stock that is permitted to be made under the covenant "Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

            (l)    the licensing of intellectual property.

        "beneficial ownership" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only after the passage of time.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   United States dollars, Euros or any national currency of any participating member state of the EMU, or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or a member nation of the European Union (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of not more than 12 months from the date of acquisition;

          (3)   certificates of deposit, time deposits and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million, or the U.S. dollar equivalent in the case of non-U.S. banks;

          (4)   fully collateralized repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper maturing within 12 months after the date of acquisition and having a rating of at least P-2 from Moody's or A-2 from S&P or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

          (6)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or one of the two highest rating categories obtainable from a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments) with maturities of 12 months or less from the date of acquisition;

          (7)   instruments equivalent to those referred to in clauses (1) through (6) of this definition denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction;

          (8)   Investments in funds investing substantially all of their assets in Cash Equivalents of the types described in clauses (1) through (7) of this definition; and

          (9)   Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, assignment, transfer, lease, conveyance or other disposition, in one or more related transactions, of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (x) any Person (other than one or more Permitted Holders) or (y) any Persons that together (i) are a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (ii) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than, in the case of clauses (i) and (ii), Permitted Holders), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net settlement payments, if any, made pursuant to interest rate Hedging Obligations with respect to Indebtedness (less any net settlement payments, if any, received pursuant to interest rate Hedging Obligations with respect to Indebtedness), and excluding (A) any Additional Interest, (B) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (C) any expensing of bridge, commitment and other financing fees relating to any financings and (D) any annual agency or similar fees paid under any Credit Facilities; plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period of such Person and its Restricted Subsidiaries.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Leverage Ratio", with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the "Consolidated Leverage Ratio Calculation Date"), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an investment, acquisition, disposition, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer; provided that such calculations are set forth in an Officer's Certificate signed by the Issuer's chief financial officer stating (i) that such calculations are based on the reasonable good faith beliefs of the Officers executing such Officer's Certificate at the time of such execution and (ii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions to the extent incurred on or prior to December 31, 2007), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

          (3)   any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the Net Income of such Person to the extent of the amount of dividends or distributions or other payments made by such Person that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; provided further, that such increase shall not apply for purposes of determining the amount payable for Restricted Payments under clause 3(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments" to the extent such dividends or distributions or other payments are included in clause (d) of such first paragraph,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the Net Income of such person to the extent of the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statements No. 142 and No. 144 and the amortization of intangibles arising pursuant to Financial Accounting Standards Board Statement No. 141 shall be excluded,

          (8)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition shall be excluded,

          (9)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (10) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

          (11) non-cash income or charges resulting from mark-to-market accounting under Financial Accounting Standard No. 52 relating to Indebtedness denominated in foreign currencies shall be excluded,

          (12) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded, and

          (13) accruals and reserves that are established within 12 months after the Issue Date that are required to be established in accordance with GAAP as a result of the Transactions shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof. For purposes of this definition, amounts distributed, dividended, loaned or otherwise transferred to any direct or indirect parent pursuant to clause (14) of the exceptions of "—Certain Covenants—Limitation on Restricted Payments" shall be deducted in calculating Consolidated Net Income without duplication of other expenses reflected in Consolidated Net Income.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Contribution Agreements" means, collectively, (i) the Agreement and Plan of Merger, dated as of January 23, 2007, among RDA Holding Co., WRC Acquisition Co. and WRC Media Inc., and (ii) the Stock Acquisition Agreement, dated as of January 23, 2007, among Direct Holdings U.S. Corp., RDA Holding Co. and the members of Direct Holdings Worldwide L.L.C. named therein.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent entity thereof (in each case other than Disqualified Stock) that is issued for cash after the Issue Date (other than to a Restricted Subsidiary, the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Designated Senior Indebtedness" means:

          (1)   any Indebtedness outstanding under the Senior Credit Facility; and

          (2)   any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Issuer as "Designated Senior Indebtedness."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital

Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an incurrence of such Indebtedness or Disqualified Stock)), in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that (x) if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) such Capital Stock shall not constitute Disqualified Stock if such Capital Stock matures or is mandatorily redeemable or is redeemed at the option of the holders thereof as a result of a change of control or asset sale so long as the relevant change of control or asset sale provisions taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes.

        "DTC" means The Depository Trust Company.

        "Domestic Subsidiary" means, with respect to any Person, any subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Consolidated Interest Expense of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

            (f)    any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (excluding any such non-cash charge that represents an accrual or reserve for potential cash items in any future period); plus

            (g)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "—Certain Covenants—Transactions with Affiliates"; plus

            (h)   any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments";

          (2)   decreased by (without duplication) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any non-cash items to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

          (3)   increased or decreased by (without duplication):

            (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

            (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or (to the extent the net cash proceeds thereof are contributed to the Issuer) any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or any direct or indirect parent entity's common stock registered on Form S-4 or Form S-8;

          (2)   issuances to any Subsidiary of the Issuer;

          (3)   any such public or private sale that constitutes an Excluded Contribution or representing Designated Preferred Stock; and

          (4)   any offering of common stock or Preferred Stock issued in connection with a transaction that constitutes a Change of Control.

        "Euro" means the single currency of participating member states of the EMU.

        "Event of Default" has the meaning set forth under "—Events of Default and Remedies."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Notes" means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Issue Date from

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Existing Issuer Preferred Stock" means the existing Preferred Stock, Second Preferred Stock and Third Subordinated Preferred Stock of the Issuer outstanding on the Issue Date.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations; if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Investors" means Ripplewood Holdings L.L.C. J. Rothschild Group Ltd., GoldenTree Asset Management, L.P., GSO Capital Partners, Merrill Lynch Capital Corporation, Magnetar Capital and their respective Affiliates but not including, however, any portfolio companies thereof.

        "Issue Date" means March 2, 2007.

        "Issuer" has the meaning set forth in the first paragraph under "General"; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, "Issuer" shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $10.0 million (unless otherwise expressly stated).

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of November 16, 2006, among RDA Holding Co., Doctor Acquisition Co. and The Reader's Digest Association, Inc., as the same may be amended prior to the Issue Date.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received in a Permitted Asset Swap or upon the sale or other disposition or collection of any Designated Non-cash Consideration or securities received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. "Officer" of any Guarantor has a correlative meaning.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer or Guarantor, as the case may be, by an Officer of the Issuer or Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the "Repurchase at the Option of Holders—Asset Sales" covenant; provided, further, that, in the good faith determination of the Issuer, the aggregate fair market value of the property or assets being transferred by the Issuer or such Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received by the Issuer or such Restricted Subsidiary in such exchange (provided, however, that in the event such aggregate fair market value of the property or assets being transferred or received by the Issuer is greater than or equal to $15.0 million, such determination shall be made in good faith by senior management of the Issuer).

        "Permitted Holders" means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer. Any person or group where acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute a Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date;

          (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (9) of the second paragraph of the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (8)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain Covenants—Limitations on Restricted Payments";

          (9)   guarantees of Indebtedness permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $50.0 million and (y) 3% of Total Tangible Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (13) Investments made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and any Restricted Subsidiary in connection with such plans;

          (14) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate; provided that amounts that are forgiven shall continue to be deemed outstanding; and

          (15) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent entity thereof.

        "Permitted Junior Securities" means:

          (1)   Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

          (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture; provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facility is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided, further, that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred or issued pursuant to clause (11), (17) or (20) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (17) are solely on the assets acquired, and Liens on Indebtedness incurred pursuant to clause (20) are solely on the assets of Foreign Subsidiaries;

          (7)   Liens existing on the Issue Date (excluding Liens under the Senior Credit Facility);

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (17) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (18) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $25.0 million at any one time outstanding;

          (19) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies," so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (21) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (22) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

          (23) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (24) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

          (25) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Redemption Date" has the meaning set forth under "Optional redemption."

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the Credit Facility under the Credit Agreement to be entered into as of the Issue Date by and among RDA Holding Co., the Issuer, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness and the holder(s) of such Indebtedness of their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have receive a certificate from an Officer of the Issuer to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

        "Senior Subordinated Indebtedness" means:

          (1)   with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Notes issued by the Issuer; and

          (2)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of the Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and Reader's Digest.

        "Subordinated Indebtedness" means,

          (1)   with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

          (2)   with respect to any Guarantor, any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

        "Total Tangible Assets" means Total Assets after deducting accumulated depreciation and amortization, allowances for doubtful accounts, other applicable reserves and other similar items of the Issuer and its Restricted Subsidiaries and after deducting, to the extent otherwise included therein, the amounts of (without duplication):

          (1)   the excess of cost of the fair market value of assets or business acquired, as determined by the Issuer in good faith (or if such fair market value exceeds $50.0 million, in writing by an Independent Financial Advisor);

          (2)   any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Issuer immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

          (3)   unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (4)   minority interest in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

          (5)   treasury stock;

          (6)   cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

          (7)   Investments in and assets of Unrestricted Subsidiaries.

        "Transactions" means the transactions contemplated by the Merger Agreement and the Contribution Agreements, the issuance of the Notes and borrowings under the Senior Credit Facility as in effect on the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2012; provided, however, that if the period from the Redemption Date to February 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

        "Trustee" has the meaning set forth under "—General."

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

          (2)   such designation complies with the covenants described under "—Certain Covenants—Limitation on Restricted Payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in the first paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (2)   the Consolidated Leverage Ratio for the Issuer its Restricted Subsidiaries would be lower than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

  Overview

        We maintain a debt financing arrangement described below, which is referred to as the "Debt Financing." The Debt Financing includes a credit agreement dated as of March 2, 2007, among Doctor Acquisition Co. (which was merged with and into the Company), RDA Holding Co., the Company, the overseas borrowers from time to time party thereto, including RD German Holdings GmbH (the "German Borrower"), JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto, Citicorp North America, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agents, and The Royal Bank of Scotland plc, as documentation agent, pursuant to which the lenders have provided us with a $1,610.0 million senior secured credit facility, consisting of a $1,310.0 million seven-year term loan facility (the "Senior Secured Term Loan Facility") and a $300.0 million six-year senior secured revolving facility (the "Senior Secured Revolving Credit Facility" and together with the Senior Secured Term Loan Facility, the "Senior Secured Credit Facilities"). The Senior Secured Term Loan Facility includes a $100.0 million tranche made available in an equivalent amount of Euros (the "Euro tranche") to the German Borrower. The following description is only a summary of certain material provisions of our Senior Secured Credit Facilities, and does not purport to be complete and is qualified in its entirety by reference to our senior secured credit agreement.

        The Company and the German Borrower are the borrowers under the Senior Secured Credit Facilities. The Senior Secured Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

  Interest Rates and Fees

        Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds rate plus 0.5% or (b) a Eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurocurrency deposits for a period of one, two, three or six months or, subject to availability to the lenders, nine or twelve months, as selected by the borrower, appearing on the Dow Jones Market screen. The interest rate with respect to the Senior Secured Term Loan Facility is a percentage per annum equal to (1) the base rate plus 1.00% for base rate loans and (2) the Eurocurrency rate plus 2.00% for Eurocurrency rate loans. The interest rate with respect to the Senior Secured Revolving Credit Facility is a percentage per annum equal to (1) the base rate plus 1.25% for base rate loans and (2) the Eurocurrency rate plus 2.25% for Eurocurrency rate loans. Applicable margins with respect to revolving loans are subject to reduction by up to 75 basis points based on our consolidated leverage ratio from time to time.

        In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, our senior secured credit agreement provides that we are required to pay a commitment fee to the lenders under the Senior Secured Revolving Credit Facility in respect of the average daily unutilized commitments thereunder. The initial commitment fee rate is 0.375% per annum and may be reduced subject to our attaining certain leverage ratios. We are also required to pay a letter of credit fee equal to the applicable margin for revolving loans on the daily maximum amount available to be drawn under each letter of credit (which fee may be reduced subject to our attaining certain leverage ratios) and a fronting fee equal to 0.125% per annum on the daily maximum amount available to be drawn under each letter of credit, in addition to customary letter of credit fees.

  Prepayments

        Our senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  100% of the net cash proceeds of any incurrence of debt, other than certain debt permitted under the senior secured credit agreement;

  •
  100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property by RDA Holding Co. or the Company or its subsidiaries (including insurance and condemnation proceeds), subject to certain exceptions, if we do not commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 12 months of such sale or disposition, as long as such reinvestment is completed within an additional 12 months of such commitment to reinvest; and

  •
  50% (which percentage will be reduced to 25% and 0% if our total leverage ratio is less than certain ratios) of our annual excess cash flow.

        We may voluntarily prepay outstanding loans under the Senior Secured Credit Facilities at any time without premium or penalty, subject to customary "breakage" costs with respect to LIBOR loans and certain other exceptions.

  Amortization

        We are required to repay installments on the loans under the Senior Secured Term Loan Facility in equal quarterly installments (with any remainder due on the seventh anniversary of the closing date of the Senior Secured Credit Facilities) in quarterly amounts equal to 0.25% of the initial aggregate principal amount.

        Principal amounts outstanding under the Senior Secured Revolving Credit Facility are due and payable in full at maturity, six years from the date of the closing of the Senior Secured Credit Facilities.

  Guarantees and Security

        All obligations under the Senior Secured Credit Facilities, including the loans made under the Euro tranche to the German Borrower, are unconditionally guaranteed by RDA Holding Co., the Company and, subject to certain exceptions, each of RDA Holding Co.'s direct and indirect domestic wholly-owned subsidiaries, referred to in this section collectively as "Guarantors." The loans made to the German Borrower are, subject to certain exceptions, also unconditionally guaranteed by the subsidiaries of the German Borrower as well as secured by all of the stock and certain assets of those subsidiaries.

        All obligations under the Senior Secured Credit Facilities, and the guarantees of those obligations, are secured by the following assets of the Guarantors, subject to certain exceptions:

  •
  100% of the common stock of the Company and each of its direct and indirect domestic subsidiaries owned by the Company or a U.S. Guarantor, and 65% of the voting common stock and 100% of the non-voting common stock of direct foreign subsidiaries of the Company or a U.S. Guarantor; and

  •
  a security interest in substantially all tangible and intangible assets of the Company and each U.S. Guarantor.

  Certain Covenants and Events of Default

        The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

  •
  incur additional indebtedness;

  •
  create liens on assets;

  •
  engage in mergers or consolidations;

  •
  sell assets;

  •
  pay dividends and distributions;

  •
  make investments, loans or advances;

  •
  repay subordinated indebtedness (including the Notes offered hereby);

  •
  make certain acquisitions;

  •
  engage in certain transactions with affiliates;

  •
  enter into certain burdensome agreements;

  •
  amend material agreements governing our subordinated indebtedness (including the Notes offered hereby);

  •
  change our lines of business; and

  •
  make capital expenditures.

        In addition, the senior secured credit agreement includes a financial covenant requiring us to maintain a maximum leverage ratio.

        The senior secured credit agreement also contains certain customary affirmative covenants and events of default.

International Lines of Credit

        International lines of credit and overdraft facilities totaled $55.1 million at March 31, 2008, of which $0.0 was outstanding at March 31, 2008. These lines of credit are subject to renewal annually.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain material U.S. federal income tax consequences of the Exchange Offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

        An exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with the Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

        The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder's situation or status. Accordingly, each holder of Original Notes considering this Exchange Offer should consult its own tax advisor regarding the tax consequences of the Exchange Offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the 180 days after the expiration of the Exchange Offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of not less than 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than dealers' and brokers' discounts, commissions and transfer taxes, if any, and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE EXCHANGE NOTES

        The validity of the Exchange Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

        The combined consolidated financial statements of The Reader's Digest Association, Inc. and subsidiaries as of June 30, 2007, and related combined consolidated statements of operations, stockholders' equity, and cash flows for the year then ended included in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report appearing herein. The combined balance sheet of WRC Media and subsidiaries, now known as The Reader's Digest Association, Inc., as of June 30, 2006, and the related combined statements of operations, changes in stockholders' deficit, and cash flows for the years ended June 30, 2006 and 2005 included in this prospectus, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein.

        The consolidated financial statements of The Reader's Digest Association, Inc. and subsidiaries for the year ended June 30, 2006, and the related statements of operations, stockholders' equity, and cash flows for the year then ended included in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report appearing herein. The consolidated financial statements of The Reader's Digest Association, Inc. and subsidiaries for the year ended June 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2005 and 2004 included in this prospectus, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated and Combined Financial Statements for the Reader's Digest Association, Inc. and Subsidiaries, Formerly WRC Media Inc.:
Consolidated Financial Statements—for the years ended June 30, 2007, June 30, 2006 and June 30, 2005:
Report of Independent Registered Public Accounting Firm for June 30, 2007 and the Year Then Ended	F-3
Report of Independent Registered Public Accounting Firm for June 30, 2006 and the Years Ended June 30, 2006 and 2005	F-4
Combined Consolidated Statement of Operations for the Year Ended June 30, 2007 and Combined Statements of Operations for the Years Ended June 30, 2006 and 2005	F-5
Consolidated Balance Sheet as of June 30, 2007 and Combined Balance Sheet as of June 30, 2006	F-6
Combined Consolidated Statement of Cash Flows for the Year Ended June 30, 2007 and Combined Statements of Cash Flows for the Years Ended June 30, 2006 and 2005	F-7

Combined Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the Year Ended June 30, 2007 and Combined Statements of Changes in Stockholders' Equity (Deficit) for the Years Ended June 30, 2006 and 2005	F-8
Notes to Combined Consolidated and Combined Financial Statements	F-9
Consolidated Condensed Financial Statements—for the three and nine-month periods ended March 31, 2008 and 2007 (unaudited):
Consolidated Condensed Statements of Operations for the Three and Nine-Month Periods Ended March 31, 2008 and March 31, 2007	F-69
Consolidated Condensed Balance Sheets as of March 31, 2008 and June 30, 2007	F-70
Consolidated Condensed Statement of Cash Flows for the Nine-Month Periods Ended March 31, 2008 and March 31, 2007	F-71
Notes to Consolidated Condensed Financial Statements—for the Three and Nine-Month periods ended March 31, 2008 and 2007	F-72
Consolidated Historical Financial Statements for The Reader's Digest Association, Inc. and Subsidiaries:
Consolidated Financial Statements—for the years ended June 30, 2006, June 30, 2005 and June 30, 2004:
Report of Independent Registered Public Accounting firm for June 30, 2006 and the year then ended	F-93
Report of Independent Registered Public Accounting Firm for June 30, 2005 and the years ended June 30, 2005 and 2004	F-94
Consolidated statements of operations—for the years ended June 30, 2006, 2005 and 2004	F-95
Consolidated balance sheets—as of June 30, 2006 and 2005	F-96
Consolidated statements of cash flows—for the years ended June 30, 2006, 2005 and 2004	F-97

Consolidated statements of changes in stockholders' equity—for the years ended June 30, 2006, 2005 and 2004	F-98
Notes to consolidated financial statements	F-99
Pro Forma Financial Information:
Pro forma combined consolidated statement of operations for the year ended June 30, 2007	F-137
Notes to pro forma combined consolidated statement of operations for the year ended June 30, 2007	F-138

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors
The Reader's Digest Association, Inc.

        We have audited the accompanying consolidated balance sheet of The Reader's Digest Association, Inc. and subsidiaries as of June 30, 2007, and the related combined consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, of the corporations listed in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Reader's Digest Association, Inc. and subsidiaries at June 30, 2007, and the combined consolidated results of their operations and their cash flows for the year ended June 30, 2007, of the corporations listed in Note 1, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
December 12, 2007, except for Notes 15 and
17, as to which the date is June 18, 2008

Independent Auditors' Report

The Board of Directors
WRC Media Inc.:

        We have audited the accompanying combined balance sheet of WRC Media Inc. and subsidiaries, now known as The Reader's Digest Association, Inc. ("the Company"), as of June 30, 2006, and the related combined statements of operations, changes in stockholders' deficit, and cash flows for the years ended June 30, 2006 and 2005. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of WRC Media Inc. and subsidiaries as of June 30, 2006, and the results of its operations and its cash flows for the years ended June 30, 2006 and 2005 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York
December 11, 2007, except for Notes 15 and 17, as to which the date is
April 18, 2008

The Reader's Digest Association, Inc. and Subsidiaries

Combined Consolidated Statements of Operations for the Year Ended June 30, 2007 and
Combined Statements of Operations for the Years Ended June 30, 2006 and 2005

	Years ended June 30,
	2007	2006	2005
	In millions
Revenues	$1,076.4	$394.1	$442.5
Product, distribution and editorial expenses	(496.8)	(180.3)	(192.6)
Promotion, marketing and administrative expenses	(578.9)	(212.4)	(245.2)
Goodwill and intangible asset impairment	—	—	(70.1)
Other operating items, net	(36.2)	(14.5)	(20.6)

Operating Loss	(35.5)	(13.1)	(86.0)
Interest expense, including amortization of deferred financing costs of $(6.5), $(8.8) and $(2.3), respectively	(78.9)	(25.2)	(58.7)
Gain on recapitalization at WRC Media, Inc.	18.5	38.0	—
Other (expense) income, net	0.5	(0.2)	0.1

Loss before (provision) benefit for income taxes, discontinued operations and extraordinary item	(95.4)	(0.5)	(144.6)
Income tax benefit (provision)	4.7	(2.5)	51.9

Loss from continuing operations	(90.7)	(3.0)	(92.7)
Income from discontinued operations WRC Media Inc. (including gain on sale of subsidiary of $92.2 net of taxes of $(39.2) in fiscal 2006)	—	55.1	8.4
Direct Holdings U.S. Corp.	—	—	8.5
Extraordinary gain from release of purchase contingency at Direct Holdings U.S. Corp.	—	7.3	—

Net (loss) income	$(90.7)	$59.4	$(75.8)

See accompanying Notes to Combined Consolidated and Combined Financial Statements.

The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Balance Sheet as of June 30, 2007 and
Combined Balance Sheet as of June 30, 2006

	At June 30,
	2007	2006
	In millions, except share data
Assets
Current assets
Cash and cash equivalents	$50.2	$7.5
Accounts receivable, net	326.0	35.5
Inventories	188.1	24.6
Prepaid and deferred promotion costs	61.4	3.5
Prepaid expenses and other current assets	164.9	19.7

Total current assets	790.6	90.8
Property, plant and equipment, net	117.7	24.6
Goodwill	1,844.3	63.3
Other intangible assets, net	1,090.7	15.3
Prepaid pension assets	336.5	—
Other noncurrent assets	218.8	5.2

Total assets	$4,398.6	$199.2

Liabilities and stockholders' equity
Current liabilities
Short-term debt	$13.1	$164.9
Accounts payable	238.2	25.9
Accrued expenses	320.6	65.4
Income taxes payable	22.7	0.6
Unearned revenues	311.9	25.5
Other current liabilities	11.3	1.9

Total current liabilities	917.8	284.2
Long-term debt	1,981.4	17.9
Unearned revenues	102.2	1.7
Accrued pension	112.9	—
Postretirement and postemployment benefits other than pensions	61.1	—
Other noncurrent liabilities	536.7	10.5

Total liabilities	$3,712.1	$314.3

Commitments and contingencies
Stockholders' equity (deficit)
Preferred stock	20.7	—
Common stock (par value $1.00 per share, authorized and issued 1,000 shares at June 30, 2007; par value $0.01, authorized 400,300,000 shares on a combined basis, 309,380,484 issued and outstanding on a combined basis at June 30, 2006)	—	3.1
Paid-in capital	1,001.8	195.8
Accumulated deficit	(405.1)	(313.6)
Accumulated other comprehensive gain (loss)	69.1	(0.4)

Total stockholders' equity (deficit)	686.5	(115.1)

Total liabilities and stockholders' equity (deficit)	$4,398.6	$199.2

See accompanying Notes to Combined Consolidated and Combined Financial Statements.

The Reader's Digest Association, Inc. and Subsidiaries

Combined Consolidated Statements of Cash Flows for the Year Ended June 30, 2007 and
Combined Statement of Cash Flows for the Years Ended June 30, 2006 and 2005

	Years ended June 30,
	2007	2006	2005
	In millions
Cash flows from operating activities
Net loss from continuing operations	$(90.7)	$(3.0)	$(92.7)
Depreciation and amortization	36.7	15.0	20.0
Non-cash gain on recapitalization	(18.5)	(38.0)	—
Accrual of dividends on preferred stock	0.5	1.5	24.6
Accrual of payment in kind interest on long-term debt	—	—	0.5
Non-cash income tax benefit	—	0.5	(45.4)
Non-cash write-off of deferred financing fees	2.5	7.4	—
Impairment of prepaid fulfillment and distribution	—	11.8	18.3
Impairment of goodwill and intangibles	—	—	70.1
Amortization of debt issue costs	4.0	1.4	2.3
Stock-based compensation	2.0	(0.2)	0.2
Net gain on sales of long-term assets	0.2	—	—
Changes in assets and liabilities, net of effects of acquisitions and dispositions
Accounts receivable, net	56.6	3.6	1.9
Inventories	31.3	1.7	2.4
Prepaid and deferred promotion costs	(17.4)	(2.5)	1.1
Other assets	(29.6)	(4.7)	(28.1)
Unearned revenues	19.1	0.4	2.0
Income and deferred taxes, net	(0.3)	(1.3)	0.1
Accounts payable and accrued expenses	(140.1)	9.4	(0.8)
Other liabilities	(31.9)	(3.3)	(7.7)

Net change in cash due to continuing operating activities	(175.6)	(0.3)	(31.2)

Net change in cash due to discontinued operating activities	—	1.1	24.6
Net change in cash due to operating activities	(175.6)	0.8	(6.6)

Cash flows from investing activities
Payments for business acquisitions	—	(0.7)	—
Proceeds from sales of property, plant and equipment	14.4	—	—
Capital expenditures	(14.4)	(12.3)	(10.9)

Net change in cash due to continuing investing activities	—	(13.0)	(10.9)

Net change in cash due to discontinued investing activities	—	264.8	14.2

Net change in cash due to investing activities	—	251.8	3.3

Cash flows from financing activities
Proceeds from borrowings	1,921.0	80.2	6.2
Debt payments	(895.8)	—	—
Proceeds from revolving credit line	—	36.5	20.0
Repayments of revolving credit line	—	(26.5)	(16.0)
Repayments of Subordinated Notes	—	(163.3)	(7.6)
Repayments of Second-Lien Term Loan	—	(146.5)	—
Short-term borrowings, net	85.2	—	—
Cash paid for financing fees	(65.2)	(4.3)	—
Proceeds from sale of issuance of common stock	—	26.0	—
Redemption of senior preferred stock	—	(55.4)	—
Redemption fees of junior preferred stock	—	(0.2)	—
Distribution to RDA Holding Co., net of cash acquired in the acquisition transaction	(1,553.1)	—	—
Capital contribution from RDA Holding Co.	725.1	—	—
Other, net	(0.4)	(1.5)	—

Net change in cash due to continuing financing activities	216.8	(255.0)	2.6

Net change in cash due to discontinued financing activities	—	—	—
Net change in cash due to financing activities	216.8	(255.0)	2.6

Effect of exchange rate fluctuations on cash and cash equivalents	1.5	0.3	0.2

Net change in cash and cash equivalents	42.7	(2.1)	(0.5)
Cash and cash equivalents at beginning of year	7.5	9.6	10.1

Cash and cash equivalents at end of year	$50.2	$7.5	$9.6

Supplemental information
Cash paid for interest	$31.6	$14.6	$33.0
Cash paid for income taxes	$14.5	$4.2	$1.3

See accompanying Notes to Combined Consolidated and Combined Financial Statements.

The Reader's Digest Association, Inc. and Subsidiaries

Combined Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the year ended June 30, 2007 and Combined Statement of Changes in Stockholders' Equity (Deficit) for the years ended June 30, 2006 and 2005

	Preferred Stock	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	In millions
Balance at June 30, 2004	$23.9	$0.1	$131.8	$(290.1)	$(2.2)	$(136.5)

Comprehensive loss
Net loss				(75.8)		(75.8)
Other comprehensive loss:
Translation gain					0.9	0.9
Minimum pension liability					0.1	0.1

Total comprehensive loss						$(74.8)

Stock compensation			0.2			0.2
18% junior preferred stock dividends	4.6			(4.6)		—

Balance at June 30, 2005	$28.5	$0.1	$132.0	$(370.5)	$(1.2)	$(211.1)

Comprehensive income
Net income				59.4		59.4
Other comprehensive income:
Translation gain					(1.1)	(1.1)
Unrealized gain on derivative contract					0.1	0.1
Minimum pension liability				(1.8)	1.8	—

Total comprehensive income						$58.4

Issuance of common stock		2.1	23.9			26.0
Elimination of common stock subject to redemption			0.9			0.9
Redemption of 15% senior preferred stock classified as debt		0.9	10.6			11.5
Redemption of 18% junior preferred stock	(28.8)		28.6			(0.2)
Stock compensation			(0.2)			(0.2)
Due from Lillian Vernon Corporation				(0.4)		(0.4)
18% junior preferred stock dividends	0.3			(0.3)		—

Balance at June 30, 2006	$—	$3.1	$195.8	$(313.6)	$(0.4)	$(115.1)

Comprehensive loss
Net loss				(90.7)		(90.7)
Other comprehensive income:
Translation gain, net of deferred tax liability of $(0.2)					1.7	1.7
Unrealized gain on derivatives, net of deferred taxes of $(4.0)					6.8	6.8
Deferred pension liabilities and other retirement benefits, net of deferred taxes of $(31.9)					61.0	61.0

Total comprehensive loss						$(21.2)

Reader's Digest Association Inc. preferred stock assumed in purchase accounting	20.7					20.7
WRC Media Inc. Common Stock (see Note 2, Entities under Common Control for further information)		(3.1)	3.1			—
RDA Holding Co. capital contribution			725.1			725.1
Distribution to RDA Holding Co.			(3.9)			(3.9)
Adjustment of historically carrying amounts (38.5% for WRC Media, Inc. and 15.6% for Direct Holdings U.S. Corp. of fair value of assets acquired and liabilities assumed (see Note 2, Entities under Common Control for further information)			80.2			80.2
Assumption of Direct Holdings Worldwide Corp. liabilities			(1.4)			(1.4)
Stock-based compensation expense			2.9			2.9
Preferred stock dividends				(0.8)		(0.8)

Balance at June 30, 2007	$20.7	$—	$1,001.8	$(405.1)	$69.1	$686.5

        Accumulated Other Comprehensive Loss, net of tax, is comprised of foreign currency translation adjustments of $1.3, $(0.5) and $0.6 at June 30, 2007, 2006 and 2005 respectively; deferred pension liabilities and other retirement benefits of $61.0 and ($1.8) at June 30, 2007 and 2005, respectively; and unrealized gains on derivatives of $6.8 and $0.1 at June 30, 2007 and 2006.

See accompanying Notes to Combined Consolidated and Combined Financial Statements.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements

        Subsequent to March 2, 2007 and unless indicated otherwise, references in Notes to Combined Consolidated and Combined Financial Statements to "we," "us" and "our" are to The Reader's Digest Association, Inc. and subsidiaries, WRC Media Inc. and Direct Holdings U.S. Corp. Prior to March 2, 2007, these references are to the combined operations of WRC Media Inc. and Direct Holdings U.S. Corp. All references to 2007, 2006 and 2005, unless otherwise indicated, are to fiscal 2007, fiscal 2006 and fiscal 2005, respectively. Our fiscal year is the period from July 1 through June 30. Dollars are presented in millions, except for share and per share data.

Note 1 Organization and Summary of Significant Accounting Policies

Description of Our Business

        We are a diverse multimedia publisher and a provider of information, entertainment and education through published magazines, books, educational products, recorded music collections and home video products. We sell these and other products worldwide through direct marketing and direct sales channels. Our best known trademark is our flagship brand, Reader's Digest. Our business currently is organized and reports across three primary business segments: Reader's Digest United States (formerly Reader's Digest North America), Reader's Digest International, and School & Educational Services (formerly known as Consumer Business Services). For further commentary regarding these segments, see Management's Discussion and Analysis and Note 15, Segments.

Basis of Presentation and Use of Estimates

        The accompanying combined consolidated financial statements as of June 30, 2007 and for the year then ended include the accounts of The Reader's Digest Association, Inc. and its majority-owned subsidiaries as of March 2, 2007 and the predecessor entities WRC Media and Direct Holdings for the full year. The Reader's Digest Association, Inc. and its majority owned subsidiaries are owned by RDA Holding Co., with the ultimate parent being Ripplewood Holdings L.L.C. The accompanying combined financial statements as of June 30, 2006 and for the years ended June 30, 2006 and 2005 include only the accounts of WRC Media and Direct Holdings. Accordingly, comparability of the year ended June 30, 2007 to the years ended June 30, 2006 and 2005 is limited. See Note 3, Acquisitions and Divestitures, for the pro-forma results as though the acquisition took place at the beginning of the periods presented.

        On January 23, 2007, RDA Holding Co. (a Ripplewood Holdings L.L.C. ("Ripplewood") controlled entity), WRC Acquisition Co. (a subsidiary of RDA Holding Co.) and WRC Media entered into a merger agreement that provided for WRC Acquisition Co. to merge with and into WRC Media, with WRC Media being the surviving corporation (the "WRC Media Merger"). An investment fund affiliated with Ripplewood acquired its original interest in WRC Media in 1999 and had at the time of the WRC Media Merger approximately a 46% economic interest and a majority voting interest in WRC Media. The merger consideration of $100.7 paid to WRC Media's existing stockholders to acquire all the common stock of WRC Media at the closing of the WRC Merger on March 2, 2007 included a combination of RDA Holding Co. common stock ($80.6), RDA Holding Co. junior pay-in-kind preferred stock ($20.0) and cash ($0.1).

        On January 23, 2007, RDA Holding Co. entered into a stock acquisition agreement to acquire all the common stock of Direct Holdings in exchange for shares of common stock of RDA Holding Co. and net cash totaling $56.7 (the "Direct Holdings Stock Acquisition"). An investment fund affiliated with Ripplewood acquired its original interest in Direct Holdings in December 2003 and had at the time of the Direct Holdings Stock Acquisition approximately an 84% voting and economic interest in Direct Holdings. The net consideration of $56.7 paid at the closing of the Direct Holdings Stock

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

Acquisition on March 2, 2007 included a combination of RDA Holding Co. common stock ($50.1) and net cash ($6.6).

        On March 2, 2007, RDA Holding Co. acquired The Reader's Digest Association, Inc. pursuant to a Merger Agreement dated November 16, 2006 among The Reader's Digest Association, Inc., RDA Holding Co. and Doctor Acquisition Co. (a wholly owned subsidiary of RDA Holding Co.) (the "RDA Merger Agreement"). Pursuant to the RDA Merger Agreement, Doctor Acquisition Co. was merged with and into The Reader's Digest Association, Inc., with The Reader's Digest Association, Inc. being the surviving corporation (the "Acquisition Transaction"). In the Acquisition Transaction, each outstanding share of common stock of The Reader's Digest Association, Inc. (except those held in treasury) was converted into the right to receive $17.00 in cash and each outstanding share of Doctor Acquisition Co. was converted into one share of common stock of The Reader's Digest Association, Inc., as the surviving corporation. Prior to the Acquisition Transaction, The Reader's Digest Association, Inc. was a publicly traded company listed on the New York Stock Exchange. Upon the closing of the Acquisition Transaction, RDA Holding Co. became the owner of all the issued and outstanding common stock of The Reader's Digest Association, Inc., as the surviving corporation of the Acquisition Transaction. Concurrently with the closing of The Reader's Digest Association, Inc. acquisition on March 2, 2007, RDA Holding Co. contributed all of the outstanding shares of WRC Media and Direct Holdings to The Reader's Digest Association, Inc.

        Prior to the acquisition of The Reader's Digest Association, Inc., investment funds affiliated with Ripplewood controlled a majority of the voting rights in both WRC Media and Direct Holdings. WRC Media is treated as the predecessor company since Ripplewood acquired its controlling ownership position in WRC Media in 1999, prior to its ownership position in Direct Holdings and The Reader's Digest Association, Inc. The combination of WRC Media and Direct Holdings for the periods prior to March 2, 2007 was accounted for using the accounting method prescribed in Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," for a combination of entities under common control. See Note 2, Entities under Common Control, for additional information.

        The acquisition of The Reader's Digest Association, Inc. by RDA Holding Co. was accounted for using the purchase method of accounting prescribed in SFAS No. 141. (See Note 3, Acquisition and Divestitures, for additional information.) Accordingly, the consolidated results of The Reader's Digest Association, Inc. are included in the combined consolidated financial statements from the acquisition date on March 2, 2007 and include the pushdown of purchase consideration from RDA Holding Co. As a result, the accompanying combined financial statements of The Reader's Digest Association, Inc. and subsidiaries consist exclusively of the combined results of WRC Media and Direct Holdings for all periods prior to March 2, 2007.

        All significant intercompany accounts and transactions have been eliminated in consolidation and combination. These financial statements are prepared in conformity with U.S. generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of operating revenues and expenses during the reporting period. These estimates are based on management's knowledge of current events and actions that we may undertake in the future; however, actual results may ultimately differ from those estimates. The primary estimates underlying our combined consolidated and combined financial statements include the allocation of purchase consideration, allowances for returns and doubtful accounts, valuations of inventories, restructuring charges, recoverability of direct response advertising,

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

recoverability of goodwill, intangible assets and long-lived assets, income taxes, estimates of pension, postemployment and postretirement benefits and valuations of stock-based compensation.

        The Reader's Digest Association, Inc. reports on a fiscal year that begins July 1. The years ended June 30, 2007 and 2006 are fiscal 2007 and 2006, respectively. WRC Media and Direct Holdings previously reported on a fiscal year that ended on December 31 and on a fiscal year that ended on the last Saturday in June, respectively. Both WRC Media and Direct Holdings changed their respective fiscal year ends to June 30, which was retroactively applied to the 2006 and 2005 combined financial statements. Direct Holdings' 2006 fiscal year began on June 26, 2005 and ended on June 24, 2006 and its 2005 fiscal year began on June 24, 2004 and ended on June 25, 2005. The period from June 25, 2006 to June 30, 2006 and June 26, 2005 to June 30, 2005 is not material to the combined financial statements for 2006 and 2005, respectively.

Concentrations of Credit Risk

        Financial instruments that potentially expose us to concentrations of credit risk consist primarily of trade accounts receivable and our interest rate swaps. We believe our concentrations of credit risk with respect to trade receivables are limited due to our large number of customers, their low individual dollar balances and their dispersion across many different geographic and economic environments. Our interest rate swap agreements are with a diverse group of large international banks. See Note 8, Financial Instruments for further information.

        At June 30, 2006, a significant customer had an accounts receivable balance of approximately $5.0.

Cash and Cash Equivalents

        We consider all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. The carrying amount approximates fair value based upon the short-term maturity of these investments.

Inventories

        Inventories consist primarily of finished goods and raw materials (including paper) and are stated at the lower of cost or market value. Cost is determined using the weighted average cost method or the first-in, first-out (FIFO) method. We periodically assess our inventory for obsolescence and to ensure it is recorded at the lower of cost or market value.

Long-Lived Assets

Property, Plant and Equipment, Net

        Assets that comprise property, plant and equipment, net are stated at cost less accumulated depreciation and amortization. Depreciation expense is generally calculated on a straight-line basis over the estimated useful lives of the assets: 10-40 years for buildings; 3-10 years for equipment, furniture and fixtures; and 3-5 years for software capitalized for internal use. Leasehold improvements are amortized on a straight-line basis over the initial term of the lease or the useful life of the improvement, whichever is shorter. Maintenance and repairs are expensed as incurred.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

Capitalized Software to be Sold, Leased or Otherwise Marketed

        We capitalize software cost to be sold, leased or otherwise marketed under SFAS 86, "Computer Software to be Sold, Leased, or Otherwise Marketed." Research and development costs are charged to expense when incurred. Additionally, we capitalize acquired and developed technologies that meet the provisions of SFAS 86. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic product lives and changes in software and hardware technology. Software development costs are amortized on a straight-line basis over the expected life of the product which is generally four years. We periodically evaluate the net realizable value of capitalized software development costs based on factors such as budgeted sales, product development cycles and management's market emphasis. Amortization of software to be sold of $(6.0), $(4.6) and $(3.4) for 2007, 2006 and 2005, respectively, is included in product, distribution and editorial expenses on the accompanying combined consolidated statement of operations.

Goodwill and Other Intangible Assets, Net

        Goodwill represents the excess of costs over the fair value of net assets of acquired businesses. Other intangible assets, net comprises trade names, licensing agreements, customer relationships and databases, favorable lease commitments, technology and software. Acquired intangibles with finite lives are amortized, on a straight-line basis, over their estimated useful lives. See Note 2, Entities under Common Control, and Note 7, Goodwill and Other Intangible Assets, Net, for additional information.

Impairment of Long-Lived Assets

        We review for recoverability, at least annually (in the fourth quarter), the carrying amount of goodwill and intangibles with indefinite lives. This assessment involves comparing the fair value of the reporting unit or asset, as applicable, to its carrying value. Recognition of the impairment, if any, is determined in accordance with the SFAS No. 142, "Goodwill and Other Intangible Assets." See Note 7, Goodwill and Other Intangible Assets, Net, for additional information.

        Intangible assets with finite lives and property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of that asset may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We assess recoverability by comparing the asset's carrying amount to the undiscounted future net cash flows expected to be generated by the asset. If we determine that the asset is impaired, the impairment recognized is the amount by which the carrying amount of the asset exceeds the fair value of the asset.

        In accordance with SFAS 144, long-lived assets that management have committed to sell at fair market value, including establishing a program to locate a buyer within a year, and are available for sale in present condition are reported as assets held for sale. In addition, the results of operations of a component of an entity that has either been disposed of or classified as held for sale shall be reported in discontinued operations if the operations and cash flows of the component have been eliminated from the ongoing operations of the entity as a result of the disposal transaction and the entity will not have any significant continuing involvement in the operation of the component after the disposal transaction. See Note 3, Acquisitions and Divestitures, for further information.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

Direct Holdings' Prepaid fulfillment and distribution services

        Prior to August 31, 2007, Direct Holdings shared fulfillment and distribution, information services and other administrative functions with Lillian Vernon Corporation (LVC), a former related party. See Note 16, Related Party Transactions, for further information. As part of these shared services, Direct Holdings made payments to fund its share of costs associated with these services. In addition, Direct Holdings made other payments in advance of receiving these services. These were recorded as prepaid fulfillment services. As of June 30, 2007 and June 24, 2006, a net receivable (payable) of approximately $(1.2) and $0, respectively, was outstanding.

        Due to the sale of LVC to an unrelated third party on May 26, 2006 (see Note 16, Related Party Transactions), certain LVC receivable balances related to prepaid fulfillment and distribution services were determined to be fully impaired since the third party purchaser of LVC did not assume the outstanding balance owed to Direct Holdings.

Debt Issuance Costs

        Debt issuance costs consist of fees and expenses incurred in connection with borrowings of The Reader's Digest Association, Inc, WRC Media and Direct Holdings. These fees are amortized over the terms of the related debt agreements. Capitalized debt issuance costs are included in other noncurrent assets on the balance sheets. To the extent a significant portion of outstanding borrowings are retired, a proportionate amount of debt issue costs related to those borrowings is written off.

Stock-Based Compensation

        In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, Share-Based Payment, (SFAS No. 123R). This statement requires the use of fair-value recognition provisions when determining the value of stock based compensation. SFAS 123R was effective at the beginning of the first annual period beginning after December 15, 2005. WRC Media and Direct Holdings adopted this standard effective July 1, 2006 using the modified prospective transitional method. Disclosure is not presented because pro forma expense for stock based compensation is not material in all periods prior to adoption.

        Prior to the adoption of SFAS 123R, stock-based compensation arrangements with employees were accounted for using the intrinsic value method in accordance with the provisions of APB 25, Accounting for Stock Issued to Employees, (APB No. 25). Under the guidelines of APB 25, compensation cost for stock based employee compensation plans is recognized based on the amount by which the fair value of the common stock on the date of grant exceeds the amount an employee must pay to acquire the stock. See Note 10, Equity Compensation Plans, for further information.

Financial Instruments

        Due to the short-term maturities of cash, cash equivalents, receivables and payables, the carrying value of these financial instruments approximates their fair values. Based on current market prices as of June 30, 2007, the fair value of our $600 9% Senior Subordinated notes is approximately $564. Due to variable interest rates, the fair value of our $300 revolving credit facility and $1,310 term loan approximates the carrying values at June 30, 2007. At June 30, 2006, the fair value of WRC Media's borrowings under the First Lien Facility and Second Lien Term Loan and Direct Holdings' Amended CIT Credit Facility was estimated to approximate their carrying values due to the facilities' variable

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

interest rates and the repayment of all outstanding borrowings in March 2007. See Note 12, Debt, for additional information on our debt instruments.

        We entered into several interest rate swap agreements to reduce our exposure to interest rate volatility. These instruments qualify as hedges, therefore, changes in fair value are recorded in other comprehensive (loss) income. See Note 8, Financial Instruments, for further information.

Pensions and Postretirement Benefits Other Than Pensions

        We account for our pension and postretirement benefits in accordance with SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R)." As a result, we recognize the over or underfunded status of our defined benefit pension plans as an asset (overfunded) or liability (underfunded) in the consolidated statement of financial position. We recognize any changes in the funded or unfunded status through accumulated comprehensive (loss) income. Our projected benefit obligations are determined using actuarial models that incorporate estimates for employee turnover and mortality, increases in employee compensation and healthcare costs, and an employee's age at retirement. These estimates are reviewed annually with actuarial consultants to determine the reasonableness of our assumptions. While these models help determine the obligation, SFAS No. 158 attempts to match recognition of the obligation with the period over which our employees earn benefits. Because employees earn benefits over many years of service, the accounting rules require the recognition of certain events (including plan amendments and certain gains and losses) over multiple years rather than the year the event occurs. This principle also applies to recognition of the expected return on plan assets. Although the rate represents our expectation of the long-term performance of our asset portfolio, performance will likely vary in the short term. We amortize the difference between the actual and expected return on assets over a five-year period in our statement of operations. Income and expenses from our pension plans are included in promotion, marketing and administrative expenses on the statements of operations. WRC Media and Direct Holdings do not sponsor any defined benefit pension plans.

Revenues

Magazines

        Sales of our magazine subscriptions, less estimated bad debt and return reserves, are deferred and recognized as revenues proportionately, on the first of each month, over the subscription period. Revenues from sales of magazines through the newsstand are recognized at the issue date, net of an allowance for returns. Advertising revenues are recorded as revenues at the time the advertisements are published, net of discounts and advertising agency commissions.

Sponsor Fundraising Programs

        Our sponsor fundraising program business, QSP, Inc., receives its revenues net of amounts due to its sponsors. Accordingly, we present revenues net of sponsors' earnings. Sales of subscriptions to magazines published by other companies and sales of music products are recorded as revenues at the time orders are submitted to the publisher, net of bad debts and remittances to magazine and music publishers.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

Books, Music, Video, DVD, Display Marketing and Other Products

        Revenues are recorded when title passes, net of provisions for estimated returns and bad debts. Title passes at time of shipment or upon delivery. For our display marketing products, title passes either at the point of sale or at the time of shipment. In certain circumstances, our promotion entitles the customer to a preview period. Revenue generated by these promotions is recognized after the preview period lapses.

        When we recognize revenues for most of our products, we also record an estimate of bad debts and returns. These estimates are based on historical data and the method of promotion. Reserve levels are adjusted as actual data is received. In the direct marketing business, returns and bad debts are tied to customer responses to our promotional efforts. Accordingly, we deduct estimates of returns and bad debts from gross revenue.

Software Products

        We recognize revenues from the sale of our software products in accordance with the provisions of SOP 97-2, "Software Revenue Recognition," ("SOP 97-2") as amended by SOP 98-9, "Software Revenue Recognition, with Respect to Certain Transactions." Under SOP 97-2, we recognize revenue for software sales upon shipment of the product, provided collection of the receivable is probable, payment is due within one year and the fee is fixed or determinable. If an acceptance period is required, revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period. If significant post-delivery obligations exist, revenues are deferred until no significant obligations remain. Revenue from service contracts, instructions and user training are recognized as the services are performed. Software hosting services and post-contract support is recognized ratably over the term of the related contract. Included in unearned revenues is our obligation to perform under signed contracts for which payment has been made.

        In addition, SOP 97-2 generally requires that revenue from software arrangements involving multiple elements be allocated among each element of the arrangement based on the relative fair values of the elements, such as software licenses, installation, training and post-contract customer support. Furthermore, SOP 97-2 requires that revenue be recognized as each element is delivered and we have no significant performance obligations remaining. Our multiple element arrangements generally consist of a software license, installation, training and post-contract support. Certain of our multiple element arrangements also may include hosting of software licensed to the customer. Our multiple element arrangements containing hosting services provide the customer with the contractual right to take possession of the software at any time during the hosting period without significant penalty.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

        Software revenues are recognized using the residual method. We allocate the aggregate revenue from multiple element arrangements to each element based on vendor specific objective evidence. We have established vendor-specific objective evidence for installation, training and post-contract support, as we sell installation, training, subscriptions and post-contract customer support independent of multiple element agreements. Customers are charged the same price for installation, training, subscriptions and post-contract customer support, whether these items are sold as part of a multiple element agreement or sold separately.

        If we enter into a multiple element agreement where vendor-specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until all elements of the arrangement are delivered.

Lease Financing Arrangements

        We enter into lease financing arrangements for our software products and services. These leases are immediately assigned to a third party with no recourse to us. We retain no risk in these arrangements and have no history of granting concessions related to the arrangements. Accordingly, we recognize revenue upon delivery of its products and services under these lease arrangements.

Shipping and Handling

        Costs for shipping products to customers and the associated handling costs are expensed as incurred and are included in product, distribution and editorial expenses on the combined consolidated and combined statements of operations. In certain circumstances, shipping and handling costs are billed to the customer. These billings are recognized in revenue.

Promotion Costs

        Non-direct advertising, including internal advertising costs, prepublication, editorial, market testing and fulfillment costs, is expensed as incurred.

        Direct response advertising consists primarily of promotion costs incurred, such as paper and postage, in connection with the sale of magazine subscriptions, books and other products. We account for costs of direct response advertising under the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 93-7, "Reporting on Advertising Costs." Under SOP 93-7, costs associated with direct response advertising that can be directly linked to eliciting sales and result in probable future benefits are capitalized on a cost-pool-by-cost-pool basis. Books and home entertainment advertising costs are amortized over a period that is generally less than one year. We assess the carrying amount of our capitalized direct response advertising costs for recoverability on a periodic basis. Magazine related direct response advertising costs are expensed when the related promotion is mailed.

        Promotion expense, which consists of both amortization of promotion costs and costs expensed as incurred, included in the combined consolidated and combined statements of operations totaled $(290.6) in 2007; $(134.6) in 2006 and $(119.9) in 2005. Prepaid and deferred promotion costs included on the combined consolidated and combined statements of financial position were $61.4 and $3.5 as of June 30, 2007 and 2006, respectively.

        Commissions earned by agents for new magazine subscribers are included in promotion, marketing and administrative expenses in the combined consolidated statement of operations. These costs are

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

deferred and amortized over the related subscription term, typically one to three years. Amounts deferred and included in prepaid expenses and other current assets on the balance sheets were $27.1 as of June 30, 2007. Amounts included in other noncurrent assets on the balance sheets were $22.7 as of June 30, 2007. WRC Media and Direct Holdings do not have any deferred agent commissions.

Income Taxes

        Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires that deferred tax assets and liabilities be recognized, using enacted tax rates, for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Deferred tax assets, including net operating losses, are reduced by a valuation allowance if it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

        We are subject to tax in a number of locations, including many state and foreign jurisdictions. As might be expected, significant judgment is required when calculating our world-wide provision for income taxes. Because of this uncertainty, we establish consolidated tax liabilities based on an estimate of whether it is likely that additional taxes and interest will be due. In some cases, many years may elapse before an audit is completed with respect to items for which a reserve has been established. As settlements are reached, we adjust the corresponding accruals, if required, in the period in which the final determination is made.

Foreign Currency Translation

        The functional currency for our foreign operations is the local currency. Revenues and expenses denominated in foreign currencies are translated at average monthly exchange rates prevailing during the year. The assets and liabilities of international subsidiaries are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date. The resulting translation adjustment is reflected as a separate component of combined consolidated and combined stockholders' equity (deficit) in accumulated other comprehensive (loss) income.

Recent Accounting Standards

        In June 2006, the FASB issued FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of SFAS 109" (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition and measurement of tax positions. Disclosure requirements under this guidance will include a rollforward of the beginning and ending unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within a year. FIN 48 is effective for fiscal years beginning after December 15, 2006 for public companies and for fiscal years beginning after December 15, 2007 for non-public companies. We are currently evaluating the impact of this standard on our consolidated financial statements and the impact is not expected to be material. We plan on adopting FIN 48 during fiscal year 2008.

        In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements" (SFAS No. 157). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are evaluating the impact of this standard on our consolidated financial statements and the impact is not expected to be material.

        Also in September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R)" (SFAS No. 158). The objectives of this Statement are for an employer to: (1) recognize the overfunded or underfunded status of a single-employer defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in comprehensive income in the year in which the changes occur; and (2) measure the plan status as of the date of its year-end statement of financial position. SFAS No. 158 is effective for the requirement to recognize the funded status of a benefit plan and the disclosure requirements as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position will be effective for fiscal years ending after December 15, 2008. We adopted this statement effective March 2, 2007. See Note 9, Benefit Plans, for additional information.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to voluntarily choose to measure many financial assets and financial liabilities at fair value. The election is made on an instrument-by-instrument basis and is irrevocable. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on our consolidated financial statements.

Note 2 Entities under Common Control

        In accordance with SFAS No. 141, the purchase price paid to the holders of the common stock of WRC Media and Direct Holdings not owned by investment funds affiliated with Ripplewood (38.5% in the case of WRC Media and 15.6% in the case of Direct Holdings) in the WRC Media Merger and the Direct Holdings Stock Acquisition (see Note 1, Organization and Summary of Significant Accounting Policies) was accounted for using the purchase method of accounting and resulted in goodwill of $15.5 at WRC Media, which is non-deductible for tax purposes. Accordingly, only 38.5%, in the case of WRC Media, and 15.6%, in the case of Direct Holdings, of assets acquired and liabilities assumed have been adjusted to their fair market value, with the remaining percentage recorded at historical carrying amounts. These adjustments are given effect as of the acquisition date of March 2, 2007. The amount allocated to goodwill is reflective of the benefit RDA Holding Co. expects to realize from expected cost savings and growth initiatives.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 2 Entities under Common Control (Continued)

        The following table represents the historical carrying amounts adjusted for 38.5% (WRC Media) and 15.6% (Direct Holdings) of fair values of assets acquired and liabilities assumed at the date of acquisition:

	WRC Media	Direct Holdings
Current assets	$34.9	$62.6
Plant and equipment	6.4	3.9
Capitalized software	14.8	—
Identified intangible assets	14.7	—
Goodwill	63.3	—
Other noncurrent assets	12.1	0.5

Total historical assets acquired	146.2	67.0
Current liabilities	56.2	109.5
Debt	162.4
Long-term liabilities	11.2	1.2

Net historical liabilities assumed	(83.6)	(43.7)
Adjustment for non-Ripplewood controlled ownership percentage (WRC Media (61.5%); Direct Holdings (84.4%))	51.4	36.9
Fair value adjustments, including deferred taxes and deferred revenue adjustments of $39.6 and $2.5, respectively, at WRC Media and deferred taxes of $10.9 at Direct Holdings	42.1	10.9
Identified intangible assets—fair value	17.9	5.1

Net assets assumed	27.8	9.2
Consideration paid by RDA Holding Co., including transaction costs	43.3	9.2

Goodwill allocation—fair value	15.5	—

        The fair value adjustment to the intangible assets listed in the above table as of the acquisition date utilized are based on an independent third party appraisal and are as follows:

	WRC Media	Weighted Average Life	Direct Holdings	Weighted Average Life
Tradenames—indefinite-lived	$6.8	—	$—	—
Tradenames—definite-lived	2.8	10.0 years	—	—
Customer relationships	2.9	3.2 years	2.5	2.0 years
Developed technology	3.9	6.0 years	—	—
Licensing and technology support agreements	1.5	4.0 years	2.3	17.0 years
Other intangibles	—	—	0.3	4.1 years

	$17.9		$5.1

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 3 Acquisitions and Divestitures

Acquisition of The Reader's Digest Association, Inc.

        On March 2, 2007, RDA Holding Co. acquired 100% of the outstanding common stock of The Reader's Digest Association, Inc. for $1,517.1, net of cash acquired of $119.6, plus capitalized transaction costs of $36.0. In connection with the Acquisition Transaction, RDA Holding Co. contributed cash of $725.1 to the Reader's Digest Association, Inc. for the issuance of 1,000 shares of common stock. The acquisition was accounted for using the purchase method of accounting and resulted in $1,764.9 of goodwill on the date of acquisition, a portion which is deductible for tax purposes. The amount allocated to goodwill is reflective of the benefit RDA Holding Co. expects to realize from expected cost savings and growth initiatives. The resulting purchase consideration was pushed down from RDA Holding Co. and was assigned to the following reporting units based on the following fair values: $866.0 (Reader's Digest North America); $695.4 (Reader's Digest International); and $203.5 (School & Educational Services). As a result of acquisition accounting described in Note 1, Organization and Summary of Significant Accounting Policies, the results of the historical business of The Reader's Digest Association, Inc. and subsidiaries are included in the accompanying combined consolidated financial statements only as of, and for periods ending after, March 2, 2007.

        The cost of the Acquisition Transaction was used to establish a new accounting basis at The Reader's Digest Association, Inc. and subsidiaries, by allocating the cost of the assets acquired, including identified intangible assets and liabilities assumed at estimated fair values, which was determined using a number of factors, including the use of an independent appraisal. The excess of the cost of the acquisition over the amounts assigned to the net assets acquired is recorded to goodwill.

        The following table below represents the allocations of the aggregate purchase price based on their fair values of assets acquired and liabilities assumed at the date of acquisition:

Current assets	$831.5
Property, plant and equipment	107.9
Identified intangible assets	1,077.6
Prepaid pension assets	275.6
Other noncurrent assets	58.2

Total assets acquired	2,350.8

Other current liabilities	659.8
Debt	716.5
Unearned revenues	363.3
Accrued pension and postretirement and postemployment benefits other than pensions	212.7
Other non-current liabilities	470.1
Preferred stock	20.6

Net liabilities assumed	(92.2)
Consideration paid by RDA Holding Co., including transaction costs	1,672.7

Goodwill	$1,764.9

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 3 Acquisitions and Divestitures (Continued)

        The components of the intangible assets listed in the above table as of the acquisition date are as follows:

	Amount	Weighted Average Life
Reader's Digest tradename—indefinite-lived	$621.0	—
Other tradenames—indefinite-lived	143.0	—
Tradenames—definite-lived	12.0	6.3
Customer relationships	202.7	8.2
Database	89.2	7.0
Favorable lease commitments	4.4	14.8
Technology and software	4.2	6.7
Licensing agreements	0.9	3.0
Other intangible assets	0.2	3.2

	$1,077.6	7.8 years

        The following table presents pro-forma results of operations as though the acquisition took place at July 1, 2005:

	2007	2006
Net revenues	$2,691.1	$2,622.9

Loss before discontinued operations and extraordinary items	(262.1)	(395.8)

Net loss	$(262.1)	$(333.4)

        These pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense for identified intangibles, increased interest expense from the incurrence of debt and other purchase accounting related adjustments. The unaudited pro forma financial information is not intended to be indicative of the results of operations that actually would have resulted had the acquisition occurred at the beginning of each period, or of future results of operations or financial condition of our consolidated entity.

Sale of American Guidance Services and Recapitalization of WRC Media

        On July 22, 2005, WRC Media completed the sale of its American Guidance Service, Inc. ("AGS") subsidiary and recapitalization in a series of related transactions. AGS is a publisher of testing and assessment products and supplemental instructional materials. These transactions were undertaken to

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 3 Acquisitions and Divestitures (Continued)

reduce WRC Media's financial leverage by redeeming its outstanding debt securities and converting its preferred stock into common shares. The specific transactions consummated were as follows:

        1.     The sale of the subsidiary's shares for $274.0 in cash resulted in a net gain of $53.0

        The gain was net of $143.9 of associated intangible assets, including $121.0 of goodwill. The gain, reported in income from discontinued operations, net, was calculated as follows:

Amount
Sale price	$274.0
Net assets of subsidiary	(31.5)
Associated intangible assets	(143.9)
Transaction costs	(6.4)

Gain on sale	$92.2
Income tax provision on gain on sale	(39.2)

Net gain	$53.0

        The accompanying combined financial statements reflect the operations of AGS as a discontinued operation. The operating results of AGS have been reported in the combined statements of operations as income from discontinued operations. Revenue and income from operations before income taxes and net income of AGS for the fiscal years ended June 30, 2006 and 2005 were as follows:

	June 30, 2006	June 30, 2005
Revenues	$5.8	$79.8

Income from operations before income taxes	3.7	27.8
Income tax provision on discontinued operations	(1.6)	(19.4)

Net income from discontinued operations	$2.1	$8.4

        2.     The redemption and repurchase of all the shares of WRC Media's 15% Senior Preferred Stock and the warrants to purchase common stock of two of WRC Media's subsidiaries.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 3 Acquisitions and Divestitures (Continued)

        The consideration consisted of $55.0 in cash, $30.0 Second Lien Term Loans, and 92,754,145 shares of new WRC Media common stock valued at $0.12 per share resulting in a gain of $54.2, net of $28.6 in estimated future interest on the Second Lien Term Loans. The gain was calculated as follows:

Amount
Preferred stock accreted value at July 22, 2005	$167.9
Warrants to purchase common stock of subsidiaries	11.8

Total liabilities	179.7

Cash paid at closing	55.0
Second lien term loans	58.6
Common stock	11.5
Transaction costs	0.4

Total consideration	125.5

Gain on redemption	$54.2

        The Second Lien Loans' stated value at June 30, 2006 includes $23.6, of estimated interest as discussed in Note 12, Debt.

        3.     The redemption and repurchase of all the shares of 18% Junior Participating Cumulative Convertible Preferred Stock of WRC Media for 721,105 shares of new WRC Media common stock.

        The holders of the 18% Junior Participating Cumulative Convertible Preferred Stock received 23,803,853 common shares of the 208,696,287 common shares that the controlling shareholder purchased from WRC Media.

        4.     The repayment of the $152.0 12 3/4% Senior Subordinated Notes due 2009 at 106.375% for a prepayment penalty of $9.7, plus $1.6 in net interest for 40 days subsequent to closing.

        The loss of $14.7 includes the write-off of the unamortized discount of $3.4. In addition, the repayment of the $145.0 existing Second Lien at 101% resulted in a prepayment penalty of $1.5. The total loss from the debt repayments was calculated as follows:

Amount
Prepayment penalty	$9.7
Unamortized discount	3.4
Interest through prepayment closing	1.6

Total loss on repayment subordinated debt	14.7
Second lien prepayment penalty	1.5

Total loss on extinguishment of debt	$16.2

        5.     The repayment of borrowings of $11.0 existing under the First Lien Revolver which had a total commitment of $30.0.

        Funds for the above debt repayments were provided by WRC Media's sale of 208,696,287 shares of common stock to its controlling shareholder at $0.12 per share for total consideration of $26.0 and by borrowings under the Credit and Guaranty Agreement with new First Lien Term Loans of $82.5

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 3 Acquisitions and Divestitures (Continued)

divided between Tranche A of $37.5 and Tranche B of $45.0 and under the Credit and Guaranty Agreement of $11.5 of the $25.0 commitment.

        The gain on recapitalization was calculated as follows:

Net gain on redemption of 15% senior preferred stock	$54.2
Loss on extinguishment of debt	(16.2)

$38.0

Acquisition of the Time Life Business

        In December 2003, Direct Holdings was formed to acquire the assets and stock of the Time Life business contemplated for sale to Direct Holdings Worldwide L.L.C. (the Parent). On December 31, 2003, the formation of Direct Holdings was consummated from subsidiaries of Time Warner Inc. by the Parent and certain of its subsidiaries, acquiring 100% of the assets and stock representing the Time Life business for $1.00 plus potential additional consideration. The acquisition by the Parent of the Time Life businesses was pushed down to Direct Holdings.

        The additional contingent consideration provided that Time Inc. (the Seller) would receive payments in the future if the business sold met certain performance targets (Earn Out Agreement). Specifically, the Seller would receive consideration equal to four times the amount by which the average annual earnings before interest, taxes, depreciation and amortization (EBITDA), subject to certain adjustments, for each of the two consecutive four fiscal quarter periods over a two-year period exceeded $10.0 commencing on July 1, 2004. As the fair value of the liabilities acquired exceeded the fair value of the assets acquired, Direct Holdings recorded an acquisition contingency of approximately $8.4. The amount of the acquisition contingency at June 25, 2005 was management's best estimate as of the balance sheet date regarding the expected liability. As of June 24, 2006, Direct Holdings did not exceed the $10 million minimum EBITDA under the Earn Out Agreement. As provided under SFAS No. 141, if the fair value of contingent consideration issued was less than the amount initially recognized as if it were a liability, the excess liability would be allocated to reduce proportionately the amounts assigned to assets acquired. Any unallocated negative goodwill would be recognized as an extraordinary gain in the period the contingent consideration provision was resolved. Accordingly, Direct Holdings released the acquisition contingency of $8.4 by writing off the remaining net book value of approximately $0.3 relating to fixed assets, and approximately $0.9 relating to intangible assets. The remaining balance of the acquisition contingency, which represented negative goodwill of approximately $7.3, was recognized as an extraordinary gain in the 2006 combined statement of operations.

        Beginning January 1, 2005, Direct Holdings is obligated under a trademark licensing agreement for the Time Life tradename to make annual royalty payments for an initial term of 10 years to Time Warner for use of the Time Life logo and tradename. The royalty is based on net revenues as defined in the agreement to a maximum of $2.5 per calendar year. Upon the completion of the Acquisition Transaction, this agreement was modified and the royalty is based on net revenues as defined in the agreement to a maximum of $5.0 per calendar year. The royalty is payable annually based on calendar year sales. The trademark agreement can be renewed under certain conditions for an additional 10 years.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 3 Acquisitions and Divestitures (Continued)

        Direct Holdings has entered into various contractual relationships with Time Inc. and certain other subsidiaries of Time Warner Inc. These relationships include certain subleases in the U.S. and certain warehousing, distribution and administrative support functions in Europe and Australia.

Sale of Direct Holdings' Asia Unit

        Direct Holdings entered into an active plan to sell its Asia business segment during Fiscal 2004 which included Direct Holdings' Asia unit, Educational Technologies Limited together with its subsidiaries (ETL). These assets were recorded at an amount not in excess of what management expected to receive upon sale less costs of disposal.

        Direct Holdings entered into a share purchase agreement dated February 22, 2005 (the Share Purchase Agreement). In connection with the closing of the Share Purchase Agreement which occurred on March 1, 2005, Direct Holdings licensed certain rights to ETL. The proceeds from the sale of the business were approximately $14.8. The gain from the sale of the Asia business is recorded in the statement of operations for 2005 as gain on sale of discontinued operations of approximately $9.0.

Note 4 Other Operating Items, Net

        Items included in Other Operating Items, Net consist of: 1) contractual charges related to the strategic repositioning of our businesses 2) asset impairments associated with restructuring charges and 3) restructuring charges, representing the streamlining of our organizational structure.

Contractual Charges

        In 2007, we incurred charges of $(15.0) related to the restructuring of our agreement with World's Finest Chocolate, Inc. The agreement was restructured to reduce the length of the agreement and the annual minimum tonnage purchase requirements. In addition, the terms of exclusivity and employment of the sales force were modified. See Note 14, Contingencies and Commitments for further information.

        We also incurred charges of $(4.4) in 2007 related to our contract with a supply chain consulting firm engaged to analyze cost reduction opportunities as part of our restructuring plan within Reader's Digest's supply chain and maintenance, repair and operations functions.

Asset Impairments

        Asset impairments related to the carrying value of certain long-lived assets are calculated in accordance with the provisions of SFAS No. 144. In connection with the restructuring activities described below, we incurred asset impairments of $(1.9) at WRC Media and Direct Holdings in 2007. In addition, in connection with the write-off of prepaid fulfillment services from Lillian Vernon Corporation, Direct Holdings incurred charges of $(13.1) and $(18.4) in 2006 and 2005, respectively. See Note 15, Related Party Transactions for further information.

Restructuring Activities

        We recorded restructuring charges on the combined consolidated and combined statements of operations of $(14.9), $(1.4) and $(2.2) in 2007, 2006 and 2005, respectively. In certain instances, circumstances arose that resulted in decisions to retain employees previously identified for termination,

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 4 Other Operating Items, Net (Continued)

and in certain other instances the costs associated with actions identified were settled for less than originally anticipated. In these instances, the associated charges were reversed.

        Restructuring charges are recorded in accordance with SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" or SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Under SFAS No. 146, costs associated with restructuring actions, including one-time severance benefits, are only recorded once a liability has been incurred. However, the severance programs at Reader's Digest Association, Inc. generally do not qualify as one time benefits; therefore, we recognize severance amounts pursuant to SFAS No.112. Severance charges represent the cost to separate employees from our operations to streamline the organization. The separation is accomplished through a combination of voluntary and involuntary severance programs. As such, severance amounts are recorded when a termination plan is developed and approved, including the identification of positions to be separated, and when payment is probable and estimable. Other amounts related to restructuring actions, including charges to terminate contractual obligations in connection with streamlining activities, are recorded in accordance with SFAS No. 146.

        In addition, as a result of the purchase method of accounting described in Note 3, Acquisitions and Divestitures, and in accordance with EITF Issue No. 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination," we recorded a restructuring liability of $(36.8) as of the date of the Acquisition Transaction. Approximately 7%, 75%, 10% and 8% of this liability relates to Reader's Digest United States, Reader's Digest International, School & Educational Services and Corporate, respectively. This represents actions to realign our cost structure in response to The Reader's Digest Association, Inc. acquisition, and primarily includes employee severance across all major functions and change of control payments to executive management. Severance charges represent the cost to separate employees from our operations to streamline the organization and lower our cost base. Additionally, in connection with purchase accounting, previously existing restructuring liabilities of $4.3 were assumed. These liabilities primarily relate to severance costs and contract terminations to lower our cost base commensurate with our current revenues and streamline our operations.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 4 Other Operating Items, Net (Continued)

        The table below outlines the activity related to the restructuring actions recorded in 2007 as well as charges recorded in previous periods for WRC Media and Direct Holdings:

	Severance	Contract Obligations	Other Costs	Total
Balance at June 30, 2004	$7.7	$13.4	$—	$21.1

Accruals (Reversals)	(0.2)	2.4	—	2.2
Spending	(7.3)	(4.1)	—	(11.4)

Balance at June 30, 2005	0.2	11.7	—	11.9

Accruals (Reversals)	2.0	(1.7)	1.1	1.4
Spending	(1.6)	(3.3)	(0.6)	(5.5)

Balance at June 30, 2006	0.6	6.7	0.5	7.8

Accruals (reversal)	1.7	(0.4)	1.0	2.3
Liabilities assumed in purchase of Reader's Digest Association, Inc.	40.0	0.7	0.4	41.1
Accruals recorded in connection with RDA Merger related to Direct Holdings and WRC Media	5.7	5.9	1.0	12.6
Spending	(7.6)	(3.0)	(2.6)	(13.2)

Balance at June 30, 2007	$40.4	$9.9	$0.3	$50.6

        During 2007, restructuring activities comprised:

  •
  Charges of $(2.3) primarily related to employee separation and contractual fees due to the closure of WRC Media's subsidiary operations and charges of $(0.4) related to the closure of Direct Holdings' Chicago, Illinois telemarketing office in the second quarter of 2007 and income of $0.4 related to an adjustment to a previously existing lease accrual.

  •
  Charges in connection with the Acquisition Transaction for both Direct Holdings and WRC Media totaled $(5.7) for severance, $(5.9) for contract termination costs and $(1.0) of other costs. The charges associated with WRC Media relate to the transitioning of corporate functions to The Reader's Digest Association, Inc. headquarters and the consolidation of operations in Austin, Texas. The charges associated with Direct Holdings are attributable to the closing of certain offices, fulfillment contract terminations and transitioning corporate functions to The Reader's Digest Association, Inc. headquarters.

        During 2006, restructuring activities comprised:

  •
  Charges of $(2.6) related to WRC Media's February 2006 restructuring plan for the consolidation of CompassLearning. The plan was communicated in February 2006 and, accordingly, WRC Media incurred charges related to both a workforce reduction and the closure of two facilities. Pursuant to the restructuring, 64 positions were eliminated with severance and other benefit costs approximating $(1.2) related to their termination and $(0.4) related to other contract costs. Most of the workforce reductions and relocations involved technical and support personnel. The terminations and relocations were substantially complete by December 2006.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 4 Other Operating Items, Net (Continued)

    There were no lease termination costs. Other costs of $(1.0) include excess rent fees, the cost of moving selected equipment to the new facility and other charges.

  •
  Reversals of $2.2 at WRC Media related to previously established lease reserves. We review our restructuring plans periodically to determine the appropriateness of existing accruals in light of current circumstances. Accordingly we recorded these charges based upon the settlement of certain lease agreements and updated estimates of remaining lease termination obligations associated with facilities vacated during 2002.

  •
  Charges of $(1.0) pertaining to the announcement by Direct Holdings in January 2006 of a restructuring plan affecting its European office. These costs were recorded in connection with a staff reduction, in an effort to eliminate redundancies within the European office as well as in Direct Holdings' other offices in the United States and Australia.

        During 2005, restructuring activities comprised:

  •
  Charges of $(2.6) at Weekly Reader related to a previously established reserve for lease terminations resulting from the updating of the assumptions used in determining the fair value of the remaining lease obligations associated with facilities vacated during 2002.

  •
  Income of $0.4 at Direct Holdings related to accruals recorded in previous years. We review our restructuring plans periodically to determine the appropriateness of existing accruals in light of current circumstances. Accordingly, these reversals, were recorded because of the occurrence of events that affected our original plans.

Note 5 Other (Expense) Income, Net

	2007	2006	2005
Interest income	$2.3	$0.3	$—
Net gain on foreign exchange	0.3	—	—
Net loss on the sales of certain investments	—	(0.5)	—
Other (expense) income, net	(2.1)	—	0.1

Total other (expense) income, net	$0.5	$(0.2)	$0.1

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 6 Supplemental Balance Sheet Information

        The components of certain balance sheet accounts as of June 30 are as follows:

Accounts Receivable, Net

	2007	2006
Gross accounts receivable, trade	$523.4	$49.2
Beginning reserve for returns	(6.6)	(8.8)
Reader's Digest reserve for returns assumed in purchase accounting	(67.9)	—
Additions to allowances(1)	(209.1)	(15.3)
Actual returns(2)	212.9	17.5

Ending reserve for returns	(70.7)	(6.6)
Beginning reserve for bad debts	(7.1)	(7.5)
Reader's Digest reserve for bad debts assumed in purchase accounting	(115.3)	—
Additions to allowances(1)	(49.1)	(13.9)
Actual bad debts(2)	44.8	14.3

Ending reserve for bad debts	(126.7)	(7.1)

Ending reserve for returns and bad debts	(197.4)	(13.7)

Accounts receivable, net	$326.0	$35.5

    (1)
    Additions to allowances represent estimated reserves established at the time of revenue recognition for returns and bad debts in accordance with SFAS No. 48, "Revenue Recognition When Right of Return Exists." Amounts are recorded as an offset to revenues.

    (2)
    Actual returns and bad debts include actual experience during the period and the effects of foreign currency translation.

  Inventories

	2007	2006
Raw materials	$10.9	$—
Work in process	7.8	—
Finished goods	232.9	30.4

Gross inventory	251.6	30.4
Beginning inventory reserve	(5.8)	(6.4)
Reader's Digest inventory reserve assumed in purchase accounting	(52.5)	—
Additions to reserve	(10.6)	(1.2)
Inventory write-offs	5.4	1.8

Ending inventory reserve	(63.5)	(5.8)

Inventories, net	$188.1	$24.6

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 6 Supplemental Balance Sheet Information (Continued)

Property, Plant and Equipment, Net

	2007	2006
Land	$2.5	$—
Buildings and building improvements	26.4	—
Furniture, fixtures and equipment	105.3	15.0
Software for internal use	80.8	10.7
Software to be sold or leased	30.6	32.3
Leasehold improvements	35.6	5.2

Accumulated depreciation and amortization*	(163.5)	(38.6)

Total property, plant and equipment, net	$117.7	$24.6

    *
    Depreciation and amortization expense related to property, plant and equipment amounted to $(16.0), $(8.6) and $(7.6) for the years ended June 30, 2007, 2006 and 2005, respectively. The depreciation and amortization expense for Direct Holdings excludes $0.3 of assets written off due to a reduction in the acquisition contingency in the year ended June 30, 2006.

Other Noncurrent Assets

	2007	2006
Deferred tax assets	$102.5	$0.1
Deferred financing, net	63.0	3.3
Fair value of interest rate swaps	10.8	0.1
Other, principally operating assets	42.5	1.7

Total other noncurrent assets	$218.8	$5.2

  Accrued Expenses

	2007	2006
Compensation and other employee benefits	$79.0	$5.6
Royalties and copyrights payable	28.6	19.1
Taxes, other than income taxes	1.3	4.1
Accrued interest	25.7	—
Restructuring accrual (see Note 4)	50.6	7.8
Other, principally operating expenses	135.4	28.8

Total accrued expenses	$320.6	$65.4

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 6 Supplemental Balance Sheet Information (Continued)

Other Noncurrent Liabilities

	2007	2006
Deferred tax liabilities	$466.8	$8.7
Other, principally operating liabilities	69.9	1.8

Total other noncurrent liabilities	$536.7	$10.5

Note 7 Goodwill and Other Intangible Assets, Net

        The changes in the carrying amount of goodwill by reportable segment for the fiscal year ended June 30, 2007 are as follows:

	WRC Media	Reader's Digest North America	Reader's Digest International	Schools and Educational Services	Total
Balance as of June 30, 2006	$63.3	$—	$—	$—	$63.3
Additions as a result of the WRC Media Merger, Direct Holdings Stock Acquisition and the Acquisition Transaction (see Note 3, Acquisitions and Divestitures)	15.5	866.0	696.0	203.5	1,781.0

Balance as of June 30, 2007	$78.8	$866.0	$696.0	$203.5	$1,844.3

        At least annually (in the fourth quarter), we review the carrying amount of goodwill and other intangibles with indefinite lives in our reporting units for recoverability. During interim periods, we continually monitor changes in our businesses for indicators of impairment. Our reporting units were determined based on our principal operating segments for the current fiscal year. Our Reader's Digest United States unit includes Allrecipes.com and Reiman, while our Schools and Educational Services segment is composed of QSP and Books Are Fun. See Note 15, Segments, for further information.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 7 Goodwill and Other Intangible Assets, Net (Continued)

        The following categories of acquired intangible assets are included in other intangible assets, net as of June 30, 2007 and 2006:

	2007		2006
	Gross	Net	Gross	Net
Intangible assets with indefinite lives:
Reader's Digest Tradename—indefinite	$621.0	$621.0	$—	$—
Other Tradenames—indefinite	158.4	156.9	13.7	11.2
Intangible assets with finite lives:
Tradenames	18.6	16.7	3.7	3.0
Customer relationships	228.9	194.2	20.8	0.4
Customer database	89.3	85.1	—	—
Licensing agreements and technical support agreements	4.7	4.4	—	—
Favorable lease commitments	4.5	4.2	—	—
Technology and software	16.5	7.6	8.4	—
Other intangibles	2.4	0.6	2.2	0.7

Total intangible assets	$1,144.3	$1,090.7	$48.8	$15.3

        Amortization related to intangible assets with finite lives amounted to $(20.7), $(6.4) and $(12.4) for the years ended June 30, 2007, 2006 and 2005, respectively, excluding the write-off of the remaining intangible assets at Direct Holdings due to a reduction in the acquisition contingency of $(0.9) in 2006. The remaining weighted average amortization period of our intangible assets is 7.8 years. Estimated fiscal year amortization expense for intangible assets with finite lives is as follows: fiscal 2008—$61.3; fiscal 2009—$54.5; fiscal 2010—$39.6; fiscal 2011—$35.0 and fiscal 2012—$31.0.

        WRC Media performed an annual impairment test during the second quarter of fiscal 2006 and 2005. The calendar 2005 analysis indicated an impairment in the value of goodwill and intangibles at World Almanac and the Weekly Reader as a result of the then current trends and competitive environment in which those business units operate. Accordingly, goodwill and intangible impairment charges of $50.8 and $19.3, respectively were recorded in 2005.

        WRC Media's measurement of fair value of goodwill and intangibles was based on evaluations utilizing both a discounted cash flow, as well as a market approach. These evaluations utilized the best information available in the circumstances, including reasonable and supportable assumptions and projections. Certain key assumptions utilized, including changes in revenue, operating expenses, working capital requirements and capital expenditures including prepublication costs, are based on estimates related to WRC Media's strategic initiatives and current market conditions. Such assumptions also are consistent with those utilized in WRC Media's annual planning process. WRC Media's discounted cash flow evaluation used a discount rate that corresponds to WRC Media's weighted-average cost of capital. This discount rate assumed was consistent with that used for investment decisions and takes into account the specific and detailed operating plans and strategies of WRC Media. The market data utilized represented valuations of comparable companies. Collectively, these evaluations were management's best estimate of projected future cash flows and market values.

        In fiscal 2005, WRC Media goodwill was reduced by $6.2 as the tax benefit related to an acquired net operating loss was utilized.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 8 Financial Instruments

Risk Management and Objectives

        The functional currency for our foreign operations is the local currency. In the normal course of business, substantially all of the transactions of our foreign operations occur in the local currency. We purchase forward contracts to minimize the effect of fluctuating currencies on specifically identifiable transactions. These transactions were minimal in 2007.

        As a matter of policy, we do not speculate in financial markets and, therefore, we do not hold financial instruments for trading purposes. We continually monitor foreign currency risk and our use of derivative instruments.

Derivative Instruments

        On April 19, 2007, we entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating- for fixed-rate interest payments, to reduce interest rate volatility and to comply with the interest rate hedging provisions of our senior secured credit facility. The transactions included $450.0 of 3-year interest rate swaps and $300.0 of 5-year interest rate swaps. In each case, we will receive floating-rate interest payments that offset the LIBOR component of the interest due on some of our floating-rate debt and make fixed-rate interest payments over the life of the respective interest rate swaps. The fixed interest rate under the 3-year swaps is 4.89% and the fixed interest rate under the 5-year swaps is 4.94%.

        The LIBOR-based loans can be prepaid without penalty (other than accrued interest) at any time during the contractual term of the loans and the swaps are not by their terms cancellable, the hedging relationship does not qualify for the use of the shortcut method of assessing hedge effectiveness. However, we will evaluate the likelihood of whether we will continue to borrow using LIBOR-based loans based on our business plan, and whether the interest payments made on the outstanding loans being hedged will be sufficient to match the terms of the swaps during the life of the hedges (and therefore result in interest payments).

        Since the (i) notional value of the swaps is the same as the principal value of the loans generating the hedged interest payments, (ii) floating-rate leg of the swaps and the hedged variable interest payments received on the loans are both based on 3-month LIBOR, (iii) interest rate reset dates applicable to both the floating-rate leg of the swaps and the hedged interest payments on the loans are the same, (iv) payment date on the loans and the settlement under the swaps occur on the same day each period, and (v) hedging relationship does not contain any other basis differences, except for the prepayment feature noted above, we will assess the effectiveness of our hedging strategy using the method described in Derivatives Implementation Group Statement 133 Implementation Issue No. G9, "Cash Flow Hedges: Assuming No Ineffectiveness When Critical Terms of the Hedging Instrument and the Hedged Transaction Match in a Cash Flow Hedge." Accordingly, changes in the fair values of the interest rate swap agreements are expected to be exactly offset by changes in the fair value of the underlying debt.

        Additionally, we evaluate whether the creditworthiness of each swap counterparty is such that default on its obligations under the swap is not probable. We also assess whether the LIBOR-based interest payments are probable of being paid under the loans at the inception and, on an ongoing basis (no less than once each quarter), during the life of each hedging relationship.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 8 Financial Instruments (Continued)

        As of June 30, 2007 the fair market value of our interest rate swaps increased, resulting in a gain of $10.8, which is recorded net of deferred taxes of $4.0. This change is reported in accumulated other comprehensive (loss) income, which is included in stockholders' equity on the balance sheets.

        In addition, WRC Media used derivative financial instruments to reduce its exposure to interest rate volatility in 2006 and 2005. Pursuant to the terms of the First-Lien Facility and Second-Lien Term Loan Credit Agreements described in Note 12, Debt, WRC Media was required to enter into or maintain interest rate protection agreements (interest rate swaps, caps, collars or similar agreements) in a notional amount that, when taken together with the aggregate principal amount of total debt, as defined, subject to a fixed interest rate, was equal to at least 50% of the aggregate principal amount of total debt. In October 2005 WRC Media entered into a two-year interest rate cap agreement with a notional principal amount of $0.1, which caps the six-month LIBOR rate, as defined, on $42.5 of the loans at 5.25%. The interest rate protection agreement qualified for hedge accounting treatment and, as such, WRC Media marked to market the contract at the end of each period. For those instruments that qualified as hedges, changes in fair value were recorded in other comprehensive (loss) income. The cost of derivative financial instruments was amortized over the contract life. At June 30, 2006, the market value of the interest rate cap was $0.1, which was recorded in other comprehensive (loss) income. In 2007, the interest rate cap was terminated in connection with the repayment of all WRC Media outstanding debt.

Note 9 Benefit Plans

Defined Benefit Pension Plans

        We offer defined benefit plans to eligible employees in the United States and in several international markets. Contributions to these plans meet the minimum funding requirements in each respective market. Benefit payments are principally based on a combination of years of service and compensation.

        Effective March 2, 2007, we adopted SFAS No. 158. As a result, we recognized the overfunded and underfunded status of our defined benefit pension plans as an asset (overfunded) or liability (underfunded) in the accompanying consolidated statement of financial position and have adopted a new measurement date (June 30) for our defined benefit pension plans. Due to the fact that the adoption of SFAS No. 158 on March 2, 2007 coincides with the Acquisition Transaction and related purchase method of accounting described in SFAS No. 141 there was no impact on accumulated other comprehensive (loss) upon adoption. The impact of the adoption of SFAS No. 158 recorded in

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 9 Benefit Plans (Continued)

purchase method of accounting on our statement of financial position is as follows for our significant defined benefit pension plans:

U.S. Plans:

	March 2, 2007	Adjustments	Adjusted Balance as of March 2, 2007
Prepaid pension assets	$306.5	(58.9)	$247.6
Accrued expenses and accrued pension	(80.5)	(4.2)	(84.7)
Deferred tax assets	1.8	(1.8)	—
Accrued expenses and postretirement benefit obligations other than pensions	(92.4)	26.7	(65.7)
Accumulated other comprehensive (loss) gain	(3.3)	3.3	—

International Plans:

	March 2, 2007	Adjustments	Adjusted Balance as of March 2, 2007
Prepaid pension assets	$27.9	(0.7)	$27.2
Accrued expenses and accrued pension	(36.7)	(41.2)	(77.9)
Deferred tax assets	14.6	(14.6)
Postretirement benefit obligations other than pensions	(1.9)	(0.4)	(2.3)
Accumulated other comprehensive (loss) gain	(34.2)	34.2	—

U.S. Plans

        In the U.S. we maintain funded and unfunded defined benefit plans. The Reader's Digest Association, Inc. Retirement Plan (Retirement Plan) is our largest plan and is over-funded. We have not made any contributions in 2007, nor do we expect to make any contributions in fiscal 2008.

        Our unfunded plans were established for certain officers. Since these plans are only available to certain executives, they are not qualified under the Internal Revenue Code (IRC). We fund the benefit payments under these plans as they arise. We expect to make $9.8 of contributions to these plans in fiscal 2008.

        In August 2006, the Pension Protection Act of 2006 was signed into law. This law changed the vesting requirement for cash balance pension plans, changed the interest rates used to calculate lump-sum benefit payments, established guidance for valuing pension assets and obligations related to the new minimum funding standards and changed the terms used to determine the plan's tax status. There is no material impact of this law on our U.S plans.

        The overriding principle followed in managing our Retirement Plan assets is to obtain a reasonable rate of return in terms of both income and appreciation, consistent with the "Prudent Man" Rule of the Employee Retirement Income Security Act of 1974 (ERISA), while providing liquidity to satisfy short-term obligations.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 9 Benefit Plans (Continued)

        The table below details our current and target asset allocation as of our June 30, 2007 measurement date.

Asset Class	Actual Allocation as of June 30, 2007	Target Allocation Range
Equities	66%	52% - 72%
Fixed income	23%	23% - 35%
Other	11%	0% - 19%

Total	100%

        Equities include companies with both large and small market capitalizations, as well as listed companies in international markets. Our allocation tends to be heavily weighted in favor of large capitalized companies. More than half of the Retirement Plan's funds are invested in equity markets because these investments tend to provide better returns and offer some protection from inflation. Fixed income securities are included in the portfolio to protect the Retirement Plan's assets from inflation and to preserve capital. Other assets, including private equity and real estate investments, are utilized to a small extent to take advantage of investments that provide higher returns. The Retirement Plan allows investment managers to invest in derivative instruments, provided that certain criteria specified in the plan's investment policy are satisfied.

        The expected rate of return on plan assets is a significant driver in calculating our net pension (benefit) cost. In order to calculate our 2007 (benefit) cost, we used an expected return on plan assets of 8.50%. This rate was based on an analysis of historical returns generated by asset classes in which our funds are invested and on projected returns for portfolios with assets similar to ours.

        Estimated benefit payments during the next 10 years are expected to be, by fiscal year: 2008—$44.0; 2009—$43.3; 2010—$45.5; 2011—$42.9; 2012—$44.8 and from 2013 to 2017—a total of $221.6.

International Plans

        We also offer defined benefit pension plans in several markets outside the United States. For the significant plans, in fiscal 2008, we expect to contribute $9.6.

        The table below reflects the actual allocation of assets held for our international plans and the allocation required pursuant to our most recent investment policy for these plans. These percentages have been calculated on a weighted average basis because the assets comprised several plans.

Asset Class	Actual Allocation as of June 30, 2007	Target Allocation
Equities	68%	67%
Fixed income	32%	33%

Total	100%

        Similar to the U.S. plans, the expected rate of return on plan assets is a significant driver in calculating the net pension (benefit) cost for our international plans. In order to calculate our 2007 expense, we used a return on plan assets of 7.05%. These rates were based on a methodology similar to that used to determine the rate of return for our Retirement Plan.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 9 Benefit Plans (Continued)

        Estimated benefit payments during the next 10 years are expected to be, by fiscal year: 2008—$15.1; 2009—$14.1; 2010—$14.8; 2011—$15.3; 2012—$15.9 and from 2013 to 2017—a total of $90.5.

Assumptions

        The table below outlines the weighted average assumptions used to determine our projected benefit obligation as of year-end and pension (benefit) cost for the period from March 2, 2007 to June 30, 2007 for:

	U.S. Plans	International Plans
Benefit obligation
	2007	2007
Discount rate	6.25%	5.57%
Compensation increase rate	4.00%	3.94%

Pension (benefit) cost	2007	2007
Discount rate	5.50%	5.07%
Compensation increase rate	4.00%	3.94%
Long-term rate of return on plan assets	8.50%	7.05%

          Components of net periodic pension (benefit) cost are as follows:

	U.S. Plans	International Plans
	2007	2007
Service cost	$3.1	$2.7
Interest cost	9.7	6.0
Expected return on plan assets	(19.8)	(7.0)
Curtailment/Settlement (gains)	—	(1.3)

Net periodic pension (benefit) cost	$(7.0)	$0.4

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 9 Benefit Plans (Continued)

        A reconciliation of the beginning and ending balances of benefit obligations and fair value of plan assets and the funded status of the defined benefit pension plans is as follows:

	U.S. Plans	International Plans
	2007	2007
Change in benefit obligation:
Benefit obligation at March 2, 2007	$553.2	$360.0
Service cost	3.1	2.7
Interest cost	9.7	6.0
Participant contributions	—	0.5
Actuarial (gain)	(30.9)	(32.9)
Exchange rate changes	—	11.1
Settlements/Curtailments	—	(1.3)
Other expenses		(0.4)
Benefits paid	(14.2)	(4.3)

Benefit obligation at end of year	520.9	341.4

Change in plan assets:
Fair value at March 2, 2007	716.1	309.3
Actual return on plan assets	41.3	10.4
Employer contribution	3.0	2.7
Participant contributions	—	0.5
Exchange rate changes	—	12.3
Other expenses		(0.4)
Benefits paid	(14.2)	(4.3)

Fair value at end of year	746.2	330.5

Funded status	225.3	(10.9)
Items not yet recognized as a component of net periodic cost:
Net actuarial gain (loss)	52.4	37.0

        In fiscal 2008, we expect to recognize none of the actuarial gain in the United States Plan and a gain of $1.4 in our international plans.

        The accumulated benefit obligation as of June 30, 2007 (the actuarial present value of benefits earned, excluding future compensation increase assumptions) for our U.S. plans and international plans was $508.8 and $307.5, respectively.

Other Postretirement Benefits

        We provide medical and dental benefits to certain retired employees and their dependents of Reader's Digest. The plans that provide these benefits cover all of our eligible employees in the United States who were hired before July 1, 2005 and, to a lesser extent, employees in Canada.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 9 Benefit Plans (Continued)

        The table below outlines the weighted average assumptions used to determine our postretirement benefit obligation as of year-end and our postretirement cost for the period from March 2, 2007 to June 30, 2007:

Postretirement benefit obligation	2007
Discount rate	6.25%
Healthcare cost trend rate assumed for next year	8.00%
Rate to which the cost trend rate is assumed to decline	5.00%
Number of years to ultimate trend rate	6

Postretirement cost
Discount rate	5.50%
Healthcare cost trend rate assumed for next year	9.00%
Rate to which the cost trend rate is assumed to decline	5.00%
Number of years to ultimate trend rate	7

          Components of net periodic postretirement (benefit) cost are as follows:

2007
Service cost	$0.2
Interest cost	1.2

Net periodic postretirement (benefit) cost	$1.4

        A reconciliation of the beginning and ending balances of benefit obligations and fair value of plan assets and the funded status of the plans is as follows:

2007
Change in benefit obligation:
Benefit obligation at beginning of year	$68.0
Service cost	0.2
Interest cost	1.2
Actuarial (gain)	(3.5)
Exchange rate	0.2
Benefits paid	(2.0)

Benefit obligation at end of year	64.1

Change in plan assets:
Fair value at beginning of year	—
Employer contribution	2.0
Benefits paid	(2.0)

Fair value at end of year	—

Unfunded status	(64.1)
Items not yet recognized as a component of net period cost:
Net actuarial gain (loss)	3.5

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 9 Benefit Plans (Continued)

        We do not expect to recognize any of the net actuarial gain in fiscal 2008.

        Assumed healthcare cost trend rates have a significant effect on the amounts reported for postretirement benefits. A one-percentage-point increase in assumed healthcare cost trend rates would increase the total of the service and interest cost components by $0.5 and the postretirement benefit obligation by $7.5 for the year ended June 30, 2007. A one-percentage-point decrease in assumed healthcare cost trend rates would decrease the total of the service and interest cost components by $(0.4) and the postretirement benefit obligation by $(6.3) for the year ended June 30, 2007.

        Estimated benefit payments during the next 10 years are expected to be, by fiscal year: 2008—$6.5; 2009—$6.4; 2010—$6.3; 2011—$6.2; 2012—$6.2; and from 2013 to 2017—a total of $27.3. Estimated receipts pursuant to the Medicare Reform Act during the next 10 years are expected to be, by fiscal year: 2008—$0.5; 2009—$0.6; 2010—$0.6; 2011—$0.6; 2012—$0.6; and from 2013 to 2017—a total of $3.3.

Balance Sheet Classification

        Amounts recognized on the balance sheets related to our significant pension and postretirement plans are as follows:

	Pension Benefits	Other Benefits
	2007	2007
Prepaid pension assets	$336.5	$—
Accrued expenses	(10.9)	(6.4)
Accrued pension	(111.3)	—
Postretirement benefits other than pensions	—	(57.7)

        Balances of pension plans with projected and accumulated benefit obligations in excess of the fair value of plan assets are as follows:

	Plans with Projected Benefit Obligations in Excess of Plan Assets	Plans with Accumulated Benefit Obligations in Excess of Plan Assets
	2007	2007
Projected benefit obligation	$374.4	N/A
Accumulated benefit obligation	N/A	$345.7
Fair value of plan assets	$252.3	$252.3

WRC Media Defined Benefit Plan

        A subsidiary of WRC Media, which was disposed of in July 2005, sponsored a pension plan for which the minimum pension liability adjustment was $1.8 at June 30, 2005 and was recorded as a component of other comprehensive income (loss) in the statement of stockholders' deficit. As part of the sale of the subsidiary, this amount was eliminated and is included in the gain on disposition as discussed in Note 3, Acquisitions and Divestitures.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 9 Benefit Plans (Continued)

Defined Contribution Plans

        RDA Employee Ownership Plan and 401(k) Partnership (the 401(k) plan)—The 401(k) plan consists of both a profit-sharing plan and a savings plan under section 401(k) of the IRC. The savings plan component allows employees to make pre-tax contributions to their accounts, which may be invested in specified investment alternatives. We may match employee contributions to the extent determined by our Board of Directors. The matching contributions vest 20% per annum over a five-year period. Our contributions to the 401(k) plan, including matching contributions, were $1.1 for 2007.

        WRC Media Defined Contribution Plan—Substantially all of WRC Media's employees are eligible to participate in a defined contribution plan (the "Plan"). Pursuant to the provisions of the Plan, WRC Media is obligated to match 33% of the employee's contribution to the Plan up to the first 6% of the employee's compensation. The expensed recognized by WRC Media for its contributions to the plan was $1.1, $1.1 and $1.0 for fiscal 2007, 2006 and 2005, respectively.

        Direct Holding Defined Contribution Plan—Direct Holdings offers to employees certain statutory and discretionary profit sharing plans.

        Direct Holdings' 401(k) profit sharing plan includes an employee contribution and employer matching contribution feature. Eligible employees may make pre-tax contributions of up to 50% of their annual compensation under the 401(k) feature of the plan, subject to regulatory limitations. Employee contributions of up to 6% of compensation are currently matched by Direct Holdings at a rate of 50%. Employees are 100% vested in their pre-tax contributions at all times, and become fully vested in the employer matching contribution after two years of service. Direct Holdings' matching contributions to the plan for fiscal 2007, 2006 and 2005 were approximately $0.4, $0.5 and $0.6, respectively.

Note 10 Equity Compensation Plans

RDA Holding Co.

        In July 2007 the Board of Directors of RDA Holding Co. (the Board) approved the RDA Holding Co. 2007 Omnibus Incentive Compensation Plan (the 2007 Plan). All prior existing employee incentive compensation plans at Reader's Digest Association, Inc. and WRC Media were terminated upon the completion of the Acquisition Transaction. Additionally, as of June 30, 2007, there were no stock options outstanding under the Direct Holdings 2004 Stock Incentive Plan.

        Under the 2007 Plan, the Board may grant to eligible directors, employees and consultants stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based or equity related awards that the Board determines are consistent with the purpose of the 2007 Plan and the interests of The Reader's Digest Association, Inc. and Subsidiaries. The Board may grant up to a maximum of 4,988,047 shares under the 2007 Plan. Since July 2007, the Board granted approximately 3.2 million options at an exercise price of $10 per share and 1.1 million shares of restricted stock and 0.4 million shares of restricted stock units with a fair value at $10 per share. In general, the vesting of these awards is contingent on the occurrence of certain liquidity events, as defined in the 2007 Plan and the recording of such awards is pushed down to RDA from RDA Holding Co.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 10 Equity Compensation Plans (Continued)

WRC Media

        In 2000, WRC Media adopted the WRC Media Inc. and Subsidiaries Year 2000 Stock Option Plan. Stock options are granted with exercise prices not less than the fair market value of the Common Stock at the time of the grant with an exercise term not to exceed 10 years. Generally, the options vest ratably over three to four years from the date of grant. In 2007, 2006 and 2005, WRC Media did not grant any stock options. In connection with the WRC Media Merger in 2007, all outstanding were stock options were terminated.

        Stock options granted prior to 2000, as well as 2002 grants, were accounted for using variable plan accounting. This was attributable to the options cashless exercise provisions and the re-pricing of certain options in 2003.

        In accordance with APB No. 25, no stock-based compensation was recognized in the statements of operations in 2007, 2006 and 2005 as the fair market value for these grants was less than the exercise price of the options. WRC Media did not issue any new stock-based awards or modify any existing awards during 2007, 2006 or 2005; therefore, there was no impact from the adoption of SFAS No. 123R using the modified- prospective method. In addition, there were no capitalized stock-based compensation costs at June 30, 2007.

        The aggregate intrinsic value of options outstanding and exercisable at June 30, 2006 and 2005 is $0.

        A summary of the WRC Media's option activity for the years ended June 30, 2006 and 2005 is as follows:

	Year ended June 30, 2006		Year ended June 30, 2005
Employee Stock Options	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding, beginning of year	588,969	27.52	609,039	27.32
Granted
Exercised
Cancelled	(283,010)	22.34	(16,367)	21.54
Forfeited	(9,164)	22.98	(3,703)	20.25

Outstanding, end of year	296,795	32.61	588,969	27.52

Options exercisable at year-end	295,545	32.50	569,805	27.57
Options available for grant at year-end	31,756		22,592

Options subject to variable accounting	213,762	34.61	418,056	26.79

Weighted-average fair value of options granted during the period	$—	$—		$—

Direct Holdings

        In October 2004, Direct Holdings adopted the Direct Holdings 2004 Stock Incentive Plan (the 2004 Stock Plan). Under the 2004 Stock Plan, Direct Holdings may issue, among other forms of

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 10 Equity Compensation Plans (Continued)

compensation, incentive or nonqualified stock options at the discretion of the Board of Directors. Stock options may be granted at the fair market value at the date of grant or at an exercise price less than fair market value at the date of grant. The 2004 Stock Plan reserved 20,000 shares of common stock available for grants. Options granted vest primarily at 25% per year beginning at the end of the first year and are fully exercisable at the end of four years. All options expire ten years from the date of grant unless otherwise terminated. Direct Holdings generally grants stock options with an exercise price equal to the market value of the common stock on the date of grant. In conjunction with the Plan and individual stock options agreements, Direct Holdings adopted a Management Shareholders Agreement which provides, among other things, that certain employee shareholders are obligated to vote shares with the majority shareholder.

        In 2005, Direct Holdings granted approximately 6,500 options to certain key employees. All options had an exercise price of $162.50. The options generally vest over four years at 25% per year commencing in October 2005. At June 30, 2006, 3,244 options were exercisable at a weighted average exercise price of $162.50.

        In January 2005, Direct Holdings granted an additional 8,000 options to a consultant who became the Chief Executive Officer (CEO) in May 2005. The exercise price of those options was $162.50 per share. The stock options vest commencing with the first anniversary date according the following schedule: 25% in January 2006 and 6.25% per quarter thereafter until December 2008. On July 1, 2006, Direct Holdings granted 6,014 additional options primarily to members of senior management at an exercise price of $162.50.

        Under certain defined circumstances, Direct Holdings' had the ability to repurchase the options at either fair market value as determined or book value. Therefore, in accordance with APB No. 25, compensation income (expense) of $0.2 and $(0.2), respectively, was recognized in the combined statements of operations for 2006 and 2005, using variable accounting. (For Fiscal 2006, the fair market value of Direct Holdings outstanding options as of June 30, 2006, as calculated, resulted in a reversal of the prior year stock compensation charge.) As a result of accelerated vesting and exercise of all outstanding options in connection with the Direct Holdings' Stock Acquisition, the 2007 stock-based compensation expense was $2.0 ($1.3 net of tax).

        The fair market value of the options as of June 30, 2006 and 2005 was $132.16 and $195.11, respectively. The Black-Scholes option pricing model was used to estimate fair value using the following assumptions:

	June 30, 2006	June 30, 2005
Expected dividend yield	0.0%	0.0%
Risk-free interest rate	5.2%	4.1%
Expected volatility	40%	41%
Expected option term (years)	4	4
Exercise price	$162.50	$162.50

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 10 Equity Compensation Plans (Continued)

        At March 2, 2007, all outstanding options (16,888) were exercised in connection with the Direct Holdings' Stock Acquisition at an exercise price of $162.50 and fair value of $279.39. The proceeds from the exercise of these options are $2.7. Changes in outstanding options are as follows:

	Options outstanding
	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price
Outstanding, June 30, 2004	—	—	$—
Granted	14,474	10	162.50
Exercised	—	—	—
Forfeited/expired	(1,500)	—	162.50

Outstanding, June 30, 2005	12,974	—	162.50
Granted	—	—	—
Canceled	(450)	—	162.50
Forfeited/expired	(1,650)	—	162.50

Outstanding, June 30, 2006	10,874	9	$162.50

Granted	6,014	10	162.50
Exercised in connection with the Direct Holdings' Stock Acquisition	(16,888)	—	162.50

Outstanding, June 30, 2007	—	—	$—

Note 11 Income Taxes

        For domestic operations, we will file our U.S. tax return as part of the RDA Holding Co. consolidated tax return for the period March 3, 2007 through June 30, 2007. WRC Media and Direct Holdings have filed their tax returns as separate standalone entities in the past and will file separately through March 2, 2007. The income tax liability reported has been determined using the separate return method consistent with Staff Accounting Bulletin 55, "Allocation of Expenses and Related Disclosure of Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity". Under this method, the current and deferred taxes are calculated as if each member were a separate taxpayer. There are no tax related amounts due to or from affiliates as of the date of each statement of financial position presented.

        Loss before provision (benefit) for income taxes and discontinued operations is as follows:

	2007	2006	2005
United States	$(110.8)	$2.3	$(146.3)
International	15.4	(2.8)	1.7

Loss before provision for income taxes	$(95.4)	$(0.5)	$(144.6)

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 11 Income Taxes (Continued)

        Income tax benefit (expense) is allocated to the following items:

	2007	2006	2005
Continuing operations	$4.7	$(2.5)	$51.9
Discontinued operations	—	(40.8)	(19.4)
Extraordinary item	—	—	—
Shareholders' equity	(36.1)	—	—

Total	$(31.4)	$(43.3)	$32.5

        Components of the (provision) benefit for income taxes attributable to income from continuing operations are as follows:

	2007	2006	2005
Current
U.S. federal	$(2.8)	$—	$11.7
U.S. state and local	(0.2)	(0.2)	(0.7)
International	(12.3)	(1.0)	(0.8)

TOTAL CURRENT	$(15.3)	$(1.2)	$10.2

Deferred
U.S. federal	$12.3	$(2.0)	41.6
U.S. state and local	(1.8)	—	—
International	9.5	0.7	0.1

Total deferred	$20.0	$(1.3)	41.7

(Provision) benefit for income taxes	$4.7	$(2.5)	$51.9

        A reconciliation between the statutory U.S. federal income tax rate and the effective income tax rate is as follows:

	2007	2006	2005
U.S. statutory tax rate	35.0%	(3.0)%	34.8%
International operations	(8.1)	(314.0)	0.7
State taxes	(2.2)	280.1	1.9
Non-deductible loan write off		(2,340.7)
Non-deductible amortization & impairments		—	(2.8)
Non-deductible preferred stock dividends		(127.9)	(6.0)
Changes in valuation allowance	(19.4)	(1,778.9)	7.3
Gain on recapitalization	—	4,212.3	—
Goodwill charge	—	—	—
Other operating items	(0.4)	—	—
Other	—	(485.9)	(0.1)

Effective tax rate	4.9%	(558.0)%	35.8%

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 11 Income Taxes (Continued)

        Components of deferred tax assets and liabilities are as follows:

	2007	2006
Deferred compensation and other employee benefits	$56.2	$1.5
Accounts receivable and other allowances	75.7	8.9
Net operating loss carryforwards	113.6	60.0
Other operating items	15.7	12.3
Tax credit carryforwards	87.8	1.9
Deferred gain on sale of buildings	12.9	—
Other accrued items	28.1	5.0
Depreciation and amortization	13.7	32.0

Gross deferred tax assets	403.7	121.6
Valuation allowance	(200.8)	(117.3)

Total net assets	202.9	4.3

Deferred compensation and other employee benefits	(105.8)	—
Deferred promotion	(11.4)	—
Depreciation and amortization	(311.0)	(11.7)
Deferred agent commissions	(18.3)	—
Other	(90.1)	(0.2)

Total net liabilities	(536.6)	(11.9)

Net deferred taxes	$(333.7)	$(7.6)

        Balance sheet classifications of deferred tax assets and liabilities are as follows:

	2007	2006
Prepaid expenses and other current assets	$34.1	$1.0
Other noncurrent assets	102.5	0.1
Other current liabilities	(3.5)	—
Other noncurrent liabilities	(466.8)	(8.7)

Net deferred taxes	$(333.7)	$(7.6)

        Net operating loss carryforwards of $572.7 at June 30, 2007, are available to reduce future tax obligations of certain foreign and U.S. companies. The net operating loss carryforwards have various expiration dates, with $0.5 expiring in fiscal 2008, $543.5 expiring between 2009 and 2027 and $28.7 having indefinite carryforward periods. The Internal Revenue Service places a limitation on utilizing net operating loss carryforwards and certain "built-in losses" or deductions when an ownership change, as defined in the law, occurs. A portion of our net operating loss carryforwards are subject to these rules. In addition, foreign tax credit carryforwards of $54.3 and alternative minimum tax credit carryforwards of $12.1 and various non-US tax credit carryforwards of $4.8 are available as of June 30, 2007. Foreign tax credit carryforwards have various expiration dates beginning in fiscal 2012; alternative minimum tax credit carryforwards have an indefinite carryforward period and non-US tax credit carryforwards have various expiration dates beginning in fiscal 2013.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 11 Income Taxes (Continued)

        A valuation allowance has been recorded on certain deferred tax assets based on Management's assessment of their realizability on a more likely than not basis. Management has determined we are not more likely than not to realize certain deferred tax assets. As such, we have recorded a valuation allowance of $200.8 for these deferred tax assets. To the extent we generate income in future years, the tax provision will reflect the realization of such benefits. However, benefits attributable to acquired deferred tax assets, which were offset by a valuation allowance of $113.2, will reduce the excess purchase price over the net assets acquired and other noncurrent intangible assets.

        A provision has not been recorded for U.S. income taxes and foreign withholding taxes that would be payable if the undistributed earnings of certain foreign subsidiaries, aggregating approximately $130.5 as of June 30, 2007, were distributed to the U.S. in the form of dividends because we intend to permanently reinvest such foreign earnings. A determination of the amount of the unrecognized deferred tax liability related to undistributed earnings is not practical. We have recorded the taxes on those earnings that are not permanently reinvested.

        We are undergoing various federal, international, state and local audits. We have reasonably estimated and appropriately accrued for our known liabilities. There are no known potential adjustments that would have a material impact on the financial statements.

Note 12 Debt

The Reader's Digest Association, Inc.

Senior Secured Credit Facility

        On March 2, 2007, we entered into a credit agreement providing for a six-year senior secured $300.0 revolving credit facility and a seven-year $1,310.0 term loan (the "2007 Credit Agreement"). At June 30, 2007, $85.2 was outstanding under the revolving credit facility and $1,309.3 under the term loan. The 2007 Credit Agreement term loan includes within the above-mentioned facilities a US$100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries. Financing fees of $40.4 related to the 2007 Credit Agreement were deferred and are amortized on a straight-line basis over the life of the agreement.

        Borrowings under the term loan bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate ("Base Rate") determined by reference to the higher of (1) the prime rate and (2) the federal funds rate plus 0.50% or (b) a Eurocurrency rate ("Eurocurrency Rate") determined by reference to the rate for Eurocurrency deposits for a period of one, two, three or six months or, subject to availability to the lenders, nine or twelve months, as selected by us. For Base Rate loans and Eurocurrency Rate loans, the applicable margin is 1.00% and 2.00%, respectively.

        Borrowings under the revolving credit facility bear interest at a percentage per annum equal to, at our option, either (1) the Base Rate plus 1.25% for Base Rate loans or (2) the Eurocurrency Rate plus 2.25% for Eurocurrency Rate loans. Applicable margins with respect to revolving loans will be subject to reduction by up to 0.75% based on our consolidated leverage ratio from time to time.

        We are required to pay a commitment fee for the revolving credit facility for the average daily unutilized commitments. The initial commitment fee rate is 0.375% per annum and may be reduced to 0.25% subject to our attaining certain leverage ratios.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 12 Debt (Continued)

        The 2007 Credit Agreement generally requires us to prepay outstanding term loans upon the occurrence of certain defined events, including net cash proceeds of any incurrence of new debt (as defined), certain assets sales or dispositions (as defined) and 50% (which percentage will be reduced if our total leverage ratio is less than certain ratios) of our annual excess cash flow (as defined).

        In addition, we are required to repay the term loan in equal quarterly installments beginning June 30, 2007 (with any remainder expected to be due on March 2, 2014) in aggregate annual amounts equal to 1.0% of the initial aggregate principal amount. The principal amount outstanding under the revolving credit facility is due and payable in full at maturity, on March 2, 2013.

        All obligations under the 2007 Credit Agreement are unconditionally guaranteed by RDA Holding Co., us and, subject to certain exceptions, each of RDA Holding Co.'s direct and indirect domestic wholly-owned subsidiaries (collectively referred to as the "Guarantors"). The loans made to our German subsidiary are also unconditionally guaranteed by its subsidiaries as well as secured by all of the stock and assets of those subsidiaries (subject to certain exceptions).

        All obligations under the 2007 Credit Agreement, and the guarantees of those obligations, are generally secured by the following assets of the Guarantors: (i) 100% of our common stock and each of our direct and indirect domestic subsidiaries and 65% of the voting common stock and 100% of the non-voting common stock of our direct and indirect foreign subsidiaries and (ii) a security interest in substantially all our tangible and intangible assets. Subject to certain exceptions, all obligations of each non-U.S. borrower are unconditionally guaranteed by each restricted subsidiary of such borrower.

        The 2007 Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to: (i) incur additional indebtedness or issue shares by subsidiaries, (ii) create liens on assets, (iii) engage in mergers or consolidations, (iv) sell assets, (v) pay dividends and distributions, (vi) make investments, loans or advances, (vii) repay subordinated indebtedness (including the Senior Subordinated Notes described below), (viii) make certain acquisitions, (ix) engage in certain transactions with affiliates, (x) enter into certain burdensome agreements, (xi) amend material agreements governing our subordinated indebtedness (including the Senior Subordinated Notes), (xii) change our lines of business and (xiii) make capital expenditures.

        In addition, the 2007 Credit Agreement includes a financial covenant requiring us to comply with a maximum leverage ratio, as defined. The 2007 Credit Agreement also contains certain defined customary affirmative covenants and events of default.

        We entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating- for fixed- rate interest payments, to reduce interest rate volatility and to comply with the interest rate provisions of our 2007 Credit Agreement. See Note 8, Financial Instruments, for further information.

Senior Subordinated Notes and Indenture

        On March 2, 2007, we entered into an Indenture among us, the Guarantors (as defined therein) and The Bank of New York, as Trustee, pursuant to which we issued $600.0 of 9% Senior Subordinated Notes due 2017 (the "Senior Subordinated Notes") in a private offering. Financing fees of $24.8 related to the Senior Subordinated Notes were deferred and are amortized on a straight-line basis over the life of the agreement.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 12 Debt (Continued)

        The Senior Subordinated Notes mature on February 15, 2017. Interest on the Senior Subordinated Notes accrues at the rate of 9% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2007, to the holders of Senior Subordinated Notes of record on the immediately preceding February 1 and August 1. Interest on the Senior Subordinated Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Senior Subordinated Notes are guaranteed on a senior subordinated basis by all of our subsidiaries that guarantee our obligations under the 2007 Credit Agreement. Any domestic subsidiaries that in the future guarantee our indebtedness will also guarantee the Senior Subordinated Notes. The guarantees of the Senior Subordinated Notes will be released when the guarantees of our 2007 Credit Agreement indebtedness are released.

        The guarantees of the Senior Subordinated Notes are unsecured senior subordinated obligations of our subsidiary guarantors and have the same ranking with respect to indebtedness of our subsidiary guarantors as the Senior Subordinated Notes have with respect to our indebtedness.

        We may redeem some or all of the Senior Subordinated Notes at any time prior to February 15, 2012 at a price equal to 100% of the principal amount of the Senior Subordinated Notes plus accrued and unpaid interest plus a defined "make-whole" premium. The Senior Subordinated Notes are also redeemable at our option, as defined, in whole or in part, at any time on or after February 15, 2012.

        At any time prior to February 15, 2010, we may redeem, at our option, up to 35% of the original principal amount of the Senior Subordinated Notes with the proceeds of one or more equity offerings at a redemption price of 109% of the principal amount of the Senior Subordinated Notes, together with accrued and unpaid interest, if any, to the date of redemption.

        Upon the occurrence of a change of control (as defined) of The Reader's Digest Association, Inc., holders of the Senior Subordinated Notes have the right to require us to repurchase all or a portion of the Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Subordinated Notes plus accrued and unpaid interest.

        The Indenture, among other things, limits our ability and the ability of our subsidiaries to: (i) incur, assume or guarantee additional indebtedness, (ii) issue redeemable stock and preferred stock, (iii) repurchase common stock, (iv) make other restricted payments, including, without limitation, paying dividends and making investments, (v) create liens, (vi) redeem debt that is junior in right of payment to the Senior Subordinated Notes, (vii) sell or otherwise dispose of assets, including common stock of subsidiaries, (viii) enter into agreements that restrict dividends from subsidiaries or (ix) enter into mergers or consolidations.

Registration Rights Agreement

        In connection with the issuance of the Senior Subordinated Notes, we entered into a Registration Rights Agreement, dated as of March 2, 2007. The Registration Rights Agreement provides that we and each of the Guarantors will, at our expense and for the benefit of the holders of the Senior Subordinated Notes, (i) file a registration statement on an appropriate registration form (an "Exchange Offer Registration Statement") with respect to a registered offer (an "Exchange Offer") to exchange the Senior Subordinated Notes for new notes guaranteed by the Guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the Senior Subordinated Notes (the notes so exchanged, the "Exchange Notes") (except that the Exchange Notes will not contain terms

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 12 Debt (Continued)

with respect to transfer restrictions or any increase in annual interest rate) and (ii) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933.

        Upon an Exchange Offer Registration Statement being declared effective, we will offer the Exchange Notes (and the related guarantees) in exchange for surrender of the Senior Subordinated Notes.

        If the Exchange Offer is not consummated, in certain circumstances we will be required to file a shelf registration statement covering resale of the Senior Subordinated Notes. In addition, in certain circumstances if the Exchange Offer is not consummated on or prior to the 360th day after March 2, 2007, up to an additional 1.0% of penalty interest may accrue on the principal amount of the Senior Subordinated Notes outstanding.

2005 Credit Agreement and Senior Unsecured Notes

        On March 2, 2007, the entire outstanding principal amount of $390.0 under our $500.0 Five-Year Revolving Credit Agreement dated April 14, 2005 and amended April 19, 2006 (the "2005 Credit Agreement") was repaid and we also repurchased $299.9 of the $300.0 aggregate outstanding principal amount of our 6 1/2% senior unsecured notes due in 2011.

Debt Maturities and Interest Expense

        Total debt maturities during the next five years are as follows:

2008	$13.1
2009	13.1
2010	13.1
2011	13.1
Later years	1,942.1

Total	$1,994.5

        At June 30, 2007 and 2006, we had borrowings of $1,994.5 and $182.8 outstanding, respectively. $13.1 and $182.8 at June 30, 2007 and 2006, respectively, were classified as short-term debt on the statements of financial position and $1,981.4 at June 30, 2007 is classified as long-term debt on the statements of financial position.

Financial Statement Reporting Requirements

        We were delayed in the timely delivery of our fiscal 2007 year-end audited financial statements and first quarter 2008 unaudited financial statements pursuant to the terms of our 2007 Credit Agreement and the Indenture relating to our Senior Subordinated Notes (the "Financial Delivery Requirement"). The delay in completing the Financial Delivery Requirement resulted from technical aspects of the accounting rules and complexities related to changing the fiscal year-end for our predecessor company WRC Media from December 31 to June 30 to conform to our June 30 reporting cycle. On December 12, 2007, we received a notice from the Administrative Agent under our 2007 Credit Agreement that commenced the 30 day period during which we had to satisfy the Financial Delivery

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 12 Debt (Continued)

Requirement under our 2007 Credit Agreement. Until we satisfied the Financial Delivery Requirement under our 2007 Credit Agreement, we were unable to draw down funds from our revolving credit facility. Delivery of our annual report and first quarter 2008 quarterly report satisfied the Financial Delivery Requirement.

WRC Media

Credit and Guaranty Agreement

        In connection with the July 2005 sale of a subsidiary and related recapitalization transactions, two of WRC Media's subsidiaries entered into the Credit and Guaranty Agreement ("First-Lien Facility"). The agreement provided for a facility consisting of a Senior Term Loan with a Tranche A and Tranche B, and a Revolving Credit Facility ("WRC Revolver"), to be secured by liens on substantially all of WRC Media's assets. The agreement also provided for a final maturity of the First-Lien Facility of July 22, 2009.

        Beginning November 20, 2006, in connection with the delivery of WRC Media's financial statements as of and for the nine-month period ended September 30, 2006, WRC Media was in default of the Credit and Guaranty Agreement because its borrowings were in excess of the permitted borrowings. At December 31, 2006, WRC Media was not in compliance with certain defined covenants, including leverage and coverage ratios. On January 23, 2007, WRC Media entered into the Forbearance and First Amendment Agreement whereby, among other provisions, WRC Media was, subject to certain terms and conditions, provided $23.0 in permitted borrowings. Under the terms of the Forbearance and First Amendment Agreement, subject to certain conditions including the avoidance of additional defaults, the lenders agreed not to exercise certain rights until March 31, 2007. In consideration of the execution and delivery of the Forbearance and First Amendment Agreement, WRC Media was required to pay a forbearance fee of up to $4.3 on the maturity date of the term loans. As noted above, WRC Media was also in default of certain financial covenants which were not waived. By virtue of these defaults, the lenders were entitled to certain remedies, including the repayment of all borrowings.

        In connection with the Acquisition Transaction and the contribution of WRC Media to The Reader's Digest Association, Inc., on March 2, 2007, WRC Media repaid all borrowings and forbearance fees, under the First-Lien Facility and the Forbearance and First Amendment agreements, totaling $112.6.

Term Loan Credit Facility

        In connection with the July 22, 2005 redemption and repurchase by WRC Media of all of the shares of WRC Media's 15% Senior Preferred Stock due 2011 ("Senior Preferred Stock) and the warrants to purchase common stock of two of WRC Media's subsidiaries, WRC Media entered into a $30.0 Term Loan and Guaranty Agreement ("Second-Lien Term Loan Credit Agreement"), in addition to the payment of $55.0 and the issuance of 92,754,145 shares of WRC Media common stock to the holders of Senior Preferred Stock.

        The Second-Lien Term Loan Credit Agreement provided for similar but less restrictive covenants to those of the Credit and Guaranty Agreement. The Second-Lien Term Loan Credit Agreement was a priority loan to the Credit and Guaranty Agreement.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 12 Debt (Continued)

        SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," prescribes the accounting when debt is restructured by a company. Additional guidance on the application of SFAS No. 15 is provided by EITF Issue 02-07, "Determining Whether a Debtor's Modification or Exchange of Debt Instruments is within the Scope of FASB Statement No. 15." The consensus of these pronouncements is that unless there is evidence to the contrary, when debt is restructured with consideration materially less than the carrying value of the retired debt, the provisions of SFAS No. 15 apply. Therefore, although WRC Media was in compliance with its loan covenants when the recapitalization transactions occurred in 2005, because the consideration issued to the Senior Preferred shareholders was significantly less than the Senior Preferred Stock's carrying value, the provisions of SFAS No. 15 applied. Accordingly, the difference between the carrying value of the Senior Preferred Stock and the consideration received by the Senior Preferred shareholders of $82.8 was reduced by the $28.6 of interest expected to be earned by the Second-Lien Term Loan Credit Agreement loan holders over the term of the loan. Therefore, WRC Media recognized a gain of $54.2 and increased the carrying value of the Second-Lien Term Loan Credit Agreement loan by $28.6. The net gain on recapitalization of $38.0 was not reduced by income taxes.

        Beginning November 20, 2006, WRC Media was in default of the Second-Lien Term Loan Credit Agreement due to the excess borrowings discussed above and the cross default provisions of the Credit and Guaranty Agreement and Second-Lien Term Loan Credit Agreement. As of December 31, 2006, WRC Media was also in default of certain financial covenants which had not been waived. By virtue of these defaults, the lenders were entitled to certain remedies, including the repayment of all borrowings.

        In connection with the Acquisition Transaction and the contribution of WRC Media to The Reader's Digest Association, Inc., on March 2, 2007, WRC Media repaid all borrowings under the Second-Lien Term Loan Credit Agreement, totaling $40.1. In connection with the repayment of the Second-Lien Term Loan Credit Agreement, WRC Media recognized a gain in other income and (expense), net on the extinguishment since accrued interest of $18.5 expected to be earned by the Second-Lien Term Loan Credit Agreement was not required to be paid.

Direct Holdings

        On May 31, 2005, Direct Holdings entered into an amended asset-backed revolving credit agreement (the "Amended CIT Credit Facility") with The CIT Group/Business Credit, Inc. ("CIT"). The Amended CIT Credit Facility provided for a maximum available credit line totaling $20.0. The credit line was collateralized by substantially all of the assets of Direct Holdings, including accounts receivable, inventory and equipment. The Amended CIT Credit Facility also provided for two Term Loans ("Term Loan A" and "Term Loan B") in the amount of $2.5 each and a $5.0 sub limit for standby letters of credit within the $20.0 credit line.

        In February 2006, CIT assigned Term Loan B to Citicorp North America. In March 2006, the maximum revolving credit line decreased from $20.0 to $15.0 pursuant to an Extension Agreement. New financial covenants as well as other restrictions were set forth. The Extension Agreement also waived a default associated with delivery of audited financial statements for the year ended June 30, 2005.

        On May 26, 2006, Direct Holdings entered into an Assumption and Amendment Agreement which provided for several changes to the Amended CIT Credit Facility and Extension Agreements. The Assumption and Amendment Agreement was necessary to remove consolidated covenants and

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 12 Debt (Continued)

provisions that were in place prior to the sale of Direct Holdings' previous sister company, Lillian Vernon Corporation. Term Loan A increased to $3.8 and Term Loan B increased to $12.5.

        On December 27, 2006, CIT entered into an Amendment and Waiver (the "Waiver Amendment") with Direct Holdings and certain other parties, amending the Amended CIT Credit Facility. Among other things, the Waiver Amendment provided for a waiver through December 31, 2006 relating to delivery of annual audited financial statements for the year ended June 30, 2006. It also amended certain EBITDA calculations and trailing EBITDA minimums required to be maintained by Direct Holdings.

        In connection with the Acquisition Transaction and the contribution of Direct Holdings to The Reader's Digest Association, Inc., on March 2, 2007, Direct Holdings repaid the outstanding principal and accrued interest of $29.6 under the Amended CIT Credit Facility (including its revolver, Term Loan A and Term Loan B).

Lines of Credit

        As of June 30, 2007, international lines of credit and overdraft facilities totaled $41.6, of which $23.5 were outstanding. The interest rates on outstanding borrowings at June 30, 2007 ranged from 5.4% to 6.5%. These lines of credit are subject to renewal annually.

        As of June 30, 2007, our $2.9 stand-by letters of credit serves as security for a real estate leases entered into by WRC Media.

Note 13 Capital Stock

        In connection with the Acquisition Transaction, Reader's Digest Association, Inc. was authorized to issue 391,000 shares (1,000 common shares and 390,000 preferred shares). 1,000 common shares are outstanding at a par value of $1.00 per share and are owned by RDA Holding Co. Each issued and outstanding share of Reader's Digest Association, Inc. preferred stock remained issue and outstanding as shares of preferred stock of the surviving corporation as of June 30, 2007.

        Preferred stock consists of the following as of June 30:

2007
First preferred stock, par value $1.00 per share; authorized 40,000 shares; issued and outstanding 29,720 shares	$1.7
Second preferred stock, par value $1.00 per share; authorized 120,000 shares; issued and outstanding 103,720 shares	6.4
Third subordinated preferred stock, par value $1.00 per share; authorized 230,000 shares; issued and outstanding 155,022 shares	12.6

Total preferred stock	$20.7

        All shares of preferred stock have a preference in liquidation of $100.00 per share. The difference between the aggregate par value and liquidation preference has been appropriated from retained

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 13 Capital Stock (Continued)

earnings and is shown as part of the value of preferred stock. At our option and at any time, all preferred stock is redeemable at $105.00 per share plus accrued dividends. The terms of the first preferred stock and the second preferred stock provide for annual cumulative dividends of $4.00 per share. The terms of the third subordinated preferred stock provide for annual cumulative dividends of $5.00 per share. Preferred stockholders do not have any voting rights.

        In connection with the Acquisition Transaction certain holders of preferred stock executed their preferred stock appraisal rights. In October 2007, we reached an agreement to redeem 26,725, 83,783 and 87,083 shares of first preferred stock, second preferred stock and third subordinated preferred stock, respectively, for $11.6.

Note 14 Commitments and Contingencies

General Litigation

        From time to time, we are involved in a variety of claims, lawsuits, investigations and proceedings that arise in the ordinary course of business. We cannot predict the ultimate outcome of these matters with certainty. Management believes that the ultimate outcome of these matters will not have a material adverse effect on our financial position or results of operations, although our results and cash flow could be significantly unfavorably affected in the reporting periods in which these matters are resolved.

Supply and Service Agreements

        We maintain several long-term agreements with vendors primarily for the purchase of paper, printing and fulfillment services. These agreements expire at various times through fiscal 2012.

        In the normal course of business, we enter into long-term arrangements with suppliers for raw materials and merchandise and with other parties whose recordings or works we use in our products. These arrangements may contain minimum purchase requirements. We enter into these agreements to facilitate an adequate supply of materials and to enable us to develop better products for sale to our customers.

        On October 17, 2007, we entered into a seven year contract with Williams Lea, a global corporate information solutions provider. Under the contract, Williams Lea will deliver outsourced print procurement and marketing solutions to our operations in 19 countries across the United States and Canada, Europe, Middle East, Asia Pacific and Latin America. Williams Lea will assume the promotional printing operations of our direct-mail business, providing us with increased leverage and purchasing power by virtue of Williams Lea's expertise and global scale.

World's Finest Chocolate, Inc

        In May 2000, QSP Inc. (QSP) entered into a long-term licensing agreement with World's Finest Chocolate, Inc (WFC) whereby QSP received the exclusive fundraising rights for WFC's products. In May 2007, the agreement with WFC was restructured to reduce the term of the agreement from December 31, 2020 to December 31, 2009, reduce our annual minimum tonnage purchase requirements for the remaining term of the agreement, phase out the fundraising exclusivity rights previously granted to QSP (effective January 1, 2008), and eliminate certain employment restrictions.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 14 Commitments and Contingencies (Continued)

        As a result of substantially reducing the term of the previous contract and lowering the minimum tonnage commitment, a charge of $(15.0) was recorded as of June 30, 2007 in other operating items, net on the combined consolidated statement of operations. Of the total charge, $8.0 was paid in 2007, and $4.0 will be paid during the third quarter of 2008 and $3.0 during 2009.

        As of June 30, 2006, QSP accrued $5.6 million in anticipation of not meeting its calendar year 2006 minimum tonnage requirement of 11,300 tons. During 2007, the minimum tonnage accrual of $4.8 was reversed and an additional $2.7 inventory cost reduction was recognized in connection with certain performance and delivery issues at WFC. Both of these amounts were recorded as a credit to product, distribution and editorial expenses.

        The approximate annual minimum purchase amount under this restated agreement by calendar year are 9,000 tons in 2007 ($51.3), 8,000 tons in 2008 ($46.7) and 7,000 tons in 2009 ($41.9). These amounts are estimates based on defined minimum tonnage requirements, as stipulated in the restated agreement, and nominal price increases. Failure to meet calendar year minimum tonnage amounts could result in QSP paying a penalty to WFC of $1.00 per pound below the minimum purchase requirement. It is QSP's intention to meet the annual minimum tonnage requirements for the remaining term of the restated agreement

Lease Obligations

        We occupy certain facilities under lease arrangements and lease certain equipment.

        Rental expense and sublease income are as follows:

	2007	2006	2005
Rental expense	$13.5	$6.6	$7.2
Sublease income	(2.5)	(0.9)	(0.3)

Net rental expense	$11.0	$5.7	$6.9

        Future minimum rental commitments, net of sublease income, for noncancelable operating leases for the next five fiscal years and thereafter (extending to 2024) are as follows:

	Minimum Rental Payments	Minimum Sublease Income	Net
2008	30.8	6.9	23.9
2009	28.5	5.5	23.0
2010	24.6	3.4	21.2
2011	22.1	3.2	18.9
2012	20.5	3.1	17.4
Later years	87.3	12.2	75.1

Note 15 Segments

        Our businesses are structured into three reportable segments (Reader's Digest United States, Reader's Digest International and School & Educational Services) that our chief operating decision maker uses to assess business performance. During the second quarter of fiscal 2008, our operating segments were modified to reflect the manner in which our chief operating decision maker reviews the

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 15 Segments (Continued)

business primarily due to the integration of WRC Media and Direct Holdings into our businesses. We have recast our reporting segment results of operations for the previous periods to conform to these reporting segment changes. WRC Media and Direct Holdings, which were formerly reported as separate operating segments, have been included within our School & Educational Services and Reader's Digest International reporting segments, respectively. In addition, our Canadian operating results which were previously reported within the Reader's Digest United States (previously Reader's Digest North America) segment have been modified to be included within our RD International segment. In addition to the reportable segments, we separately report Corporate Unallocated expenses, which are expenses not directly attributable to business unit performance. Similarly, we separately report the effects of goodwill and intangible asset impairment charges, certain purchase accounting related fair value adjustments and other operating items, net, because our chief operating decision maker does not factor these items when assessing business unit performance. Here is a brief description of the activities included within our reportable segments.

Reader's Digest United States

        This segment primarily comprises our operations in the United States that publish and market Reader's Digest magazine and its brand extensions, Selecciones and Reader's Digest Large Print For Easier Reading, and several special interest magazines, including Taste of Home, Every Day with Rachael Ray, The Family Handyman and Birds & Bloom. It also includes our operations in the United States that publish and market books and home entertainment products, including Select Editions, music and video products, series and general books as well as two new businesses launched in 2006, Allrecipes.com and Taste of Home Entertaining.

        These businesses have a common focus on the direct marketing aspect of new customer acquisition at a minimal cost. The performance of Reader's Digest magazine and our special interest magazines is driven primarily by circulation revenues and, secondarily, by advertising sales. Additionally, the results of our Reader's Digest United States segment are driven by the size of our active customer base, new customer acquisition programs, response rates to promotional mailings, customer payment rates and membership in our continuity series business.

Reader's Digest International

        This segment primarily comprises our operations outside of the United States, with our most significant markets in the United Kingdom, Germany, Central Europe, Australia, and Canada. The businesses in this segment publish and market Reader's Digest magazine (in numerous editions and languages) and books and home entertainment products (described above), including Reader's Digest and Direct Holdings' music and video products.

        Direct Holdings is a global direct marketer of music, videos, and DVDs under the Time Life brand. The Time Life name and logo are registered trademarks of Time Inc. and Time Warner Inc. and are used under a license agreement with Direct Holdings. Direct Holdings markets its products primarily on television via DRTV advertising, through retail locations, via telephone, the internet, and direct mail.

        The performance of these businesses is driven by factors similar to those in the Reader's Digest United States segment, except that overall results are less sensitive to changes in individual geographic market conditions due to the number of markets in which we operate. The results for Reader's Digest magazines and our special interest magazines in international markets are driven primarily by circulation and secondarily by advertising revenues. Additionally, the results of our Reader's Digest International

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 15 Segments (Continued)

segment are driven by the size of our active customer base, new customer acquisition programs, response rates to promotional mailings and television advertising, customer payment rates and membership in our continuity series business.

School & Educational Services

        Our School & Educational Services segment comprises United States and Canadian operations that have unique relationships with schools, teachers and students, and provide educational resources to a variety of audiences. This segment primarily publishes and/or markets magazines, books, educational products and home entertainment products, through the following business units:

  •
  QSP, Inc. and Quality Service Programs, Inc. (QSP);

  •
  Books Are Fun, Ltd.;

  •
  Weekly Reader Publishing Group; and

  •
  CompassLearning, Inc.

Books Are Fun, Ltd. and QSP principally sell its products through non-direct marketing channels, primarily through their sales forces. The performance of these businesses is driven by sales force personnel, product selection, the number of accounts or events, the average sales per account or event, and the number of participants in fundraising programs. Weekly Reader Publishing Group publishes classroom periodicals and other supplementary educational materials. Weekly Reader Publishing Group results are driven by subscriber renewal rates, new customer acquisition programs, response rates to promotional mailings and customer payment rates. CompassLearning develops and distributes research-based, technology learning solutions, including its Odyssey software package. CompassLearning results are driven by software sales, new customer acquisition programs and customer payment rates.

Intercompany Eliminations and Corporate Unallocated Expenses

        We present our segment revenues and operating (losses) profits consistent with how we manage our operations and how our chief operating decision maker reviews our results. Revenues and expenses attributable to intercompany transactions are included in the results of our reportable segments. Such amounts are eliminated (under the intercompany eliminations caption below) to reconcile our reportable segment amounts to combined consolidated amounts, as reported in the statements of operations. Accounting policies of our segments are the same as those described in Note 1, Organization and Summary of Significant Accounting Policies. In addition to intercompany revenues and expenses, we separately report Corporate Unallocated expenses, which cover expenses that are not directly attributable to business unit performance. Corporate Unallocated expenses include the cost of governance and centrally managed expenses, as well as the accounting for U.S. pension plans, postretirement healthcare costs and other costs that are not allocated to the reportable segments, such as the amortization of intangible assets.

        We evaluate performance and allocate resources based on operating income from continuing operations excluding other operating items and Corporate Unallocated expenses. Identifiable assets by segment are those assets that are used in the operations of that business. Corporate assets consist primarily of cash and cash equivalents, certain prepaid expenses, marketable securities, certain pension assets, certain fixed assets and certain other current assets. Sales are attributed to countries based on selling location. Long-lived assets are primarily: property, plant and equipment, net; goodwill and intangible assets, net; and prepaid pension benefits.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 15 Segments (Continued)

Reportable Segment Financial Information

	Years ended June 30,
	2007	2006	2005
Revenues
Reader's Digest United States	$251.5	$—	$—
Reader's Digest International	647.8	260.0	303.5
School & Educational Services	236.7	134.1	139.0
Intercompany eliminations	(4.1)	—	—
Purchase accounting related adjustments(1)	(55.5)	—	—

Total revenues	$1,076.4	$394.1	$442.5

Operating (loss) profit
Reader's Digest United States	$50.2	$—	$—
Reader's Digest International	50.7	(1.1)	2.8
School & Educational Services	(4.3)	2.5	1.9
Goodwill and intangible asset impairment charge(2)	—	—	(70.1)
Purchase accounting related adjustments(1)	(62.6)	—	—
Corporate Unallocated	(33.3)	—	—
Other operating items, net(3)	(36.2)	(14.5)	(20.6)

Total operating (loss) profit	$(35.5)	$(13.1)	$(86.0)

Assets
Reader's Digest United States	$1,565.8	$—	$—
Reader's Digest International	1,748.8	56.8	62.6
School & Educational Services	640.9	142.4	366.7
Corporate	443.1	—	—

Total assets	$4,398.6	$199.2	$429.3

(1)
Purchase accounting related fair value adjustments primarily include the fair value reduction to unearned revenue. These charges are not included in the segment results reviewed by the chief operating decision maker. See Note 2, Acquisition and Divestitures, for further information.

(2)
The goodwill and intangible asset impairment charges related to WRC Media is not included in segment results reviewed by our chief operating decision maker. See Note 7, Goodwill and Other Intangible Assets, Net, for additional information.

(3)
Other operating items, net consists of contractual charges related to the strategic repositioning of our business, asset impairments and restructuring charges. Such items are not included in segment

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 15 Segments (Continued)

  results reviewed by our chief operating decision maker. See Note 4, Other Operating Items, Net, for further information.

	Years ended June 30,
	2007	2006	2005
Depreciation and amortization and asset impairments
Reader's Digest United States	$9.2	$—	$—
Reader's Digest International	13.9	4.2	6.9
School & Educational Services	11.2	10.8	13.2
WRC Media asset impairment charges	—	—	70.1
Corporate	2.4	—	—

Total depreciation, amortization and asset impairments	$36.7	$15.0	$90.2

Capital expenditures
Reader's Digest United States	$1.3	$—	$—
Reader's Digest International	4.8	0.4	2.5
School & Educational Services	7.4	7.8	6.7
Corporate	0.9	—	—

Total capital expenditures	$14.4	$8.2	$9.2

        The following table presents our combined consolidated net revenues by product:

	Years ended June 30,
	2007	2006	2005
Revenues
Books	$376.9	$42.5	$45.3
Magazines—advertising	57.8	—	—
Magazines—subscription	173.4	46.6	46.3
Music and videos	337.6	260.1	303.5
Food and gift	63.6	—	—
Other	67.1	44.9	47.4

Total revenues	$1,076.4	$394.1	$442.5

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 15 Segments (Continued)

        Information about geographic areas is as follows:

	Years ended June 30,
	2007	2006	2005
Revenues
United States	$622.6	$318.3	$343.7
International	454.0	75.8	98.8
Inter-area	(0.2)	—	—

Total revenues	$1,076.4	$394.1	$442.5

Long-lived assets, net
United States	$2,080.1	$108.0	$114.5
International	1,425.4	0.5	1.5

Total long-lived assets, net	$3,505.5	$108.5	$116.0

Note 16 Related Party Transactions

Transaction Fee Agreement

        In connection with the Acquisition Transaction, RDA Holding Co. entered into a transaction fee agreement with Ripplewood pursuant to which Ripplewood received an aggregate transaction fee of $25.0 in cash. This amount was pushed down to us from RDA Holding Co. resulting in the deferral of $11.3 in financing fees in connection with the 2007 Credit Agreements and Senior Subordinated Notes and $13.7 in transaction costs recorded in connection with purchase accounting.

        In addition, in connection with the Acquisition Transaction we paid $3.9 of transaction fees, primarily related to the bridge loan commitment fee, on behalf of RDA Holding Co. This payment was recorded as a reduction in additional paid in capital.

Management Services Agreement

Reader's Digest Association, Inc.

        In connection with the Acquisition Transaction, RDA Holding Co. entered into a management services agreement with Ripplewood, J. Rothschild Group (Guernsey) Ltd., and GoldenTree Asset Management, LP, pursuant to which Ripplewood, J. Rothschild Group (Guernsey) Ltd., and GoldenTree Asset Management, LP (together the "Service Providers"), to receive a management fee of $7.5 million (the "Management Fee") paid quarterly each January 1, April 1, July 1 and October 1 following the closing date, paid pro rata in accordance with the percentage listed for each Service Provider in the management services agreement. The Management Fee will be paid in cash, in immediately available funds, to the account of each Service Provider provided to RDA Holding Co. in writing by such Service Provider. As the services provided under the management agreement are for our benefit, the payment of these fees was pushed down to us.

        The management services agreement has a term of seven years. Upon a public offering or a change of control, the management services agreement will terminate, and the Service Providers will be entitled to the net present value of the remaining payments under the management services agreement.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 16 Related Party Transactions (Continued)

In addition to the Management Fee, RDA Holding Co. will pay (or cause us to pay) directly, or reimburse, the Service Providers for their out-of-pocket expenses, which include reasonable out-of-pocket costs and expenses incurred by the Service Providers in connection with the services rendered under the management services agreement.

        The management services agreement will also provide that, to the extent that RDA Holding Co. requests services other than management services from a Service Provider, RDA Holding Co. and such Service Provider may negotiate mutually agreed upon fees and expenses to be paid by RDA Holding Co. for such other services, and such other services will be deemed to be provided under the management services agreement. The management services agreement will include customary exculpatory and indemnification provisions in favor of the Service Providers.

        In 2007, we expensed $2.5 of management fees and did not have an accrual as of June 30, 2007.

WRC Media

        In connection with the acquisitions of Weekly Reader and CompassLearning in 1999, WRC Media entered into management agreements with its principal shareholder, Ripplewood. In accordance with the management agreements, the shareholder provides WRC Media consulting and financial advisory services. Under the original agreements, WRC Media was obligated to pay to the shareholder annual aggregate management fees for services totaling $1.0, which are payable quarterly. The agreements have no stated term, but can be terminated by the shareholder upon five days notice. In addition, WRC Media will reimburse the principal shareholder for reasonable out-of-pocket costs and expenses incurred in connection with the performance of its services.

        These agreements were revised as part of the recapitalization in July 2005, and the revised agreements prohibit the payment of management fees subject to certain conditions. In addition, WRC Media will reimburse the principal shareholder for reasonable out-of-pocket costs and expenses incurred in connection with the performance of its services. WRC Media did not pay any management fees in 2007 and 2006. During 2005, WRC Media incurred management fees of $1.0, which is included in promotion, marketing and administrative expenses. In connection with the WRC Media Merger, the agreements were terminated.

Direct Holdings

        Concurrent with the acquisition described in Note 3, Direct Holdings became party to an agreement with Ripplewood, whereby Ripplewood would render to Direct Holdings advisory and consulting services in relation to the affairs of Direct Holdings, including without limitation, (i) advice in designing financing structures and advice regarding relationships with Direct Holdings' lenders and bankers; (ii) advice regarding the structure and timing of public offerings of debt and equity securities of Direct Holdings; (iii) advice regarding property dispositions or acquisitions; and (iv) such other advice directly or ancillary to the above financial advisory services as may be reasonably requested by Direct Holdings. In consideration of these services, Direct Holdings agreed to pay Ripplewood a quarterly monitoring fee equal to approximately $0.2 through May, 2006. In June 2006, the quarterly monitoring fee increased to $0.3 as a result of the sale of Lillian Vernon Corporation. The agreement is in effect through the first date on which Ripplewood beneficially owns less than 9.5% of the equity of Direct Holdings and, therefore, this agreement was terminated on March 2, 2007 in connection with the Direct Holdings Stock Acquisition.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 16 Related Party Transactions (Continued)

        For fiscal 2007, 2006 and 2005, the total expense recorded in connection with the monitoring agreement was approximately $0.8 each year.

ZelnickMedia Corp. and Strauss Zelnick

        On January 1, 2004, Direct Holdings entered into a management agreement with ZelnickMedia Corp. (ZM) under which ZM provides management services to Direct Holdings. Under the management agreement (as amended and restated), Direct Holdings agreed to pay ZM an annual fee of approximately $0.5 for advisory and consulting services. Direct Holdings also pays out-of-pocket expenses of ZM in connection with the management of Direct Holdings. ZM was also eligible for an annual bonus under the management agreement, which was based on the achievement of an EBITDA target compared to budget. The bonus is earned if at least 80% of the EBITDA target was achieved, and increased in accordance with defined levels up to a cap of the lesser of 333% of the base annual management fee or $2.5, if more than 150% of the EBITDA target was achieved.

        In connection with the Direct Holdings Stock Acquisition, the management agreement (as amended and restated) was terminated and replaced with a new agreement in which ZM provides management services to Direct Holdings through December 2008 for an annual fee of $0.8. In addition, Direct Holdings paid any unpaid annual bonus due under the terms of the previous management agreement.

        The new management agreement may be terminated either immediately or upon 15 or 30 days notice depending on the circumstances. If the agreement is terminated by Direct Holdings for cause or by ZM without good reason, then ZM is not entitled to any future management fees. If the agreement is terminated for any other reason, then ZM is entitled to continuing management fee and expense payments through the original term of the agreement, which is December 2008.

        For fiscal 2007, 2006 and 2005, the total amount expensed including the aforementioned bonus, was approximately $2.0, $0.8 and $0.7, respectively, and is included in promotion, marketing and administrative expenses in the accompanying combined consolidated and combined statement of operations. As of June 30, 2007 and 2006 the amount accrued related to this agreement is approximately $0.9 and $0.4, respectively.

        Under a separate Service Agreement entered into on January 1, 2004, Mr. Strauss Zelnick became the Chairman of Direct Holdings. In May 2005, Direct Holdings hired a full time CEO and Mr. Zelnick retained the title of Chairman. Mr. Zelnick received no cash compensation in his capacity as Chairman. Mr. Zelnick is also the Chairman and CEO of ZelnickMedia Corp. This Service Agreement was terminated in connection with the Direct Holdings Stock Acquisition.

Lillian Vernon Corporation

        In March 2003, Ripplewood formed a new holding company, LVC Holdings L.L.C. and its wholly-owned merger subsidiary to acquire a publicly-traded company, Lillian Vernon Corporation. LVC Holdings L.L.C. was subsequently renamed Direct Holdings Worldwide L.L.C.

        Although both Lillian Vernon Corporation (LVC) and Direct Holdings were owned by Direct Holdings Worldwide L.L.C., each company was generally managed autonomously. However, there were certain administrative and order fulfillment operations that were shared for cost and efficiency purposes. Direct Holdings shared management fees that were paid to both Ripplewood and ZM. LVC

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 16 Related Party Transactions (Continued)

charges Direct Holdings for certain order fulfillment services, information technology costs, and certain occupancy costs of LVC's Virginia Beach Distribution Center, as well as certain administrative functions, on a monthly basis at agreed-upon rates based upon the usage of such functions. For Fiscal 2007, 2006 and 2005, LVC billed Direct Holdings approximately $13.5, $10.9 and $7.4 respectively, for services and shared costs related to distribution and approximately $0.5, $3.7 and $8.6, respectively, for selling, general and administrative expenses.

        As part of the Amended CIT Credit Facility discussed in Note 12, Debt, LVC and Direct Holdings entered into an intercompany loan arrangement whereby LVC periodically requested advances and made repayments to fund its cash flow requirements. As of June 30, 2007 and June 30, 2006, the balance of the prepaid fulfillment services was approximately $(1.2) and $0, respectively. See Note 1, Organization and Summary of Significant Accounting Polices for further information.

        On May 26, 2006, LVC entered into a stock purchase agreement and other agreements where all of the outstanding stock was acquired by an unrelated third party. As part of the LVC sale transaction, Direct Holdings assumed certain related party liabilities of $2.4, a related party receivable of $1.3 million and incurred additional debt with CIT of approximately $10.0. In addition, the third party purchaser did not assume the prepaid fulfillment and distribution balance owed by LVC to Direct Holdings of approximately $27.5. Direct Holdings, on behalf of the Parent, incurred $1.8 in costs related to the LVC sale transaction. In addition, Direct Holdings assumed $1.2 in a note payable from LVC. The net costs from these transactions of $0.6 are presented as due from parent in the statement of stockholders' deficit.

        As part of the stock purchase agreement, certain domestic subsidiaries of Direct Holdings agreed to negotiate and to enter into a Transition Services Agreement and an Operating Agreement as provided by the summary of key terms for each agreement. The summary of the key terms of the Transition Services Agreement requires, among other things, that certain information technology, employee and benefit administration services be transferred from LVC to Direct Holdings. The summary of the key terms of the Operating Agreement, among other provisions, generally obligates Direct Holdings to continue using the LVC Virginia Beach warehouse facility for its fulfillment and distribution services for a term of four years at either the lower of current or market rates payable monthly.

        Direct Holdings did not enter into either a Transition Services Agreement or an Operating Agreement with LVC, but the parties proceeded to provide and receive services as provided in the respective summaries of key terms. Pursuant to the summary of key terms outlined in the stock purchase agreement for the Operating Agreement, in 2007, Direct Holdings exercised its right to terminate early the operating services provided by LVC. Direct Holdings notified LVC in February 2007 that it was terminating the services arrangement effective August 31, 2007. The summary of key terms required Direct Holdings to pay a termination fee of $3 million on the termination date, which was recorded in Other Operating Items, net on the combined consolidated statement of operations during 2007. During the six month termination period, Direct Holdings continued to pay LVC for certain operating costs incurred as part of providing on-going fulfillment, customer service and distribution services as well as termination related expenses through the end August 2007.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 17 Guarantor and Non-Guarantor Financial Information

        The Reader's Digest Association, Inc. ("RDA"), is the issuer of the Notes. RDA's domestic subsidiaries that guarantee its senior secured credit facility (collectively, the "Guarantor Subsidiaries") jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, RDA's obligations under the Notes. The Guarantor Subsidiaries do not include foreign subsidiaries, domestic subsidiaries substantially all of whose assets consist of voting stock of one or more foreign subsidiaries, or non-wholly-owned subsidiaries (subject to certain limited exceptions such as in the event that such non-wholly-owned subsidiary guarantees debt issued in a capital markets transaction). Subsidiaries of RDA that are not Guarantor Subsidiaries (collectively, the "Non-Guarantor Subsidiaries") are not guarantors of the Notes.

        The following tables present condensed consolidating financial information as of June 30, 2007 and 2006 and for the years ended June 30, 2007, 2006 and 2005 for the parent guarantor, RDA, on a stand-alone basis; Guarantor Subsidiaries on a combined basis; Non-guarantor Subsidiaries on a combined basis; and RDA and subsidiaries on a consolidated basis. The combined consolidated financial statements as of June 30, 2007 and the year then ended includes the consolidated results of RDA only from the acquisition date of March 2, 2007. The combined financial statements as of June 30, 2006 and for the years ended June 30, 2006 and 2005 include only the accounts of WRC Media and Direct Holdings. See Note 1, Organization and Summary of Significant Accounting Policies, for additional information.

Consolidated condensed balance sheet as of June 30, 2007:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Assets
Current Assets	$46.9	$364.3	$423.5	$(44.1)	$790.6

Property, plant and equipment, net	25.9	45.4	46.4	—	117.7
Goodwill	—	1,148.3	696.0	—	1,844.3
Other intangible assets, net	—	583.4	507.3	—	1,090.7
Prepaid pension assets	304.7	—	31.8	—	336.5
Investments in subsidiaries	2,411.3	6.0	—	(2,417.3)	—
Intercompany noncurrent receivables	296.2	—	127.1	(423.3)	—
Other noncurrent assets	84.8	92.5	41.5	—	218.8

Total Assets	$3,169.8	$2,239.9	$1,873.6	$(2,884.7)	$4,398.6

Liabilities and Stockholders' Equity
Current Liabilities	$252.0	$359.4	$350.2	$(43.8)	$917.8

Long-term debt	1,879.1	—	102.3	—	1,981.4
Unearned revenues	—	99.7	2.5	—	102.2
Accrued pension	69.6	—	43.3	—	112.9
Postretirement and postemployment benefits other than pensions	58.8	—	2.3	—	61.1
Intercompany noncurrent payables	123.8	289.0	10.7	(423.5)	—
Other noncurrent liabilities	123.6	189.0	224.1		536.7

Total Liabilities	$2,506.9	$937.1	$735.4	$(467.3)	$3,712.1

Stockholders' Equity	662.9	1,302.8	1,138.1	(2,417.3)	686.5

Total Liabilities and Stockholders' Equity	$3,169.8	$2,239.9	$1,873.5	$(2,884.6)	$4,398.6

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 17 Guarantor and Non-Guarantor Financial Information (Continued)

Combined consolidated condensed statement of operations for the year ended June 30, 2007:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$35.4	$603.9	$440.1	$(3.0)	$1,076.4
Product, distribution and editorial expenses	9.4	(325.0)	(184.2)	3.0	(496.8)
Promotion,marketing and administrative expenses	(70.0)	(296.7)	(212.2)	—	(578.9)
Other operating items, net	(4.0)	(31.7)	(0.5)	—	(36.2)

Operating loss	(29.2)	(49.5)	43.2	—	(35.5)
Interest expense, including amortization of deferred financing costs	(30.0)	(35.8)	(13.1)	—	(78.9)
Gain on recapitalization at WRC Media, Inc	—	18.5	—	—	18.5
Other (expense) income, net	28.4	1.8	(29.7)	—	0.5
(Expense) income from investment in subsidiaries	(55.0)	0.1	—	54.9	—

Loss before (provision)benefit for income taxes	(85.8)	(64.9)	0.4	54.9	(95.4)
Income tax (provision) benefit	(4.9)	12.5	(2.9)	—	4.7

Net (loss) income	$(90.7)	$(52.4)	$(2.5)	$54.9	$(90.7)

Combined consolidated condensed statement of cash flow for the year ended June 30, 2007:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to operating activities	$(302.9)	$174.8	$(44.6)	$(2.9)	$(175.6)
Net change in cash due to investing activities	(1.4)	(8.8)	10.3	(0.1)	—
Net change in cash due to financing activities	308.8	(164.9)	72.9	—	216.8
Effect of exchange rate changes on cash and cash equivalents	(2.9)	(0.1)	1.5	3.0	1.5
Cash and cash equivalents at beginning of the period	—	4.2	3.3	—	7.5

Cash and cash equivalents at end of the period	$1.6	$5.2	$43.4	$—	$50.2

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 17 Guarantor and Non-Guarantor Financial Information (Continued)

Combined condensed balance sheet as of June 30, 2006:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Assets
Current Assets	$—	$74.9	$15.9	$—	$90.8

Property, plant and equipment, net	—	24.1	0.5	—	24.6
Goodwill	—	63.3	—	—	63.3
Other intangible assets, net	—	15.3	—	—	15.3
Investments in subsidiaries	—	5.9	—	(5.9)	—
Intercompany noncurrent receivables	—	(2.0)	2.0	—	—
Other noncurrent assets	—	5.0	0.2	—	5.2

Total Assets	$—	$186.5	$18.6	$(5.9)	$199.2

Liabilities and Stockholders' Equity
Current Liabilities	$—	$271.1	$13.1	$—	$284.2

Long-term debt	—	17.9	—	—	17.9
Unearned revenues	—	1.7	—	—	1.7
Intercompany noncurrent payables	—	—	—	—	—
Other noncurrent liabilities	—	10.5	—	—	10.5

Total Liabilities	$—	$301.2	$13.1	$—	$314.3

Total Stockholders' Equity	—	(114.7)	5.5	(5.9)	(115.1)

Total Liabilities and Stockholders' Equity	$—	$186.5	$18.6	$(5.9)	$199.2

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 17 Guarantor and Non-Guarantor Financial Information (Continued)

Combined consolidated condensed statement of operations for the year ended June 30, 2006:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$—	$318.4	$75.7	$—	$394.1
Product, distribution and editorial expenses	—	(144.9)	(35.4)	—	(180.3)
Promotion,marketing and administrative expenses	—	(169.5)	(42.9)	—	(212.4)
Goodwill and intangible asset impairment	—	—	—	—	—
Other operating items, net	—	(13.6)	(0.9)	—	(14.5)

Operating loss	—	(9.6)	(3.5)	—	(13.1)
Interest expense, including amortization of deferred financing costs	—	(25.2)	—	—	(25.2)
Gain on recapitalization at WRC Media, Inc	—	38.0	—	—	38.0
Other (expense) income, net	—	(1.2)	1.0	—	(0.2)
Income (expense) from investment in subsidiaries	—	(2.8)	—	2.8	—

Loss before provision for income taxes, discontinued operations and extraordinary item	—	(0.8)	(2.5)	2.8	(0.5)
Income tax provision	—	(2.2)	(0.3)	—	(2.5)

Loss from continuing operations
Income for discontinued operations	—	(3.0)	(2.8)	2.8	(3.0)
WRC Media Inc. (including gain on sale of subsidiary of $92.2 net of taxes of $(39.2) in fiscal 2006)	—	55.1	—	—	55.1
Extraordinary gain from release of purchase contingency	—	7.3	—	—	7.3

Net income (loss)	$—	$59.4	$(2.8)	$2.8	$59.4

Combined consolidated condensed statement of cash flow for the year ended June 30, 2006:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to operating activities attributable to continuing operations	$—	$0.4	$(0.7)	$—	$(0.3)
Net change in cash due to investing activities attributable to continuing operations	—	(12.0)	(1.0)	—	(13.0)
Net change in cash due to financing activities attributable to continuing operations	—	(255.0)	—	—	(255.0)
Net change in cash due to discontinued operations	—	265.9	—	—	265.9
Effect of exchange rate changes on cash and cash equivalents	—	—	0.3	—	0.3
Cash and cash equivalents at beginning of the period	—	4.9	4.7	—	9.6

Cash and cash equivalents at end of the period	$—	$4.2	$3.3	$—	$7.5

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Combined Consolidated and Combined Financial Statements (Continued)

Note 17 Guarantor and Non-Guarantor Financial Information (Continued)

Combined consolidated condensed statement of operations for the year ended June 30, 2005:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$—	$343.6	$98.9	$—	$442.5
Product, distribution and editorial expenses	—	(146.3)	(46.3)	—	(192.6)
Promotion,marketing and administrative expenses	—	(194.7)	(50.5)	—	(245.2)
Goodwill and intangible asset impairment	—	(70.1)	—	—	(70.1)
Other operating items, net	—	(20.6)	—	—	(20.6)

Operating (loss) profit	—	(88.1)	2.1	—	(86.0)
Interest expense, including amortization of deferred financing costs	—	(58.7)	—	—	(58.7)
Other (expense) income, net	—	0.4	(0.3)	—	0.1
Income (expense) from investment in subsidiaries	—	9.6	—	(9.6)	—

(Loss) income before benefit (provision) for income taxes, discontinued operations and extraordinary item	—	(136.8)	1.8	(9.6)	(144.6)
Income tax benefit (provision)	—	52.6	(0.7)	—	51.9

(Loss) income from continuing operations		(84.2)	1.1	(9.6)	(92.7)
Income for discontinued operations
WRC Media Inc.	—	8.4	—	—	8.4
Direct Holdings U.S. Corp.	—	—	8.5	—	8.5

Net (loss) income	$—	$(75.8)	$9.6	$(9.6)	$(75.8)

Combined consolidated condensed statement of cash flow for the year ended June 30, 2005:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to operating activities attributable to continuing operations	$—	$(30.2)	$(1.0)	$—	$(31.2)
Net change in cash due to investing activities attributable to continuing operations	—	(10.8)	(0.1)	—	(10.9)
Net change in cash due to financing activities attributable to continuing operations	—	2.9	(0.3)	—	2.6
Net change in cash due to discontinued operations	—	38.8	—	—	38.8
Effect of exchange rate changes on cash and cash equivalents	—	—	0.2	—	0.2
Cash and cash equivalents at beginning of the period	—	4.2	5.9	—	10.1

Cash and cash equivalents at end of the period	$—	$4.9	$4.7	$—	$9.6

 The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Condensed Statements of Operations for the three and nine-month periods ended March 31, 2008 and March 31, 2007

(In millions)

(unaudited)

	Three-month period ended March 31,		Nine-month period ended March 31,
	2008	2007	2008	2007
Revenues	$639.6	$242.6	$2,105.8	$448.1
Product, distribution and editorial expenses	(284.7)	(105.4)	(933.2)	(196.4)
Promotion, marketing and administrative expenses	(375.0)	(130.0)	(1,211.6)	(240.4)
Other operating items, net	(7.0)	(14.7)	(15.5)	(16.0)

Operating loss	(27.1)	(7.5)	(54.5)	(4.7)
Interest expense	(42.9)	(25.5)	(135.2)	(35.3)
Other income, net	1.6	17.2	6.5	17.5

Loss before benefit (provision) for income taxes	(68.4)	(15.8)	(183.2)	(22.5)
Income tax benefit (provision)	14.8	(2.1)	23.9	(2.9)

Net loss	$(53.6)	$(17.9)	$(159.3)	$(25.4)

See accompanying Notes to Consolidated Condensed Financial Statements.

 The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Condensed Balance Sheets

(In millions)

	March 31, 2008	June 30, 2007
	(unaudited)
Assets
Cash and cash equivalents	$82.5	$50.2
Accounts receivable, net	319.4	326.0
Inventories, net	209.3	188.1
Prepaid and deferred promotion costs	39.8	61.4
Prepaid expenses and other current assets	183.9	164.9

Total current assets	834.9	790.6
Property, plant and equipment, net	110.2	117.7
Goodwill	1,900.9	1,844.3
Other intangible assets, net	1,040.8	1,090.7
Prepaid pension assets	357.1	336.5
Other noncurrent assets	145.1	218.8

Total assets	$4,389.0	$4,398.6

Liabilities and stockholders' equity
Short-term debt	$13.1	$13.1
Accounts payable	212.6	238.2
Accrued expenses	271.8	320.6
Income taxes payable	21.7	22.7
Unearned revenues	425.0	311.9
Other current liabilities	9.0	11.3

Total current liabilities	953.2	917.8
Long-term debt	2,089.9	1,981.4
Unearned revenues	143.4	102.2
Accrued pension	105.4	112.9
Postretirement and postemployment benefits other than pensions	59.7	61.1
Other noncurrent liabilities	483.6	536.7

Total liabilities	3,835.2	3,712.1

Preferred stock	—	20.7
Paid-in capital	1,006.2	1,001.8
Accumulated deficit	(564.6)	(405.1)
Accumulated other comprehensive income	112.2	69.1

Total stockholders' equity	553.8	686.5

Total liabilities and stockholders' equity	$4,389.0	$4,398.6

See accompanying Notes to Consolidated Condensed Financial Statements.

 The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Condensed Statements of Cash Flows

(In millions)

(unaudited)

	Nine-month period ended March 31,
	2008	2007
Cash flows from operating activities
Net loss	$(159.3)	$(25.4)
Adjustments to reconcile net loss to net change in cash due to operating activities:
Depreciation and amortization	64.9	14.4
Non-cash gain on recapitalization	—	(18.5)
Accrual of payment in kind interest on long-term debt	—	0.4
Amortization of debt issue costs and debt discount	6.3	4.3
Stock-based compensation	6.5	2.0
Net (gain) loss on sales of other long-term assets	(0.2)	0.4
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, net	22.3	30.0
Inventories	(15.6)	10.9
Prepaid and deferred promotion costs	24.9	(0.9)
Other assets	(15.9)	(26.0)
Unearned revenues	143.9	26.9
Income and deferred taxes, net	(63.6)	1.2
Accounts payable and accrued expenses	(84.7)	(155.5)
Other liabilities	27.8	(15.2)

Total change in cash due to operating activities	(42.7)	(151.0)

Cash flows from investing activities
Proceeds from sales of other long-term assets	17.3	14.3
Purchases of intangibles	(1.1)	(0.1)
Capital expenditures	(18.9)	(8.6)

Total change in cash due to investing activities	(2.7)	5.6

Cash flows from financing activities
Proceeds from borrowings, net	91.1	1,079.8
Dividends paid	(0.1)	(0.3)
Cash paid for financing fees	—	(50.5)
Distribution to RDA Holding Co., net of cash acquired	—	(1,564.3)
Repurchase of preferred stock	(17.3)	—
Capital contribution from RDA Holding Co., net	—	725.4

Total change in cash due to financing activities	73.7	190.1

Effect of exchange rate changes on cash	4.0	(1.8)

Net change in cash and cash equivalents	32.3	42.9
Cash and cash equivalents at beginning of period (June 30)	50.2	7.5

Cash and cash equivalents at end of period	$82.5	$50.4

See accompanying Notes to Consolidated Condensed Financial Statements.

 The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements

(Dollars in millions, except for share and per share data)

(unaudited)

        Subsequent to March 2, 2007 and unless indicated otherwise, references in Notes to Consolidated and Combined Condensed Financial Statements to "we," "us" and"our" are to The Reader's Digest Association, Inc. and subsidiaries, including its predecessor entities WRC Media Inc. and Direct Holdings U.S. Corp. Prior to March 2, 2007, these references are to the combined operations of WRC Media Inc. and Direct Holdings U.S. Corp. All references to 2008 and 2007, unless otherwise indicated, are to fiscal 2008 and fiscal 2007, respectively. Our fiscal year is the period from July 1 through June 30. Dollars are presented in millions, except for share and per share data.

(1) Basis of Presentation and Use of Estimates

        The accompanying consolidated condensed financial statements as of March 31, 2008 and for the three and nine-month periods then ended, include the accounts of The Reader's Digest Association, Inc. and its majority-owned subsidiaries including the predecessor entities WRC Media Inc. ("WRC Media") and Direct Holdings U.S. Corp. ("Direct Holdings"). We and our majority owned subsidiaries are owned by RDA Holding Co., an entity controlled by Ripplewood Holdings L.L.C. The accompanying consolidated condensed financial statements for the three and nine-month periods ended March 31, 2007 include the accounts of WRC Media and Direct Holdings, and one month of results of The Reader's Digest Association, Inc. and its majority-owned subsidiaries. Accordingly, comparability of the three and nine-month periods ended March 31, 2008 to the three and nine-month periods ended March 31, 2007 is limited. The accompanying consolidated condensed financial statements should be read in conjunction with the audited combined consolidated and combined financial statements included in our Annual Report for the fiscal year ended June 30, 2007. See "Note 3—Acquisition of The Reader's Digest Association, Inc.", for the pro-forma results as though the acquisition took place at the beginning of the periods presented.

        On January 23, 2007, RDA Holding Co. (a Ripplewood Holdings L.L.C. ("Ripplewood") controlled entity), WRC Acquisition Co. (a subsidiary of RDA Holding Co.) and WRC Media entered into a merger agreement that provided for WRC Acquisition Co. to merge with and into WRC Media, with WRC Media being the surviving corporation (the "WRC Media Merger"). An investment fund affiliated with Ripplewood acquired its original interest in WRC Media in 1999 and had at the time of the WRC Media Merger approximately a 46% economic interest and a majority voting interest in WRC Media. The merger consideration of $100.7 paid to WRC Media's existing stockholders to acquire all the common stock of WRC Media at the closing of the WRC Merger on March 2, 2007 included a combination of RDA Holding Co. common stock ($80.6), RDA Holding Co. junior pay-in-kind preferred stock ($20.0) and cash ($0.1).

        On January 23, 2007, RDA Holding Co. entered into a stock acquisition agreement to acquire all the common stock of Direct Holdings in exchange for shares of common stock of RDA Holding Co. and net cash totaling $56.7 (the "Direct Holdings Stock Acquisition"). An investment fund affiliated with Ripplewood acquired its original interest in Direct Holdings in December 2003 and had at the time of the Direct Holdings Stock Acquisition approximately an 84% voting and economic interest in Direct Holdings. The net consideration of $56.7 paid at the closing of the Direct Holdings Stock Acquisition on March 2, 2007 included a combination of RDA Holding Co. common stock ($50.1) and net cash ($6.6). Under the terms of the stock acquisition agreement, a purchase price adjustment was required to be made in January 2008, which resulted in the issuance of additional RDA Holding Co. common stock ($0.7) and payment of cash ($0.1) to the shareholders of Direct Holdings.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(1) Basis of Presentation and Use of Estimates (Continued)

        On March 2, 2007, RDA Holding Co. acquired The Reader's Digest Association, Inc. pursuant to a Merger Agreement dated November 16, 2006 among The Reader's Digest Association, Inc., RDA Holding Co. and Doctor Acquisition Co. (a wholly owned subsidiary of RDA Holding Co.) (the "RDA Merger Agreement"). Pursuant to the RDA Merger Agreement, Doctor Acquisition Co. was merged with and into The Reader's Digest Association, Inc., with The Reader's Digest Association, Inc. being the surviving corporation (the "Acquisition Transaction"). In the Acquisition Transaction, each outstanding share of common stock of The Reader's Digest Association, Inc. (except those held in treasury) was converted into the right to receive $17.00 in cash and each outstanding share of Doctor Acquisition Co. was converted into one share of common stock of The Reader's Digest Association, Inc., as the surviving corporation. Prior to the Acquisition Transaction, The Reader's Digest Association, Inc. was a publicly traded company listed on the New York Stock Exchange. Upon the closing of the Acquisition Transaction, RDA Holding Co. became the owner of all the issued and outstanding common stock of The Reader's Digest Association, Inc., as the surviving corporation of the Acquisition Transaction. Concurrently with the closing of The Reader's Digest Association, Inc. acquisition on March 2, 2007, RDA Holding Co. contributed all of the outstanding shares of WRC Media and Direct Holdings to The Reader's Digest Association, Inc.

        Prior to the acquisition of The Reader's Digest Association, Inc., investment funds affiliated with Ripplewood controlled a majority of the voting rights in both WRC Media and Direct Holdings. WRC Media is treated as the predecessor company since Ripplewood acquired its controlling ownership position in WRC Media in 1999, prior to its ownership position in Direct Holdings and The Reader's Digest Association, Inc. The combination of WRC Media and Direct Holdings for the periods prior to March 2, 2007 was accounted for using the accounting method prescribed in Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," for a combination of entities under common control.

        The acquisition of The Reader's Digest Association, Inc. by RDA Holding Co. was accounted for using the purchase method of accounting prescribed in SFAS No. 141. Accordingly, the consolidated condensed results of The Reader's Digest Association, Inc. are included in the consolidated condensed financial statements from the acquisition date on March 2, 2007 and include the pushdown of purchase consideration from RDA Holding Co.

        All significant intercompany accounts and transactions have been eliminated in the 2008 consolidation and the 2007 combination. These statements, except for the consolidated condensed balance sheet as of June 30, 2007 and accompanying notes have not been audited but, in the opinion of management, have been prepared in conformity with U.S. generally accepted accounting principles, applying certain assumptions and estimates, including all adjustments considered necessary to present such information fairly. All other adjustments are of a normal recurring nature. Although these estimates are based on management's knowledge of current events and actions that we may undertake in the future, actual results may ultimately differ from those estimates. Operating results for any interim period are not necessarily indicative of the results for an entire year due to the seasonality of our business.

        We report on a fiscal year that begins July 1. WRC Media and Direct Holdings previously reported on a fiscal year that ended on December 31 and on a fiscal year that ended on the last Saturday in

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(1) Basis of Presentation and Use of Estimates (Continued)

June, respectively. Both WRC Media and Direct Holdings changed their respective fiscal year ends to June 30. The operating results of Direct Holdings' for the nine-month period ended March 31, 2007 began on June 25, 2006 and ended on March 24, 2007. Direct Holdings' third fiscal quarter of the 2007 fiscal year began on December 24, 2006 and ended on March 24, 2007. The period from March 25, 2007 to March 31, 2007 is not material to Direct Holdings and the combined financial statements for 2007.

  Reclassifications

        Certain reclassifications have been made to amounts in prior periods to conform to the current year presentation.

  Recent Accounting Standards

        In June 2006, the FASB issued FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of SFAS 109" ("FIN 48"). FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition and measurement of tax positions. Disclosure requirements under this guidance will include a roll forward of the beginning and ending unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within a year. FIN 48 is effective for fiscal years beginning after December 15, 2006 for public companies and for fiscal years beginning after December 15, 2007 for non-public companies. We adopted FIN 48 effective October 1, 2007. See "Note 11—Income Taxes" for additional information.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, "Effective Date of FASB Statement No. 157" ("FSP No. 157-2"). FSP 157-2 delays the effective date of SFAS No. 157, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We are currently evaluating the impact of this on our consolidated financial statements.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". SFAS No. 159 permits entities to voluntarily choose to measure many financial assets and financial liabilities at fair value. The election is made on an instrument-by-instrument basis and is irrevocable. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on our consolidated financial statements.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(1) Basis of Presentation and Use of Estimates (Continued)

        In December 2007, the FASB issued SFAS No. 141(R) "Business Combinations". SFAS No. 141(R) clarifies the accounting for business combinations and provides additional guidance on disclosure requirements. SFAS No. 141(R) will require the recognition of 100% of the fair values of assets acquired, liabilities assumed and non-controlling interests in acquisitions of less than 100% controlling interest when the acquisition constitutes a change in control in the acquired entity, all acquisition-related transaction costs will be expensed as incurred and will require the expensing of acquisition-related restructuring costs as incurred unless the criteria in SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" are met, as of the acquisition date. SFAS No. 141(R) is effective for business combination transactions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently evaluating the provisions of SFAS No. 141(R) and plan on adopting this new standard, as required, beginning July 1, 2009. The impact of this standard will be dependent on the level of acquisitions by the Company in the future.

(2) Equity-Based Compensation

        In July 2007, upon the recommendation of the Compensation Committee of our Board of Directors, the Board of Directors of RDA Holding Co. (the "Holding Co. Board") approved the RDA Holding Co. 2007 Omnibus Incentive Compensation Plan (the "2007 Plan"). All of our prior existing employee incentive compensation plans were terminated upon the completion of the Acquisition Transaction. Under the 2007 Plan, the Holding Co. Board may grant to eligible directors, employees and consultants stock options, stock appreciation rights, restricted stock awards ("RSAs"), restricted stock units ("RSUs"), and other equity-based or equity related awards in RDA Holding Co. that the Holding Co. Board determines, in consultation with the Compensation Committee of our Board of Directors, are consistent with the purpose of the 2007 Plan and our best interests. The Holding Co. Board may grant up to a maximum of 4,988,047 shares under the 2007 Plan.

        During the nine-month period ended March 31, 2008, the Holding Co. Board granted approximately 3.3 million stock options, 1.3 million shares of restricted stock and 0.5 million shares of restricted stock units to certain directors, employees and consultants of our company. In general, granted stock options vest over four years, have 10-year contractual terms and are exercisable upon the occurrence of certain liquidity events, as defined in the 2007 Plan. Stock options were granted with an exercise price of $10.00 that was deemed equal to the estimated market value of RDA Holding Co.'s common stock at the date of grant. In general, 50% of granted RSAs and RSUs become vested upon the occurrence of a liquidity event, as defined, and the other 50% upon the first anniversary of the occurrence of a liquidity event.

        The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. As there is no public market for RDA Holding Co.'s stock, the expected volatility was based on the average volatility of historical closing stock prices of comparable guideline companies over the expected term of the option. The risk-free interest rate for the periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected term of options granted is based upon management's estimate for the period of time for which options are expected to be

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(2) Equity-Based Compensation (Continued)

outstanding. We have no historical stock option exercise experience and have estimated the expected term of options using the vesting period of options, the expected period to consummate a liquidity event and the mid-point between the vesting date and the end of the contractual term.

Assumptions	Fiscal Year 2008
Expected volatility	32.38%–41.97%
Expected term (years)	4–6
Risk-free interest rate	2.78%–5.05%
Expected dividend yield	0%

        A summary of stock option activity under the 2007 Plan as of March 31, 2008 is as follows:

Options	Shares (000's)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at June 30, 2007	—	$—
Granted	3,332	10.00
Forfeited or expired	(238)	10.00

Outstanding at March 31, 2008	3,094	$10.00	9.4 years

Vested or expected to vest at March 31, 2008	3,094	$10.00	9.4 years

Exercisable at March 31, 2008	786	$10.00	9.5 years

        The weighted-average grant-date fair value of options granted during the nine-month period ended March 31, 2008 was $4.58. No options were exercised during the nine-month period ended March 31, 2008. There was no intrinsic value for options outstanding at March 31, 2008 since the exercise price of such options was equal to the estimated market value of RDA Holding Co.'s common stock at the date of grant.

        A summary of RSAs and RSUs activity under the 2007 Plan as of March 31, 2008 is as follows:

	RSAs			RSUs
	Shares (000's)	Weighted Average Grant-Date Fair Value	Shares (000's)	Weighted Average Grant-Date Fair Value
Nonvested at June 30, 2007	—	$—	—	$—
Granted	1,338	10.00	453	10.00
Vested	—	—	(200)	10.00
Forfeited	(250)	10.00	(20)	10.00

Nonvested at March 31, 2008	1,088	$10.00	233	$10.00

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(2) Equity-Based Compensation (Continued)

        Stock based compensation expense is pushed down to us from RDA Holding Co. For the nine-month period ended March 31, 2008, stock based compensation expense of $6.5 and the related income tax benefit of $2.0, were recognized for stock options and RSUs that are not subject to the liquidity provisions of the 2007 Plan. Total unrecognized compensation expense related to stock awards without a liquidity event provision, as defined, was $4.4, which will be recognized over a weighted average period of 2.5 years on a straight-line basis over the requisite service period for each separately vesting portion of the stock option award.

        As of March 31, 2008, it was determined that it was not probable that the liquidity event, as defined, will be satisfied. As of March 31, 2008, total stock options, RSAs and RSUs outstanding with these liquidity provisions was 1.1 million, 1.1 million and 0.2 million, respectively. As a result, no compensation expense was recognized during the nine-month period ended March 31, 2008 for stock options, RSAs and RSUs with liquidity event provisions. Total unrecognized compensation expense related to these stock options, RSAs and RSUs was $5.3, $10.9 and $2.3, respectively.

(3) Acquisition of The Reader's Digest Association, Inc.

        On March 2, 2007, RDA Holding Co. acquired 100% of the outstanding common stock of The Reader's Digest Association, Inc. for $1,517.1, net of cash acquired of $119.6, plus capitalized transaction costs of $36.0. In connection with the Acquisition Transaction, certain holders of preferred stock executed their preferred stock appraisal rights. In October 2007, we reached an agreement to redeem 26,725, 83,783 and 87,083 shares of preferred stock, second preferred stock and third subordinated preferred stock, respectively, for an aggregate of approximately $11.6. In January 2008, we reached an agreement to redeem the remaining 2,995, 19,937 and 67,939 shares of preferred stock, second preferred stock and third subordinated preferred stock, respectively, for an aggregate of approximately $5.7.

        The following table presents pro-forma results of operations as though the Acquisition Transaction was consummated at July 1, 2006:

	Three-month period ended March 31, 2007	Nine-month period ended March 31, 2007
Revenues	$637.1	$2,062.8
Net loss	$(99.7)	$(203.2)

        These pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense for identified intangibles, increased interest expense from the incurrence of debt in connection with the Acquisition Transaction and other purchase accounting related adjustments. The unaudited pro forma financial information is not intended to be indicative of the results of operations that actually would have resulted had the Acquisition Transaction occurred at the beginning of the period, or of future results of operations or financial condition of our consolidated entity.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(4) Goodwill

        The changes in the carrying amount of goodwill for the nine-month period ended March 31, 2008 are as follows:

Balance at June 30, 2007	$1,844.3
Adjustments to the fair values of assets acquired and liabilities assumed at March 2, 2007	(21.4)
Sale of a certain non-strategic asset	(10.5)
Currency translation adjustment	88.5

Balance at March 31, 2008	$1,900.9

        The adjustments to the fair values of assets acquired and liabilities assumed in connection with the Acquisition Transaction on March 2, 2007, made subsequently to June 30, 2007, primarily consist of adjustments to certain lease commitments of $(23.8), restructuring reserves of $(5.9), preferred stock of $(3.4), taxes of $6.7 and identified intangible assets of $3.0.

        During the three-month period ending September 30, 2007, goodwill of $10.5 was written off in connection with the sale of a certain non-strategic asset.

        During the nine-month period ended March 31, 2008, goodwill was increased by foreign currency translation adjustment of $88.5.

(5) Revenues and Operating Profit (Loss) by Reportable Segment

        The accounting policies of our segments are the same as those described in Note 15 in the combined consolidated financial statements included in our Annual Report for the fiscal year ended June 30, 2007. During the second quarter of fiscal 2008, WRC Media and Direct Holdings were integrated into our School & Educational Services and Reader's Digest International business segments, respectively. In addition, commencing with the second quarter of fiscal 2008, our Canadian operating results are included within our International segment, which would have been previously included in our Reader's Digest United States (formerly Reader's Digest North America) segment. We have recast our reporting segment results of operations for previous periods to conform to these changes to our reporting segments. See "Management's Discussion and Analysis of Financial Condition—Our Reportable Segments" in this Quarterly Report for additional information on our segment reporting.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(5) Revenues and Operating Profit (Loss) by Reportable Segment (Continued)

        Reportable segments are based on our method of internal reporting. We present our segment revenues as if the intercompany transactions were with third parties. Revenues and expenses attributable to intercompany transactions are eliminated to reconcile our reportable segment amounts to consolidated or combined amounts, as reported in our consolidated and combined condensed statements of operations.

	Three-month period ended March 31,		Nine-month period ended March 31,
	2008	2007	2008	2007
Revenues
Reader's Digest United States	$184.7	$33.7	$623.7	$33.7
Reader's Digest International	390.4	144.1	1,222.3	268.8
School & Educational Services	87.4	65.1	385.2	145.9
Intercompany eliminations	(6.0)	(0.3)	(24.8)	(0.3)
Purchase accounting related adjustments(1)	(16.9)	—	(100.6)	—

Total revenues	$639.6	$242.6	$2,105.8	$448.1

Operating profit (loss)
Reader's Digest United States	$13.4	$8.8	$49.1	$8.8
Reader's Digest International	28.8	11.5	90.6	5.9
School & Educational Services	(15.1)	(7.3)	4.6	2.4
Corporate Unallocated(2)	(30.3)	(2.7)	(82.7)	(2.7)
Other operating items, net(3)	(7.0)	(14.7)	(15.5)	(16.0)
Purchase accounting related adjustments(1)	(16.9)	(3.1)	(100.6)	(3.1)

Operating profit (loss)	$(27.1)	$(7.5)	$(54.5)	$(4.7)

Intercompany eliminations
Reader's Digest United States	$(3.7)	0.8	$(13.7)	$0.8
Reader's Digest International	(0.9)	(0.5)	(3.5)	(0.5)
School & Educational Services	(1.4)	(0.6)	(7.6)	(0.6)

Total intercompany eliminations	$(6.0)	$(0.3)	$(24.8)	$(0.3)

(1)
Purchase accounting related adjustments primarily consists of fair value adjustments made to reduce unearned revenues at the acquisition date of March 2, 2007. The subsequent impact on reported revenues was not included in the segment results reviewed by the chief operating decision maker.

(2)
Corporate Unallocated includes expenses for the cost of governance and centrally managed expenses, as well as the accounting for U.S. pension plans, postretirement healthcare costs, and other costs that are not allocated to the reportable segments, such as the amortization of intangible assets. Governance and centrally managed expenses include costs for departments such

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(5) Revenues and Operating Profit (Loss) by Reportable Segment (Continued)

  as corporate finance, general corporate management, legal, public relations and treasury and for related information technology and facility costs incurred by these departments.

(3)
Other operating items, net, include restructuring and contractual charges, including period costs related to restructuring activities, and a gain on the sale of a certain non-strategic asset and, therefore, are not included in segment results reviewed by our chief operating decision maker.

(6) Comprehensive Income (Loss)

        Accumulated other comprehensive loss as reported in our balance sheets primarily represents deferred pension liabilities and other retirement benefits, foreign currency translation adjustments and the unrealized loss on our derivatives. The components of comprehensive loss, net of related tax, for the three and nine-month periods ended March 31, 2008 and 2007 were as follows:

	Three-month period ended March 31,		Nine-month period ended March 31,
	2008	2007	2008	2007
Net loss	$(53.6)	$(17.9)	$(159.3)	$(25.4)
Change in:
Foreign currency translation adjustments	80.0	0.6	78.8	0.3
Unrealized loss on derivatives	(15.0)	—	(35.9)	(0.1)

Total comprehensive income (loss)	$11.4	$(17.3)	$(116.4)	$(25.2)

(7) Other Operating Items, Net

        As described in our Annual Report for the fiscal year ended June 30, 2007, amounts included in Other Operating Items, net for the three and nine-month periods ended March 31, 2008, consist of: 1) contractual charges related to the strategic repositioning of our businesses, primarily related to our contract with a supply chain consulting firm engaged to analyze cost reduction opportunities; 2) asset impairments associated with prior restructuring charges; 3) gains on sales of certain non-strategic assets

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(7) Other Operating Items, Net (Continued)

and 4) restructuring charges, representing the streamlining of our organizational structure and related to our restructuring activities recorded in previous periods, as detailed in the table below:

	Three-month period ended March 31, 2008	Nine-month period ended March 31, 2008
Contractual charges	$(3.0)	$(8.4)
Asset impairments	(0.1)	(0.5)
Gains on sales of certain non-strategic assets	—	0.5
Restructuring charges	(1.2)	(2.5)
Period costs related to restructuring activities	(2.7)	(4.6)

Total	$(7.0)	$(15.5)

        The table below reflects changes for the nine-month period ended March 31, 2008 to our restructuring accruals recorded in previous periods.

	Severance	Contract Obligations	Other Costs	Total
Balance at June 30, 2007	$40.4	$9.9	$0.3	$50.6

Accruals	2.5	—	—	2.5
Spending	(23.6)	(6.0)	(0.3)	(29.9)
Other	(5.9)	—	—	(5.9)

Balance at March 31, 2008	$13.4	$3.9	$—	$17.3

(8) Inventories, net

	March 31, 2008	June 30, 2007
Raw materials	$10.4	$10.5
Work-in-progress	4.0	7.8
Finished goods	194.9	169.8

Total inventories, net	$209.3	$188.1

(9) Debt

The Reader's Digest Association, Inc.

2007 Credit Agreement and Senior Subordinated Notes

        As described in Note 12 to the combined consolidated financial statements included in our Annual Report for the fiscal year ended June 30, 2007, our borrowings include proceeds under our six-year

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(9) Debt (Continued)

senior secured $300.0 revolving credit facility and a seven-year $1,310.0 term loan (collectively, the "2007 Credit Agreement") and $600.0 in 9% Senior Subordinated Notes due 2017. On March 31, 2008, we redeemed the remaining $0.05 aggregate principal amount of our 6 1/2% senior unsecured notes due 2011, at a redemption price of 103.25% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

        At March 31, 2008, $186.8 was outstanding under the revolving credit facility, $1,197.8 was outstanding under the term loan in the United States, €75.0 was outstanding under the term loan made available to one of our German subsidiaries, and $600.0 was outstanding under the Senior Subordinated Notes. Interest expense for the three and nine-month period ended March 31, 2008 was $(42.9), including the amortization of deferred financing fees of $(2.1), and $(135.2), including the amortization of deferred financing fees of $(6.3), respectively. The weighted average interest rate on our borrowings for the three and nine-month periods ended March 31, 2008 was 7.4% and 7.6%, respectively.

Derivative Instruments

        As described in Note 8 to the combined consolidated financial statements included in our Annual Report for the fiscal year ended June 30, 2007, on April 19, 2007, we entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating for fixed-rate interest payments, to reduce interest rate volatility and to comply with the interest rate hedging provisions of our 2007 Credit Agreement. The transactions included $450.0 of 3-year interest rate swaps and $300.0 of 5-year interest rate swaps. In each case, we will receive floating-rate interest payments that offset the LIBOR component of the interest due on some of our floating-rate debt and make fixed-rate interest payments over the life of the respective interest rate swaps. The fixed interest rate under the 3-year swaps is 4.89% and the fixed interest rate under the 5-year swaps is 4.94%.

        Additionally, we evaluate whether the creditworthiness of each swap counterparty is such that default on its obligations under the swap is not probable. We also assess whether the LIBOR-based interest payments are probable of being paid under the loans at the inception and, on an ongoing basis (no less than once each quarter), during the life of each hedging relationship.

        During the nine-month period ended March 31, 2008, the fair market value of our interest rate swaps decreased, resulting in a loss of $(35.9), net of deferred taxes of $21.4. This change is reported in accumulated other comprehensive loss, which is included in stockholders' equity on the March 31, 2008 balance sheet.

WRC Media

Credit and Guaranty Agreement

        In connection with the July 2005 sale of a subsidiary and related recapitalization transactions, two of WRC Media's subsidiaries entered into the Credit and Guaranty Agreement ("First-Lien Facility"). The agreement provided for a facility consisting of a Senior Term Loan with a Tranche A and Tranche B, and a Revolving Credit Facility ("WRC Revolver"), to be secured by liens on substantially

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(9) Debt (Continued)

all of WRC Media's assets. The agreement also provided for a final maturity of the First-Lien Facility of July 22, 2009.

        Beginning November 20, 2006, in connection with the delivery of WRC Media's financial statements as of and for the nine-month period ended September 30, 2006, WRC Media was in default of the Credit and Guaranty Agreement because its borrowings were in excess of the permitted borrowings. At December 31, 2006, WRC Media was not in compliance with certain defined covenants, including leverage and coverage ratios. On January 23, 2007, WRC Media entered into the Forbearance and First Amendment Agreement whereby, among other provisions, WRC Media was, subject to certain terms and conditions, provided $23.0 in permitted borrowings. Under the terms of the Forbearance and First Amendment Agreement, subject to certain conditions including the avoidance of additional defaults, the lenders agreed not to exercise certain rights until March 31, 2007. In consideration of the execution and delivery of the Forbearance and First Amendment Agreement, WRC Media was required to pay a forbearance fee of up to $4.3 on the maturity date of the term loans. As noted above, WRC Media was also in default of certain financial covenants which were not waived. By virtue of these defaults, the lenders were entitled to certain remedies, including the repayment of all borrowings.

        In connection with the Acquisition Transaction and the contribution of WRC Media to The Reader's Digest Association, Inc., on March 2, 2007, WRC Media repaid all borrowings and forbearance fees, under the First-Lien Facility and the Forbearance and First Amendment agreements, totaling $112.6.

Term Loan Credit Facility

        In connection with the July 22, 2005 redemption and repurchase by WRC Media of all of the shares of WRC Media's 15% Senior Preferred Stock due 2011 ("Senior Preferred Stock") and the warrants to purchase common stock of two of WRC Media's subsidiaries, WRC Media entered into a $30.0 Term Loan and Guaranty Agreement ("Second-Lien Term Loan Credit Agreement"), in addition to the payment of $55.0 and the issuance of 92,754,145 shares of WRC Media common stock to the holders of Senior Preferred Stock.

        The Second-Lien Term Loan Credit Agreement provided for similar but less restrictive covenants to those of the Credit and Guaranty Agreement. The Second-Lien Term Loan Credit Agreement was a priority loan to the Credit and Guaranty Agreement.

        SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," prescribes the accounting when debt is restructured by a company. Additional guidance on the application of SFAS No. 15 is provided by EITF Issue 02-07, "Determining Whether a Debtor's Modification or Exchange of Debt Instruments is within the Scope of FASB Statement No. 15." The consensus of these pronouncements is that unless there is evidence to the contrary, when debt is restructured with consideration materially less than the carrying value of the retired debt, the provisions of SFAS No. 15 apply. Therefore, although WRC Media was in compliance with its loan covenants when the recapitalization transactions occurred in 2005, because the consideration issued to the Senior Preferred shareholders was significantly less than the Senior Preferred Stock's carrying value, the provisions of

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(9) Debt (Continued)

SFAS No. 15 applied. Accordingly, the difference between the carrying value of the Senior Preferred Stock and the consideration received by the Senior Preferred shareholders of $82.8 was reduced by the $28.6 of interest expected to be earned by the Second-Lien Term Loan Credit Agreement loan holders over the term of the loan. Therefore, WRC Media recognized a gain of $54.2 and increased the carrying value of the Second-Lien Term Loan Credit Agreement loan by $28.6. The net gain on recapitalization of $38.0 was not reduced by income taxes.

        Beginning November 20, 2006, WRC Media was in default of the Second-Lien Term Loan Credit Agreement due to the excess borrowings discussed above and the cross default provisions of the Credit and Guaranty Agreement and Second-Lien Term Loan Credit Agreement. As of December 31, 2006, WRC Media was also in default of certain financial covenants which had not been waived. By virtue of these defaults, the lenders were entitled to certain remedies, including the repayment of all borrowings.

        In connection with the Acquisition Transaction and the contribution of WRC Media to The Reader's Digest Association, Inc., on March 2, 2007, WRC Media repaid all borrowings under the Second-Lien Term Loan Credit Agreement, totaling $40.1. In connection with the repayment of the Second-Lien Term Loan Credit Agreement, WRC Media recognized a gain in other income and (expense), net on the extinguishment since accrued interest of $18.5 expected to be earned by the Second-Lien Term Loan Credit Agreement was not required to be paid.

Direct Holdings

        On May 31, 2005, Direct Holdings entered into an amended asset-backed revolving credit agreement (the "Amended CIT Credit Facility") with The CIT Group/Business Credit, Inc. ("CIT"). The Amended CIT Credit Facility provided for a maximum available credit line totaling $20.0. The credit line was collateralized by substantially all of the assets of Direct Holdings, including accounts receivable, inventory and equipment. The Amended CIT Credit Facility also provided for two Term Loans ("Term Loan A" and "Term Loan B") in the amount of $2.5 each and a $5.0 sub limit for standby letters of credit within the $20.0 credit line.

        In February 2006, CIT assigned Term Loan B to Citicorp North America. In March 2006, the maximum revolving credit line decreased from $20.0 to $15.0 pursuant to an Extension Agreement. New financial covenants as well as other restrictions were set forth. The Extension Agreement also waived a default associated with delivery of audited financial statements for the year ended June 30, 2005.

        On May 26, 2006, Direct Holdings entered into an Assumption and Amendment Agreement which provided for several changes to the Amended CIT Credit Facility and Extension Agreements. The Assumption and Amendment Agreement was necessary to remove consolidated covenants and provisions that were in place prior to the sale of Direct Holdings' previous sister company, Lillian Vernon Corporation. Term Loan A increased to $3.8 and Term Loan B increased to $12.5.

        On December 27, 2006, CIT entered into an Amendment and Waiver (the "Waiver Amendment") with Direct Holdings and certain other parties, amending the Amended CIT Credit Facility. Among other things, the Waiver Amendment provided for a waiver through December 31, 2006 relating to

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(9) Debt (Continued)

delivery of annual audited financial statements for the year ended June 30, 2006. It also amended certain EBITDA calculations and trailing EBITDA minimums required to be maintained by Direct Holdings.

        In connection with the Acquisition Transaction and the contribution of Direct Holdings to The Reader's Digest Association, Inc., on March 2, 2007, Direct Holdings repaid the outstanding principal and accrued interest of $29.6 under the Amended CIT Credit Facility (including its revolver, Term Loan A and Term Loan B).

(10) Pension Information

        We sponsor various pension plans, including those for employees in the United States, international employees and supplemental plans for executives. WRC Media and Direct Holdings do not sponsor any defined benefit pension plans.

        The table below details the components of our net periodic pension benefit.

	Three-month period ended March 31, 2008	Nine-month period ended March 31, 2008
Service cost	$4.1	$12.3
Interest cost	12.4	37.4
Expected return on plan assets	(20.8)	(62.6)
Recognized actuarial gain	(0.1)	(0.3)
Curtailments	—	(1.1)

Net periodic pension benefit	$(4.4)	$(14.3)

        For the three and nine-month periods ended March 31, 2008, approximately $2.1 and $6.2, respectively, was contributed to our international pension plans. Because our retirement plan in the United States is over-funded, we did not make any contributions during the three and nine-month periods ended March 31, 2008. The U.S. supplemental retirement plans are not qualified under the Internal Revenue Code because they are available only to certain executives. We pay the benefits under these unfunded plans as the obligations are incurred, and paid $2.6 and $7.7 during the three and nine-month periods ended March 31, 2008, respectively.

        We also sponsor certain postretirement benefit plans in the U.S. and Canada. The table below details the components of our net periodic postretirement cost.

	Three-month period ended March 31, 2008	Nine-month period ended March 31, 2008
Service cost	$0.1	$0.4
Interest cost	1.0	2.9

Net periodic postretirement cost	$1.1	$3.3

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(11) Income Taxes

        During the nine-month periods ended March 31, 2008 and 2007, we recorded an income tax benefit (provision) of $23.9 and $(2.9), respectively. A discrete income tax benefit of $24.4 was recorded primarily related to a change in estimate resulting from the completion and filing of our federal income tax returns in March 2008 for the periods ended March 2, 2007 and June 30, 2007. The primary result was an increase in the amount of goodwill at March 2, 2007. This was slightly offset by a discrete tax expense of $(0.7) primarily related to a change in certain international deferred tax rates, which was also recorded during the nine-month period ended March 31, 2008.

        The deferred tax assets related to the net operating losses, alternative minimum tax credits and foreign tax credits of our domestic companies have been fully offset with valuation allowances as we have determined it more likely than not that the benefit of these assets will not be realized.

        In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109. Among other things, FIN 48 provides guidance to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing a minimum recognition threshold which income tax positions must achieve before being recognized in the financial statements. In addition, FIN 48 requires expanded annual disclosures, including a rollforward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. We adopted FIN 48 on October 1, 2007, and were not required to record a change to retained earnings due to the adoption. The amount of unrecognized tax benefits from uncertain tax positions at March 31, 2008 is $27.4 including $3.8 of unrecognized tax benefits that, if recognized, would affect the effective tax rate and $23.6 of tax positions arising from business combinations that, if recognized, ultimately would be recorded as an adjustment to goodwill and would not impact the effective tax rate.

        We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. It is reasonably possible that the amount of the unrecognized benefit with respect to certain of our unrecognized tax positions will significantly increase or decrease within the next 12 months. These changes may be the result of settlement of ongoing audits or final decisions in transfer pricing matters. At this time, an estimate of the range of the reasonably possible outcomes cannot be made.

        We recognize interest and, if applicable, penalties which could be assessed related to unrecognized tax benefits in income tax expense. We have accrued approximately $4.3 related to interest as of March 31, 2008.

        We and our subsidiaries file income tax returns in the U.S. federal jurisdiction, and many state and foreign jurisdictions. The significant foreign jurisdictions include Canada, the United Kingdom, France, Germany and Australia. With a few exceptions, we are no longer subject to U.S. federal or state and local income tax examinations for the years prior to 2003. In addition, we have subsidiaries in various foreign jurisdictions that have statutes of limitation generally ranging from 3 to 6 years.

        In addition to unrecognized tax benefits, our valuation allowances relate to tax benefits in certain jurisdictions arising from net operating losses and foreign tax credit carryforwards. On an ongoing basis,

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(11) Income Taxes (Continued)

we reassess the need for such valuation allowances based on recent operating results, its assessment of the likelihood of future taxable income and developments in the relevant tax jurisdictions.

(12) Service Agreement

        On October 17, 2007, we entered into a seven year contract with Williams Lea, a global corporate information solutions provider. Under the contract, Williams Lea delivers outsourced print procurement and marketing solutions to our operations in the United States, Canada, Europe, Middle East, Asia Pacific and Latin America. Williams Lea has assumed the promotional printing operations of our direct-mail business, providing us with increased leverage and purchasing power by virtue of Williams Lea's expertise and global scale. In November 2007, we received an upfront payment from Williams Lea of $32 that is being amortized over the life of the contract.

(13) Guarantor and Non-Guarantor Financial Information

        The following tables present condensed consolidating financial information as of March 31, 2008 and 2007 and the nine-month periods then ended for the parent guarantor, Readers Digest Association, Inc. ("RDA"), on a stand-alone basis; subsidiary guarantors on a combined basis; non-guarantors on a combined basis; and Reader's Digest Association, Inc. and subsidiaries on a consolidated basis. The condensed consolidating financial statements as of March 31, 2007 and for the nine-month period then ended include only the accounts of WRC Media and Direct Holdings for the

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(13) Guarantor and Non-Guarantor Financial Information (Continued)

periods prior to March 2, 2007. See Note 1—Organization and Summary of Significant Accounting Policies for additional information.

Consolidated condensed balance sheet as of March 31, 2008:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Assets
Current Assets	$33.3	$495.9	$431.5	$(125.8)	$834.9

Property, plant and equipment, net	23.2	44.6	42.4	—	110.2
Goodwill	—	1,131.3	769.6	—	1,900.9
Other intangible assets, net	—	555.9	484.9	—	1,040.8
Prepaid pension assets	323.5	—	33.6	—	357.1
Investments in subsidiaries	2,800.9	5.9	—	(2,806.8)	—
Intercompany noncurrent receivables	14.1	—	170.3	(184.4)	—
Other noncurrent assets	69.2	56.2	19.7	—	145.1

Total Assets	$3,264.2	$2,289.8	$1,952.0	$(3,117.0)	$4,389.0

Liabilities and Stockholders' Equity
Current Liabilities	$254.2	$447.6	$382.6	$(131.2)	$953.2

Long-term debt	1,971.6	—	118.3	—	2,089.9
Unearned revenues	—	140.6	2.8	—	143.4
Accrued pension	65.8	—	39.6	—	105.4
Post-retirement and post-employment benefits other than pensions	57.1	—	2.6	—	59.7
Intercompany noncurrent payables	136.5	11.7	2.6	(150.8)	—
Other noncurrent liabilities	242.6	174.8	94.3	(28.1)	483.6

Total Liabilities	$2,727.8	$774.7	$642.8	$(310.1)	$3,835.2

Total Stockholders' Equity	536.4	1,515.1	1,309.2	(2,806.9)	553.8

Total Liabilities and Stockholders' Equity	$3,264.2	$2,289.8	$1,952.0	$(3,117.0)	$4,389.0

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(13) Guarantor and Non-Guarantor Financial Information (Continued)

        Consolidated condensed statement of operations for the nine-month period ended March 31, 2008:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$72.8	$961.6	$1,087.9	$(16.5)	$2,105.8
Product, distribution and editorial expenses	(45.9)	(455.1)	(448.7)	16.5	(933.2)
Promotion,marketing and administrative expenses	(151.0)	(489.6)	(571.0)	—	(1,211.6)
Other operating items, net	(3.8)	(8.1)	(3.6)	—	(15.5)

Operating (loss) profit	(127.9)	8.8	64.6	—	(54.5)

Interest expense, including amortization of deferred financing costs	(51.2)	(56.5)	(27.5)	—	(135.2)
Other (expense) income, net	39.7	(0.2)	(33.0)	—	6.5
(Expense) income from investment in subsidiaries	(39.9)	0.8	—	39.1	—

Loss before (provision) benefit for income taxes	(179.3)	(47.1)	4.1	39.1	(183.2)
					—
Income tax benefit (provision)	20.0	4.3	(0.4)	—	23.9

Net (loss) income	$(159.3)	$(42.8)	$3.7	$39.1	$(159.3)

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(13) Guarantor and Non-Guarantor Financial Information (Continued)

        Consolidated condensed statement of cash flow for the nine-month period ended March 31, 2008:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to operating activities	$(87.2)	$2.1	$42.4	$—	$(42.7)
Net change in cash due to investing activities	(3.4)	0.4	0.3	—	(2.7)
Net change in cash due to financing activities	74.5	—	(0.8)	—	73.7
Effect of exchange rate changes on cash and cash equivalents	17.5	—	(13.5)	—	4.0
Cash and cash equivalents at beginning of the period	1.5	5.2	43.5	—	50.2

Cash and cash equivalents at end of the period	$2.9	$7.7	$71.9	$—	$82.5

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(13) Guarantor and Non-Guarantor Financial Information (Continued)

        Combined consolidated condensed statement of operations for the nine-month period ended March 31, 2007:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$10.6	$308.6	$128.5	$0.4	$448.1
Product, distribution and editorial expenses	(55.2)	(86.1)	(54.7)	(0.4)	(196.4)
Promotion, marketing and administrative expenses	(11.4)	(164.8)	(64.2)	—	(240.4)
Other operating items, net	(0.2)	(15.8)	—	—	(16.0)

Operating (loss) profit	(56.2)	41.9	9.6	—	(4.7)

Interest expense, including amortization of deferred financing costs	(9.9)	(24.7)	(0.7)	—	(35.3)
Other (expense) income, net	19.1	7.0	(8.6)	—	17.5
Income (expense) from investment in subsidiaries	22.2	0.4	—	(22.6)	—

(Loss) income before (benefit) provision for income taxes	(24.8)	24.6	0.3	(22.6)	(22.5)
Income tax (benefit) provision	(0.6)	5.9	(8.2)	—	(2.9)

Net (loss) income	$(25.4)	$30.5	$(7.9)	$(22.6)	$(25.4)

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Continued)

(Dollars in millions, except for share and per share data)

(unaudited)

(13) Guarantor and Non-Guarantor Financial Information (Continued)

        Combined consolidated condensed statement of cash flow for the nine-month period ended March 31, 2007:

	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to operating activities	$(282.3)	$176.8	$(45.5)	$—	$(151.0)
Net change in cash due to investing activities	(0.9)	(6.8)	13.3	—	5.6
Net change in cash due to financing activities	281.9	(165.2)	73.4	—	190.1
Effect of exchange rate changes on cash and cash equivalents	(1.9)	—	0.1	—	(1.8)
Cash and cash equivalents at beginning of the period	—	4.2	3.3	—	7.5

Cash and cash equivalents at end of the period	$(3.2)	$9.0	$44.6	$—	$50.4

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors
The Reader's Digest Association, Inc.

        We have audited the accompanying consolidated balance sheet of The Reader's Digest Association, Inc. and subsidiaries as of June 30, 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Reader's Digest Association, Inc. and subsidiaries at June 30, 2006, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), effective July 1, 2005.

/s/ Ernst & Young LLP
Stamford, Connecticut August 17, 2006

Report of independent registered public accounting firm

The Board of Directors and Stockholders
The Reader's Digest Association, Inc.

        We have audited the accompanying consolidated balance sheet of The Reader's Digest Association, Inc. and subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Reader's Digest Association, Inc. and subsidiaries as of June 30, 2005, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
New York, New York August 30, 2005

The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year ended June 30,
	2006	2005	2004
	In millions, except per share data
Revenues	$2,386.2	$2,389.7	$2,388.5
Product, distribution and editorial expenses	(997.1)	(970.9)	(972.9)
Promotion, marketing and administrative expenses	(1,240.0)	(1,337.5)	(1,294.5)
Goodwill charge	(187.8)	(129.0)	—
Other operating items, net	(6.8)	14.1	(8.8)

Operating (loss) profit	(45.5)	(33.6)	112.3
Other (expense) income, net	(41.1)	(45.8)	(46.2)

(Loss) income before provision for income taxes	(86.6)	(79.4)	66.1
Income tax provision	(30.8)	(11.5)	(16.6)

Net (loss) income	$(117.4)	$(90.9)	$49.5

Basic and diluted (loss) earnings per share
Basic (loss) earnings per share
Weighted average common shares outstanding	95.9	97.4	97.1

Basic (loss) earnings per share	$(1.24)	$(0.95)	$0.50

Diluted (loss) earnings per share
Adjusted weighted average common shares outstanding	95.9	97.4	99.2

Diluted (loss) earnings per share	$(1.24)	$(0.95)	$0.49

Dividends per common share	$0.40	$0.30	$0.20

See accompanying notes to consolidated financial statements.

The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Balance Sheets

	At June 30,
	2006	2005
	In millions, except share data
Assets
Current assets:
Cash and cash equivalents	$34.7	$37.7
Accounts receivable, net	261.9	233.9
Inventories	172.3	162.4
Prepaid and deferred promotion costs	62.3	53.8
Prepaid expenses and other current assets	173.1	144.9

Total current assets	704.3	632.7
Property, plant and equipment, net	119.3	119.3
Goodwill	744.1	880.9
Other intangible assets, net	134.4	137.8
Prepaid pension assets	324.6	307.9
Other noncurrent assets	95.4	102.0

Total assets	$2,122.1	$2,180.6

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$128.2	$109.8
Accrued expenses	257.3	267.4
Income taxes payable	40.6	34.5
Unearned revenues	394.1	395.5
Other current liabilities	9.8	12.4

Total current liabilities	830.0	819.6
Long-term debt	695.0	559.2
Unearned revenues	131.2	133.0
Accrued pension	108.7	121.5
Postretirement and postemployment benefits other than pensions	94.2	96.7
Other noncurrent liabilities	87.9	84.4

Total liabilities	$1,947.0	$1,814.4

Commitments and contingencies (Notes 6, 11 and 13)
Stockholders' equity
Preferred stock	28.8	28.8
Common stock (par value $0.01 per share; authorized 200,000,000 shares; 145,922,062 issued in 2006 and 2005; 95,047,776 and 99,256,958 outstanding in 2006 and 2005, respectively)	1.5	1.5
Unamortized restricted stock	—	(9.1)
Paid-in capital	208.1	206.8
Retained earnings	1,064.3	1,221.6
Accumulated other comprehensive loss	(67.4)	(84.1)
Treasury stock, at cost (50,874,286 and 46,665,104 shares in 2006 and 2005, respectively)	(1,060.2)	(999.3)

Total stockholders' equity	175.1	366.2

Total liabilities and stockholders' equity	$2,122.1	$2,180.6

See accompanying notes to consolidated financial statements.

The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years ended June 30,
	2006	2005	2004
	(In millions)
Cash flows from operating activities
Net (loss) income	$(117.4)	$(90.9)	$49.5
Depreciation and amortization	36.8	56.9	63.2
Magazine deferred promotion charge	—	—	27.2
Asset impairments	190.6	129.0	1.1
Amortization of debt issue costs	1.5	10.3	12.1
Stock-based compensation	14.3	11.2	10.2
Net gain on sales of long-term assets	(4.1)	(14.3)	(10.0)
Changes in assets and liabilities, net of effects of acquisitions and dispositions
Accounts receivable, net	(19.1)	3.6	34.1
Inventories	(7.8)	(7.7)	6.4
Prepaid and deferred promotion costs (including the amortization of previously deferred promotion costs)	(7.5)	54.0	0.7
Other assets	(25.7)	13.6	4.3
Unearned revenues	(9.2)	(9.0)	(12.7)
Income and deferred taxes, net	(0.3)	0.1	1.6
Accounts payable and accrued expenses	1.9	(7.1)	(6.8)
Other liabilities	(6.3)	(10.7)	(6.5)

Net change in cash due to operating activities	47.7	139.0	174.4
Cash flows from investing activities
Proceeds from sales of other long-term assets	0.9	6.7	3.8
Proceeds from sales of property, plant and equipment	3.7	62.8	7.1
Purchase of Allrecipes.com, net of cash acquired	(65.9)	—	—
Purchases of intangible assets	(0.5)	—	(1.3)
Capital expenditures	(19.9)	(23.5)	(16.1)

Net change in cash due to investing activities	(81.7)	46.0	(6.5)
Cash flows from financing activities
Proceeds / (repayments) from borrowings, net	135.8	214.6	43.9
Proceeds from Senior Notes offering	—	—	300.0
Repayments of term loan	—	(377.0)	(488.4)
Cash paid for financing fees	(0.3)	(2.2)	(7.6)
Proceeds from employee stock purchase plan and exercise of stock options	2.2	3.3	2.5
Dividends paid	(39.9)	(30.5)	(20.7)
Treasury stock repurchases	(65.2)	(5.0)	—
Other, net	(3.7)	(3.0)	0.5

Net change in cash due to financing activities	28.9	(199.8)	(169.8)

Effect of exchange rate fluctuations on cash and cash equivalents	2.1	2.2	0.9

Net change in cash and cash equivalents	(3.0)	(12.6)	(1.0)

Cash and cash equivalents at beginning of year	37.7	50.3	51.3

Cash and cash equivalents at end of year	34.7	37.7	50.3

Supplemental information
Cash paid for interest	38.7	36.8	34.2

Cash paid for income taxes	34.1	21.2	28.7

See accompanying notes to consolidated financial statements.

The Reader's Digest Association, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

	Capital stock
	Preferred stock	Common stock	Unamortized restricted stock	Paid-in capital	Retained earnings	Accumulated other comprehensive (loss) income	Treasury stock, at cost	Total
	In millions
Balance at June 30, 2003	$28.8	$1.5	$(12.7)	$215.0	$1,314.2	$(109.2)	$(1,024.7)	$412.9

Comprehensive income
Net income					49.5			49.5
Other comprehensive income:
Translation gain						5.8		5.8
Net unrealized gain on investments, net of deferred taxes of $(0.1)						0.2		0.2
Reclassification adjustments for investment gains that are included in net income, net of deferred taxes $0.3						(0.5)		(0.5)
Net realized loss on derivatives, net of nominal deferred taxes						(0.1)		(0.1)
Reclassification adjustments for derivative losses that are included in net income, net of deferred taxes of $(0.5)						0.9		0.9
Minimum pension liability, net of deferred taxes of $(7.7)						13.5		13.5

Total comprehensive income								69.3

Stock issued under various plans			0.2	(4.9)			18.9	14.2
Common Stock dividends					(19.4)			(19.4)
Preferred Stock dividends					(1.3)			(1.3)

Balance at June 30, 2004	$28.8	$1.5	$(12.5)	$210.1	$1,343.0	$(89.4)	$(1,005.8)	$475.7

Comprehensive loss
Net loss					(90.9)			(90.9)
Other comprehensive income:
Translation gain						8.1		8.1
Reclassification adjustments for derivative losses that are included in net income, net of nominal deferred taxes						0.5		0.5
Minimum pension liability, net of deferred taxes of $1.9						(3.3)		(3.3)

Total comprehensive loss								(85.6)

Stock issued under various plans			3.4	(3.3)			13.5	13.6
Common Stock repurchased							(7.0)	(7.0)
Common Stock dividends					(29.2)			(29.2)
Preferred Stock dividends					(1.3)			(1.3)

Balance at June 30, 2005	$28.8	$1.5	$(9.1)	$206.8	$1,221.6	$(84.1)	$(999.3)	$366.2

Comprehensive loss
Net loss
Other comprehensive income:					(117.4)			(117.4)
Translation gain						9.4		9.4
Minimum pension liability, net of deferred taxes of $(3.7)						7.3		7.3

Total comprehensive loss								(100.7)

Reclassification of Unamortized Restricted Stock to Paid-In Capital			9.1	(9.1)				—
Stock issued under various plans				10.4			2.3	12.7
Common Stock repurchased							(63.2)	(63.2)
Common Stock dividends					(38.6)			(38.6)
Preferred Stock dividends					(1.3)			(1.3)

Balance at June 30, 2006	$28.8	$1.5	$—	$208.1	$1,064.3	$(67.4)	(1,060.2)	$175.1

        Accumulated Other Comprehensive Loss, net of tax, is comprised of foreign currency translation adjustments of ($31.8), ($42.5) and ($50.6) at June 30, 2006, 2005 and 2004 respectively; minimum pension liabilities of ($35.6), ($41.6) and ($38.3) at June 30, 2006, 2005 and 2004, respectively; and unrealized losses on derivatives of ($0.5) at December 31, 2004.

See accompanying notes to consolidated financial statements.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Dollars in millions, except per share data

        Unless otherwise indicated, references in Notes to Consolidated Financial Statements to "we," "our" and "us" are to The Reader's Digest Association, Inc. and its subsidiaries. All references to 2006, 2005 and 2004, unless otherwise indicated, are to fiscal 2006, fiscal 2005 and fiscal 2004, respectively. Our fiscal year represents the period from July 1 through June 30.

Note 1 Organization and summary of significant accounting policies

Description of our business

        We are a diversified media company that produces and distributes books, magazines and other products worldwide. We sell these and other products through direct marketing and direct sales channels. Our best known trademark is our flagship magazine, Reader's Digest. We conduct business through three reportable segments: Reader's Digest North America, Reader's Digest International and Consumer Business Services. For further commentary regarding these segments, see Management's Discussion and Analysis and Note 14, Segments.

Basis of presentation and use of estimates

        The accompanying consolidated financial statements include the accounts of The Reader's Digest Association, Inc. and its majority-owned subsidiaries. Intercompany transactions and accounts have been eliminated in consolidation. These financial statements are prepared in conformity with U.S. generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of operating revenues and expenses during the reporting period. These estimates are based on management's knowledge of current events and actions that we may undertake in the future; however, actual results may ultimately differ from those estimates. The primary estimates underlying our consolidated financial statements include allowances for returns and doubtful accounts, valuations of inventories, recoverability of direct response advertising and subscriber acquisition costs, recoverability of goodwill and other intangible assets, income taxes, estimates of pension, postemployment and postretirement benefits and valuations of our stock options.

Concentrations of credit risk

        Financial instruments that potentially expose us to concentrations of credit risk consist primarily of trade accounts receivable. However, we believe our concentrations of credit risk with respect to trade receivables are limited due to our large number of customers, their low individual dollar balances and their dispersion across many different geographic and economic environments.

Cash and cash equivalents

        We consider all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. The carrying amount approximates fair value based upon the short-term maturity of these investments.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 1 Organization and summary of significant accounting policies (Continued)

Inventories

        Inventories consist primarily of finished goods and raw materials (including paper) and are stated at the lower of cost or market value. For all inventories, cost is determined using the weighted-average cost method, which approximates the first-in, first-out (FIFO) method.

Long-lived assets

Property, plant and equipment, net

        Assets that comprise property, plant and equipment, net are stated at cost less accumulated depreciation and amortization. Depreciation expense is generally calculated on a straight-line basis over the estimated useful lives of the assets: 10-40 years for buildings; 3-10 years for equipment, furniture and fixtures; and 5 years for software. Leasehold improvements are amortized on a straight-line basis over the initial term of the lease or the useful life of the improvement, whichever is shorter.

Goodwill and other intangible assets, net

        Goodwill comprises the excess of costs over the fair value of net assets of acquired businesses. Other intangible assets, net comprises licensing agreements, customer lists, tradenames and other items. Acquired intangibles with finite lives are amortized, on a straight-line basis, over their estimated useful lives. See Note 6, Goodwill and Other Intangible Assets, Net, for additional information.

Impairment of long-lived assets

        We review for recoverability, at least annually, the carrying amount of goodwill and intangibles with indefinite lives. This assessment involves comparing the fair value of the reporting unit or asset, as applicable, to its carrying value. Recognition of the impairment, if any, is determined in accordance with the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." See Note 6, Goodwill and Other Intangible Assets, Net, for additional information.

        Intangible assets with finite lives and property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of that asset may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We assess recoverability by comparing the asset's carrying amount to the undiscounted future net cash flows expected to be generated by the asset. If we determine that the asset is impaired, the impairment recognized is the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Debt issuance costs

        Debt issuance costs consist of fees and expenses incurred in connection with our borrowings. These fees are amortized over the terms of the related debt agreements, which range from five to seven years. Capitalized debt issuance costs are included in other noncurrent assets on the balance sheets. To the extent we retire a significant portion of our borrowings, a proportionate amount of debt issue costs related to those borrowings is written off.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 1 Organization and summary of significant accounting policies (Continued)

Stock-based compensation

        Effective July 1, 2005, we adopted the fair-value recognition provision of SFAS No. 123R, "Share-Based Payment" (SFAS No. 123R) and Securities and Exchange Commission Staff Accounting Bulletin No. 107 (SAB 107), using the modified prospective transition method; therefore prior periods have not been restated. Prior to July 1, 2005, we accounted for stock-based compensation under SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). As permitted by SFAS No. 123, compensation cost was recognized for stock-based compensation using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Under this method, compensation cost was the excess, if any, of the quoted market price of the stock at the grant date over the amount an employee must pay to acquire the stock. Since we grant stock options with an exercise price equal to the market price at the date of grant, no compensation cost was recognized. Additional information is presented in Note 9, Employee Equity Compensation Plans.

Financial instruments

        Due to the short-term maturities of our cash, cash equivalents, receivables and payables, the carrying value of these financial instruments approximates their fair values. Due to variable interest rates and current market prices, the fair value of our $500.0 Revolving Credit Agreement and Senior Notes, respectively, approximate their carrying values. See Note 11, Debt, for additional information on our debt instruments.

Pensions and postretirement benefits other than pensions

        We account for our pension and postretirement benefits in accordance with SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Pursuant to these statements, obligations are determined using actuarial models that incorporate estimates for employee turnover and mortality, increases in employee compensation and healthcare costs, and an employee's age at retirement. These estimates are reviewed annually with actuarial consultants to determine the reasonableness of our assumptions. While these models help determine the obligation, SFAS No. 87 and No. 106 attempt to match recognition of the obligation with the period over which our employees earn benefits. Because employees earn benefits over many years of service, the accounting rules require the recognition of certain events (including plan amendments and certain gains and losses) over multiple years rather than the year the event occurs. This principle also applies to recognition of the expected return on plan assets. Although the rate represents our expectation of the long-term performance of our asset portfolio, performance will likely vary in the short term. We amortize the difference between the actual and expected return on assets over a five-year period. Income and expenses associated with our pension plans are included in promotion, marketing and administrative expenses on the statements of operations.

        In addition, pursuant to SFAS No. 87, we recognize a minimum pension liability in certain instances where the plan's accumulated benefit obligation as of our measurement date, March 31, exceeds the fair value of plan assets. This amount is adjusted based on whether we have a net pension

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 1 Organization and summary of significant accounting policies (Continued)

asset or liability. The minimum pension liability, as adjusted, is included in the accrued pension caption on our balance sheets. The offset is first applied to any unrecognized prior service cost and the remainder is included in accumulated other comprehensive loss in stockholders' equity on our balance sheets.

Revenues

Magazines

        Sales of our magazine subscriptions, less estimated cancellations, are deferred and recognized as revenues proportionately over the subscription period. Revenues from sales of magazines through the newsstand are recognized at the issue date, net of an allowance for returns. Advertising revenues are recorded as revenues at the time the advertisements are published, net of discounts and advertising agency commissions.

Sponsor fundraising programs

        Our sponsor fundraising program business, which operates principally through QSP, Inc., receives its revenues net of amounts due to its sponsors. Accordingly, we present revenues net of sponsors' earnings. Sales of subscriptions to magazines published by other companies and sales of music products are recorded as revenues at the time orders are submitted to the publisher, net of bad debts and remittances to magazine and music publishers.

Books, display marketing and other products

        Revenues are recorded when title passes, net of provisions for estimated returns and bad debts. For our display marketing products, title passes either at the point of sale or at the time of shipment. In certain circumstances, our promotion entitles the customer to a preview period. Revenue generated by these promotions is recognized after the preview period lapses.

        When we recognize revenues for most of our products, we also record an estimate of bad debts and returns. These estimates are based on historical data and the method of promotion. Reserve levels are adjusted as actual data is received. In the direct marketing business, returns and bad debts are tied to customer responses to our promotional efforts. Accordingly, we deduct estimates of returns and bad debts from gross revenue.

Shipping and handling

        Costs for shipping products to customers and the associated handling costs are expensed as incurred and are included in product, distribution and editorial expenses on the statements of operations.

        In certain circumstances, shipping and handling costs are billed to the customer. These billings are recognized in revenue.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 1 Organization and summary of significant accounting policies (Continued)

Promotion costs

        Non-direct advertising, including internal advertising costs and market testing and fulfillment costs, are expensed as incurred.

        Direct response advertising consists primarily of promotion costs incurred, such as paper and postage, in connection with the sale of magazine subscriptions, books and other products. We account for costs of direct response advertising under the American Institute of Certified Public Accountants Statement of Position (SOP) 93-7, "Reporting on Advertising Costs." Under SOP 93-7, costs associated with direct response advertising that can be directly linked to eliciting sales and result in probable future benefits are capitalized on a cost-pool-by-cost-pool basis. Books and home entertainment advertising costs are amortized over a period that is generally less than one year. We assess the carrying amount of our capitalized direct response advertising costs for recoverability on a periodic basis. Magazine related direct response advertising costs are expensed when the related promotion is mailed.

        During the fourth quarter of 2004, we reassessed our accounting for magazine promotion costs in response to changes in our business, as well as the strategies and initiatives being undertaken by our magazine business. As a result of these changes and pursuant to SOP 93-7, effective July 1, 2004, we began expensing magazine deferred promotion costs when the promotion is mailed to prospective customers instead of deferring and amortizing such costs. As of June 30, 2004, we recorded a pre-tax charge of $(27.2) to reflect the impact of this change in circumstances on our existing asset. The remaining balance of $(77.1) was amortized in 2005, over the initial subscription period, generally one year. These amounts are included as a component of promotion, marketing and administration expenses on the statements of operations.

        Promotion expense, which consists of both amortization of promotion costs and costs expensed as incurred, included on the statements of operations totaled $(700.7) in 2006; $(724.7) in 2005, including $(77.1) related to previously deferred magazine promotion costs; and $(678.5) in 2004, including $(27.2) related to our magazine deferred promotion charge. Prepaid and deferred promotion costs included on the balance sheets were $62.3 and $53.8 as of June 30, 2006 and 2005, respectively.

        Commissions earned by agents for new magazine subscribers are included in promotion, marketing and administrative expenses on the statements of operations. These costs are deferred and amortized over the related subscription term, typically one to three years. Amounts deferred and included in prepaid expenses and other current assets on the balance sheets were $21.7 and $22.7 as of June 30, 2006 and 2005, respectively. Amounts included in other noncurrent assets on the balance sheets were $25.5 and $25.8 as of June 30, 2006 and 2005, respectively.

Income taxes

        Income taxes are accounted for under the provisions of SFAS No. 109, "Accounting for Income Taxes." In accordance with SFAS No. 109, deferred income taxes, net of valuation allowances, reflect the future tax consequences of differences between the financial statement and tax bases of assets and liabilities. These deferred taxes are calculated by applying currently enacted tax rates. Valuation allowances are recorded when it is "more likely than not" that a deferred tax asset will not be realized.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 1 Organization and summary of significant accounting policies (Continued)

Basic and diluted (loss) earnings per share

        Basic (loss) earnings per share is computed by dividing net (loss) income less preferred stock dividend requirements ($1.3 for each of 2006, 2005 and 2004) by the weighted average number of shares of Common Stock outstanding during the year.

        Diluted earnings per share is computed in the same manner except that the weighted average number of shares of Common Stock outstanding assumes the exercise and conversion of certain stock options and vesting of certain restricted stock. For the years ended June 30, 2006 and 2005, 14.4 million and 15.2 million stock options and shares of restricted stock outstanding, respectively, were excluded from the diluted-loss per share calculations since the effect of including them would have been anti-dilutive. Accordingly, our diluted loss per share for these years is calculated using the basic weighted average number of common shares outstanding.

        For 2004, the assumed exercise and conversion of stock options and vesting of restricted stock were 2.2 million shares. In addition, stock options to purchase approximately 10.8 million shares of Common Stock that were outstanding during 2004 were not included in the computation of diluted earnings per share since the effect of including these options would have been anti-dilutive.

Foreign currency translation

        The functional currency for our foreign operations is the local currency. Revenues and expenses denominated in foreign currencies are translated at average monthly exchange rates prevailing during the year. The assets and liabilities of international subsidiaries are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date. The resulting translation adjustment is reflected as a separate component of stockholders' equity in accumulated other comprehensive (loss) income.

Recent accounting standards

        In June 2006, the FASB issued FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of SFAS 109" (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition and measurement of tax positions. Disclosure requirements under this guidance will include a rollforward of the beginning and ending unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within a year. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are still evaluating the impact of this standard on our consolidated financial statements.

Reclassifications and prior period adjustment

        Certain reclassifications have been made to amounts in prior periods to conform to the current period presentation.

        During the fourth quarter of 2005, we recorded an adjustment of $12.6, net of deferred taxes of $7.8, to retained earnings as of the earliest period presented. The adjustment reduced an over accrual for certain long-term employee-related liabilities which should have been adjusted in a period prior to

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 1 Organization and summary of significant accounting policies (Continued)

fiscal 2001. The adjustment has been considered immaterial for all periods and has no impact on the statements of operations or the statements of cash flows for the periods presented.

Note 2 Acquisitions

        On April 20, 2006, we purchased 100% of the outstanding stock of Allrecipes.com for $66.5, net of cash acquired of $2.5. Included in the purchase price is $5.3 of consideration held in escrow to indemnify us for any potential breaches of the purchase agreement. This amount is expected to be released from escrow by the first half of fiscal 2008. Allrecipes.com is an online community food and cooking website that leverages an active and growing network of home cooks to generate revenue from advertising sponsorships and retail licensing. This acquisition provides us with a digital platform to further leverage our food and cooking titles. This synergy resulted in $50.5 of goodwill, which is not deductible for tax purposes.

        The acquisition was accounted for using the purchase method of accounting. Allrecipes.com operating results have been included in our consolidated financial statements since April 20, 2006 as part of our Reader's Digest North America reportable segment. Pro forma results of operations, as if the Allrecipes.com acquisition had been made as of July 1, 2004, were not presented due to immateriality.

        Acquired identified finite-lived intangibles, totaling $8.3, are comprised of: licenses, advertising relationships, non-compete agreements, website content and developed technologies. These intangible assets are amortized over their estimated useful lives, with a weighted-average amortization period of 5.3 years. The acquired tradename is considered an indefinite-lived intangible asset. The following table represents the fair values of assets acquired and liabilities assumed at the date of acquisition:

	Amortization life (in years)	Fair market value
Identified finite-lived intangible assets:
Licenses	3	$1.3
Advertising relationships	4	1.9
Non-compete agreements	2	0.1
Website content	10	2.1
Developed technology	4	2.9
Indefinite-lived tradename		3.6
Goodwill		50.5
Other net assets acquired		4.1

Total purchase price net of cash acquired		$66.5

Note 3 Other operating items, net

        Items included in Other Operating Items, Net consist of: 1) gains from the sales of certain non-strategic assets and 2) restructuring charges, representing the streamlining of our organizational structure and the strategic repositioning of our businesses, including associated asset impairments.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 3 Other operating items, net (Continued)

        Gains from the sales of certain non-strategic assets for the years ended June 30, 2006, 2005 and 2004 were $3.4, $14.1 and $6.2, respectively. Gains in 2006 included $2.5 from the sale of our building in Mexico and $0.5 from the sale of certain fine art. Gains in 2005 included $7.0 from the sale of our buildings in Australia and Portugal, $3.0 from the sale of Moneywise magazine in the United Kingdom and Crafting Traditions magazine in the United States, $3.2 from the sales of certain fine art and $1.0 from the sale of other non-strategic assets. Gains in 2004 included $6.1 from the sale of our building in Hong Kong.

        Restructuring charges are recorded in accordance with SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Under SFAS No. 146, costs associated with restructuring actions, including one-time severance benefits, are only recorded once a liability has been incurred. SFAS No. 146 does not consider severance benefits determined pursuant to an existing formula as one-time benefits. As our severance programs do not qualify as one-time benefits, we recognize severance amounts pursuant to SFAS No. 112, "Employers' Accounting for Postemployment Benefits" and SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (the impact of pension curtailments and settlements that are directly attributable to our restructuring actions are recorded in accordance with SFAS No. 88). Severance charges represent the cost to separate employees from our operations to streamline the organization. The separation is accomplished through a combination of voluntary and involuntary severance programs. As such, severance amounts are recorded when a termination plan is developed and approved, including the identification of positions to be separated, and when payment is probable and estimable. Other amounts related to restructuring actions, including charges to terminate contractual obligations in connection with streamlining activities, are recorded in accordance with SFAS No. 146. Asset impairments related to the carrying value of certain long-lived assets are calculated in accordance with the provisions of SFAS No. 144.

        We recorded restructuring charges on the statements of operations of $(10.2) in 2006 and $(15.0) in 2004. In certain instances, circumstances arose that resulted in decisions to retain employees previously identified for termination, and in certain other instances the costs associated with actions identified were settled for less than originally anticipated. In these instances, the associated charges were reversed.

        The table below outlines the activity related to the restructuring actions recorded in 2006 and previous years.

Initial year of charge	Balance at June 30, 2005	(Adjustments)/ accruals	Spending	Balance at June 30, 2006
2005 & prior	$10.1	$(0.8)	$(6.1)	$3.2
2006	—	$7.5	$(1.0)	$6.5

Total	$10.1	$6.7	$(7.1)	$9.7

        During 2006, restructuring activities comprised:

  •
  Charges of $(2.8) for severance, $(2.6) for asset impairments, and $(0.5) for other costs associated with the restructuring plan at Books Are Fun. These charges were taken at Books Are Fun to lower the cost base, upgrade the management team and sales force, and improve the

The Reader's Digest Association, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Dollars in millions, except per share data

Note 3 Other operating items, net (Continued)

    business model. The actions associated with these initiatives are expected to be completed by the end of fiscal 2007. Asset impairment charges were primarily attributed to write-offs of capitalized software costs related to abandoned assets. The remaining costs are those incurred to close the Books Are Fun jewelry business and to terminate contractual lease obligations.

  •
  Charges of $(3.5) for severance, $(0.2) for asset impairments, and $(1.4) in other costs to lower our cost base commensurate with our current revenues and in an effort to streamline our operations. Approximately 29%, 54% and 17% of these costs related to Reader's Digest North America, Reader's Digest International and Consumer Business Services, respectively. These actions will be completed by the end of fiscal 2007.

  •
  Income of $(0.8) related to reversals, primarily of severance, of charges recorded in previous years. We review our restructuring plans periodically to determine the appropriateness of existing accruals in light of current circumstances. Accordingly, these charges were reversed because of the occurrence of events that affected our original plans.

        During 2005, restructuring activities comprised:

  •
  Charges of $(3.6), primarily related to severance costs. These charges were taken to lower our cost base in commensuration with our current revenues and in an effort to streamline our operations. These severance costs related to the termination of positions, were substantially completed by June 30, 2006, and of which 48% were located in Reader's Digest North America, 22% were located in Reader's Digest International, 20% were located in Consumer Business Services and 10% related to Corporate.

  •
  Income of $3.6 related to reversals, primarily severance, of charges recorded in previous years. We review our restructuring plans periodically to determine the appropriateness of existing accruals in light of current circumstances. Accordingly, these charges, principally consisting of severance, were reversed because of the occurrence of events that affected our original plans.

        During 2004, restructuring activities comprised:

  •
  Charges of $(13.7) for severance and $(4.3) for contract terminations, asset impairments and costs associated with closing our Norway location. The severance charges related to streamlining operations in certain international markets and corporate departments. As a result of these actions, the employees were severed by June 30, 2006, of which 50% were located in Reader's Digest North America, 39% were located in Reader's Digest International and 11% related to Corporate.

  •
  Income of $1.3 related to pension curtailments as a result of employee terminations.

  •
  These charges were partially offset by $1.7 of reversals of charges recorded in previous periods that are no longer necessary. We review our restructuring plans periodically to determine the appropriateness of existing accruals in light of current circumstances. Accordingly, these charges, principally consisting of severance, were reversed because of the occurrence of events that affected our original plans.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 4 Other (expense) income, net

	2006	2005	2004
Interest income	$6.9	$7.4	$5.2
Interest expense(1)	(47.9)	(53.6)	(55.0)
Net gain on the sales of certain investments(2)	—	—	3.8
Net (loss) gain on foreign exchange	(0.5)	—	(0.1)
Other (expense) income, net	0.4	0.4	(0.1)

Total other (expense) income, net	$(41.1)	$(45.8)	$(46.2)

    (1)
    In connection with the termination of the 2002 Credit Agreements, interest expense in 2005 included $(7.3) related to the expensing of the associated capitalized financing fees and the discontinuance of the related interest rate protection agreements. Interest expense in 2004 included $(7.3) related to the expensing of deferred financing fees because we refinanced a portion of our existing indebtedness, terminated some of our interest rate caps and repriced a portion of our borrowings. See Note 11, Debt, for additional information.

    (2)
    Net gain on the sales of certain investments in 2004 included proceeds of $2.7 received in exchange for our interest in Schoolpop, Inc., which merged into an unrelated third party. This item also included sales of our shares in LookSmart, Ltd. of $0.8 in 2004.

Note 5 Supplemental balance sheet information

        The components of certain balance sheet accounts as of June 30 are as follows:

Accounts receivable, net

	2006	2005
Gross accounts receivable, trade	$422.4	$401.3
Beginning reserve for returns	(69.3)	(56.3)
Additions to allowances(1)	(417.7)	(387.3)
Actual returns(2)	424.9	374.3

Ending reserve for returns	(62.1)	(69.3)
Beginning reserve for bad debts	(98.1)	(98.1)
Additions to allowances(1)	(100.4)	(97.0)
Actual bad debts(2)	100.1	97.0

Ending reserve for bad debts	(98.4)	(98.1)

Ending reserve for returns and bad debts	(160.5)	(167.4)

Accounts receivable, net	$261.9	$233.9

    (1)
    Additions to allowances represent estimated reserves established at the time of revenue recognition for returns and bad debts in accordance with SFAS No. 48, "Revenue

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 5 Supplemental balance sheet information (Continued)

      Recognition When Right of Return Exists." Amounts are recorded as an offset to revenues.

    (2)
    Actual returns and bad debts include actual experience during the period and the effects of foreign currency translation.

Inventories

	2006	2005
Raw materials	$12.8	$11.9
Work in process	7.2	5.6
Finished goods	195.6	188.4

Gross inventory	215.6	205.9

Beginning inventory reserve	(43.5)	(42.7)
Additions to reserve	(10.7)	(7.5)
Inventory write-offs	10.9	6.7

Ending inventory reserve	(43.3)	(43.5)

Inventories, net	$172.3	$162.4

Property, plant and equipment, net

	2006	2005
Land	$10.0	$10.1
Buildings and building improvements	87.3	85.2
Furniture, fixtures and equipment	89.9	97.2
Software	75.9	67.9
Leasehold improvements	25.6	19.6

	288.7	280.0
Accumulated depreciation and amortization*	(169.4)	(160.7)

Total property, plant and equipment, net	$119.3	$119.3

    *
    Depreciation and amortization expense related to property, plant and equipment amounted to $20.3, $20.0 and $23.6 for the years ended June 30, 2006, 2005 and 2004, respectively.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 5 Supplemental balance sheet information (Continued)

Other noncurrent assets

	2006	2005
Deferred tax assets	$46.2	$39.4
Other, principally operating assets	49.2	62.6

Total other noncurrent assets	$95.4	$102.0

Accrued expenses

	2006	2005
Compensation and other employee benefits	$71.1	$80.5
Royalties and copyrights payable	14.0	16.6
Taxes, other than income taxes	8.2	7.3
Accrued interest	11.6	9.0
Other operating items, net (see Note 3)	9.7	10.1
Other, principally operating expenses	142.7	143.9

Total accrued expenses	$257.3	$267.4

Other noncurrent liabilities

	2006	2005
Deferred tax liabilities	$11.6	$8.0
Deferred gain related to our Westchester, NY facility sale and leaseback (see Note 13)	21.6	22.8
Other, principally operating liabilities	54.7	53.6

Total other noncurrent liabilities	$87.9	$84.4

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 6 Goodwill and other intangible assets, net

The changes in the carrying amount of goodwill by reportable segment for the fiscal year ended June 30, 2006 are as follows:

	Reader's Digest North America	Consumer business services	Total
Balance as of June 30, 2005	$687.5	$193.4	$880.9
Additions as a result of the Allrecipes.com acquisition (see Note 2)	50.5	—	50.5
Impact of foreign currency translation on goodwill balances outside the United States	—	0.5	0.5
Goodwill charge	—	(187.8)	(187.8)

Balance as of June 30, 2006	$738.0	$6.1	$744.1

        At least annually (in the third quarter), we review the carrying amount of goodwill and other intangibles with indefinite lives in our reporting units for recoverability. Reiman and Books Are Fun are our primary reporting units in Reader's Digest North America and Consumer Business Services, respectively. In interim periods, we continually monitor changes in our businesses for indicators of impairment. Due to the shortfall in Books Are Fun's operating performance relative to our expectations during our peak selling season, we were required to review goodwill balances related to this business in the second quarter of 2006. The decline in performance was attributed to competitive pressure on margin and turnover of independent sales representatives. Based on our assessment, Books Are Fun recorded a charge of $(187.8) in the second quarter of 2006 to write off its remaining goodwill. During our annual review in 2005, we also recorded a goodwill charge of $(129.0). The fair value of Books Are Fun was determined by a third-party appraiser using a combination of discounted net cash flows and an assessment of comparable companies in the marketplace. The annual recoverability tests for the other reporting units were performed during the third quarter and we determined that no other goodwill and intangible losses have occurred.

        The following categories of acquired intangible assets are included in other intangible assets, net as of June 30, 2006 and 2005:

	2006		2005
	Gross	Net	Gross	Net
Intangible assets with indefinite lives:
Tradenames	$93.3	$93.3	$89.7	$89.7
Intangible assets with finite lives:
Licensing agreements	60.0	28.2	57.3	31.9
Customer lists	138.3	6.1	137.8	16.2
Other intangibles, including tradenames and noncompete agreements	9.2	6.8	3.0	—

Total intangible assets	$300.8	$134.4	$287.8	$137.8

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 6 Goodwill and other intangible assets, net (Continued)

        Amortization related to intangible assets with finite lives amounted to $(16.5), $(36.9) and $(39.6) for the years ended June 30, 2006, 2005 and 2004, respectively. The remaining weighted average amortization period of our intangible assets is 3.1 years. Our World's Finest Chocolate licensing agreement (detailed below) is principally amortized over the initial 10-year contract term, with a portion being amortized over the remaining 15-year term of our amended agreement. Customer lists are being amortized principally between three and six years from the date of acquisition. Our most significant customer list intangible was purchased as part of the Reiman acquisition, which will be fully amortized over the next two years. See Note 2, Acquisitions, for details on the intangibles acquired as part of the Allrecipes.com acquisition.

        Estimated fiscal year amortization expense for intangible assets with finite lives is as follows: fiscal 2007—$12.7; fiscal 2008—$8.2; fiscal 2009—$7.6; fiscal 2010—$7.0 and fiscal 2011—$1.1.

Licensing agreement

        In May 2000, QSP, Inc. entered into a long-term licensing agreement with World's Finest Chocolate, Inc. The cost associated with the agreement was assigned to licensing agreements and is included in other intangible assets, net on the balance sheets. In September 2002, this agreement was amended to extend the term of the original agreement by 10 years, reduce the annual minimum tonnage purchase requirements, favorably adjust pricing and permit QSP to sell World's Finest Chocolate products through marketing channels other than fundraising, under specified circumstances. The cost associated with the agreement was assigned to licensing agreements and is included in other intangible assets, net on the balance sheets. Amounts paid to amend the agreement have been assigned to various amortization periods ranging from 5 to 15 years (the remaining period of the amended agreement). This asset will be substantially amortized by 2010.

        The approximate annual minimum purchase amounts and related charges under the amended agreement by calendar year are: 2005—$58.8; 2006—$51.5; 2007—$64.4; 2008—$66.0; 2009—$67.6; and approximately $78.7 per year from 2010 through 2020. These amounts are estimates based on defined minimum tonnage requirements, as stipulated in the amended agreement, and nominal price increases. During the fourth quarter of 2006, we determined that it was probable that we will not meet the calendar 2006 minimum tonnage purchase commitment under this agreement and, accordingly, recorded a charge of $(5.6). In 2005, we met the minimum purchase requirement under this agreement. However, in 2004, we did not meet the minimum purchase requirements and, accordingly, recorded a charge of $(0.8).

Note 7 Financial instruments

Risk management and objectives

        The functional currency for our foreign operations is the local currency. In the normal course of business, substantially all of the transactions of our foreign operations occur in the local currency. We purchase forward contracts to minimize the effect of fluctuating currencies on specifically identifiable transactions. These transactions were minimal in 2006, 2005 and 2004.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 7 Financial instruments (Continued)

        As a matter of policy, we do not speculate in financial markets and, therefore, we do not hold financial instruments for trading purposes. We continually monitor foreign currency risk and our use of derivative instruments.

Derivative instruments

        Cash flow hedges—There were no material cash flow hedges as of June 30, 2006 or June 30, 2005. In 2004, we terminated our interest rate caps with a notional value of $250.0 and recognized the remaining unrealized loss on those instruments, $(1.3), in interest expense. In addition, in the fourth quarter of 2005, we terminated our 2002 Credit Agreements. As a result, we terminated our remaining interest rate caps with a notional value of $150.0 and recognized the remaining unrealized loss on those instruments, $(0.4) in interest expense.

        As of June 30, 2004, the fair values of our interest rate caps were largely unchanged. For 2004, the fair value of our interest rate caps decreased, resulting in a loss of $(0.1), net of deferred taxes of zero. This change is reported in accumulated other comprehensive (loss) income, which is included in stockholders' equity on the balance sheets. The unrealized gains and losses were deferred and recognized in earnings when the related interest expense was recognized.

Note 8 Pension plans and other postretirement benefits

Defined benefit pension plans

        We offer defined benefit plans for all of our eligible employees in the United States and in several international markets. Our measurement date for these plans is March 31. Contributions to these plans meet the minimum funding requirements in each respective market. Benefit payments are principally based on a combination of years of service and compensation.

U.S. plans

        In the U.S. we maintain funded and unfunded defined benefit plans. The Reader's Digest Association, Inc. Retirement Plan (Retirement Plan) is our largest plan. It comprises almost 84% of our total U.S. benefit obligation and all of our U.S. plan assets.

        Because the Retirement Plan is over-funded, we have not made any contributions in 2006, 2005 or 2004, nor do we expect to make any contributions in fiscal 2007.

        Our unfunded plans were established for certain officers. Since these plans are only available to certain executives, they are not qualified under the Internal Revenue Code (IRC). We fund the benefit payments under these plans as they arise.

        The overriding principle followed in managing our Retirement Plan assets is to obtain a reasonable rate of return in terms of both income and appreciation, consistent with the "Prudent Man" Rule of the Employee Retirement Income Security Act of 1974 (ERISA), while providing liquidity to satisfy short-term obligations.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 8 Pension plans and other postretirement benefits (Continued)

        The table below details our current and target asset allocation as of our measurement date.

	Actual allocation as of March 31,
			Target allocation range
Asset Class
	2006	2005
Equities	69%	68%	52%—72%
Fixed income	24%	26%	23%—35%
Other	7%	6%	0%—19%

Total	100%	100%

        Equities include companies with both large and small market capitalizations, as well as listed companies in international markets. Our allocation tends to be heavily weighted in favor of large capitalized companies. More than half of the Retirement Plan's funds are invested in equity markets because these investments tend to provide better returns and offer some protection from inflation. Fixed income securities are included in the portfolio to protect the Retirement Plan's assets from inflation and to preserve capital. Other assets, including private equity and real estate investments, are utilized to a small extent to take advantage of investments that provide higher returns. The Retirement Plan allows investment managers to invest in derivative instruments, provided that certain criteria specified in the plan's investment policy are satisfied.

        The expected rate of return on plan assets is a significant driver in calculating our net pension (benefit) cost. In order to calculate our 2006 and 2005 (benefit) cost, we used an expected return on plan assets of 8.50%. This rate was based on an analysis of historical returns generated by asset classes in which our funds are invested and on projected returns for portfolios with assets similar to ours.

        Estimated benefit payments during the next 10 years are expected to be, by fiscal year: 2007—$42.2; 2008—$41.9; 2009—$42.7; 2010—$45.0; 2011—$41.9 and from 2012 to 2016—a total of $221.5.

International plans

        We also offer defined benefit pension plans in several markets outside the United States. For the material plans, in fiscal 2007, we expect to contribute $8.8.

        The table below reflects the actual allocation of assets held for our international plans and the allocation required pursuant to our most recent investment policy for these plans. These percentages have been calculated on a weighted average basis because the assets comprised several plans.

	Actual allocation as of March 31,
Asset Class			Target allocation
	2006	2005
Equities	68%	64%	61%
Fixed income	32%	36%	39%

Total	100%	100%

        Similar to the U.S. plans, the expected rate of return on plan assets is a significant driver in calculating the net pension (benefit) cost for our international plans. In order to calculate our 2006,

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 8 Pension plans and other postretirement benefits (Continued)

2005 and 2004 expense, we used a return on plan assets of 6.92%, 6.92% and 6.77%, respectively. These rates were based on a methodology similar to that used to determine the rate of return for our Retirement Plan.

        Estimated benefit payments during the next 10 years are expected to be, by fiscal year: 2007—$11.8; 2008—$11.8; 2009—$13.0; 2010—$12.7; 2011—$13.2 and from 2012 to 2016—a total of $75.7.

Assumptions

        The table below outlines the weighted average assumptions used to determine our projected benefit obligation as of year-end and pension (benefit) cost for the fiscal year for:

U.S. plans	2006	2005	2004
Benefit obligation
Discount rate	6.00%	5.75%	5.75%
Compensation increase rate	4.00%	4.00%	4.50%
Pension (benefit) cost
Discount rate	5.75%	5.75%	6.25%
Compensation increase rate	4.00%	4.50%	4.50%
Long-term rate of return on plan assets	8.50%	8.50%	8.75%
International plans	2006	2005	2004
Benefit obligation
Discount rate	4.92%	5.36%	5.50%
Compensation increase rate	3.80%	3.66%	3.70%

Pension (benefit) cost
Discount rate	5.36%	5.50%	5.58%
Compensation increase rate	3.66%	3.70%	3.63%
Long-term rate of return on plan assets	6.92%	6.92%	6.77%

        Components of net periodic pension (benefit) cost are as follows:

	U.S. Plans
	2006	2005	2004
Service cost	$10.2	$11.2	$11.3
Interest cost	29.7	29.7	31.4
Expected return on plan assets	(52.2)	(55.0)	(50.1)
Amortization	(0.7)	(0.7)	(0.7)
Recognized actuarial loss	4.2	1.0	2.1

Net periodic pension (benefit) cost	$(8.8)	$(13.8)	$(6.0)

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 8 Pension plans and other postretirement benefits (Continued)

	International plans
	2006	2005	2004
Service cost	$6.2	$7.5	$7.4
Interest cost	14.7	14.8	13.4
Expected return on plan assets	(16.8)	(17.3)	(14.0)
Amortization	(0.4)	(0.4)	(0.5)
Recognized actuarial gain	2.9	2.2	3.1
Settlements	(0.6)	0.6	(1.5)
Curtailments and other items	(0.4)	(0.1)	0.4

Net periodic pension (benefit) cost	$5.6	$7.3	$8.3

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 8 Pension plans and other postretirement benefits (Continued)

        A reconciliation of the beginning and ending balances of benefit obligations and fair value of plan assets and the funded status of the defined benefit pension plans is as follows:

	U.S. plans		International plans
	2006	2005	2006	2005
Change in benefit obligation:
Benefit obligation at beginning of year	$540.6	$542.0	$279.7	$267.4
Service cost	10.2	11.2	6.2	7.5
Interest cost	29.7	29.7	14.7	14.8
Participant contributions	—	—	1.4	2.0
Actuarial loss	(10.7)	1.1	33.0	8.3
Exchange rate changes	—	—	13.7	(0.6)
Settlements	—	—	(4.3)	(6.8)
Benefits paid	(42.1)	(43.4)	(12.1)	(12.9)

Benefit obligation at end of year	527.7	540.6	332.3	279.7

Change in plan assets:
Fair value at beginning of year	635.3	626.4	237.3	221.5
Actual return on plan assets	85.1	44.8	51.7	20.8
Employer contribution	7.9	7.5	6.1	10.6
Participant contributions	—	—	1.4	2.0
Exchange rate changes	—	—	13.5	2.1
Settlements	—	—	(4.3)	(6.8)
Benefits paid	(42.1)	(43.4)	(12.1)	(12.9)

Fair value at end of year	686.2	635.3	293.6	237.3

Funded status	158.5	94.7	(38.7)	(42.4)
Unrecognized actuarial loss	63.4	111.0	83.0	83.5
Unrecognized transition (asset) obligation	—	—	(1.0)	(1.3)
Unrecognized prior service cost	(4.0)	(4.6)	(3.5)	(3.3)
Employer—fourth quarter contribution	1.8	1.9	1.8	1.7

Net amount recognized	$219.7	$203.0	$41.6	$38.2

        The accumulated benefit obligation (the actuarial present value of benefits earned, excluding future compensation increase assumptions) for our U.S. plans was $519.7 and $531.6 as of June 30, 2006 and 2005, respectively. The accumulated benefit obligation for our international plans was $296.1 and $247.6 as of June 30, 2006 and 2005, respectively.

Other postretirement benefits

        We provide medical and dental benefits to certain retired employees and their dependents. The plans that provide these benefits cover all of our eligible employees in the United States who were hired before July 1, 2005 and, to a lesser extent, employees in Canada.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 8 Pension plans and other postretirement benefits (Continued)

        The table below outlines the weighted average assumptions used to determine our postretirement benefit obligation as of year-end and our postretirement cost for the fiscal year:

	2006	2005	2004
Postretirement benefit obligation
Discount rate	6.00%	5.75%	5.75%
Healthcare cost trend rate assumed for next year	8.90%	10.00%	11.50%
Rate to which the cost trend rate is assumed to decline	5.00%	5.00%	5.00%
Number of years to ultimate trend rate	7	8	9
Postretirement cost
Discount rate	5.75%	5.75%	6.19%
Healthcare cost trend rate assumed for next year	10.00%	11.50%	13.00%
Rate to which the cost trend rate is assumed to decline	5.00%	5.00%	5.00%
Number of years to ultimate trend rate	8	9	10

        Components of net periodic postretirement (benefit) cost are as follows:

	2006	2005	2004
Service cost	$0.7	$1.1	$1.3
Interest cost	4.3	5.1	6.0
Amortization	(2.8)	(1.8)	(1.0)

Net periodic postretirement (benefit) cost	$2.2	$4.4	$6.3

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 8 Pension plans and other postretirement benefits (Continued)

        A reconciliation of the beginning and ending balances of benefit obligations and fair value of plan assets and the funded status of the plans is as follows:

	2006	2005
Change in benefit obligation:
Benefit obligation at beginning of year	$88.7	$92.1
Service cost	0.7	1.1
Interest cost	4.3	5.1
Actuarial (gain)	(12.6)	(4.5)
Plan amendments	(11.4)	—
Exchange rate changes	0.2	0.2
Benefits paid	(5.1)	(5.3)

Benefit obligation at end of year	64.8	88.7

Change in plan assets:
Fair value at beginning of year	—	—
Employer contribution	5.1	5.3
Benefits paid	(5.1)	(5.3)

Fair value at end of year	—	—

Funded status	(64.8)	(88.7)
Unrecognized actuarial gain	(18.6)	(5.9)
Unrecognized transition obligation	0.5	0.5
Unrecognized prior service cost	(16.5)	(8.0)
Employer contributions in the fourth quarter	1.5	1.2

Net amount recognized	$(97.9)	$(100.9)

        On May 19, 2004, the FASB issued FSP 106-2 "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" which supersedes FSP 106-1 "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003," which was issued on January 12, 2004. This guidance relates to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Medicare Reform Act) signed into law on December 8, 2003. The Medicare Reform Act introduced a prescription drug benefit under Medicare Part D (Part D) and a federal subsidy for sponsors of retiree healthcare benefit plans that provide a benefit that is at least "actuarially equivalent" to Part D. Based on the level of benefits provided under our retiree healthcare plan, the majority of retiree participants are eligible to receive benefits that are at least "actuarially equivalent" to those provided by Part D. Therefore, as of our March 31, 2004 measurement date, we reflected an $11.2 benefit as an unrecognized actuarial gain. This gain will be amortized as a component of net periodic postretirement cost over ten years.

        Assumed healthcare cost trend rates have a significant effect on the amounts reported for postretirement benefits. A one-percentage-point increase in assumed healthcare cost trend rates would increase the total of the service and interest cost components by $0.4 and the postretirement benefit obligation by $5.9 for the year ended June 30, 2006. A one-percentage-point decrease in assumed

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 8 Pension plans and other postretirement benefits (Continued)

healthcare cost trend rates would decrease the total of the service and interest cost components by $(0.4) and the postretirement benefit obligation by $(5.1) for the year ended June 30, 2006.

        Estimated benefit payments during the next 10 years are expected to be, by fiscal year: 2007—$6.5; 2008—$6.5; 2009—$6.5; 2010—$6.5; 2011—$6.5; and from 2012 to 2016—a total of $30.0. Estimated receipts pursuant to the Medicare Reform Act during the next 10 years are expected to be, by fiscal year: 2007—$0.7; 2008—$0.8; 2009—$0.8; 2010—$0.9; 2011—$0.9; and from 2012 to 2016—a total of $5.0.

Balance sheet classification

        Amounts recognized on the balance sheets related to our material pension and postretirement plans are as follows:

	Pension benefits		Other benefits
	2006	2005	2006	2005
Assets	$325.0	$308.0	$—	$—
Liabilities	(114.9)	(127.0)	(97.9)	(100.9)
Accumulated other comprehensive income	51.2	60.2	—	—

Net amount recognized	$261.3	$241.2	$(97.9)	$(100.9)

        Balances of pension plans with projected and accumulated benefit obligations in excess of the fair value of plan assets are as follows:

	Plans with projected benefit obligations in excess of plan assets		Plans with accumulated benefit obligations in excess of plan assets
	2006	2005	2006	2005
Projected benefit obligation	$370.5	$325.1	N/A	N/A
Accumulated benefit obligation	N/A	N/A	$340.5	$299.9
Fair value of plan assets	$222.6	$172.1	$222.6	$172.1

Note 9 Employee equity compensation plans

        We maintain several employee compensation plans relating to stock or stock-based awards, including stock options, restricted stock and phantom stock.

        The Compensation and Nominating Committee of the Board of Directors (the Committee) approved the 2005 Key Employee Long-Term Incentive Plan (the 2005 Plan) in August 2005. Under the 2005 Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance units, performance shares and other stock-based awards to eligible employees. The Committee may grant up to a maximum of 2,900,000 underlying shares of Common Stock under the 2005 Plan. In addition, 566,790 underlying shares available for grant under the 2002 Key Employee Long-Term Incentive Plan became available for issuance under the 2005 Plan.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 9 Employee equity compensation plans (Continued)

        As discussed in Note 1, Organization and Summary of Significant Accounting Policies, effective July 1, 2005, we adopted the fair-value recognition provisions of SFAS No. 123R and SAB 107 using the modified prospective transition method; therefore, prior periods have not been restated. Compensation cost recognized in 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of July 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and compensation cost for all share-based payments granted subsequent to July 1, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R.

Stock options

        Stock options are granted with exercise prices not less than the fair market value of our Common Stock at the time of the grant and with an exercise term (as determined by the Committee) not to exceed 10 years. The Committee determines the vesting period for our stock options. Generally, such stock options become exercisable equally over four years. Option awards usually provide for accelerated vesting upon retirement, death or disability. In 2006, 2005 and 2004, we granted 1.3 million, 1.9 million and 1.7 million options, respectively.

        In accordance with APB No. 25, no stock-based compensation cost related to stock options was recognized in the statements of operations for 2005 and 2004, as all options granted in these periods had an exercise price equal to the market price at the date of grant. As a result of adopting SFAS No. 123R, our loss before taxes and net loss for 2006 are $(6.6) and $(4.2) higher, respectively, than if we had continued to account for stock-based compensation under APB No. 25. This resulted in an increase in our reported basic and diluted loss per share of $(0.04) for 2006. Compensation expense is recognized in the promotion, marketing and administrative expenses line item of our statements of operations on a ratable basis over the vesting periods. There were no capitalized stock-based compensation costs at June 30, 2006. As of June 30, 2006, there was $6.6 of total unrecognized compensation cost related to nonvested stock options to be recognized over a weighted-average period of 1.2 years.

        The intrinsic values of options exercised during 2006 and 2005 were not significant. The total cash received from the exercise of stock options was $0.7, $1.0 and zero for 2006, 2005 and 2004, respectively, and is classified as financing cash flows. Shares are issued from treasury stock upon exercise of the options. Prior to the adoption of SFAS No. 123R, we presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the statements of cash flows. SFAS No. 123R requires that cash flows from tax benefits attributable to tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) be classified as financing cash flows. We did not have any excess tax benefits in 2006.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 9 Employee equity compensation plans (Continued)

        The fair values of the options granted were estimated on the date of their grant using the Black-Scholes option-pricing model on the basis of the following weighted average assumptions:

	2006	2005	2004
Risk-free interest rate	4.2%	3.4%	3.3%
Expected life	6.25 years	4.1 years	4.1 years
Expected volatility	31.7%	32.9%	35.7%
Expected dividend yield	2.6%	1.2%	1.4%
Weighted-average fair value of options granted	$4.39	$4.43	$3.72

        The risk-free interest rate for the periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. In 2005 and 2004, the expected life was based on historical exercises and terminations. Due to the insignificant number of stock option exercises during the past three fiscal years, in 2006 we have estimated the expected life of options granted to be the midpoint between the average vesting term and the contractual term. The expected volatility for the periods with the expected life of the option is determined using historical volatilities based on historical closing stock prices. The expected dividend yield is based on our annual dividend in relation to our historical average stock price. The increase in the dividend yield is attributed to the increased quarterly dividend beginning February 15, 2005.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 9 Employee equity compensation plans (Continued)

        Changes in outstanding options are as follows:

	Options	Weighted average exercise price	Weighted average remaining contractual term (yrs.)	Aggregate intrinsic value
	(000's)
Outstanding at June 30, 2003	12,167	$28.10
Granted	1,731	$13.42
Exercised	—	—
Canceled	(1,416)	$31.21

Options outstanding at June 30, 2004	12,482	$25.66
Granted	1,855	$15.74
Exercised	(66)	$14.59
Canceled	(1,514)	$30.20

Options outstanding at June 30, 2005	12,757	$23.76
Granted	1,337	$15.12
Exercised	(46)	$14.26
Canceled	(1,284)	$28.60

Options outstanding at June 30, 2006	12,764	$22.41	5.1	$0.7

Options vested or expected to vest at June 30, 2006	12,380	$22.63	5.0	$0.7

Options exercisable at June 30, 2006	9,252	$25.19	3.9	$0.4

Options available for grant at June 30, 2006	3,598

        The table below presents the pro forma effect on net (loss) income and basic and diluted (losses) earnings per share if we had applied the fair-value recognition provision to options granted under our stock option plans in 2005 and 2004. For purposes of this pro forma disclosure, the values of the options are estimated using the Black-Scholes option-pricing model and amortized to expense over the options' vesting periods.

	2005	2004
Net (loss) income
As reported	$(90.9)	$49.5
Pro forma	$(97.1)	$38.8
(Loss) earnings per share
As reported—basic	$(0.95)	$0.50
Pro forma—basic	$(1.01)	$0.39
As reported—diluted	$(0.95)	$0.49
Pro forma—diluted	$(1.01)	$0.38

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 9 Employee equity compensation plans (Continued)

        For the years ended June 30, 2005 and 2004, $(6.9) and $(6.6), net of tax, respectively, of expenses related to restricted stock and other stock-based compensation are included in our net (loss) income and (loss) earnings per share, as reported.

Restricted and deferred stock

        Restricted stock are shares of Common Stock that are subject to restrictions on transfer and risk of forfeiture until the fulfillment of specified conditions. In 2005 and 2004, the market value of restricted stock awards on the date of grant was recorded as a reduction of capital stock. In connection with the adoption of SFAS No. 123R in 2006, we reclassified the unamortized restricted stock to paid-in capital. Restricted stock is expensed ratably over the term of the restriction period, ranging from two to four years.

        Deferred stock are rights to receive shares of Common Stock upon the fulfillment of specified conditions. We offer deferred stock outside the United States. Deferred stock is similar to restricted stock in all respects, except that deferred stock is issued to the employee at the completion of the vesting period.

        We recognized expense for 2006, 2005 and 2004 of $(7.7), $(11.2) and $(10.2), respectively, before taxes of $2.9, $4.2 and $3.8, respectively, for these awards. We granted 102,850 shares, 511,000 shares and 764,300 shares of restricted stock to employees during 2006, 2005 and 2004, respectively. In addition, we granted 71,300 shares, 118,900 shares and 119,400 shares of deferred stock to employees during 2006, 2005 and 2004, respectively.

        A summary of the status of our nonvested shares for both restricted and deferred stock as of June 30, 2006 is as follows:

Nonvested shares	Shares	Weighted average grant date fair value
	(000's)
Nonvested at June 30, 2005	2,416	$15.01
Granted	174	$15.09
Vested*	(810)	$15.58
Forfeitures	(105)	$14.76

Nonvested at June 30, 2006	1,675	$14.76

    *
    The shares vested during 2006 include approximately 242,000 shares of our Common Stock surrendered by employees in order to fulfill their tax withholding obligations.

        The fair value of nonvested shares is determined based on the average of the high and low stock price of our Common Stock on the grant date. The weighted-average grant date fair values of nonvested shares granted during 2006, 2005 and 2004 were $15.09, $15.64 and $13.53, respectively. As of June 30, 2006, there was $4.5 of total unrecognized compensation cost related to nonvested restricted and deferred stock arrangements to be recognized over a weighted-average period of 1.5 years.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 9 Employee equity compensation plans (Continued)

Performance shares

        Performance shares give the recipients the right to receive cash equal to the value of shares of Common Stock that are earned if specific performance goals are achieved during a specific performance period. Compensation cost related to performance shares is based on management's best estimate as to whether or not the performance criteria will be satisfied and the market price of our shares on the date of the financial statements. This amount is recognized ratably over the performance period. Adjustments based on changes in our estimate of whether the performance criteria will be satisfied and changes in the market value of our shares are recorded in the period in which the change occurs. In 2004, we awarded performance shares for the 2004-2005 performance period. For this performance period, $4.9 was distributed in fiscal 2006. We have recorded $(1.9) and $(3.0) as expense during 2005 and 2004, respectively, for this award.

Restricted stock units

        A restricted stock unit is the right to receive cash equal to the value of a share of Common Stock upon the fulfillment of specified conditions. Compensation cost related to restricted stock units granted in 2006 under the 2005-2007 and 2006-2008 plans are performance based awards. Compensation cost related to these awards is based on management's best estimate as to whether or not the performance criteria will be satisfied and the market price of our shares on the date of the financial statements. This amount is recognized ratably over the performance period. Adjustments based on changes in our estimate of whether the performance criteria will be satisfied and changes in the market value of our shares are recorded in the period in which the change occurs. We granted 973,310 restricted stock units in 2006 for the 2005-2007 and 2006-2008 performance periods. We have recorded $(3.7) and $(2.1) as expense during 2006 and 2005, respectively, for these awards.

Employee stock purchase plans

        Under the U.S. Employee Stock Purchase Plan (ESPP), we are authorized to issue up to 2,650,000 shares of Common Stock (330,000 shares per annum), principally to our full-time employees in the United States, nearly all of whom are eligible to participate. Under the terms of the ESPP, employees can choose every six months to have up to 10% of their annual base earnings withheld to purchase Common Stock. Effective July 1, 2005, the purchase price of the shares to 95% of the market price of the stock on the last day of the purchase period. Prior to July 1, 2005, the purchase price of the shares was 85% of the lower of the fair market values of the Common Stock on the first and last days of the six-month purchase period. In 2006, 2005 and 2004 approximately 22%, 27% and 25% of eligible employees participated in the ESPP, respectively.

        Several of our international subsidiaries have employee stock purchase plans (international ESPP) under which we are authorized to issue up to 400,000 shares of Common Stock to our full-time employees. The terms of the international ESPP in most locations are essentially the same as the ESPP.

        Under the ESPP and the international ESPP, employees purchased 110,663 shares in 2006, 196,707 shares in 2005, and 215,011 shares in 2004

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 9 Employee equity compensation plans (Continued)

Other compensation plans

        Employee ownership plan and 401(k) partnership (the 401(k) plan)—The 401(k) plan consists of both a profit-sharing plan and a savings plan under section 401(k) of the IRC. The savings plan component allows employees to make pre-tax contributions to their accounts, which may be invested in specified investment alternatives. We may match employee contributions to the extent determined by our Board of Directors. The matching contributions vest 20% per annum over a five-year period. Our contributions to the 401(k) plan, including matching contributions, were $3.6, $3.5 and $3.9 for 2006, 2005 and 2004, respectively.

Note 10 Income taxes

        Income (loss) before provision for income taxes is as follows:

	2006	2005	2004
United States	$(189.1)	$(176.1)	$33.0
International	102.5	96.7	33.1

Income (loss) before provision for income taxes	$(86.6)	$(79.4)	$66.1

        Components of the provision (benefit) for income taxes attributable to income from operations are as follows:

	2006	2005	2004
Current
U.S. federal	$4.7	$3.2	$(9.5)
U.S. state and local	(0.1)	1.3	2.2
International	28.5	27.2	19.1

Total current	$33.1	$31.7	$11.8

Deferred
U.S. federal	$(3.8)	$(15.9)	$19.9
U.S. state and local	3.0	(2.7)	1.4
International	(1.5)	(1.6)	(16.5)

Total deferred	(2.3)	(20.2)	4.8

Provision for income taxes	$30.8	$11.5	$16.6

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 10 Income taxes (Continued)

        A reconciliation between the statutory U.S. federal income tax rate and the effective income tax rate is as follows:

	2006	2005	2004
U.S. statutory tax rate	35.0%	35.0%	35.0%
International operations	(1.0)	5.0	(11.6)
State taxes	(1.0)	3.8	3.6
Non taxable loss (gain) from disposition of assets	0.6	1.8	(3.2)
Changes in valuation allowance	3.9	(6.1)	7.9
Changes in tax accrual	(0.3)	6.2	(8.0)
Goodwill charge	(75.9)	(56.9)	—
Other operating items	(0.3)	—	0.2
Other	3.3	(3.3)	1.2

Effective tax rate	(35.7)%	(14.5)%	25.1%

        Components of deferred tax assets and liabilities are as follows:

	2006	2005
Accounts receivable and other allowances	$56.7	$52.8
Net operating loss carryforwards	28.0	26.4
Other operating items	3.6	4.7
Tax credit carryforwards	69.8	44.7
Deferred gain on sale of buildings	13.5	14.6
Other accrued items	12.8	14.0

Gross deferred tax assets	184.4	157.2
Valuation allowance	(13.1)	(17.1)

Total net assets	171.3	140.1

Deferred compensation and other employee benefits	(26.6)	(18.7)
Deferred promotion	(11.2)	(10.3)
Depreciation and amortization	(37.7)	(15.4)
Deferred agent commissions	(17.6)	(19.0)
Other	(1.0)	(2.6)

Total net liabilities	(94.1)	(66.0)

Net deferred taxes	$77.2	$74.1

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 10 Income taxes (Continued)

        Balance sheet classifications of deferred tax assets and liabilities are as follows:

	2006	2005
Prepaid expenses and other current assets	$46.3	$47.2
Other noncurrent assets	46.2	39.4
Other current liabilities	(3.7)	(4.5)
Other noncurrent liabilities	(11.6)	(8.0)

Net deferred taxes	$77.2	$74.1

        We have concluded that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets.

        Net operating loss carryforwards of $129.8 at June 30, 2006, are available to reduce future tax obligations of certain foreign and U.S. companies. The net operating loss carryforwards have various expiration dates, the earliest being fiscal 2007, and others having indefinite carryforward periods. In addition, foreign tax credits carryforwards amounting to $58.4 and alternative minimum tax credit carryforwards of $7.9 are available as of June 30, 2006. Foreign tax credit carryforwards have various expiration dates beginning in fiscal 2012; alternative minimum tax credit carryforwards have an indefinite life.

        Approximately $3.7 of deferred tax expense and $1.9 of deferred tax benefit are included as a component of stockholders' equity for 2006 and 2005, respectively.

        A provision has not been made for U.S. income taxes and foreign withholding taxes that would be payable if undistributed earnings of the foreign subsidiaries of approximately $153.9 as of June 30, 2006, were distributed to us in the form of dividends because the company intends to permanently reinvest such foreign earnings. A determination of the amount of the unrecognized deferred tax liability related to undistributed earnings is not practical.

        The company is undergoing various federal, foreign, state and local audits. The company has reasonably estimated and appropriately accrued for its probable liabilities.

Note 11 Debt

        Our primary debt obligations as of June 30, 2006 are our borrowings under our $500.0 Five-Year Revolving Credit Agreement (2005 Credit Agreement) and $300.0 in senior unsecured notes.

2005 Credit agreement

        On April 14, 2005, we entered into a $400.0 Five-Year Revolving Credit Agreement to retire all outstanding borrowings under our Five-Year Revolving Credit and Competitive Advance Facility Agreement and $950.0 Term Loan Agreement (collectively referred to as the 2002 Credit Agreements) and for general corporate purposes. Financing fees of $(1.6) related to the 2005 Credit Agreement were deferred and are amortized on a straight-line basis over the life of the 2005 Credit Agreement. In connection with the termination of the 2002 Credit Agreements, we recorded a write-off of $(7.3) in

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 11 Debt (Continued)

the fourth quarter of 2005 related to the associated capitalized financing fees and the discontinuance of the related interest rate protection agreements.

        On April 19, 2006, we entered into an amendment to our 2005 Credit Agreement, which increased the aggregate principal amount available to $500.0, increased the maximum leverage ratio (as defined in the amendment) and increased pricing when the leverage ratio is at higher levels. The interest rate on the 2005 Credit Agreement is currently at LIBOR plus 125 basis points and is subject to change based on our leverage ratio (as defined in the 2005 Credit Agreement). The 2005 Credit Agreement contains financial covenants that require us to maintain minimum interest coverage and maximum leverage ratios, and it is secured by the stock of a substantial portion of our subsidiaries. Financing fees of $(0.3) related to the amendment to the 2005 Credit Agreement were deferred and are amortized on a straight-line basis over the life of the 2005 Credit Agreement.

Senior notes

        During the third quarter of 2004, we completed a private placement, with registration rights, of $300.0 of 6 1/2% senior unsecured notes due in 2011 (Senior Notes) in order to refinance amounts outstanding under the $950.0 Term Loan Agreement. In the fourth quarter of 2004, these notes were exchanged for notes that were registered under the Securities Act of 1933. The proceeds from this offering were used to repay $294.0 of principal outstanding under the $950.0 Term Loan Agreement, with the remainder used to pay a portion of the financing costs.

Debt maturities and interest expense

        Total debt maturities during the next five years are as follows:

2007	$—
2008	—
2009	—
2010	395.00
2011	300.00

Total	$695.00

        At June 30, 2006 and 2005, we had borrowings of $695.0 and $559.2 outstanding, respectively, which are classified as long-term debt on the balance sheets.

        In 2006, 2005 and 2004, we recorded interest expense, net of $(41.0), $(46.2), and $(49.8), respectively. Interest expense in 2005 included the write-off of financing fees of $(6.9) as a result of the termination of the 2002 Credit Agreements as well as the associated discontinuance of the related interest rate protection agreements of $(0.4). Interest expense in 2004 included the write-off of financing fees of $(6.0) as a result of the refinancing and certain other transactions described above and the write-off of $(1.3) related to the termination of some of our interest rate caps that were no longer required (see Note 7, Financial Instruments). The weighted average interest rate on our borrowings charged by our lenders in 2006, 2005 and 2004 was 6.0%, 5.3% and 4.4%, respectively.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 11 Debt (Continued)

Lines of credit

        International lines of credit and overdraft facilities totaled $31.6 at June 30, 2006 and $27.7 at June 30, 2005, of which $13.7 and zero were outstanding at June 30, 2006 and 2005, respectively. These lines of credit are subject to renewal annually.

Note 12 Capital stock

        Preferred stock consists of the following as of June 30:

	2006	2005
First preferred stock, par value $1.00 per share; authorized 40,000 shares; issued and outstanding 29,720 shares	$3.0	$3.0
Second preferred stock, par value $1.00 per share; authorized 120,000 shares; issued and outstanding 103,720 shares	10.3	10.3
Third subordinated preferred stock, par value $1.00 per share; authorized 230,000 shares; issued and outstanding 155, 022 shares	15.5	15.5
Preference stock, par value $0.01 per share; authorized 25,000,000 shares; issued and outstanding none	—	—

Total preferred stock	$28.8	$28.8

        All shares of preferred stock have a preference in liquidation of $100.00 per share. The difference between the aggregate par value and liquidation preference has been appropriated from retained earnings and is shown as part of the value of preferred stock. At our option and at any time, all preferred stock is redeemable at $105.00 per share plus accrued dividends. The terms of the first preferred stock and the second preferred stock provide for annual cumulative dividends of $4.00 per share. The terms of the third subordinated preferred stock provide for annual cumulative dividends of $5.00 per share. Preferred stockholders do not have any voting rights.

Share repurchase authorization

        On April 28, 2005, our Board of Directors authorized our repurchase of up to $100.0 of our Common Stock over the succeeding two years and rescinded its May 2001 authorization to repurchase up to $250.0 of our Common Stock. Under the April 2005 authorization, we repurchased 4.3 million shares for $63.2 in 2006. Since the April 2005 authorization, we repurchased 4.7 million shares for $70.2. We had not repurchased any shares under the May 2001 authorization since fiscal 2002.

Note 13 Commitments and contingencies

General litigation

        From time to time, we are involved in a variety of claims, lawsuits, investigations and proceedings that arise in the ordinary course of business. We cannot predict the ultimate outcome of these matters with certainty. Management believes that the ultimate outcome of these matters will not have a material adverse effect on our financial position or results of operations, although our results and cash

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 13 Commitments and contingencies (Continued)

flow could be significantly unfavorably affected in the reporting periods in which these matters are resolved.

Supply and service agreements

        We maintain several long-term agreements with vendors primarily for the purchase of paper, printing and fulfillment services. These agreements expire at various times through fiscal 2010.

        In the normal course of business, we enter into long-term arrangements with suppliers for raw materials and merchandise, including our agreement with World's Finest Chocolate (see Note 6, Goodwill and Other Intangible Assets, Net, for additional information), and with other parties whose recordings or works we use in our products. These arrangements may contain minimum purchase requirements. We enter into these agreements to facilitate an adequate supply of materials and to enable us to develop better products for sale to our customers.

Sale and leaseback

        On December 22, 2004, we completed the sale and partial leaseback of our corporate headquarters facility in Westchester, New York. Under the agreement, we received $48.5 in cash and will receive an additional $10.0 on the second anniversary of closing. The gain of $24.7, based on total consideration, was deferred and is being amortized over the initial 20-year lease term as a reduction in rent expense. During the lease term, we will make annual minimum lease payments of approximately $3.1, subject to increases every five years based on changes in the Consumer Price Index. In addition, we have leased additional space for three years in this facility at an annual cost of $0.7.

Lease obligations

        We occupy certain facilities under lease arrangements and lease certain equipment.

        Rental expense and sublease income are as follows:

	2006	2005	2004
Rental expense	$26.1	23.6	$18.3
Sublease income	(5.8)	(5.5)	(6.2)

Net rental expense	$20.3	$18.1	$12.1

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 13 Commitments and contingencies (Continued)

        Future minimum rental commitments, net of sublease income, for noncancelable operating leases for the next five fiscal years and thereafter (extending to 2025) are as follows:

	Minimum Rental Payments	Minimum Sublease Income	Net
2007	$25.3	$(6.0)	$19.3
2008	$22.6	$(5.7)	$16.9
2009	$18.2	$(4.9)	$13.3
2010	$16.2	$(2.8)	$13.4
2011	$14.6	$(2.6)	$12.0
Later years	$75.1	$(12.8)	$62.3

Note 14 Segments

        Our businesses are structured into the same three reportable segments (Reader's Digest North America, Reader's Digest International and Consumer Business Services) that our chief operating decision maker uses to assess business performance. In addition to the reportable segments, we separately report Corporate Unallocated expenses, which are expenses not directly attributable to business unit performance. Similarly, we separately report the effects of previously deferred magazine promotion expense, goodwill charges and other operating items, net, because our chief operating decision maker does not factor in these items when assessing business unit performance. Here is a brief description of the activities included within our reportable segments.

Reader's Digest North America

        This segment comprises our operations in the United States and Canada that publish and market Reader's Digest magazine, Reiman magazines and several special interest magazines. It also includes our operations in the United States and Canada that publish and market Books and Home Entertainment products (including Select Editions, Reader's Digest Young Families, music and video products, and series and general books related to the following affinities: reading, home and health, and entertainment) as well as two new businesses, Allrecipes.com and Taste of Home Entertaining.

        These businesses have a common focus on the direct marketing aspect of new customer acquisition at a minimal cost. The performance of Reader's Digest magazine and our special interest magazines is driven primarily by circulation revenues and, secondarily, by advertising sales. Circulation is also the principal driver of performance for Reiman magazines, which have limited advertising revenues. The results of our Books and Home Entertainment business are driven by the size of our active customer base, new customer acquisition programs, response rates to promotional mailings, customer payment rates and membership in our continuity series business.

Reader's Digest International

        This segment comprises our operations outside of the United States and Canada, with our most significant markets in the United Kingdom, Germany, Central Europe and France. The businesses in

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 14 Segments (Continued)

this segment publish and market Reader's Digest magazine (in numerous editions and languages) and books and home entertainment products (described above).

        The performance of these businesses is driven by factors similar to those in the Reader's Digest North America segment, except that overall results are less sensitive to changes in individual geographic market conditions due to the number of markets in which we operate. The results for Reader's Digest magazine in international markets are driven primarily by circulation and secondarily by advertising revenues. The results of our books and home entertainment products in these markets are driven by the size of our active customer base, new customer acquisition programs, response rates to promotional mailings, customer payment rates and membership in our continuity series business.

Consumer Business Services

        This segment comprises Books Are Fun, our display marketing business, and QSP, our youth fundraising businesses, in the United States and Canada.

        Books Are Fun and QSP principally sell products through non-direct marketing channels, primarily through their sales forces. The performance of these businesses is driven by product selection, the number of accounts or events, the average sales per account or event, and the number of participants in fundraising programs.

Intercompany eliminations and corporate unallocated expenses

        We present our segment revenues and operating (losses) profits consistently with how we manage our operations and how our chief operating decision maker reviews our results. Revenues and expenses attributable to intercompany transactions are included in the results of our reportable segments. Such amounts are eliminated (under the intercompany eliminations caption below) to reconcile our reportable segment amounts to consolidated amounts, as reported in the statements of operations. Accounting policies of our segments are the same as those described in Note 1, Organization and Summary of Significant Accounting Policies. In addition to intercompany revenues and expenses, we separately report Corporate Unallocated expenses, which cover expenses that are not directly attributable to business unit performance. Corporate Unallocated expenses include the cost of governance and other corporate-related expenses, as well as income and expenses associated with our U.S. pension plans and retiree healthcare benefits, and stock and executive compensation programs that are not allocated to the reportable segments.

        We evaluate performance and allocate resources based on operating income from continuing operations excluding other operating items and Corporate Unallocated expenses. Identifiable assets by segment are those assets that are used in the operations of that business. Corporate assets consist primarily of cash and cash equivalents, certain prepaid expenses, marketable securities, certain pension assets, certain fixed assets and certain other current assets. Sales are attributed to countries based on selling location. Long-lived assets are primarily: property, plant and equipment, net; intangible assets, net; and prepaid pension benefits.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 14 Segments (Continued)

Reportable segment financial information

	Years ended June 30,
	2006	2005	2004
Revenues
Reader's Digest North America	$939.4	$917.3	$919.5
Reader's Digest International	$1,031.2	1,012.1	969.5
Consumer Business Services	$445.6	485.1	525.1
Intercompany eliminations	$(30.0)	(24.8)	(25.6)

Total revenues	$2,386.2	$2,389.7	$2,388.5

Operating (loss) profit
Reader's Digest North America	$114.5	$90.8	$76.0
Reader's Digest International	78.3	76.1	57.0
Consumer Business Services	(2.7)	29.4	59.0
Previously deferred magazine promotion expense(1)	—	(77.1)	(27.2)
Goodwill charge(2)	(187.8)	(129.0)	—
Corporate Unallocated	(41.0)	(37.9)	(43.7)
Other operating items, net(3)	(6.8)	14.1	(8.8)

Total operating (loss) profit	$(45.5)	$(33.6)	$112.3

Intercompany eliminations
Reader's Digest North America	$(11.3)	$(9.2)	$(11.3)
Reader's Digest International	(6.3)	(4.0)	(3.3)
Consumer Business Services	(12.4)	(11.6)	(11.0)

Total intercompany eliminations	$(30.0)	$(24.8)	$(25.6)

Assets
Reader's Digest North America	$1,172.7	$1,084.8	$1,178.8
Reader's Digest International	411.7	387.8	421.8
Consumer Business Services	133.0	326.5	456.2
Corporate	$404.7	381.5	378.1

Total assets	$2,122.1	$2,180.6	$2,434.9

(1)
In connection with our change to expensing magazine deferred promotion costs when the promotion is mailed to prospective customers, our reportable segment operating (loss) profit in 2005 includes such expenses as incurred. Amortization of previously deferred promotion costs in 2005 and our deferred promotion charge recorded in the fourth quarter of 2004 are not included in segment results reviewed by our chief operating decision maker. For the year ended June 30, 2005, 81% of amortization of previously capitalized magazine promotion costs was related to Reader's Digest North America and 19% to Reader's Digest International. For the year ended June 30, 2004, 45% of our magazine deferred promotion charge was related to Reader's Digest North America and 55% to Reader's Digest International.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 14 Segments (Continued)

(2)
The goodwill charge related to Books Are Fun, part of the Consumer Business Services reportable segment, is not included in segment results reviewed by our chief operating decision maker. See Note 6, Goodwill and Other Intangible Assets, Net, for additional information.

(3)
Other operating items, net consists of gains on sales of certain non-strategic assets, asset impairments and restructuring charges. Such items are not included in segment results reviewed by our chief operating decision maker. See Note 3, Other Operating Items, Net, for further information. In previous periods, gains on sales of certain non-strategic assets were classified as other (expense) income, net, and have been reclassified to other operating items, net to conform to the current year presentation.

        In 2006, other operating items, net includes: 1) net restructuring charge of ($7.4), principally comprising severance and contract terminations, attributed: 15% to Reader's Digest North America, 31% to Reader's Digest International and 54% to Consumer Business Services, 2) asset impairments of ($2.8), primarily related to Books Are Fun, and 3) gains of $3.4 related to the sales of certain non-strategic assets.

        In 2005, other operating items, net includes gains of $14.1 related to the sales of certain non-strategic assets.

        In 2004, other operating items, net includes: 1) a restructuring charge of ($15.0), principally comprising severance and contract terminations, attributed: 12% to Reader's Digest North America, 61% to Reader's Digest International, 22% to Consumer Business Services and 5% to corporate departments that benefit the entire organization, and 2) gains of $6.2 related to the sales of certain non-strategic assets.

	Years ended June 30,
	2006	2005	2004
Depreciation, amortization and asset impairments
Reader's Digest North America	$16.0	$36.5	$39.9
Reader's Digest International	8.5	7.3	8.1
Consumer Business Services	12.0	9.7	11.5
Goodwill charge	187.8	129.0	—
Corporate	$3.1	3.4	4.8

Total depreciation, amortization and asset impairments	$227.4	$185.9	$64.3

Capital expenditures
Reader's Digest North America	$3.9	$1.4	$1.9
Reader's Digest International	6.6	12.9	3.7
Consumer Business Services	1.9	1.4	2.2
Corporate	7.5	7.8	8.3

Total capital expenditures	$19.9	$23.5	$16.1

The Reader's Digest Association, Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Dollars in millions, except per share data

Note 14 Segments (Continued)

        The following table presents our consolidated net revenues by product:

	Years ended June 30,
	2006	2005	2004
Revenues
Books	$955.1	$971.6	$968.5
Magazines—subscription and other	683.7	689.8	702.7
Magazines—advertising	158.9	153.2	150.0
Music and videos	264.1	262.7	240.3
Food and gift	215.1	215.0	228.7
Other	109.3	97.4	98.3

Total revenues	$2,386.2	$2,389.7	$2,388.5

        Information about geographic areas is as follows:

	Years ended June 30,
	2006	2005	2004
Revenues
United States	$1,202.6	$1,232.6	$1,291.3
International	1,189.2	1,162.6	1,102.1
Inter-area	(5.6)	(5.5)	(4.9)

Total revenues	$2,386.2	$2,389.7	$2,388.5

Revenues inter-area
United States	$(3.5)	$(3.1)	$(2.6)
International	(2.1)	(2.4)	(2.3)

Total revenues inter-area	$(5.6)	$(5.5)	$(4.9)

Long-lived assets, net
United States	$1,309.7	$1,444.6	$1,638.1
International	61.9	63.8	75.3

Total long-lived assets, net	$1,371.6	$1,508.4	$1,713.4

The Reader's Digest Association, Inc. and Subsidiaries

Pro forma combined consolidated statement of operations

for the year ended June 30, 2007

(In millions)

(Unaudited)

	The Reader's Digest Association, Inc. (Historical)	The Reader's Digest Association, Inc. for the period from July 1, 2006 to March 1, 2007	Acquisition and financing adjustments		Pro forma
Revenues	$1,076.4	$1,740.7	$(126.0	)(1)	$2,691.1
Product, distribution and editorial expenses	(496.8)	(748.3)	—		(1,245.1)
Promotion, marketing and administrative expenses	(578.9)	(953.9)	(41.5	)(2)
			30.3	(4)	(1,544.0)
Goodwill and intangible asset impairments	—				—
Other operating items, net	(36.2)	(12.8)	—		(49.0)

Operating (loss) profit	(35.5)	25.7	(137.2)		(147.0)
Interest expense (including amortization of deferred financing costs)	(78.8)	(47.4)	(41.8	)(3)	(168.0)
Gain on recapitalization at WRC Media, Inc.	18.5	—	(18.5	)(5)	—
Other income (expense), net	0.4	(12.8)	20.3	(4)	7.9

Loss before benefit (provision) for income taxes	(95.4)	(34.5)	(177.2)		(307.1)
Income tax benefit (provision)	4.7	(17.9)	58.2	(6)	45.0

Net loss	$(90.7)	$(52.4)	$(119.0)		$(262.1)

See the accompanying notes to pro forma consolidated statement of operations.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to pro forma combined consolidated statement of operations for the year ended June 30, 2007

(In millions)

(Unaudited)

        Unless indicated otherwise, references in these Notes to Pro Forma Consolidated Statement of Operations to "we," "us" and "our" are to The Reader's Digest Association, Inc. and subsidiaries. References to "Reader's Digest" are to the historical business conducted by The Reader's Digest Association, Inc. and subsidiaries prior to March 2, 2007. All references to 2007, unless otherwise indicated, are to fiscal 2007. Our fiscal year is the period from July 1 through June 30.

        The accompanying unaudited pro forma consolidated statement of operations for the year ended June 30, 2007 gives effect to the acquisition of Reader's Digest, the concurrent acquisitions of WRC Media, Inc. (WRC Media) and Direct Holdings U.S. Corp. (Direct Holdings) (collectively the "Acquisitions") and related purchase method of accounting adjustments, as if such events had occurred on July 1, 2006. Our historical statement of operations for the year ended June 30, 2007 only include the operating results of Reader's Digest from the acquisition date of March 2, 2007. As a result, Reader's Digest's operating results for the period from July 1, 2006 to March 1, 2007, are reflected as a pro forma adjustment as if the acquisition occurred on July 1, 2006.

        The pro forma adjustments also include the related financing transactions entered into by The Reader's Digest Association, Inc. in connection with the acquisition: a $1,310.0 seven-year senior secured term loan borrowing, issuance of $600.0 of 9% senior subordinated notes due 2017 (the "Notes") and borrowings under a six-year senior secured $300.0 revolving credit facility (collectively referred to as the "Financing Transactions").

        The Reader's Digest Association, Inc. and subsidiaries unaudited pro forma combined consolidated statement of operations for the year ended June 30, 2007 are derived from The Reader's Digest Association, Inc. and subsidiaries audited consolidated statement of operations. Accordingly the combined consolidated pro forma statement of operations should be read in conjunction with the audited combined consolidated financial statements included within this prospectus.

        The unaudited pro forma combined consolidated statement of operations are for comparative purposes only and do not purport to represent what our results of operations would actually have been had the Acquisitions, related purchase method of accounting adjustments and the Financing Transactions in fact occurred on the assumed date or to project our results of operations for any future date or future period.

        The unaudited pro forma combined consolidated statement of operations for the year ended June 30, 2007 includes the following acquisition and financing adjustments:

(1)
As a result of a purchase accounting fair value adjustment of $191.9 and $3.8 for the Reader's Digest Association, Inc. and WRC Media, respectively, unearned revenue on our balance sheet as of the date of the acquisition is lower than historical unearned revenue.

  The noted fair value adjustments to unearned revenue resulted in a decrease of revenues of $126.0 during the year ended June 30, 2007, as if the adjustment occurred on July 1, 2006. The historical fair value adjustment reduced net revenue by approximately $55.5 for the four-month period ended June 30, 2007, $112.4 to be recognized in fiscal year 2008 and the remaining balance of $26.6 is expected to be recognized in the fiscal years thereafter.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to pro forma combined consolidated statement of operations for the year ended June 30, 2007 (Continued)

(In millions)

(Unaudited)

(2)
To give effect to the following changes in promotion, marketing and administrative expenses:

Pro forma adjustment from July 1, 2006 to March 1, 2007
Reduction related to pension and postretirement benefits(a)	$2.8
Reflect Reader's Digest intangible amortization recorded in connection with purchase accounting(b)	(38.1)
Reflect WRC Media and Direct Holdings intangible amortization recorded in connection with purchase accounting(c)	(2.5)
Reflect property and plant depreciation recorded in connection with purchase accounting	0.3
Reflect payment of Ripplewood Holdings L.L.C management fee	(5.0)
Elimination of Direct Holdings' management fee	1.0

Pro forma increase in promotion, marketing and administrative expenses	$(41.5)

  (a)
  To reflect the reduction in promotion, marketing and administrative expenses related to the elimination of amortization of prior service cost and recognized actuarial loss from Reader's Digest's pension and postretirement benefits:

Pro forma adjustment from July 1, 2006 to March 1, 2007
Amortization of prior service cost	$(2.8)
Elimination of actuarial loss	5.6

Total pro forma impact	$2.8

    Direct Holdings and WRC Media do not sponsor any defined benefit plans.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to pro forma combined consolidated statement of operations for the year ended June 30, 2007 (Continued)

(In millions)

(Unaudited)

  (b)
  To reflect the amortization associated with Reader's Digest intangible assets recorded pursuant to the purchase method of accounting as follows:

	Fair value	Estimated useful life	Pro forma adjustment from July 1, 2006 to March 1, 2007
Reader's Digest tradenames—indefinite-lived	$621.0	Indefinite	$—
Other tradenames—indefinite-lived	143.0	Indefinite
Tradenames—definite-lived	12.0	5-10 Years	(1.4)
Customer relationships	202.7	2-13 Years	(27.0)
Database	89.2	7 Years	(8.5)
Favorable lease commitments	4.4	14.8 Years	(0.2)
Other intangibles, including developed technology, website content and licensing agreements	5.3	2-10 Years	(1.0)

Total intangible assets	$1,077.6

Pro forma increase in amortization expense			$(38.1)

    Definite lived intangible assets have been amortized on a straight-line basis in the pro forma consolidated statement of operations.

  (c)
  To reflect the amortization associated with both WRC Media and Direct Holdings' intangible assets recorded pursuant to purchase accounting as follows:

	Fair value	Estimated useful life	Pro forma adjustment from July 1, 2006 to March 1, 2007
Tradenames—indefinite-lived	$6.8	Indefinite	$—
Tradenames—definite-lived	2.8	10 Years	(0.2)
Customer relationships	5.4	2-4 Years	(1.4)
Licensing and technical support agreements	3.8	4-17 Years	(0.4)
Developed technology	3.9	6 Years	(0.4)
Other intangibles	0.3	2-6 Years	(0.1)

Total intangible assets	$23.0

Pro forma increase in amortization expense			$(2.5)

    Definite lived intangible assets have been amortized on a straight-line basis in the pro forma consolidated statement of operations.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to pro forma combined consolidated statement of operations for the year ended June 30, 2007 (Continued)

(In millions)

(Unaudited)

(3)
To reflect the (decrease) increase in interest expense and related financing fees resulting from the Financing Transactions:

Pro forma adjustment from July 1, 2006 to March 1, 2007
Interest expense—term loans(a)	$(64.0)
Interest expense—revolving credit facility(b)	(4.3)
Commitment fee on revolving credit facility(b)	(0.5)
Interest expense—the Notes(c)	(36.0)
Amortization of deferred financing fees(d)	(5.5)

Pro forma increase in interest expense and deferred financing fees related to the Financing Transactions	(110.3)
Elimination of Reader's Digest historical interest expense and amortization of existing deferred financing fees(e)	47.4
Elimination of WRC Media's interest expense, amortization of existing deferred financing fees, prepayment penalties and forbearance fees	18.6
Elimination of Direct Holdings' interest expense and amortization of existing deferred financing fees	2.5

Pro forma increase in interest expense	$(41.8)

  (a)
  Represents interest expense related to the $1,310.0 term loans, which consists of U.S. and Euro term loans, amounting to $1,210.0 and $100.0, respectively. For the period of March 2, 2007 through June 30, 2007, the term loans bore interest at a rate equal to 200 basis points over the applicable three-month U.S. (5.36%) and Euro (4.17%) LIBOR rates, respectively. For purposes of these pro forma adjustments, it was assumed that the U.S. and Euro term loans would bear interest at rates equal to 7.36% and 6.17%, respectively. An increase or decrease of 0.125% to the interest rate would increase or decrease interest expense by $1.6 for the year ended June 30, 2007.

  (b)
  Represents interest expense related to the $300.0 revolving credit facility. For the period of March 2, 2007 through June 30, 2007, the revolving credit facility bore interest at 7.61%. The outstanding balance of the revolving credit facility was $85.2 at June 30, 2007. Additionally, a commitment fee of 37.5 basis points was incurred based on the unused undrawn balance of $214.8.

    For purposes of these pro forma adjustments, the outstanding and unused undrawn balances of the revolving credit facility at June 30, 2007 were assumed to be outstanding and undrawn as of July 1, 2006, and outstanding amounts would bear interest at 7.61%. An increase or decrease of 0.125% to the interest rate would increase or decrease interest expense by $0.1 for the year ended June 30, 2007.

  (c)
  Represents interest expense related to the Notes.

The Reader's Digest Association, Inc. and Subsidiaries

Notes to pro forma combined consolidated statement of operations for the year ended June 30, 2007 (Continued)

(In millions)

(Unaudited)

  (d)
  Represents amortization of deferred financing fees from debt incurred in connection with the Financing Transactions.

	Fees	Pro forma adjustment from July 1, 2006 to March 1, 2007
Term loans (due 2014)	$40.4	$(3.1)
The Notes (due 2017)	24.8	(2.4)

	$65.2	$(5.5)

  (e)
  Represents the elimination of historical interest expense and debt financing fees ($6.0) related to the Reader's Digest previously existing notes and revolving credit facility, which are included in Reader's Digest pro forma adjustments for period from July 1, 2006 to March 1, 2007. See Note (2).

(4)
Represents the elimination of costs incurred by Reader's Digest in connection with the Reader's Digest Association, Inc. and subsidiaries acquisition, including operating and non-operating costs of $30.3 and $20.3, respectively, incurred during the year ended June 30, 2007. Operating costs primarily consisted of management incentive compensation incurred in connection with certain defined change of control provisions due to the Reader's Digest Association, Inc. and subsidiaries acquisition. Non-operating costs primarily consisted of legal and financing advisory fees.

(5)
Under Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," interest expense expected to be earned over the term of WRC Media's debt was capitalized at the time of issuance. The remaining accrued interest balance of $18.5 was not required to be repaid upon the debt's extinguishment. Accordingly, such amount was recognized as a gain on recapitalization in our consolidated statement of operations for the year ended June 30, 2007.

(6)
Represents an adjustment to The Reader's Digest Association, Inc. historical tax benefit for the impact of the pro forma Acquisitions and Financing Transaction adjustments above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Delaware Registrants

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145(f) provides that the indemnification provided under Section 145 is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Each of the following Delaware corporate registrants eliminate such personal liability of their directors under such terms: The Reader's Digest Association, Inc., Alex Inc., Ardee Music Publishing, Inc., Christmas Angel Productions, Inc., Compasslearning, Inc., Direct Holdings Custom Publishing Inc., Direct Holdings Education Inc., Direct Holdings U.S. Corp., Family Reading Program Corp., Fundraising.com, Inc., Funk & Wagnalls Yearbook Corp., Home Service Publications, Inc., Lifetime Learning Systems, Inc., Pegasus Asia Investments Inc., Pegasus Finance Corp., Pegasus Investment, Inc., Pegasus Sales, Inc., Pleasantville Music Publishing, Inc., QSP, Inc., R.D. Manufacturing Corporation, RD Large Edition, Inc., RD Magazine Value Partners, Inc., RD Member Services Inc., RD Publications, Inc., RD Trade Shows, Inc., RD Walking, Inc., Reader's Digest Consumer Services, Inc., Reader's Digest Entertainment, Inc., Reader's Digest Financial Services, Inc., Reader's Digest Latinoamerica S.A., Reader's Digest Sales and Services, Inc., Reader's Digest Sub Nine, Inc.,

Reader's Digest Young Families, Inc., Reiman Media Group, Inc., Retirement Living Publishing Company, Inc., SMDDMS, Inc., Taste of Home Entertaining, Inc., Taste of Home Media Group, Inc., Taste of Home Productions, Inc., The Reader's Digest Association (Russia) Incorporated, Travel Publications, Inc., Videovation, Inc., Weekly Reader Corporation, World Almanac Education Group, Inc., World Wide Country Tours, Inc. and WRC Media Inc.

        Each of the Delaware corporate registrants (other than Pegasus Finance Corp.) provides that such registrant indemnifies its directors and officers to the maximum extent allowed by Delaware law.

        The Reader's Digest Association, Inc., has entered into indemnification agreements with its directors and executive officers. In each indemnification agreement, such registrant has agreed to indemnify the person named as indemnitee for expenses and losses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably paid or incurred by that person in connection with certain civil or criminal actions or administrative proceedings because of that person's role as a director or officer, to the fullest extent permitted under law. Such registrant also has agreed to pay in advance expenses incurred by the indemnified person in connection with such proceedings. In the case of a proceeding by or in the right of such registrant in which the indemnified person is found by a court to be liable to such registrant, no indemnification will be made unless and only to the extent that the Delaware Court of Chancery or the court where the proceeding was brought determines that that person is fairly and reasonably entitled to indemnification despite the finding of liability. Each indemnified person is also entitled to indemnification for expenses actually or reasonably incurred in connection with appearing as a witness in a proceeding. The indemnification agreements contain detailed procedures for determination of entitlement to indemnification. Each indemnification agreement permits the indemnified person to bring a lawsuit to enforce his or her rights under the indemnification agreement and to recover the expenses of such a lawsuit. The indemnification agreements are governed by Delaware law. The indemnification agreements are in addition to, and are not intended to diminish any of the rights of indemnification under, such registrant's Restated Certificate of Incorporation, such registrant's Amended and Restated By-Laws, any agreement or otherwise.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Each of the following limited liability companies provide for the elimination or limitation of the personal liability of their directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director to the same extent as the Delaware corporate registrants discussed above: QSP Distribution Services, LLC, QSP Products and Programs, LLC, QSP Sales, LLC, QSP Services, LLC, QSP Ventures, LLC, W.A. Publications, LLC, and WAPLA, LLC. Each such registrant also provides for the indemnification of its directors and officers to the maximum extent allowed by Delaware law.

        The Reader's Digest Association, Inc. maintains liability insurance for the benefit of itself and its subsidiaries' directors and officers.

Iowa Registrant

        Section 490.851 of the Iowa Business Corporation Act (the "IBCA") provides, in relevant part, that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation; or (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. An individual may also be indemnified for engaging in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation except for liability for any of the following: (i) receipt of a financial benefit to which the person is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 490.833 of the IBCA, relating to distributions by the corporation; or (iv) an intentional violation of criminal law.

        Section 490.852 of the IBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        In addition, Section 490.856 provides, in relevant part, that a corporation may indemnify an officer of the corporation who is a party to the proceeding because the person is an officer, to the same extent as to a director, or, if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for either of the following: (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; (ii) liability arising out of conduct that constitutes any of the following: (1) receipt by the officer of a financial benefit to which the officer is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; or (3) an intentional violation of criminal law. The provisions of applying to an officer who is not also a director shall apply to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an action taken or a failure to take an action solely as an officer. An officer of the corporation who is not a director is entitled to mandatory indemnification to the same extent as a director under Section 490.852.

        While there is no longer direct reference to the elimination or limitation of personal liability of directors to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director in the IBCA, the following Iowa corporate registrant eliminates personal liability of its directors to the full extent that such elimination or limitation is permitted under Iowa law: Books are Fun, Ltd. Such registrant also provides that it indemnifies its directors and officers to the fullest extent legally permissible under the IBCA.

New York Registrant

        Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Section 722(c) of the NYBCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification under this Section shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or

(ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

        Section 721 of the NYBCL provides that the indemnification provided shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        The following New York corporate registrant provides that such registrant indemnifies its directors and officers to the maximum extent allowed by New York law: Direct Holdings Libraries Inc.

Washington Registrant

        Section 23B.08.510 of the Washington Business Corporation Act (the "WBCA") provides, in relevant part, that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith if the individual reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under this section: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 23B.08.320 of the WBCA provides, in relevant part, that a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve (i) intentional misconduct by a director or a knowing violation of law by a director; (ii) for conduct violating Section 23B.08.310, relating to distributions by the corporation; or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. The following Washington registrant eliminates such personal liability for its director under such terms: Allrecipes.com, Inc. Such registrant also provides for indemnification under such terms of directors and officers to the full extent not prohibited by applicable law. Such registrant's articles further provide that if the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant shall be eliminated or limited to the fullest extent not prohibited by the WBCA, as so amended.

Wisconsin Registrant

        Section 180.0851(1) of the Wisconsin Business Corporation Law (the "WBCL") provides that a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Section 180.0851(2)(a) provides that in cases not included under subsection (1), a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful (iii) a transaction from which the director or officer derived an improper personal profit, or; (iv) willful misconduct. Section 180.0858 provides that the indemnification provided does not preclude any additional right to indemnification that a director or officer may have under the articles of incorporation or bylaws of the corporation, a written agreement with the corporation, a resolution of the board of directors or by a majority vote of shares issued and outstanding after notice.

        Section 180.0828(1) of the WBCL provides that a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit, or; (iv) willful misconduct. Section 180.0828(2) provides that a corporation may limit the immunity provided under this section by its articles of incorporation.

        The following Wisconsin registrant provides that its directors and officers will not be liable to the corporation for any action taken in good faith if such person (i) exercised and used the same degree of care and skill as a prudent man would have exercised under the circumstances in conduct of his own affairs; or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers of employees of the corporation which he had reasonable grounds to believe to be true: Gareth Stevens, Inc. Such registrant also provides for indemnification of directors and officers unless recovery shall be had against such director or officer by reason his having been adjudged to have been guilty of fraud, self-dealing, or willful misconduct in the performance of his duties.

Item 21.    Exhibits and Financial Statement Schedules.

        The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Documents
2.1
Agreement and Plan of Merger dated November 16, 2006 among The Reader's Digest Association, Inc., RDA Holding Co. and Doctor Acquisition Co. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1-10434) dated November 16, 2006, and incorporated by reference herein).
3.1
Certificate of Incorporation of The Reader's Digest Association, Inc., effective March 2, 2007 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 1-10434) dated March 8, 2007, and incorporated by reference herein).
3.2*	Amended and Restated By-laws of The Reader's Digest Association, Inc., effective May 22, 2007.
4.1*
Indenture dated as of March 2, 2007 among The Reader's Digest Association, Inc., the Guarantors named therein and The Bank of New York, as Trustee, relating to The Reader's Digest Association, Inc.'s 9% Senior Subordinated Notes due 2017.
4.2*
Registration Rights Agreement dated as of March 2, 2007 by and among The Reader's Digest Association, Inc., the guarantors listed therein, and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Greenwich CapitalMarkets, Inc. as the Initial Purchasers of The Reader's Digest Association, Inc.'s 9% Senior Subordinated Notes due 2017.
5.1*	Opinion Letter of Cravath, Swaine & Moore LLP
10.1*
Credit Agreement dated as of March 2, 2007 among Doctor Acquisition Co., RDA Holding Co., The Reader's Digest Association, Inc. and the Overseas Borrowers, the Lenders, the Administrative Agent, the Co-Syndication Agents and the Documentation Agent party thereto.
10.2
The Reader's Digest Association, Inc. Management Incentive Compensation Plan (Amendment and Restatement as of July 1, 1994) (filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 1994 (File No. 1-10434), and incorporated by reference herein).
10.3
Amendment No. 1 to The Reader's Digest Association, Inc. Management Incentive Compensation Plan (effective as of April 11, 1996) (filed as Exhibit 10.1.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-10434), and incorporated by reference herein).
10.4
The Reader's Digest Association, Inc. Deferred Compensation Plan (Amendment and Restatement as of July 8, 1994) (filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended June 30, 1994 (File No. 1-10434), and incorporated by reference herein).
10.5
Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (Amendment and Restatement as of July 1, 1994) (filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended June 30, 1994 (File No. 1-10434), and incorporated by reference herein).

10.6
The Reader's Digest 1992 Executive Retirement Plan (Amendment and Restatement as of October 10, 1996) (filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 1-10434), and incorporated by reference herein).
10.7
The Reader's Digest Association, Inc. Deferred Compensation Plan for Directors, amended and restated as of January 1, 2003 (filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.8
The Reader's Digest Association, Inc. 2001 Income Continuation Plan for Senior Management (filed as Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-10434), and incorporated by reference herein).
10.9
The Reader's Digest Association, Inc. Senior Management Incentive Plan (filed as Exhibit 10.27 to the Company's Annual Report on Form 10-K for the year ended June 30, 1999 (File No. 1-10434), and incorporated by reference herein).
10.10
Assurance of Voluntary Compliance or Discontinuance dated February 26, 2001, by and among the State Attorneys General and the registrant (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K dated March 9, 2001 (File No. 1-10434), and incorporated by reference herein).
10.11
Form of Indemnification Agreement between The Reader's Digest Association, Inc. and individual directors and Named Executive Officers of The Reader's Digest Association, Inc. (filed as Exhibit 10.27 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and incorporated by reference herein).
10.12	FlexNet Program summary description (filed as Exhibit 10.28 to the Company's Annual Report on Form 10-K for the year ended June 30, 2003, and incorporated by reference herein).
10.13
Amended and Restated Sale Purchase Agreement between The Reader's Digest Association, Inc. and GAP III Properties LLC and Summit Development, LLC dated as of November 18, 2004, but effective as of September 10, 2004 (filed as Exhibit 10.35 to the Company's Current Report on Form 8-K dated November 18, 2004, and incorporated by reference herein).
10.14*	Contribution Agreement dated as of March 2, 2007, by and between RDA Holding Co., a Delaware corporation, and the Company.
10.15*	Employment Agreement dated March 1, 2007, between the Company and Mary G. Berner.
10.16*	Employment Letter dated August 7, 2007, between the Company and Jean B. Clifton.
10.17*	Letter Agreement dated March 20, 2007, between the Company and Michael Geltzeiler.
10.18*	Consulting Agreement dated as of March 5, 2007, between the Company and Eric W. Schrier.
10.19**	Consulting Agreement dated as of March 7, 2008, by and among the Company, Platinum Strategic Partners, LLC and Jean B. Clifton.
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges
21.1*	List of Subsidiaries of the Company
23.1*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.2**	Consent of Ernst & Young LLP

23.3**	Consents of KPMG LLP
24.1*	Powers of Attorney (included in the signature page to the Registration Statement)
25.1*	Statement of Eligibility of The Bank of New York, as Trustee under the Indenture, on Form T-1 under the Trust Indenture Act of 1939, as amended.
99.1*	Form of Letter of Transmittal and Consent
99.2*	Form of Notice of Guaranteed Delivery
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4*	Form of Letter to Clients and Instruction Form
99.5*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

*
Exhibit previously filed.

**
Exhibit filed herewith.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

THE READER'S DIGEST ASSOCIATION, INC.,
By:	/s/ MARY G. BERNER* Name: Mary G. Berner Title: Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARY G. BERNER* Mary G. Berner	Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2008
/s/ HARRIS WILLIAMS Harris Williams	Acting Chief Financial Officer (Principal Financial Officer)	June 24, 2008
/s/ SUSANA D'EMIC Susana D'Emic	Director of Finance (Principal Accounting Officer)	June 24, 2008
/s/ TIMOTHY C. COLLINS* Timothy C. Collins	Director	June 24, 2008

/s/ HARVEY GOLUB* Harvey Golub	Director	June 24, 2008
/s/ ANDREW S. B. KNIGHT* Andrew S. B. Knight	Director	June 24, 2008
/s/ ANDREW R. LACK* Andrew R. Lack	Director	June 24, 2008
/s/ ERIC SCHRIER* Eric Schrier	Director	June 24, 2008
/s/ STEPHEN T. SHAPIRO* Stephen T. Shapiro	Director	June 24, 2008
/s/ HARRIS WILLIAMS Harris Williams	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

ALLRECIPES.COM, INC.
By:	/s/ LISA SHARPLES* Lisa Sharples President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LISA SHARPLES* Lisa Sharples	President (Principal Executive Officer)	June 24, 2008
/s/ MONICA WILLIAMS* Monica Williams	Vice President of Finance and Operations (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

ARDEE MUSIC PUBLISHING CHRISTMAS ANGEL PRODUCTIONS, INC. PLEASANTVILLE MUSIC PUBLISHING, INC. READER'S DIGEST CONSUMER SERVICES, INC.
By:	/s/ DAWN M. ZIER* Dawn M. Zier President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAWN M. ZIER* Dawn M. Zier	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 23, 2008.

BOOKS ARE FUN, INC.
By:	/s/ DAVID KRISHOCK David Krishock President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID KRISHOCK David Krishock	President (Principal Executive Officer)	June 23, 2008
/s/ TIMOTHY P. O'SHEA* Timothy P. O'Shea	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)	June 23, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 23, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director	June 23, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

FAMILY READING PROGRAM, INC. FUNDRAISING.COM, INC.
By:	/s/ KERRY HATCH* Kerry Hatch President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KERRY HATCH* Kerry Hatch	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

HOME SERVICE PUBLICATIONS, INC.
By:	/s/ ALYCE C. ALSTON* Alyce C. Alston President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALYCE C. ALSTON* Alyce C. Alston	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

PEGASUS ASIA INVESTMENTS
RD MAGAZINE VALUE PARTNERS, INC.
RD MEMBER SERVICES, INC.
RD WALKING, INC.
READER'S DIGEST SUB NINE, INC.
READER'S DIGEST ENTERTAINMENT, INC.
RETIREMENT LIVING PUBLISHING COMPANY, INC.
THE READER'S DIGEST ASSOCIATION (RUSSIA)
    INCORPORATED
TRAVEL PUBLICATIONS, INC.
VIDEOOVATION, INC.
By:	/s/ WILLIAM H. MAGILL* William H. Magill President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. MAGILL* William H. Magill	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

PEGASUS FINANCE CORP. RD TRADE SHOWS, INC.
By:	/s/ WILLIAM H. MAGILL* William H. Magill Vice President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. MAGILL* William H. Magill	Vice President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 23, 2008.

PEGASUS INVESTMENT INC. SMDDMS, INC.
By:	/s/ WILLIAM H. MAGILL William H. Magill Vice President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. MAGILL William H. Magill	Vice President (Principal Executive Officer)	June 23, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 23, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 23, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

PEGASUS SALES, INC.
By:	/s/ DAVID ALGIRE* David Algire President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID ALGIRE* David Algire	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
/s/ DAWN M. ZIER* Dawn M. Zier	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

QSP, INC.
By:	/s/ KERRY HATCH* Kerry Hatch President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KERRY HATCH* Kerry Hatch	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

QSP DISTRIBUTION SERVICES, LLC QSP PRODUCTS AND PROGRAMS, LLC QSP SALES, LLC QSP SERVICES, LLC QSP VENTURES, LLC
By:	/s/ KERRY HATCH* Kerry Hatch President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KERRY HATCH* Kerry Hatch	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

R. D. MANUFACTURING CORPORATION
By:	/s/ ALBERT L. PERRUZZA* Albert L. Perruzza President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALBERT L. PERRUZZA* Albert L. Perruzza	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

RD LARGE EDITION, INC. RD PUBLICATIONS, INC. READER'S DIGEST SALES AND SERVICES, INC.
By:	/s/ EVA A. DILLON* Eva A. Dillon President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EVA A. DILLON* Eva A. Dillon	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

READER'S DIGEST CHILDREN'S PUBLISHING, INC.
By:	/s/ HAROLD CLARKE* Harold Clarke President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HAROLD CLARKE* Harold Clarke	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

READER'S DIGEST FINANCIAL SERVICES
By:	/s/ CARA SCHLANGER* Cara Schlanger President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARA SCHLANGER* Cara Schlanger	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

READER'S DIGEST LATINOAMERICA, S.A. DIRECT HOLDINGS U.S. CORP. DIRECT HOLDINGS AMERICAS, INC.
By:	/s/ MICHAEL A. BRENNAN* Michael A. Brennan President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL A. BRENNAN* Michael A. Brennan	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

READER'S DIGEST YOUNG FAMILIES, INC.
By:	/s/ WILLIAM H. MAGILL William H. Magill Vice President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. MAGILL William H. Magill	Director, Vice President and Treasurer (Principal Executive Officer, Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

REIMAN MEDIA GROUP, INC. TASTE OF HOME MEDIA GROUP, INC. TASTE OF HOME PRODUCTIONS, INC.
By:	/s/ SUZANNE M. GRIMES* Suzanne M. Grimes President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SUZANNE M. GRIMES* Suzanne M. Grimes	President (Principal Executive Officer)	June 24, 2008
/s/ MARK A. ANDERSEN* Mark A. Andersen	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

TASTE OF HOME ENTERTAINING, INC.
By:	/s/ WILLIAM D. SHAW* William D. Shaw President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM D. SHAW* William D. Shaw	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

WORLD WIDE COUNTRY TOURS, INC.
By:	/s/ ALYCE C. ALSTON* Alyce C. Alston President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALYCE C. ALSTON* Alyce C. Alston	President (Principal Executive Officer)	June 24, 2008
/s/ MARK A. ANDERSEN Mark A. Andersen	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

W.A. PUBLICATIONS, LLC WAPLA, LLC
By:	/s/ WILLIAM H. MAGILL* William H. Magill President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. MAGILL* William H. Magill	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 23, 2008.

WRC MEDIA, INC. WEEKLY READER CORPORATION LIFETIME LEARNING SYSTEMS, INC. WORLD ALMANAC EDUCATION GROUP, INC. FUNK & WAGNALLS YEARBOOK CORP. GARETH STEVENS, INC.
By:	/s/ NEAL GOFF Neal Goff President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NEAL GOFF Neal Goff	President (Principal Executive Officer)	June 23, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 23, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 23, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 23, 2008.

COMPASSLEARNING, INC.
By:	/s/ ERIC LOEFFEL Eric Loeffel President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC LOEFFEL Eric Loeffel	President (Principal Executive Officer)	June 23, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 23, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 23, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasantville, State of New York on June 24, 2008.

DIRECT HOLDINGS CUSTOM PUBLISHING, INC. DIRECT HOLDINGS EDUCATION, INC. ALEX INC. DIRECT HOLDINGS CUSTOMER SERVICE INC. DIRECT HOLDINGS LIBRARIES INC.
By:	/s/ CHRISTOPHER HEARING* Christopher Hearing President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrea Newborn, Esq. and Lisa M. Spivack, Esq. and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER HEARING* Christopher Hearing	President (Principal Executive Officer)	June 24, 2008
/s/ WILLIAM H. MAGILL* William H. Magill	Director and Treasurer (Principal Financial Officer and Chief Accounting Officer)	June 24, 2008
/s/ ANDREA R. NEWBORN* Andrea R. Newborn	Director	June 24, 2008
*By:	/s/ LISA M. SPIVACK Lisa M. Spivack Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Documents
2.1
Agreement and Plan of Merger dated November 16, 2006 among The Reader's Digest Association, Inc., RDA Holding Co. and Doctor Acquisition Co. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1-10434) dated November 16, 2006, and incorporated by reference herein).
3.1
Certificate of Incorporation of The Reader's Digest Association, Inc., effective March 2, 2007 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 1-10434) dated March 8, 2007, and incorporated by reference herein).
3.2*	Amended and Restated By-laws of The Reader's Digest Association, Inc., effective May 22, 2007.
4.1*
Indenture dated as of March 2, 2007 among The Reader's Digest Association, Inc., the Guarantors named therein and The Bank of New York, as Trustee, relating to The Reader's Digest Association, Inc.'s 9% Senior Subordinated Notes due 2017.
4.2*
Registration Rights Agreement dated as of March 2, 2007 by and among The Reader's Digest Association, Inc., the guarantors listed therein, and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Greenwich CapitalMarkets, Inc. as the Initial Purchasers of The Reader's Digest Association, Inc.'s 9% Senior Subordinated Notes due 2017.
5.1*	Opinion Letter of Cravath, Swaine & Moore LLP
10.1*
Credit Agreement dated as of March 2, 2007 among Doctor Acquisition Co., RDA Holding Co., The Reader's Digest Association, Inc. and the Overseas Borrowers, the Lenders, the Administrative Agent, the Co-Syndication Agents and the Documentation Agent party thereto.
10.2
The Reader's Digest Association, Inc. Management Incentive Compensation Plan (Amendment and Restatement as of July 1, 1994) (filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 1994 (File No. 1-10434), and incorporated by reference herein).
10.3
Amendment No. 1 to The Reader's Digest Association, Inc. Management Incentive Compensation Plan (effective as of April 11, 1996) (filed as Exhibit 10.1.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-10434), and incorporated by reference herein).
10.4
The Reader's Digest Association, Inc. Deferred Compensation Plan (Amendment and Restatement as of July 8, 1994) (filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended June 30, 1994 (File No. 1-10434), and incorporated by reference herein).
10.5
Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (Amendment and Restatement as of July 1, 1994) (filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended June 30, 1994 (File No. 1-10434), and incorporated by reference herein).
10.6
The Reader's Digest 1992 Executive Retirement Plan (Amendment and Restatement as of October 10, 1996) (filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 1-10434), and incorporated by reference herein).

10.7
The Reader's Digest Association, Inc. Deferred Compensation Plan for Directors, amended and restated as of January 1, 2003 (filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.8
The Reader's Digest Association, Inc. 2001 Income Continuation Plan for Senior Management (filed as Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-10434), and incorporated by reference herein).
10.9
The Reader's Digest Association, Inc. Senior Management Incentive Plan (filed as Exhibit 10.27 to the Company's Annual Report on Form 10-K for the year ended June 30, 1999 (File No. 1-10434), and incorporated by reference herein).
10.10
Assurance of Voluntary Compliance or Discontinuance dated February 26, 2001, by and among the State Attorneys General and the registrant (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K dated March 9, 2001 (File No. 1-10434), and incorporated by reference herein).
10.11
Form of Indemnification Agreement between The Reader's Digest Association, Inc. and individual directors and Named Executive Officers of The Reader's Digest Association, Inc. (filed as Exhibit 10.27 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and incorporated by reference herein).
10.12	FlexNet Program summary description (filed as Exhibit 10.28 to the Company's Annual Report on Form 10-K for the year ended June 30, 2003, and incorporated by reference herein).
10.13
Amended and Restated Sale Purchase Agreement between The Reader's Digest Association, Inc. and GAP III Properties LLC and Summit Development, LLC dated as of November 18, 2004, but effective as of September 10, 2004 (filed as Exhibit 10.35 to the Company's Current Report on Form 8-K dated November 18, 2004, and incorporated by reference herein).
10.14*	Contribution Agreement dated as of March 2, 2007, by and between RDA Holding Co., a Delaware corporation, and the Company.
10.15*	Employment Agreement dated March 1, 2007, between the Company and Mary G. Berner.
10.16*	Employment Letter dated August 7, 2007, between the Company and Jean B. Clifton.
10.17*	Letter Agreement dated March 20, 2007, between the Company and Michael Geltzeiler.
10.18*	Consulting Agreement dated as of March 5, 2007, between the Company and Eric W. Schrier.
10.19**	Consulting Agreement dated as of March 7, 2008, by and among the Company, Platinum Strategic Partners, LLC and Jean B. Clifton.
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges
21.1*	List of Subsidiaries of the Company
23.1*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
23.2**	Consent of Ernst & Young LLP
23.3**	Consents of KPMG LLP
24.1*	Powers of Attorney (included in the signature page to the Registration Statement)

25.1*	Statement of Eligibility of The Bank of New York, as Trustee under the Indenture, on Form T-1 under the Trust Indenture Act of 1939, as amended.
99.1*	Form of Letter of Transmittal and Consent
99.2*	Form of Notice of Guaranteed Delivery
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4*	Form of Letter to Clients and Instruction Form
99.5*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

*
Exhibit previously filed.

**
Filed herewith.

QuickLinks

Table of Registrant Guarantors
Table of Contents
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Summary of the Terms of the Exchange Offer
Summary of the Terms of the Exchange Notes
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
SELECTED CONSOLIDATED AND COMBINED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
PROPERTIES
LEGAL PROCEEDINGS
MANAGEMENT
EXECUTIVE COMPENSATION
2007 Summary Compensation Table
Grants of Plan-Based Awards Table
Option Exercises and Stock Vesting Table
Pension Benefits
Mary Berner, President and Chief Executive Officer
Michael Geltzeiler, Former Chief Financial Officer and President, School & Educational Services
Dawn Zier, President, North American Consumer Marketing
Albert Perruzza, Senior Vice President, Global Operations & Business Redesign
Eric Schrier, Former President and Chief Executive Officer(1)
Thomas Gardner, Former Executive Vice President and President, International(1)
Michael Brizel, Former Senior Vice President and General Counsel(1)
Thomas Ryder, Former Chairman(1)
Director Summary Compensation
SECURITY OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
DESCRIPTION OF OTHER INDEBTEDNESS
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
VALIDITY OF THE EXCHANGE NOTES
EXPERTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
The Reader's Digest Association, Inc. and Subsidiaries Combined Consolidated Statements of Operations for the Year Ended June 30, 2007 and Combined Statements of Operations for the Years Ended June 30, 2006 and 2005
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Balance Sheet as of June 30, 2007 and Combined Balance Sheet as of June 30, 2006
The Reader's Digest Association, Inc. and Subsidiaries Combined Consolidated Statements of Cash Flows for the Year Ended June 30, 2007 and Combined Statement of Cash Flows for the Years Ended June 30, 2006 and 2005
The Reader's Digest Association, Inc. and Subsidiaries Combined Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the year ended June 30, 2007 and Combined Statement of Changes in Stockholders' Equity (Deficit) for the years ended June 30, 2006 and 2005
The Reader's Digest Association, Inc. and Subsidiaries Notes to Combined Consolidated and Combined Financial Statements
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Condensed Statements of Operations for the three and nine-month periods ended March 31, 2008 and March 31, 2007 (In millions) (unaudited)
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Condensed Balance Sheets (In millions)
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Condensed Statements of Cash Flows (In millions) (unaudited)
The Reader's Digest Association, Inc. and Subsidiaries Notes to Consolidated Condensed Financial Statements (Dollars in millions, except for share and per share data) (unaudited)
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Statements of Operations
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Balance Sheets
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Statements of Cash Flows
The Reader's Digest Association, Inc. and Subsidiaries Consolidated Statements of Changes in Stockholders' Equity
The Reader's Digest Association, Inc. and Subsidiaries Notes to Consolidated Financial Statements Dollars in millions, except per share data
The Reader's Digest Association, Inc. and Subsidiaries Pro forma combined consolidated statement of operations for the year ended June 30, 2007 (In millions) (Unaudited)
The Reader's Digest Association, Inc. and Subsidiaries Notes to pro forma combined consolidated statement of operations for the year ended June 30, 2007 (In millions) (Unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
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EXHIBIT INDEX